As filed with the Securities and Exchange Commission on August 22, 2006

Registration Nos. 333-[     ], 333-[     ], 333-[     ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Turquoise Card Backed Securities plc	Turquoise Receivables Trustee Limited	Turquoise Funding 1 Limited
(Issuing entity in respect of the Notes)	(Receivables Trustee)	(Depositor and Loan Note Issuing Entity)
(Exact name of each Registrant as specified in its charter)
England and Wales	Jersey, Channel Islands	Jersey, Channel Islands
(State or other jurisdiction of incorporation or organization)
c/o Wilmington Trust SP Services (London) Limited Tower 42 (Level 11), 25 Old Broad Street London EC2N 1HQ +44 207-614-1111	26 New Street St. Helier, Jersey JE2 3RA Channel Islands +44 1534-814-814	26 New Street St. Helier, Jersey JE2 3RA Channel Islands +44 1534-814-814
(Address and telephone number of Registrants' principal executive offices)

Heather Burtch
Office of General Counsel
One HSBC Center
27th Floor
Buffalo, NY 14203
(716) 841-5242

(Name, address and telephone number of Registrants' agent for service)

Copies to:

Lewis Rinaudo Cohen, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019	Christopher Bernard Allen and Overy LLP 40 Bank Street Canary Wharf London E14 5NR

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Medium Term Notes	$1,000,000	100%	$1,000,000	$107.00
Limited Recourse Loan Notes	$1,000,000	—	—	—
Investor Certificate	$1,000,000	—	—	—
Total	—	—	$1,000,000	$107.00

Notes to the ‘‘Calculation of Registration Fee’’ Table

(1)       Turquoise Receivables Trustee Limited is the registrant for the principal amount of the investor certificate; Turquoise Funding 1 Limited is the registrant for the limited recourse loan notes and Turquoise Card Backed Securities plc is the registrant for the notes to be issued from time to time. The investor certificate will be annotated from time to time to reflect the amendments to the principal amounts thereof. The limited recourse loan notes will be issued to Turquoise Card Backed Securities plc from time to time and will be the primary sources of payments on the notes. The limited recourse loan notes and the investor certificate are not being offered directly to investors.

(2)       With respect to any securities issued with original issue discount, the amount to be registered is calculated on the basis of the initial public offering price of such securities. With respect to securities denominated in a currency other than U.S. dollars, the amount to be registered is the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such securities are first offered.

(3)       Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. No additional consideration will be paid for the limited recourse loan notes or the investor certificate.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement includes (i) a Base Prospectus and (ii) an illustrative form of Final Terms for use in the offering of each series of credit card-backed notes. Appropriate modifications will be made to the form of Final Terms to disclose the specific terms of any particular series of notes, the specific classes of notes to be offered thereby, and the terms of the related offering. Each base prospectus used will be accompanied by a set of Final Terms (in either preliminary or final form).

The information in this base prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This base prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

Turquoise Card Backed Securities plc

Issuing entity

Turquoise Funding 1 Limited

Depositor and loan note issuing entity

$[•] Medium Term Note Programme

(ultimately backed by trust property in the Turquoise Receivables Trust)

HSBC Bank plc
Sponsor and Servicer

Turquoise Card Backed Securities plc (the ‘‘issuing entity’’) has established a medium term note programme and prepared this base prospectus to describe it. Under the programme, notes may be issued from time to time denominated in US dollars, sterling or euro. Notes will be issued in series, each with three classes of notes. The maximum aggregate principal amount of notes outstanding under the programme at any time may not exceed $[•] (or its equivalent in other currencies).

The ultimate source of payment on the notes will be collections on consumer credit card accounts originated or acquired in the United Kingdom by HSBC Bank plc, acting through cards services. The notes will not be obligations of HSBC Bank plc or any of its affiliates.

No Notes may be issued under the Programme which have a minimum denomination of less than €50,000 (or the equivalent in another currency).

In the case of each Class or Sub-Class of Notes denominated in US dollars or euro, a separate currency swap transaction will be entered into by the Issuing Entity to convert the sterling amounts received into US dollar or euro amounts for payments to that Class or Sub-Class.

The notes will be obligations of the issuing entity only. They will not be obligations or responsibilities of, nor will they be guaranteed by, any other party, including HSBC Bank plc in any of its capacities, Turquoise Funding 1 Limited, Turquoise Receivables Trustee Limited or any of their affiliates or advisers, successors or assigns.

You should read this Base Prospectus and the applicable Prospectus Supplement/Final Terms carefully before you invest. A note is not a deposit and neither the Notes nor the underlying receivables are insured or guaranteed by HSBC Bank plc or by any United Kingdom or United States governmental agency. The Notes offered in this Base Prospectus will be obligations of the Issuing Entity only. The Issuing Entity will only have a limited pool of assets to satisfy its obligations under the Notes.

The offer of a series of notes will be made through this base prospectus and a prospectus supplement/final terms that will set forth the terms and conditions of the respective notes and the names of the dealers participating in the offering. In compliance with the Financial Services and Markets Act 2000 (‘‘FSMA’’), this base prospectus may not be used to offer any notes more than 12 months after the date of admission to listing on the Official List of the Financial Services Authority in its capacity as the UK Listing Authority (the ‘‘UKLA’’) and to trading on the gilt edged and fixed interest market of the London Stock Exchange plc (the ‘‘London Stock Exchange’’). The gilt edged and fixed interest market of the London Stock Exchange is a regulated market for the purposes of Investment Services Directive 1993/22/EC (the ‘‘regulated market of the London Stock Exchange’’). In the case of notes listed on the regulated market of the london stock exchange, a copy of the related prospectus supplement/final terms will be delivered to the regulated market of the london stock exchange on or before the date of issue of those notes.

Neither the United States Securities and Exchange Commission (the ‘‘SEC’’) nor any state securities commission in the United States has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence in the United States.

Please review and consider the risk factors beginning on page 17 in this base prospectus carefully before you purchase any notes.

Dealer and Arranger

US Distributor

HSBC Securities (USA) Inc.

[    ], 2006

You should be aware that it is necessary to consider this Base Prospectus and any Prospectus Supplement/Final Terms in their entirety, and in particular, the following sections: ‘‘Risk Factors’’, ‘‘The Receivables’’, ‘‘The Receivables Trust’’, ‘‘Receivables Trust Cashflows’’, ‘‘The Loan Note Issuing Entity Cash Flows’’, ‘‘issuing entity Cashflows’’, ‘‘The Security Trust Deed’’, ‘‘The Loan Notes’’, ‘‘The Trust Deed and Trust Deed Supplements’’, ‘‘The Notes and the Global Notes’’, ‘‘Terms and Conditions of the Notes’’, ‘‘Description of the Swap Agreements’’, ‘‘Material Legal Aspects of the Receivables’’ and all sections in the relevant Prospectus Supplement/Final Terms in order to consider whether the Issuing Entity holds assets the characteristics of which demonstrate a capacity to service any payments due on the Notes issued by the Issuing Entity.

Application has been made to have admitted to listing on the Official List of the UKLA, and to trading on the Regulated Market of the London Stock Exchange, any Notes issued under the Programme during the first 12 months following such admission.

Governing Law

•	The Programme documents are governed by the laws of England and Wales and (including specifically where they relate to Security Interests over assets in Jersey) by Jersey law.

•	The ‘‘United Kingdom’’ and ‘‘UK’’ are abbreviated references to the United Kingdom of Great Britain and Northern Ireland. The UK comprises three distinct legal systems, namely those of England (which includes Wales), Scotland and Northern Ireland, each with its own judicial process. However, leaving aside devolution of certain powers to Scottish and Northern Irish legislative bodies, the legislative body for each of these three jurisdictions is the UK Parliament. Accordingly, references to UK law are to laws promulgated by the UK Parliament but which are binding on the United Kingdom.

•	The sale of receivables where the relevant card accountholder is resident in Scotland is governed by Scots law. The consequences of this Scots law sale are discussed under the caption ‘‘Material Legal Aspects of the Receivables – Transfer of Benefit of Receivables’’.

•	Provisions of the transaction documents which grant Security over certain intangible assets situated in Jersey are, in order to be effective as a matter of Jersey law, governed by Jersey law. ‘‘Jersey’’, an island in the Channel Islands off the coast of France, has an entirely separate legislative and judicial system.

•	The ‘‘United States’’, ‘‘U.S.’’ and ‘‘US’’ are abbreviated references to the United States of America.

Important Notices

This document constitutes a ‘‘Base Prospectus’’ for the purposes of article 5(4) of the Directive 2003/71/EC (the ‘‘Prospectus Directive’’) for the purposes of giving information with regard to the issue of Notes under the Programme during the period of 12 months after the date of this Base Prospectus.

In this Base Prospectus, we will refer to HSBC Bank plc as ‘‘HSBC’’ and, in its capacity as the originator and acquirer of accounts and as transferor of Receivables to the Receivables Trustee and as the sponsor of the programme, as the ‘‘Sponsor’’. ‘‘We’’ or ‘‘we’’ means Turquoise Card Backed Securities plc, Turquoise Funding 1 Limited and Turquoise Receivables Trustee Limited. Where we refer to these companies separately, we will identify them specifically. The servicer of the Receivables of the Receivables Trust (the ‘‘Servicer’’) is referred to as ‘‘Cards Services’’ and is a division of HSBC. We will refer to Turquoise Receivables Trustee Limited, a special purpose vehicle incorporated in Jersey, Channel Islands, as the ‘‘Receivables Trustee’’ and to Turquoise Card Backed Securities plc as the ‘‘Issuing Entity’’.

We include cross-references to captions in this Base Prospectus where you can find further related discussions. The table of contents, below, provides the pages on which these captions are located.

You can find an index beginning on page 207 under the caption ‘‘Index of Terms in the Base Prospectus’’ which lists where some terms used in this document are explained.

No request has been made for a certificate permitting public offers of the Notes in other member states of the European Union.

i

In connection with the issue of any Series of Notes, the Dealer or Dealers (if any) named as the stabilising manager(s) (or Persons acting on behalf of any stabilising manager(s)) in the applicable Prospectus Supplement/Final Terms may over allot Notes (provided that in the case of any Series of Notes to be admitted to trading on the Regulated Market of the London Stock Exchange, the aggregate principal amount of Notes allotted does not exceed 105 per cent. of the aggregate principal amount due in respect of the relevant Series) or effect transactions with a view to supporting the price of the Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilising manager(s) (or Persons acting on behalf of a stabilising manager(s)) will undertake such stabilisation action. Any stabilisation action may begin at any time after the adequate public disclosure of the Prospectus Supplement/Final Terms of the offer of the relevant Series of Notes and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the Issue Date of the relevant Series of Notes and 60 days after the date of the allotment of the relevant Series of Notes.

Available Information

By requesting copies of the documents referred to herein or by making any other requests for additional information relating to the issue of the Notes or to the Issuing Entity, each potential investor agrees to keep confidential the various documents and all written information which from time to time has been or will be disclosed to it, to the extent that such documents or information are not otherwise publicly available, and agrees not to disclose any portion of such information to any person except in connection with the proposed resale of the Notes or as required by law.

Forward-Looking Statements

This Base Prospectus contains statements which constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements appear in a number of places in this Base Prospectus and reflect significant assumptions and subjective judgments by the Issuing Entity that may or may not prove to be correct. Such statements may be identified by reference to a future period or periods and the use of forward-looking terminology such as ‘‘may’’, ‘‘will’’, ‘‘could’’, ‘‘believes’’, ‘‘expects’’, ‘‘anticipates’’, ‘‘continues’’, ‘‘intends’’, ‘‘plans’’, or similar terms. Consequently, future results may differ from the Issuer's expectations due to a variety of factors, including (but not limited to) the economic environment in the United Kingdom. Moreover, past financial performance should not be considered a reliable indicator of future performance and prospective purchasers of the Notes are cautioned that any such statements are not guarantees of performance and involve risks and uncertainties, many of which are beyond the control of the Issuing Entity. The Dealers have not attempted to verify any such statements, nor do they make any representations, express or implied, with respect thereto.

Supplementary Base Prospectus

The Issuing Entity has undertaken, in connection with the admission of the Notes to listing on the Official List of the UKLA and the admission to trading on the Regulated Market of the London Stock Exchange, that if there shall occur any adverse change in the business or financial position of the Issuing Entity or any change in the information set out under ‘‘Terms and Conditions of the Notes’’, that is material in the context of issuance of Notes under the Programme, the Issuing Entity will prepare or procure the preparation of an amendment or supplement to this Base Prospectus or, as the case may be, publish a new Base Prospectus, for use in connection with any subsequent issue by the Issuing Entity of Notes to be listed on the Regulated Market of the London Stock Exchange.

When delivered in the US, this Base Prospectus must be accompanied by a Prospectus Supplement/Final Terms pursuant to which the Series of Notes referred to therein will be offered. Such Prospectus Supplement/Final Terms constitute, with respect to the Series of Notes offered thereby, the ‘‘relevant Prospectus Supplement/Final Terms’’ or the ‘‘applicable Prospectus Supplement/Final Terms’’ referred to herein.

The Issuing Entity will, at the Specified Offices of the Paying Agents, provide, free of charge, upon oral or written request, a copy of this Base Prospectus. Written or telephone requests for such documents should be directed to the Specified Office of any Paying Agent.

The Issuing Entity intends to provide certain post-issuance transaction information to Rating Agencies regarding the Notes to be admitted to trading and the performance of any underlying collateral on a monthly basis.

RESPONSIBILITY STATEMENT

The Issuing Entity accepts responsibility for the information contained in this Base Prospectus. The Issuing Entity declares that, having taken all reasonable care to ensure that such is the case, the information contained in this Base Prospectus is, to the best of its knowledge, in accordance with the facts and contains no omission likely to affect its import of such information.

The information relating to HSBC Group has been accurately reproduced from information provided by the HSBC Group. So far as the Issuing Entity is aware and/or is able to ascertain from information provided by the HSBC Group, no facts have been omitted which would render the reproduced information materially misleading.

The information relating to Turquoise Funding 1 Limited and Turquoise Receivables Trustee Limited has been accurately reproduced from information provided by Turquoise Funding 1 Limited and Turquoise Receivables Trustee Limited, respectively. So far as the Issuing Entity is aware and/or is able to ascertain from information provided by each of Turquoise Funding 1 Limited and Turquoise Receivables Trustee Limited, no facts have been omitted which would render the reproduced information materially misleading.

v

TRANSACTION OVERVIEW

Structural Diagram of the Securitisation Programme

Programme Structural Overview

The following is a brief overview of the Turquoise Card Backed Securities plc Medium Term Note Programme, of which your notes will form a part.

Receivables Master Trust

The receivables trustee has been established to act as trustee of the Turquoise Receivables Trust. From time to time, the sponsor may assign to the receivables trustee all of its present and future beneficial interest in receivables in designated revolving credit card accounts originated or acquired by HSBC in the United Kingdom. Only the receivables will be assigned; the accounts will be retained by HSBC. The sponsor may, but is not obliged to, assign to the receivables trustee its present and future beneficial interest in receivables arising on further credit card accounts originated or acquired by HSBC in the United Kingdom.

The receivables trustee will hold the receivables on trust for HSBC as originator beneficiary, and for a special purpose vehicle called Turquoise Funding 1 Limited as Investor Beneficiary 1 and a special purpose vehicle called Turquoise Funding 2 Limited, as Investor Beneficiary 2. In this base prospectus: we will refer to this trust as the ‘‘receivables trust’’; when we describe its entitlement to property in the receivables trust, we will refer to HSBC as the ‘‘originator beneficiary’’; we will refer to Turquoise Funding 1 Limited in its capacity as the loan note issuing entity as the ‘‘loan note issuing entity’’ in its capacity as the depositor of the programmes as ‘‘depositor’’ and as an ‘‘investor beneficiary’’; we will refer to Turquoise Funding 2 Limited as the ‘‘dormant investor beneficiary’’ and where relevant also as an ‘‘investor beneficiary’’.

‘‘Receivables’’ means finance charge receivables and principal receivables arising on designated accounts for the benefit of the receivables trust.

Finance charge receivables are defined below and are broadly amounts owing from cardholders for transaction fees, periodic finance charges, certain charges for credit insurance, special fees and annual fees and any acquired interchange and certain other amounts arising in respect of designated accounts, sale recoveries and discount option receivables and other recoveries.

Principal receivables are defined below and are generally amounts owing by cardholders for the purchase of merchandise or services and from cash advances, including foreign exchange commissions charged for merchandise and services payable, or cash advances denominated, in a currency other than sterling.

Issuance of Loan Notes

The loan note issuing entity will fund future acquisitions of its undivided beneficial interest in the receivables trust by issuing unlisted limited recourse loan notes. The loan note issuing entity may choose to have future issuances of loan notes listed on a stock exchange. We will refer to these limited recourse loan notes as the ‘‘loan notes’’. The entitlement under any loan note is referred to as the ‘‘related debt’’. See sections ‘‘Loan Note Issuing Entity’’, ‘‘Loan Note Issuing Entity Cashflows’’ and ‘‘The Loan Notes’’ for further details.

In connection with each issuance of a new series of notes by the issuing entity under the programme, the loan note issuing entity will increase its undivided beneficial interest in the receivables trust using the proceeds from the issuance of a corresponding loan note to the issuing entity.

Each loan note acquired by the issuing entity will be segregated from each previously issued loan note acquired by the issuing entity and will not provide any cross-collateralisation for any other loan note.

The limited recourse nature of each loan note will ensure that the loan note issuing entity is only ever liable to the purchaser of any loan note for payments in an amount equal to payments received by the loan note issuing entity from the receivables trustee in respect of that loan note.

Each increase in the loan note issuing entity's undivided beneficial interest in the receivables trust will be evidenced by a corresponding annotation to the investor certificate, which sets out the size of the loan note issuing entity's beneficial interest. See ‘‘The Receivables – Assignment of the Receivables to the Receivables Trustee’’ and ‘‘The Receivables Trust – Acquisitions’’.

The initial principal amount of a loan note is the amount that is stated in the loan note supplement for such loan note to be payable to the holder of such loan note. It will be denominated in sterling. Such amount will be set out in the prospectus supplement/final terms of the series which such loan note supports.

The outstanding principal amount of a loan note is the initial principal amount of that loan note, as described in the relevant loan note supplement for such loan note and the relevant prospectus supplement/final terms less principal payments to the holders of that loan note.

From time to time the loan note issuing entity may use the proceeds of the issue of further loan notes to increase the size of its beneficial interest in the receivables trust. Alternatively, the loan note issuing entity may repay principal on a loan note or there may be charge-offs on receivables in the receivables trust (as described further below), thereby reducing the size of its beneficial interest in the receivables trust.

The receivables trustee will annotate the investor certificate to show the correct size of the loan note issuing entity's beneficial entitlement each time the loan note issuing entity increases the size of its beneficial entitlement or receives payments of principal amounts from the receivables trust. By owning its beneficial interest in the receivables trust, the loan note issuing entity will be entitled to receive payments from the receivables trustee in respect of interest, principal and certain other fees paid by cardholders on designated revolving credit card accounts. The size of the loan note issuing entity's share of the collections from the cardholders will be in proportion to the size of its beneficial interest in the receivables trust.

Issuance of Notes

The issuing entity will finance its subscription for each loan note by issuing under the programme a separate series of notes that will be sold to investors from time to time (after swapping the proceeds of the notes in any currency other than sterling to sterling, if applicable). The notes are also known as associated debt.

Each class of notes to be issued by the issuing entity will benefit from security created in favour of a trustee for the benefit of the secured creditors (including the trustee on behalf of the Noteholders) of the relevant series to which the class belongs. The secured asset for a series of notes is the corresponding loan note. The security for one series of notes will not be cross-collateralised by the security for another series of notes.

Previous Series of Notes

At the date of this base prospectus, $880,000,000 principal amount of series 2006-1, class A notes, $55,000,000 principal amount of series 2006-1, class B notes and $65,000,000 principal amount of series 2006-1, class C notes have been issued by the issuing entity.

OVERVIEW OF THE TURQUOISE CARD BACKED SECURITIES MEDIUM TERM NOTE PROGRAMME

The following overview does not purport to be complete and is qualified in its entirety by the remainder of this base prospectus and, with respect to a particular series, the relevant prospectus supplement/final terms.

Initial Programme Amount	Up to $[ ] (or its equivalent in other currencies) aggregate principal amount of notes outstanding at any one time.

Issuance in Series	Notes issued under the programme will be issued in series. Each series will typically comprise three classes of notes issued on a single issue date. The notes of the same class within a given series will all be subject to identical terms and conditions in all respects. Each class of notes within a series may be comprised of sub-classes, each denominated in any of sterling, US dollar or euro. These sub-classes within a class of notes will rank pari passu among themselves and rateably without priority or preference among themselves. The notes of each series will not necessarily be subject to identical terms in all respects. Differences may include interest rates, interest calculations, the date of expected maturity and the date of final maturity.

Prospectus Supplement/Final Terms	Each series will be the subject of a prospectus supplement/final terms which, for the purposes of that series only, supplements the terms and conditions of the notes in this base prospectus, and must be read in conjunction with this base prospectus. The terms and conditions applicable to any particular series of notes are the terms and conditions of the notes as supplemented, amended and/or replaced by the relevant prospectus supplement/final terms.

THE PARTIES

Dealers	HSBC and any other dealer appointed from time to time by the issuing entity either generally in respect to the programme or in relation to a particular series or class of notes in accordance with the terms of the dealer agreements (see ‘‘Plan of Distribution’’).

The Issuing Entity	Turquoise Card Backed Securities plc is a public limited liability company incorporated in England and Wales with company number 5506646. Its registered office is at c/o Wilmington Trust SP Services (London) Limited, Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ. Its telephone number is +44 (0) 20 7614 1111.

The issuing entity is a newly incorporated special purpose vehicle described below in the separate section entitled ‘‘The Issuing Entity’’. The purpose of the issuing entity is to issue, from time to time, notes under the programme as described below under ‘‘The Notes’’, which represent its asset-backed debt obligations. On each respective closing date under the programme on which a series is issued, the issuing entity will utilise the proceeds of issue of the issued series of notes to acquire an additional loan note issued by the loan note issuing entity. The issuing entity will not engage in any activities which are not related to the issue of the notes (see ‘‘The Loan Notes’’, ‘‘The Issuing Entity’’ and ‘‘Use of Proceeds’’).

The Note Trustee	The note trustee is Law Debenture Trust Company of New York acting through its New York branch, whose principal place of business is at 767 Third Avenue – 31st floor, New York, New York, 10017 United States (the ‘‘note trustee’’). The note trustee will act as trustee for the noteholders of each series under the trust deed (and each relevant series trust deed supplement), as described below under ‘‘The Trust Deed and Trust Deed Supplements’’ and ‘‘The Notes and The Global Notes’’. The note trustee will also hold the security for the notes of each series under the terms of the trust deed (and the relevant series trust deed supplement), as described below under ‘‘Terms and Conditions of the Notes’’.

Principal Paying Agent, Exchange Agent and Agent Bank	HSBC is the principal paying agent, exchange agent and agent bank. The principal paying agent will make payments on the notes of each series. The exchange agent will, in certain circumstances, exchange amounts payable to noteholders in sterling and euro into US dollars. The agent bank will calculate the interest rate on the notes of each class. HSBC's address in London is 8 Canada Square, London E14 5HQ its telephone number in London is +44 20 7991 8888.

US Paying Agent	HSBC Bank USA, National Association is the US paying agent. Its address in New York is 10 East 40 Street New York, New York 10016 its telephone number in New York is +1 212 525 7456.

Transfer Agents	HSBC and HSBC Bank USA, National Association are the transfer agents for the notes. The transfer agents are responsible for the transfers of the notes between noteholders.

Registrars	HSBC and HSBC Bank USA, National Association are the registrars of the notes. The relevant registrar for a series of notes will hold the global note certificates of each class of notes of such series.

The Security Trustee	The security trustee in relation to the loan note issuing entity is Law Debenture Trust Company of New York, acting through its New York branch, whose principal place of business is at 767 Third Avenue – 31st floor, New York, New York, 10017, United States (the ‘‘security trustee’’). Law Debenture Trust Company of New York has served and currently is serving as note trustee, security trustee and trustee for numerous securitisation transactions and programmes involving pools of credit card receivables. The security trustee acts as trustee for the holder of each series loan note (including the issuing entity) under a security trust deed (and the relevant loan note supplement), which we will refer to in this base prospectus as the ‘‘security trust deed’’.

The Sponsor	HSBC is a public limited company registered in England and Wales under registration number 14259. The liability of members is limited. It has its registered office and head office at 8 Canada Square, London E14 5HQ, and the telephone contact number is +44 20 7991 8888. HSBC is described below under the section entitled ‘‘HSBC Bank plc’’.

The Originator	HSBC, acting through cards services, originates, and may from time to time, purchase portfolios of revolving credit card accounts. We will refer to the portfolio of credit card accounts originated or acquired by HSBC as the ‘‘bank portfolio’’ HSBC has transferred receivables to the receivables trustee prior to the date of this base prospectus and HSBC may in the future transfer additional receivables to the receivables trustee.

The Servicer	HSBC, acting through cards services, will service the credit card receivables in the receivables trust. Except in exceptional circumstances, cards services may not resign as servicer, but its appointment may be terminated and a successor servicer appointed in the event of a default by the servicer. In the future, additional transferors, if any, may act as co-servicers.

The Receivables Trustee	Turquoise Receivables Trustee Limited, the receivables trustee, is a private limited liability company,

which was incorporated in Jersey, Channel Islands on 27 January 2006. Its registered office is located at 26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands. Its telephone number is +44 1534 814 814. The shares of the receivables trustee are held by two nominees for Bedell Trustees Limited, a professional trust company – not affiliated to HSBC – on trust for charitable purposes. After the receivables trustee has paid all amounts due in respect of each beneficial interest in the receivables trust and met all of its costs and expenses, any profits will be paid as dividends to the professional trust company (as trustee of the charitable trust) which will pay them on to charities selected at its discretion. The payments on your notes will not be affected by this arrangement.

The Receivables	The receivables consist of amounts charged by cardholders, who are individuals, to designated MasterCard® and VISA® revolving credit card accounts originated or acquired in the United Kingdom by the sponsor for the acquisition of merchandise, services and cash advances. The receivables also include the periodic finance charges and fees charged to the credit card accounts and interchange fees.

The Receivables Trust	The receivables trust will be established under the terms of the receivables trust deed and servicing agreement (we will refer to this agreement as the ‘‘RTDSA’’) to be entered into on or after the date of this base prospectus, but prior to the issuance of notes by the issuing entity, under which the originator beneficiary and the investor beneficiaries will each have an undivided interest in the trust property equal to the proportion of their contributions to the receivables trust.

The receivables trustee was established to acquire credit card receivables from HSBC and to hold those receivables and the related collections on trust for the beneficiaries under the terms of the receivables trust set out in the RTDSA and to make payments to the beneficiaries in accordance with the terms of that agreement as supplemented from time to time. Assignments of receivables to the receivables trust may occur from time to time. The receivables trustee may from time to time adjust the relative sizes of the undivided beneficial interests in the receivables trust. The receivables trustee may not engage in any unrelated activities.

The Investor Interest	As is further described under ‘‘The Receivables Trust – Acquisitions’’, the loan note issuing entity will either pay the proceeds of the issue of each loan note to the receivables trustee to increase its undivided beneficial interest in the receivables trust or apply the proceeds of the issue of the loan note to repay principal on an existing loan note. Each investor beneficiary's undivided beneficial interest in the receivables trust is referred to as an ‘‘aggregate investor interest’’ (as further defined below). Each aggregate investor interest is evidenced by an investor certificate which will be annotated, where applicable, to evidence each increase in the aggregate investor interest.

The loan note issuing entity will make payments of principal and interest on each loan note from payments of principal and interest made by the receivables trustee on that part of its aggregate investor interest which is referable to that loan note or any other loan note where the proceeds are used to repay that loan note. We call the part of the aggregate investor interest, for purposes of calculating these amounts for a series, a ‘‘series investor interest’’ (as further defined below).

The receivables trustee will be entitled to use the amount contributed by the loan note issuing entity – together with monies contributed to it by the other beneficiaries of the receivables trust – in the ways set out in the RTDSA, which include accepting offers by the sponsor to assign to the receivables trustee the present and future receivables generated by nominated credit card accounts held with the sponsor, making further payments in respect of future receivables on existing accounts which have been assigned to the receivables trustee by the sponsor, and distributing any remaining available cash to the beneficiaries in accordance with their beneficial entitlement to the undivided trust property.

The aggregate investor interest of the loan note issuing entity will entitle it to receive at specified times payment of a designated proportion of collections of the credit card receivables assigned by the sponsor to the receivables trustee in respect of each series investor interest. The loan note issuing entity will use those collections to pay amounts due on the corresponding series loan note.

The Loan Note Issuing Entity, Depositor and Investor Beneficiary	Turquoise Funding 1 Limited, described as the depositor and loan note issuing entity in this base prospectus, is a private limited liability company incorporated in Jersey, Channel Islands. Its registered office is located at 26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands. Its telephone number is +44 1534 814 814.

The loan note issuing entity was incorporated on 27 January 2006 to issue loan notes from time to time in respect of which it becomes an investor beneficiary of the receivables trust.

The loan note issuing entity does not have any employees. On or after the date of this base prospectus, but prior to the issuance of notes by the issuing entity, the loan note issuing entity will enter into an agreement with Bedell Trust Company Limited, under which Bedell Trust Company Limited will agree to provide administration services to the loan note issuing entity. The loan note issuing entity will act as depositor with respect to the issuing entity.

Swap Counterparty	The relevant prospectus supplement/final terms will identify the swap counterparty for each series or class of notes.

The notes within a series to be issued by the issuing entity from time to time may be denominated in either sterling, euro or US dollars and have a fixed or floating rate of interest (as specified in the relevant prospectus supplement/final terms). The issuing entity may, in relation to certain classes of notes, enter into an ISDA master agreement and related schedule and confirmations (each, referred to herein as a ‘‘swap agreement’’) with a swap counterparty (referred to herein as the ‘‘swap counterparty’’). Each prospectus supplement/final terms will provide details of any swap agreement in respect of a class of notes (see ‘‘Description of the Swap Agreements’’).

Optionco	Turquoise Option Co Limited (‘‘optionco’’) is a private limited liability company incorporated in Jersey with company number 92291. Its registered office is at 26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands. Its telephone number is +44 1534 814 814. The shares of optionco are held by nominees for Bedell Trustees Limited on trust for charitable purposes.

The purpose of optionco is to hold rights under the post enforcement call option agreement (See ‘‘Terms and Conditions of the Notes’’).

Transaction Fees

The following table summarises certain fees payable out of cashflows from the receivables trust.

Recipient	Fee	Priority in cashflow	Frequency
Servicing fee	0.8 per cent. of adjusted investor interest of each series	Subordinate to class A and class B monthly distribution amounts but in priority to class C monthly distribution amounts	Each distribution date

Recipient	Fee	Priority in cashflow	Frequency
Corporate expenses of receivables trustee	Estimated £17,000 each year	In priority to class A, B, C monthly distribution amount	Each distribution date
Corporate expenses of the loan note issuing entity	Estimated £17,000 each year	In priority to class A, B, C monthly distribution amounts	Each distribution date
Corporate expenses of issuing entity	Estimated £17,000 each year	Ahead of the most senior outstanding class of notes	Each payment date
Fee payable by issuing entity to note trustee	Estimated $3,500 each year	Ahead of the most senior outstanding class of notes	Each payment date
Fee payable by the loan note issuing entity to security trustee	Estimated $3,500 each year	In priority to class A, B, C monthly distribution amounts	Each distribution date
Total fee payable by issuing entity to principal paying agent, US paying agent, transfer agents, registrars and agent bank	Estimated $4,000 each year	Ahead of the most senior outstanding notes	Each payment date
Puglisi and Associates	Estimated $1,500 each year	Ahead of the most senior outstanding class of notes	Annually

Each of the above fees other than the servicing fee is exclusive of value added tax (‘‘VAT’’), if any, which is currently assessed at 17.5 per cent. in the UK. Each of the above fees is subject to change at any time without notice to, or approval by, noteholders. Further, any of the above fees may be changed in the event a successor transaction party is appointed pursuant to the applicable transaction document.

THE NOTES – OVERVIEW

Listing

The notes of each series may be admitted to the official list of the UKLA and admitted to trading on the regulated market of the London Stock Exchange and/or admitted to listing, trading and/or quotation by any other listing authority, stock exchange and/or quotation system as may be agreed between the issuing entity, the arranger and the relevant dealer(s) and specified in the relevant prospectus supplement/final terms.

Clearing Systems

Euroclear, Clearstream, DTC and/or, in relation to any series, any other clearing system (each a ‘‘clearing system’’) as may be specified in the relevant prospectus supplement/final terms.

Status, Security and Priority of Payments of the Notes

Each series of notes will be constituted by the trust deed and by a trust deed supplement between, among others, the issuing entity and the note trustee (referred to herein as the ‘‘series trust deed supplement’’). Within a series, notes of each class will rank pari passu among themselves and rateably without preference or priority among themselves. Each class of notes within a series may be comprised of sub-classes, each denominated in any of sterling, US dollars or euro. The sub-classes within a class of notes will rank pari passu among themselves and rateably without priority or preference among themselves. As security for the payment of all monies payable in respect of a series, the issuing entity will, pursuant to the trust deed and the relevant series trust deed supplement executed in relation to that series, create a first fixed security interest over, amongst other things, its rights to receive payments under the relevant loan note (see ‘‘Terms and Conditions of the Notes’’, ‘‘The Loan Notes’’ and ‘‘The Trust Deed and the Trust Deed Supplements’’).

For details of the priority of payments with respect to amounts available to the issuing entity, both prior to and post enforcement of the security, see ‘‘Issuing Entity Cashflows’’ and ‘‘Terms and Conditions of the Notes’’.

Amounts available to the issuing entity for payment of interest and repayment of principal on a series will be derived from amounts received by the issuing entity from the loan note issuing entity as payments of interest and principal on the corresponding loan note (see ‘‘The Loan Notes’’).

Such payments will, if paid in full, be sufficient for the issuing entity to meet the amounts required (a) to pay the fees, costs and expenses of the issuing entity and the note trustee as herein described, (b) to make any necessary payments to the swap counterparty, if any, as specified in the relevant prospectus supplement/final terms, (c) to make payments of interest on the notes as specified in this base prospectus and the relevant prospectus supplement/final terms, (d) to make payments of principal on the notes on the relevant payment date or dates as specified in this base prospectus and relevant prospectus supplement/final terms, (e) to pay certain amounts representing earnings of the issuing entity in the conduct of its business and (f) to make other payments required to be made by the issuing entity from time to time as herein described or as further described in the relevant prospectus supplement/final terms.

We will refer to the 15th day in each month or, if such day is not a business day, the next business day, or any other date as may be specified in the relevant prospectus supplement/final terms as a ‘‘distribution date’’ in this base prospectus. References in this base prospectus, unless specified otherwise, to a ‘‘business day’’ mean any day other than a Saturday, a Sunday or a day on which banking institutions in London, England, Jersey, Channel Islands or New York, New York, US are authorised or obliged by law or executive order to be closed. (See also ‘‘The Receivables Trustee’’, ‘‘The Loan Notes’’ and ‘‘The Trust Deed and the Trust Deed Supplements’’.)

Form of Notes

Unless otherwise provided in the relevant series trust deed supplement, the notes will be issued in registered form. The notes of each class or sub-class will be represented by global note certificates registered in the name of Clearstream, Euroclear and/or Cede as nominee of DTC, in relation to any series, any other clearing system as may be specified in the relevant prospectus supplement/final terms. We refer to each beneficial interest in a global note certificate as a ‘‘book-entry note’’. A holder of notes may exchange those notes for other notes of the same class of any authorised denominations and of the same aggregate stated principal amount and tenor.

Any holder of a note may present that note for registration or transfer, with the form of transfer properly executed, at the office of the relevant registrar or at the office of any transfer agent that the issuing entity designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the trust deed or any trust deed supplement thereto before the transfer or exchange will be completed. The relevant registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The issuing entity has appointed HSBC Bank plc and HSBC Bank USA, National Association as the registrars for the notes. The issuing entity may also at any time designate additional transfer agents for any series or class of notes. The issuing entity may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuing entity will be required to maintain a transfer agent in each place of payment for a series or class of notes.

No Registration

The issuing entity has not been and will not be registered under the United States Investment Company Act of 1940, as amended (the ‘‘investment company act’’).

Currencies

Notes of each class or sub-class will be denominated in US dollars, sterling or euro, as specified in the relevant prospectus supplement/final terms, and subject to compliance with all applicable legal and/or regulatory and/or central bank requirements.

Issue Price

Notes may be issued at any price as specified in the relevant prospectus supplement/final terms.

Maturities

Notes may be issued with any maturity as specified in the relevant prospectus supplement/final terms, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements.

Scheduled Redemption

Unless previously purchased and cancelled, each class will be redeemed on the scheduled redemption date as specified in the relevant prospectus supplement/final terms to the extent of the amount which has on that day been credited to the relevant distribution ledger in the relevant series issuing entity distribution account, in accordance with the provisions of the relevant loan note.

Mandatory Early Redemption and Priority of Payments

Notes of a particular class may be redeemed before their stated scheduled redemption date upon the commencement of a rapid amortisation period or a regulated amortisation period (see ‘‘Terms and Conditions of the Notes’’, and ‘‘Description of the Swap Agreements’’) as further specified in this base prospectus and in the relevant prospectus supplement/final terms.

Final Redemption

If a series has not been redeemed in full as described in the ‘‘Scheduled Redemption’’ section of the relevant prospectus supplement/final terms, the series will be finally redeemed at its respective principal amount outstanding plus accrued interest by the final redemption date as specified in the relevant prospectus supplement/final terms. If all amounts available to the issuing entity on such day are insufficient, or if the security for the notes comprised in the trust deed and relevant series trust deed supplement is enforced and the proceeds of such enforcement are insufficient to pay in full any amount due in respect of the relevant class A notes, the class B notes or the class C notes, then the noteholders may become bound by the terms of the post enforcement call option granted by the note trustee to optionco (see below).

Interest

Interest will be payable in arrears and accrue at a fixed rate or a floating rate (see ‘‘Terms and Conditions of the Notes’’) and the method of calculating interest will be specified in the relevant prospectus supplement/final terms for each series of notes. An interest payment date for each series will be specified in the relevant prospectus supplement/final terms but may be subject to change upon the commencement of a rapid amortisation period or regulated amortisation period.

Reference in this base prospectus to an ‘‘interest period’’ shall mean the period commencing on and including an interest payment date or, in the case of a first period for a series, the relevant closing date for such series, and ending on but excluding the next interest payment date or, in the case of the first period, the first interest payment date as specified in the relevant prospectus supplement/final terms.

Denominations

Notes will be issued in such denominations as may be specified in the relevant prospectus supplement/final terms, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements. Notes will be issued in minimum denominations of at least €50,000 or its equivalent or as otherwise specified in the related prospectus supplement/final terms (as applicable to the currency of each particular series).

Negative Covenants

The notes will have the benefit of negative covenants of the issuing entity as described in condition 6 (See ‘‘Terms and Conditions of the Notes – Negative Covenants of the Issuing Entity’’).

Credit Enhancement

Credit enhancement, if any, for each class of notes in a series is for the benefit of that class only and will be described further in the relevant prospectus supplement/final terms.

Taxation

In the event of any withholding or deduction for any taxes, duties, assessments or government charges of whatever nature being imposed, levied, collected, withheld or assessed on payments of principal or interest in respect of the notes by the United Kingdom or any other jurisdiction or political subdivision or any authority in or of such jurisdiction having power to tax, the issuing entity or the paying agent shall make such payments after such withholding or deduction and neither the issuing entity nor the paying agent will be required to make any additional payments to holders of the affected series of notes in respect of such withholding or deduction.

Governing Law

English law.

Enforcement of Notes in Global Form

In the case of each global note certificate in relation to a class, noteholders' rights against the issuing entity will be governed by the trust deed and the series trust deed supplement which will be entered into by the issuing entity prior to the issuance of each series.

Post Enforcement Call Option

On each closing date in respect of a series of notes, an option (the ‘‘post enforcement call option’’) will be granted to optionco to acquire all (but not some only) of that series of notes (plus accrued interest thereon) for nominal consideration on the earlier of (i) any date falling 20 days after the interest payment date that falls on the final redemption date for that series of notes and (ii) in the event that the security is enforced, the date on which the note trustee determines that the proceeds of such enforcement are insufficient, after payment of all other claims ranking in priority to that series of notes, to pay in full any amount due in respect of those notes, after paying in full any amounts available to pay amounts outstanding under those notes. Under the terms of the trust deed, the note trustee is authorised to cause the noteholders to be bound by the terms of the post enforcement call option granted to optionco (see ‘‘Terms and Conditions of the Notes’’).

Ratings

Each class of notes is expected on issue to be assigned a rating by each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (‘‘Standard & Poor's’’), Moody's Investors Service Inc. (‘‘Moody's’’) and, if stated in the applicable prospectus supplement/final terms, Fitch Ratings Ltd (‘‘Fitch Ratings’’ and, together with Standard & Poor's and Moody's, the ‘‘rating agencies’’). The ratings expected to be assigned to each class of notes will be stated in the prospectus supplement/final terms for that series. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating agency.

Selling Restrictions

Any selling restrictions applicable to a series will be as described in the applicable prospectus supplement/final terms.

TAX CONSIDERATIONS

United Kingdom Tax Status

Provided the notes are and continue to be listed on a ‘‘recognised stock exchange’’ within the meaning of section 841 of the Income and Corporation Taxes Act 1988 then interest payments thereon may be made without withholding or deduction on account of UK income tax. The regulated market of the London Stock Exchange is currently a ‘‘recognised stock exchange’’ for these purposes.

United States Federal Income Tax Status

As is further described herein, Clifford Chance US LLP, as ‘‘special US tax counsel’’, is of the opinion that, although the matter is not free from doubt due to the lack of governing authority and the highly factual nature of the analysis, based upon the contemplated activities and certain covenants of each of the receivables trustee, the loan note issuing entity and the issuing entity, none of the receivables trustee, the receivables trust, the loan note issuing entity and the issuing entity will be subject to US federal income tax on its net income.

The issuing entity intends to treat the notes as debt for US federal income tax purposes. Each holder of a note, by holding a beneficial interest in a note, will agree to conform to that treatment; however, no ruling will be obtained from the U.S. Internal Revenue Service (referred to herein as the ‘‘IRS’’) on the characterisation of the notes for federal income tax purposes. Special US tax counsel is of the opinion that, although there is no governing authority addressing the classification of securities similar to the notes, under current law, the class A notes, the class B notes and the class C notes will be treated as indebtedness for US federal income tax purposes. Unlike a tax ruling, an opinion of special US tax counsel is not binding on the IRS, and no assurance can be given that the characterisation of the class A notes, the class B and the class C notes as debt would prevail if the issue were challenged by the IRS. US holders (as described in ‘‘Material United States Federal Income Tax Consequences’’) of notes that are treated as equity in the issuing entity, are likely to be treated as owning shares in a passive foreign investment company.

If any class of notes were treated as equity in a passive foreign investment company (in particular, any class deeply subordinated with respect to others), all or a portion of both distributions and gains on such notes would generally be taxable to the US holder as ordinary income, and would be taxable at the highest marginal rates applicable to prior years during the holding period. Further, all or a portion of the distributions could be subject to an additional interest charge. This interest charge regime may be avoided by an investor treated as owning equity in a passive foreign investment company if that investor makes an effective qualified electing fund, or ‘‘QEF’’, election. A US holder making a QEF election would generally be required to include its pro rata share of the issuing entity's ordinary income and net capital gain in income for each taxable year using the relevant U.S. Federal income tax accounting principles. In general, a QEF election would be required to be made on or before the due date for filing a US holder's federal income tax return for the first taxable year for which it holds a note. The QEF election is effective only if certain required information is made available by the issuing entity to an investor. The issuing entity will, upon request, reasonably endeavour to provide the requesting investor with information that the issuing entity deems in its sole opinion to be necessary for the investor to make a proper QEF election. Requesting investors should address their request for information in writing to the registered office of the issuing entity set forth in this base prospectus. While the issuing entity does not expect to charge for this information, by making a request the investor agrees (and must confirm in any request) that it will secure, indemnify and reimburse the issuing entity for all costs, expenses and fees incurred in or associated with the preparation, verification and provision of this information, which may be substantial. Requesting investors should ensure that any request is submitted with sufficient time for the issuing entity and its advisors to prepare, verify and provide the information. The issuing entity expects to provide a holder with the necessary information within 60 days of the end of the issuing entity's taxable year, which is

31 December. The issuing entity expects to process requests for QEF election forms received after the 60th day after the end of its taxable year within 15 business days of receiving the request. Alternatively, it may be possible for an investor to avoid the interest charge regime applicable to equity in a passive foreign investment company by making an election to account for its investment using a mark-to-market method of tax accounting. However, the notes do not appear to be marketable within the meaning of the mark-to-market provisions, and therefore, the mark-to-market election will not be available to US holders of notes. Should the QEF election not be made, such investors would be subject to the tax rules applicable to investors in passive foreign investment companies described above.

Special US tax counsel has prepared and reviewed the overview of US federal income tax consequences set forth in this base prospectus and rendered the opinions contained in ‘‘Material United States Federal Income Tax Consequences’’.

RISK FACTORS

The following is a summary of certain aspects of the issue of notes. This summary is not intended to be exhaustive. You should consider the following principal risk factors carefully before deciding to invest in the notes offered by this base prospectus and the applicable prospectus supplement/final terms.

Issuing entity has limited Operating History.	The issuing entity has limited operating history and limited experience with the issuance of notes representing asset-backed debt obligations. As a recently incorporated special-purpose vehicle, the issuing entity will be subject to all of the business risks and uncertainties associated with any new business, including the risk that it will not achieve its investment objective and that the value of a noteholder's investment could decline substantially. The issuing entity will not engage in any activities which are not related to the issue of the notes.

The issuing entity ability to meet its obligations on your notes depends on payments under the relevant loan note.	The ability of the issuing entity to pay the principal of and interest on your notes will depend on the receipt by it of payments under the relevant loan note issued by the loan note issuing entity.

The issuing entity will be entitled to receive interest payments under the relevant loan note for each series which will be applied (i) to pay the fees, costs and expenses of the issuing entity and the note trustee, (ii) to meet its obligations to pay interest (including deferred and additional interest) on the notes to noteholders (either directly or indirectly via payments made to and received from swap counterparties), (iii) to make any necessary payments to the swap counterparty, (iv) to pay amounts representing the earnings for the issuing entity, and (v) to meet any other payments required to be made by the issuing entity. Additionally, the issuing entity will be entitled to receive certain principal payments under the relevant loan note which will be applied in redeeming the notes (either directly or indirectly via payments made to and received from swap counterparties).

If the issuing entity fails to receive sufficient funds under the relevant series loan note, then the payment of interest and/or the repayment of principal on your notes may be delayed or reduced.

The issuing entity's receipt of sufficient funds under the relevant loan note to pay the amounts due and to repay the entire principal amount of the notes will be dependent on, amongst other things: (i) payments actually being made by cardholders (from whom no security has been taken in the support of those payments) and the proceeds of any relevant guarantees or insurance policies in respect of cardholders (to the extent such are capable of assignment), (ii) those payments being collected by the servicer in accordance with the provisions of the RTDSA and paid to the receivables trustee, (iii) distribution being made by the receivables trustee to the loan note issuing entity of amounts allocable to the loan note issuing entity in accordance with the RTDSA in respect of the relevant loan note, (iv) payment being made by the relevant swap counterparty, if any, in respect of its obligations to the issuing entity under the swap agreements (if any), and (v) payment being made by the loan note issuing entity in respect of its obligations to the issuing entity under the relevant loan note.

Amounts paid to the issuing entity by the loan note issuing entity in respect of each loan note will be used to pay principal and interest on the notes of the corresponding series in accordance with the terms and conditions for that series (subject to payment of amounts for fees, costs and expenses of the issuing entity and amounts representing issuing entity profit).

Investors in class B notes and class C notes of any series will have additional risks because their notes are subordinated.	The class B notes of a series are subordinated in rights of payment of principal to the class A notes in the same series. Principal payments to the class B noteholders will not be made until the class A noteholders are paid in full. This could cause the class B noteholders not to receive the full amount of principal due to them.

The class C notes of a series are subordinated in rights of payment of principal to the class A notes and the class B notes in the same series. Principal payments to the class C noteholders will not be made until the class A noteholders and the class B noteholders are paid in full. This could cause the class C noteholders not to receive the full amount of principal due to them.

‘‘Class A noteholder’’ means, in respect of a class A global note, the holder of the class A global note, or, in respect of a class A definitive note, the person whose name appears on the relevant register (or if more than one person is named in the register, the first person named).

‘‘Class B noteholder’’ means, in respect of a class B global note, the holder of the class B global note, or, in respect of a class B definitive note, the person whose name appears on the relevant register (or if more than one person is named in the register, the first person named).

‘‘Class C noteholder’’ means, in respect of a class C global note, the holder of the class C global note, or, in respect of a class C definitive note, the person whose name appears on the relevant register (or if more than one person is named in the register, the first person named).

The issuance of additional series of notes from time to time may, in certain circumstances, adversely affect your rights by diluting your voting power.	The issuing entity may issue additional series of notes from time to time. Noteholders of a given series may be entitled to instruct the note trustee to enforce their rights against the issuing entity. Under the trust deed, the giving of some instructions to the note trustee may only necessitate the vote of the noteholders of one particular series. However, the giving of other instructions to the note trustee may require the consent or approval of a percentage of the noteholders of all outstanding series of notes. Thus, under the latter scenario, the issuance of future series that will be entitled to vote together with pre-existing series will dilute the voting power of holders of those pre-existing series.

Allocations of charged-off receivables could reduce your payments.	We anticipate that the servicer will charge-off or write-off as uncollectible some of the receivables (we will refer to these throughout this base prospectus as ‘‘charged-off receivables’’). Each beneficiary of the receivables trust – including the loan note issuing entity – will bear a proportionate share of charged-off receivables. If the amount of charged-off receivables allocated to the investor interest of the loan note issuing entity with respect to any series of notes issued under this base prospectus and the relevant prospectus supplement/final terms exceeds the amount of funds available to cover those charge-offs, the amount paid to the issuing entity in respect of the corresponding loan note by the loan note issuing entity on the next following payment date may be reduced. This could cause the holders of the notes not to receive the full amount of principal and interest due to them. Any loss will be borne in order of subordination of the different classes of notes among themselves, as described herein and in the relevant prospectus supplement/final terms.

Inability of noteholders to receive the full percentage allocation of principal collections during the regulated amortisation period could delay payments on your notes or cause a loss on your notes.	Some pay out events with respect to a series of notes issued under this base prospectus and the relevant prospectus supplement/final terms may cause the start of the regulated amortisation period rather than the rapid amortisation period. During a regulated amortisation period, not all of the principal collections allocated to the series investor interest, with respect to any such series of notes, may be used to make payments of principal to the loan note issuing entity, as they would be during a rapid amortisation period. Instead, the amount of principal payments to the loan note issuing entity – and thus ultimately on your notes – will not exceed the controlled deposit amount. This could cause you to receive payments of principal slower than you would during a rapid amortisation period. A deterioration in the performance of the receivables may have the effect of starting a regulated amortisation period with respect to a series of notes which could cause a delay in the principal payments on your class of notes or expose you to an increased risk of losses on your class of notes.

The issuance of additional series of loan notes may adversely affect your rights by diluting your voting power.	The loan note issuing entity will issue a new series loan note in connection with each future increase of its aggregate investor interest. Noteholders whose notes are related to a loan note of a given series may require the loan note issuing entity, as an investor beneficiary, to enforce its rights against the receivables trustee to require it to perform its role as receivables trustee. However, it may be necessary to obtain the consent or approval of noteholders whose notes are related to a certain percentage of the total principal balance of all series loan notes to require or direct those actions. These actions include terminating the appointment of the servicer under the RTDSA. Thus noteholders whose notes are related to any future series loan note will have voting rights that will reduce the percentage interest of noteholders whose notes are related to previously issued loan notes, noteholders whose notes are related to loan notes of a given series may have interests that conflict with the interests of noteholders whose notes are related to another series loan note. This may ultimately restrict the ability of the noteholders or the note trustee to direct the loan note issuing entity or the security trustee to take the actions referred to above.

Insolvency of the sponsor may result in an inability to repurchase receivables.	None of the loan note issuing entity, the receivables trustee, the issuing entity, the arranger or the dealers has undertaken or will undertake any investigations, searches or other actions to verify the details of the receivables – other than steps taken by the issuing entity to verify the details of the receivables that are presented in this base prospectus or any prospectus supplement/final terms – or to establish the credit-worthiness of any cardholder on the designated accounts. The loan note issuing entity, the receivables trustee and the issuing entity will rely solely on the representations given by the sponsor to the receivables trustee about its receivables, the cardholders on the designated accounts, the designated accounts and the effect of the assignment of its receivables.

If any representation made by the sponsor about the receivables proves to have been incorrect when made, the sponsor will be required to repurchase the affected receivables from the receivables trustee. If the sponsor becomes bankrupt or insolvent, the receivables trustee may be unable to compel the sponsor to repurchase receivables, and you could incur a loss on your investment or an early redemption of your notes.

‘‘Designated account’’ means an account which has been originated under and continues to conform to the credit card eligibility criteria described in the base prospectus and has been flagged on the sponsor's system as being the subject of an offer.

Insolvency of the issuing entity, the loan note issuing entity or the receivables trustee could cause an early redemption of your notes and/or a loss on your notes.	The ability of each of the issuing entity, the loan note issuing entity and the receivables trustee to meet its obligations under the notes, the relevant loan note, the receivables securitisation deed, as defined under the heading ‘‘The Receivables – Assignment of Receivables to the Receivables Trustee’’, or the RTDSA, as the case may be, will depend upon its continued solvency.

A company that has assets in Jersey will be insolvent, as a matter of Jersey law, if it is unable to pay its debts as they fall due. Each of the issuing entity, the loan note issuing entity and the receivables trustee has been structured so that the likelihood of its becoming insolvent is remote. Each of these entities is or will be contractually restricted from undertaking any business other than in connection with the financings described in this base prospectus. Each of them is or will be expressly prohibited from incurring any additional indebtedness, except as permitted by the agreements to which it is party, having any employees, owning any premises and establishing or acquiring any subsidiaries. Contractual provisions are or will be contained in each of the agreements to which they are or will be a party that will prohibit the other parties to those agreements from taking any actions against these entities that might lead to their bankruptcy. Together, these provisions help ensure that the likelihood of any of these entities becoming insolvent or bankrupt is remote.

Notwithstanding these actions, it is still possible that the issuing entity, the loan note issuing entity or the receivables trustee could become insolvent. If this were to occur, you could suffer an early redemption of your notes or a loss on your notes.

Application of the Consumer Credit Act 1974 and Unfair Terms in Consumer Contracts Regulations 1999 may impede collection efforts and could cause early redemption of your notes and/or a loss on your notes.	The primary statute dealing with consumer credit in the United Kingdom is the Consumer Credit Act 1974 – which we will refer to in this base prospectus as the ‘‘Consumer Credit Act’’. A vast majority of the credit card transactions which occur on a designated account have or will have a credit limit of an amount up to £25,000. Accordingly, the Consumer Credit Act applies to the transactions occurring on the designated accounts and, in whole or in part, to the credit card agreements. This may have consequences for your investment in the notes because of the possible unenforceability of, or possible liabilities for misrepresentation or breach of contract in relation to, an underlying credit card agreement.

(a)	Enforcement of improperly executed or modified credit card agreements

If a credit card agreement has not been executed or modified in accordance with the Consumer Credit Act, it may be unenforceable against a cardholder without a court order – and in some instances may be completely unenforceable. If a credit card agreement related to a designated account has not been executed or modified in accordance with the provisions of the Consumer Credit Act and is completely unenforceable as a result, the principal receivables arising thereon will be treated as ineligible receivables. See ‘‘The Receivables – Representations’’.

(b)	Liability for supplier's misrepresentation or breach of contract

Transactions involving the use of a credit card originated in the United Kingdom may constitute transactions under debtor-creditor-supplier agreements for the purposes of section 75 of the Consumer Credit Act. A debtor-creditor-supplier agreement includes an agreement where the creditor under arrangements with suppliers advances funds to finance a purchase by the debtor of goods or services from those under arrangements with suppliers.

Section 75 of the Consumer Credit Act provides that if a supplier is in breach of the contract between the supplier and a cardholder with respect to a transaction under a debtor-creditor-supplier agreement (for example, by supplying an item of merchandise which is not fit for the purpose for which it is intended), or if the supplier has made a misrepresentation in respect of that contract, both the supplier and the creditor (which will include the sponsor) may be liable to the cardholder in respect of the breach or misrepresentation. However, the creditor will not be liable where the cash price of the item or service supplied underlying the claim is less than £100 or greater than £30,000. Where the creditor (or the sponsor) is liable, the cardholder may have the right to claim against the sponsor and/or to set off an amount in respect of that claim against his obligation to make payments under his credit card account or any other obligation owed to the sponsor. This right will survive the sale of the receivables to the receivables trustee. As a result, the receivables trustee may not receive payments from cardholders which it would otherwise expect to receive.

The receivables trustee has agreed on a limited recourse basis to indemnify the sponsor for any loss suffered by it from a cardholder claim under section 75 of the Consumer Credit Act. This indemnity will not exceed the original outstanding principal balance of the affected charges on a credit card account in the securitised portfolio. The receivables trustee's indemnity will be payable only from and to the extent the amount of indemnity allocable to each outstanding series of notes can be met from the spread applicable to such series for distribution for such purposes in accordance with the relevant prospectus supplement/final terms.

Any recovery by the sponsor in accordance with its rights of indemnity against suppliers pursuant to section 75 of the Consumer Credit Act or pursuant to any right of the sponsor to ‘‘charge-back’’ the transaction concerned under the applicable operating regulations of VISA® or MasterCard® (as the case may be), will reduce the amount of the sponsor's loss for the purpose of claims under the indemnification provisions outlined above.

‘‘Securitised portfolio’’ means the pool of receivables that have been securitised.

Proposed changes to the Consumer Credit Act and related regulations may have an unexpected effect on consumer credit agreements as a result of which your notes may be adversely affected.	In December 2003, the Secretary of State for Trade and Industry in the United Kingdom published a report entitled ‘‘Fair, Clear and Competitive: The Consumer Credit Market in the 21st Century’’. This report set forth a number of government goals to reform the consumer credit industry, including the provision of credit under credit cards, loans and overdrafts. In this report, the Department of Trade and Industry (which we will refer to in this base prospectus as the ‘‘DTI’’) announced a programme of reforms some of which will take effect through statutory instruments, others which will be made in a Bill amending the Consumer Credit Act.

On 9 June 2004, the DTI laid before Parliament the first set of regulations amending the Consumer Credit Act, which comprised (a) amendments to the rules on advertising which, except for some minor exceptions, came into force on 31 October 2004; (b) requirements to provide borrowers with prescribed contractual information prior to concluding the agreement which came into force on 31 May 2005; and (c) amended form and content requirements for consumer credit agreements which came into force on 31 May 2005.

None of these new provisions apply to credit card agreements entered into prior to the coming into force of the legislation. However, they do apply to credit card agreements originated after these dates.

In the case of credit card agreements, the new rules changed the manner in which APRs are calculated, the effect of which may, in some cases, increase the APR which must be shown in advertising and on agreements. The new provisions have also changed the manner in which credit may be promoted such that the rates shown in advertisements may be higher and given greater prominence than is presently the case. The new provisions also require additional disclosures to be made prior to the agreement being made and made changes to the layout of consumer credit agreements and increased the prominence given to additional ancillary products, such as payment protection insurance.

On 5 August 2004, regulations were laid before Parliament to implement the European Distance Marketing Directive and will apply to the credit and charge card agreements where these agreements are entered into by distance means. These regulations provide for additional information to be given to customers before the agreement is made and give customers a 14 day right of cancellation.

In addition, on 30 March 2006 the Consumer Credit Bill received Royal Assent as the Consumer Credit Act 2006 (‘‘Consumer Credit Act 2006’’). The Consumer Credit Act 2006, when brought fully into force by secondary legislation, will amend the Consumer Credit Act: (a) to remove the financial limit from the Consumer Credit Act in respect of credit for non-business lending, to retain the current limit for business lending and to remove lending to partnerships and other unincorporated bodies comprising four or more individuals; (b) to replace the provisions on extortionate credit with rules outlawing any ‘‘unfair credit relationship’’; (c) to strengthen the current consumer credit licensing system and the powers of the UK Office of Fair Trading (the ‘‘OFT’’); and (d) to introduce alternative penalties for breaches of the Consumer Credit Act which do not warrant revocation of the consumer credit licence.

Such amendments (if brought into force) may, for example, increase the possibility of a challenge to agreements on the basis of ‘‘unfairness’’ (with some retrospective application to existing agreements); and may result in more restrictions being placed upon the activities of consumer credit licence holders.

We are unable to determine and have no basis on which to predict accurately what effect these new provisions might have on the consumer credit agreements. No assurance can be given that the legislation and legislative proposals will not adversely affect the ability of the issuing entity to make payments to the noteholders.

Under the Unfair Terms in Consumer Contracts Regulations 1999 a cardholder may assert claims against the terms of the credit card agreements used by the sponsor which, if successful, may adversely affect your notes.	The Unfair Terms in Consumer Contracts Regulations 1999 (which we will refer to in this base prospectus as the ‘‘UTCCRs’’) provide that certain unfair terms in consumer agreements shall not be binding on consumers. A consumer may challenge the fairness of a term in court. If a consumer has made payments under an unfair term obliging the consumer to do so, the consumer may seek to recover those payments or set off those payments against future payments under the agreement. The OFT and certain other bodies may seek a court order preventing a business from relying on an unfair term.

The OFT informed HSBC in 2003 that it was approaching all the main UK credit card issuers, including HSBC, to raise concerns about the fairness of terms, including terms relating to certain administration charges in credit card agreements and to request information. HSBC has exchanged correspondence with the OFT regarding these issues and expects to continue to work with the OFT to address the OFT's concerns. On 5 April 2006 the OFT announced that it is to impose a £12 limit on late payment and other credit card charges. HSBC, and other credit card issuers have until 31 May 2006 to respond to the OFT statement. HSBC cannot state what the outcome of this process will be.

If a payment term of an HSBC credit card agreement was found to be unfair, the receivables trustee may not receive payments from borrowers which it might currently expect to receive.

Termination of the servicer may cause disruptions in the collection process that could affect the timeliness of your payments on your notes.	If the appointment of cards services as servicer is terminated under the terms of the RTDSA, it will be necessary for the receivables trustee to appoint a successor servicer to undertake the obligations and to perform the services of cards services. See ‘‘Servicing of Receivables’’ for a description of the circumstances in which such termination may occur and the consequences of such termination. The transfer to a new servicer may create disruptions in the collection process that could cause delays in the payments received by the loan note issuing entity and the issuing entity and, ultimately, in payments due on your notes.

Failure to notify cardholders of the transfer of receivables could delay or reduce payments on your notes.	No notice has been given to cardholders of any transfers previously effected, and no notice is expected to be given to the cardholders of any future transfers of receivables to the receivables trustee. The receivables trustee has agreed, amongst other things, that notice of the transfers will not be given to cardholders unless HSBC's long-term senior unsecured indebtedness as rated by Moody's, Standard & Poor's or Fitch Ratings (if Fitch Ratings is then rating a series of notes) were to fall below Baa2, BBB or BBB, respectively. The lack of notice has several legal consequences that could delay or reduce payments on your notes.

Until notice is given to a cardholder and, where necessary, a legal transfer of the receivable is made, the cardholder will discharge his or her obligation under that designated account by making payment to the sponsor.

Until notice is given to a cardholder who is a depositor or other creditor of the sponsor, equitable set-offs may accrue in favour of the cardholder against his or her obligation to make payments to the sponsor under the designated account. These rights may result in the receivables trustee receiving reduced payments on the relevant receivables. The transfer of the benefit of any receivables to the receivables trustee will continue to be subject both to any prior equities that a cardholder has and to any equities the cardholder may become entitled to after the transfer. Where notice of the transfer is given to a cardholder, however, some rights of set-off may not arise after the date notice is given.

Failure to give notice to the cardholder means that the receivables trustee would not take priority over any interest of a later encumbrancer or transferee of the sponsor's rights who has no notice of the transfer to the receivables trustee where such later encumbrancer or transferee gives notice. This could lead to a loss on your notes.

Failure to give notice to the cardholder also means that the sponsor or the cardholder could amend the credit card agreement without obtaining the receivables trustee's consent. This could adversely affect the receivables trustee's interest in the receivables, which could lead to an early redemption of or a loss on your notes.

You may not be able to sell your notes.	Even if a series of notes is listed on one or more exchanges, it is not certain that a secondary market will develop. The dealers may assist in resales of the notes, but are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

Competition in the UK credit card industry could lead to an early redemption of your notes.	The credit card industry in the United Kingdom is highly competitive. There is increased competitive use of advertising, targeted marketing and pricing competition in interest rates, loyalty schemes and cardholder fees as both traditional and new card issuers seek to expand their presence in or enter the UK market and compete for customers.

Certain card issuers may rely on customer loyalty and may have particular ways of reaching and attracting customers. For example, major supermarket retailers are promoting the use of their own cards through extensive in-store campaigns and low introductory interest rates, called teaser rates (‘‘teaser rates’’). Recently, certain card issuers have also begun offering very aggressive pricing for credit cards applied for on the internet. As a result of this competition, certain competitors may offer cards to selected customers with various cost reducing features and/or at lower interest rates than those offered by the sponsor.

This competitive environment may affect the sponsor's ability to originate new accounts and generate new receivables and may also affect the level of attrition of existing accounts. Some of the recently originated or acquired accounts in the bank portfolio of the sponsor were originated with the use of teaser rates. Such accounts are more susceptible to attrition upon expiration of the teaser rate (i.e. at repricing) than accounts originated without a teaser rate. Recently, market attrition rates for such accounts have been increasing. If the rate at which new receivables are generated declines significantly and if the sponsor is unable to nominate sufficient additional accounts (as defined in ‘‘The Receivables –

Assignment of Receivables to the Receivables Trustee’’) for the receivables trust, a pay out event could occur with respect to any series of notes issued under a prospectus supplement/final terms. This pay out event could result in an early redemption of your notes.

Social, legal, political and economic factors can affect credit card payments and may cause a delay in or default on payments.	Changes in card use, payment patterns, amounts of yield on the bank portfolio generally and the rate of defaults by cardholders may result from a variety of social, legal, political and economic factors in the United Kingdom. Social factors include changes in public confidence levels, attitudes toward incurring debt and perception of the use of credit cards. Economic factors include the rate of inflation, the unemployment rate and relative interest rates offered for various types of loans. Political factors include lobbying from interest groups, such as consumers and retailers, and government initiatives in consumer and related affairs. At the present time, there is significant political interest in the consumer credit market and, in particular, credit cards. For example, the treasury select committee is involved in an ongoing investigation into credit card charges and is placing significant public pressure on credit card issuers to increase disclosure of charges. It is also calling for the introduction of a standardised approach to the calculation of interest rates.

Another example is the ongoing OFT examination of whether the levels of interchange paid by retailers in respect of MasterCard® and VISA® credit and charge cards in the UK are too high. In September 2005 the OFT issued a decision dated 6 September 2005 concluding that the agreement of the MasterCard® UK Members Forum (‘‘MMF’’) in relation to the setting of the interchange fees on MasterCard® cards in the period 1 March 2000 to 18 November 2004 infringed the Chapter I prohibition of the Competition Act and Article 81(1) of the EC Treaty. The decision indicated that the agreement constituted a collective agreement on price with respect to the level of interchange, and also stated that the agreement resulted in the unjustified recovery of certain costs. In June 2006, the Competition Appeals Tribunal, with the consent of the OFT, set aside the OFT's September 2005 decision, MasterCard® introduced new arrangements for setting the MasterCard® interchange fee on 18 November 2004. The OFT has indicated in a statement accompanying its September 2005 decision that it has concerns that under the new arrangements the MasterCard® interchange may be set in a way which infringes relevant competition law. The OFT also commenced a new investigation during February 2006 into this issue. If the OFT's approach to the setting MasterCard® interchange fees were to persist, it could affect the yield on the UK credit card portfolios. In October 2005, the OFT similarly announced that, in its view, VISA® has been charging too much by way of
interchange. VISA® and its members now have a limited period in which to respond to the OFT's statement of objections.] The outcome of the OFT's current examination of whether the levels of interchange paid by retailers are too high cannot be predicted, but could adversely affect the yield on UK credit card portfolios.

The European Commission issued a decision on 24 July 2002 concluding that the level of cross-border interchange within the European Union in respect of VISA® credit and charge cards was too high and required VISA® to undertake a phased reduction in the level of interchange to be paid by retailers in the future. The VISA® board adopted this decision on 30 April 2003. The European Commission will be free to re-examine this issue after 31 December 2007. In addition, the European Commission is at present investigating MasterCard®'s rules and agreement, in particular on the interchange. A reduction in the rate of interchange as a result of any of these findings could affect the future yield on the credit card portfolio. We are unable to determine, and have no basis on which to predict accurately, whether, or to what extent, social, legal, political or economic factors will affect the future use of credit, default rates or the yield on the bank portfolio generally or cardholder repayment patterns.

A change in the terms of the designated accounts may adversely affect the amount or timing of collections and may cause an early redemption of your notes and/or a loss on your notes or a downgrade of your notes.	Only the receivables arising on the designated accounts will be transferred to the receivables trustee. The sponsor will continue to own the designated accounts. As owner of the accounts, the sponsor retains the right to change the terms of those accounts. For example, the sponsor can change the interest rate or change, waive or eliminate fees on the accounts or change the required minimum monthly payment.

The sponsor may change the terms of the accounts to maintain their competitive position in the UK credit card industry. Changes in interest rates and fees could lower the amount of finance charge receivables generated by affected accounts. This could cause a pay out event to occur with respect to any series of notes issued under this base prospectus and the relevant prospectus supplement/final terms, which might cause an early redemption of or a loss on your notes. This could also cause a reduction in the credit ratings on your notes.

Principal on your notes may be paid to you earlier than expected – creating a reinvestment risk – or later than expected.	The receivables in the receivables trust may be paid at any time and we cannot assure you that new receivables will be generated or will be generated at levels needed to maintain the receivables trust. The receivables trust is required to maintain a minimum amount of receivables. To prevent the early redemption of the notes, new receivables must be generated and added to the receivables trust and levels of attrition may require that new accounts must be originated and designated for the receivables trust. The generation of new receivables or receivables in new accounts will be affected by the sponsor's ability to compete in the then current industry environment and by customers changing use and payment patterns. If there is a decline in the generation of new receivables or new accounts, you may be repaid your principal before the expected date.

One factor that affects the level of finance charge collections and principal collections is the extent of convenience usage. Convenience usage means that the cardholders pay their account balances in full on or prior to the due date. The cardholder, therefore, avoids all finance charges on his or her account. An increase in convenience usage by cardholders would decrease the effective yield on the accounts and could cause a pay out event with respect to any series of notes issued under this base prospectus and the relevant prospectus supplement/final terms and, therefore, possibly an early redemption of your notes.

No premium will be paid upon an early redemption of your notes. If you receive principal on your notes earlier than expected, you may not be able to reinvest the principal at a similar rate of return.

Alternatively, a decrease in convenience usage may reduce the principal payment rate on the accounts. This could result in you receiving the principal on your notes later than expected.

The notes will not have the benefit of any external credit enhancement, unless specified.	The only assets that will be available to make payment on your notes are the assets of the issuing entity charged to secure payment of your notes (principally the relevant series loan note). Unless otherwise indicated in the corresponding prospectus supplement/final terms, the notes will not have the benefit of any external credit enhancement.

Credit enhancement may be insufficient to prevent a loss on your notes.	If problems develop with the receivables, such as an increase in losses on the receivables, or if there are problems in the collection and transfer of the receivables to the receivables trust, or if the relevant swap counterparty, if any, fails to make payments on the swap agreement, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.

The issuance of additional series by the receivables trustee on behalf of the receivables trust may adversely affect payments on your notes.	Each new series of beneficial entitlements – and the relevant loan note and notes – will be payable from the receivables in the receivables trust. The principal terms of each new series of beneficial entitlements will be contained in a new series RTDSA supplement for the relevant new series to the RTDSA. The terms of a new series contained in a new RTDSA supplement will not be subject to your prior review or consent.

The terms of a new series may include methods for determining investor percentages and allocating collections, provisions creating different or additional security or other credit enhancement for the new series, provisions subordinating the new series to other series and other amendments or RTDSA supplements that apply only to the new series. It is a condition to the issuance of a new series that each rating agency that has rated any debt ultimately payable from a prior series of beneficial entitlements that is outstanding – including your notes – confirms in writing that the issuance of the new series of itself will not result in a reduction or withdrawal of its then current rating.

However, the terms of a new series could adversely affect the timing and amounts of payments on any other outstanding series, including the series of which your notes are a part.

Credit quality of the receivables trust's assets may be eroded by the addition of new accounts which could adversely affect collections of receivables.	The sponsor may designate additional credit card accounts as designated accounts and offer the receivables trustee an assignment of the receivables arising under the additional accounts. The sponsor may be required at times to nominate additional accounts as designated accounts. These accounts may include accounts that were originated using criteria that are different from those applicable to the accounts from which receivables were originally assigned to the receivables trustee prior to the issuance of the series of notes issued pursuant to this base prospectus and the relevant prospectus supplement/final terms. For example, they could be originated at a different date with different underwriting standards or they could be acquired from another institution that used different underwriting standards. Consequently, there can be no assurance that accounts that become designated accounts in the future will have the same credit quality as the designated accounts on the closing date. This could adversely affect collections on the receivables which may result in early redemption of or a loss on your notes.

Interest rate payable by the issuing entity on the notes may increase without a corresponding change in card rates potentially causing early redemption of your notes and/or a loss on your notes.	The monthly interest rate on the majority of the designated accounts is generally constant, except that the sponsor has the ability to change the interest rate at its discretion. This affects the amount of finance charge collections the receivables trustee can pay to the loan note issuing entity, to fund interest payments on the loan notes then outstanding. The interest rate paid by the loan note issuing entity to the issuing entity on the loan notes will be based on the London interbank offered rate for deposits in sterling, which changes from time to time. Accordingly, the interest payable to the issuing entity by the loan note issuing entity could increase without a corresponding increase in the amount of finance charge collections. If this occurs, a pay out event could occur causing an early redemption of your notes and/or a loss on your notes.

Commingling of receivables trust's collections with sponsor's may delay or reduce payments on your notes.	Collections from cardholders for the designated accounts and other cardholders of non-securitised accounts will initially be paid to an operating account of the sponsor. The sponsor has declared a trust over its operating account in favour of the receivables trustee for collections that are deposited in it. Collections on the designated accounts are transferred to the trustee collection account within two operating business days of being identified.

For the limited time that collections on the designated accounts are in an operating account, they may be commingled with other funds of the originator beneficiary and they may be untraceable. Consequently, if the originator beneficiary were to become insolvent, there may be a delay in the transfer of collections to the receivables trustee if the originator beneficiary – or a liquidator or administrator of the originator beneficiary – attempted to freeze the operation of its operating account pending completion of any rights of tracing. This could ultimately cause a delay or reduction in the payments you receive on your notes.

‘‘Operating business day’’ means, unless defined otherwise in the relevant prospectus supplement/final terms, a day other than a Saturday, a Sunday or a day on which banking institutions in London, England or Jersey, Channel Islands are authorised or obliged by law or executive order to be closed.

If the sponsor opts to treat a portion of principal receivables as finance charge receivables, an early redemption of your notes could occur or payment on your notes could be delayed.	The sponsor may opt to cause a percentage of receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This is called a discount option (‘‘discount option’’). If the sponsor were to exercise this option, it could prevent a pay out event with respect to any series of notes issued under this base prospectus and the relevant prospectus supplement/final terms from occurring because of a reduction of the portfolio yield, which could delay an early redemption of your notes at a time when the performance of the receivables is deteriorating. Having exercised its discount option, the sponsor may also redesignate all or part of such receivables as principal receivables at any time. However, if the sponsor exercises its discount option, it will reduce the aggregate amount of principal receivables, which may increase the likelihood that the sponsor will be required to designate additional accounts from which receivables will be assigned to the receivables trustee. If the Sponsor were unable to designate sufficient additional accounts, a pay out event with respect to any series of notes issued under this base prospectus and the relevant prospectus supplement/final terms could occur and you could receive payments of principal on your notes before you otherwise would. See ‘‘The Receivables – Discount Option Receivables’’.

If optional early redemption occurs, it will result in an early return of your notes, creating a reinvestment risk.	When the total principal balance of a series of notes is reduced to less than 10 per cent. of their original principal balance, the issuing entity has the option to redeem the notes in full. This early redemption (‘‘optional early redemption’’) may result in an early return of your investment. No premium will be paid in the event of an exercise of the early redemption option. If you receive principal on your notes earlier than expected, you may not be able to reinvest the principal at a similar rate of return.

If cardholders are concentrated in a geographic region, economic downturn in that region may adversely affect collections of receivables.

If the receivables trust has a high concentration of receivables from cardholders located in a single region, an economic downturn in that region may have a material adverse effect on the receivables trust because of that concentration. The current concentration levels may change in the future.

We are not aware of any existing adverse economic conditions affecting any specific regions that would be material to you. Future adverse economic conditions affecting any specific regions or any of the other regions, however, could adversely affect the performance of the receivables which could result in a loss on your notes.

Adoption of the European Monetary Union may have uncertain effects on the notes.	It is possible that prior to the maturity of one or more series of notes, the United Kingdom may become a participating member state in the European Economic and Monetary Union and that therefore the euro may become the lawful currency of the United Kingdom. In that event, (i) all amounts payable in sterling in respect of a class of notes may become payable in euro and (ii) applicable provisions of law may allow the issuing entity to redenominate each class of notes denominated in sterling into euro and take additional measures in respect of each class. If any class is outstanding at a time when the euro becomes the lawful currency of the United Kingdom, the issuing entity intends to make payment on the notes of such class in accordance with the then market practice of payment on such debts. It cannot be said with certainty what effect, if any, the adoption of the euro by the United Kingdom may have on any class of any series.

The credit rating assigned to your notes is not a guarantee that you will receive all payments owed to you under your notes.	Each credit rating assigned to your notes reflects the relevant rating agency's assessment only of the likelihood that interest and principal will be paid to you by the final redemption date, not that it will be paid when expected or scheduled. These ratings are based, among other things, on the rating agencies' determination of the value of the receivables, the reliability of the payments on the receivables, the creditworthiness of the swap counterparty and the availability of credit enhancement.

The ratings do not address the following:

•	the likelihood that the principal will be redeemed or interest will be paid on your notes, as expected on the scheduled redemption dates;

•	the possibility of the imposition of UK, Jersey or European withholding tax;

•	the marketability of the notes, or any market price for the notes; or

•	whether an investment in the notes is a suitable investment for you.

A rating is not a recommendation to purchase, hold or sell notes.

If the rating assigned to your notes is lowered or withdrawn after you purchase the notes, the value of your notes may decrease and it may be more difficult, or impossible, to find a buyer for the notes.	Any rating agency may lower its rating or withdraw its rating if, in the sole judgment of that rating agency, the credit quality of the notes has declined or is in question. If any rating assigned to your notes is lowered or withdrawn, the market value of your notes may be reduced.

Any rating agency may also lower or withdraw its rating with respect to the relevant swap counterparty. The issuing entity expects under the terms of any swap agreement that may be entered into in respect of a class of notes to have the right, but not the obligation, to direct the swap counterparty to transfer or novate the swap agreement to a replacement swap counterparty or enter into other suitable arrangements if the long-term credit rating of the swap counterparty is withdrawn or reduced below certain thresholds. We cannot assure you, however, that the issuing entity would be able to find a replacement swap counterparty, transfer or novate the swap agreement and/or enter into other suitable arrangements in this event or that the ratings of your notes will not be lowered or withdrawn in this event.

Change of Law – Insolvency Act 2000.	The Insolvency Act 2000 amends part I of the Insolvency Act 1986 so that the directors of a company which meets certain eligibility criteria (an ‘‘eligible company’’) can take steps to obtain a moratorium the effect of which, inter alia, would prevent any creditor enforcing security or taking proceedings to recover its debt of the period in which the moratorium is in force (the ‘‘relevant provisions’’).

The relevant provisions came into force on 1 January 2003. However, prior to bringing the provisions into force, the Secretary of State amended the eligibility criteria by way of statutory instrument to the effect that special purpose vehicles such as the issuing entity are not eligible companies.

Change of Law – The Enterprise Act 2002.	The provisions of the Enterprise Act 2002 (the ‘‘Enterprise Act’’) amending certain corporate insolvency provisions of the Insolvency Act 1986, came into force on 15 September 2003. As a result of the amendments made by the Enterprise Act, unless a floating charge was created prior to 15 September 2003, or falls within one of the exceptions contained in the Enterprise Act, the holder of a qualifying floating charge will be prohibited from appointing an administrative receiver to a company and, consequently, the ability to prevent the appointment of an administrator to such company will be lost.

Although the floating charge to be granted by the issuing entity pursuant to the terms of the trust deed is a qualifying floating charge for the purposes of the Enterprise Act, it will fall within the ‘‘capital market arrangement’’ exception to the prohibition on appointment of an administrative receiver and accordingly the note trustee will still be able to appoint an administrative receiver pursuant to the note trust deed and any note trust deed supplement.

Change of Law – EU directive on the taxation of savings income.	Under EC Council Directive 2003/48/EC on the taxation of savings income (the ‘‘EU savings tax directive’’), each member state is required, from 1 July 2005, to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other member state; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 per cent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Jersey is not subject to the EU savings tax directive. However, in keeping with Jersey's policy of constructive international engagement, the States of Jersey has introduced a retention tax system in respect of payments of interest, or other similar income, made to an individual beneficial owner resident in an EU member state by a paying agent situate in Jersey (the terms ‘‘beneficial owner’’ and ‘‘paying agent’’ are defined in the EU savings tax directive). The retention tax system will apply for a transitional period prior to the implementation of a system of automatic communication to

EU member states of information regarding such payments. The transitional period will end only after all EU member states apply automatic exchange of information and the EU member states unanimously agree that the United States of America has committed to exchange of information upon request. During this transitional period, such an individual beneficial owner resident in an EU member state will be entitled to request a paying agent not to retain tax from such payments but instead to apply a system by which the details of such payments are communicated to the tax authorities of the EU member state in which the beneficial owner is resident.

European Union Code of Conduct on Business Taxation.	On 3 June 2003, the European Union Council of Economic and Finance Ministers reached political agreement on the adoption of a Code of Conduct on Business Taxation. Jersey is not a member of the European Union, however, the Policy & Resources Committee of the States of Jersey has announced that, in keeping with Jersey's policy of constructive international engagement, it intends to propose legislation to replace the Jersey exempt company regime by 1 January, 2008 with a general zero rate of corporate tax.

Book-entry interests.	Unless and until individual note certificates are issued, persons acquiring notes will not be the legal owners or holders of such notes but will have rights in their capacity as participants in accordance with the rules and procedures of the relevant clearing system and in the case of indirect participants, their agreements with direct participants (such rights, ‘‘book-entry interests’’). After payment to the common depositary and the DTC custodian, the issuing entity will have no responsibility or liability for the payment of interest, principal or other amounts to Euroclear, Clearstream, the DTC custodian, the common depositary or to holders of book-entry interests. Either the common depositary or Cede as nominee of DTC will be the registered holder and legal owner of each class of notes for so long as such class is represented by one or more global note certificates. Accordingly, each person owning a book-entry interest must rely on the relevant procedures of the common depositary, the DTC custodian, Euroclear, Clearstream and DTC and, if such person is an indirect participant in such entities, on the procedures of the direct participant through which such person holds its interest, to exercise any rights of noteholders under the trust deed.

So long as the notes are in global form, payments of principal and interest on, and other amounts due in respect of, notes will be made to the common depositary and to Cede as nominee of DTC. Upon receipt of any payment, Euroclear, Clearstream and DTC will promptly credit direct participants' accounts with payments in amounts proportionate to their respective ownership of book-entry interests, as shown on their records. The issuing entity expects that payments by direct participants or indirect participants to owners of interests in book-entry interests held through such participants or indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of such direct participants or indirect participants. None of the issuing entity, the note trustee, the DTC custodian, any paying agent or the registrars will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, the book-entry interests or for maintaining, supervising or reviewing any records relating to such book-entry interests.

Unlike holders of individual note certificates, holders of the book-entry interests will not have direct rights under the trust deed to act upon solicitations of consents or requests by the issuing entity for waivers or other actions from noteholders. Instead, a holder of book-entry interests will be permitted to act only to the extent it has received appropriate proxies to do so from Euroclear, Clearstream or DTC (as the case may be) and, if applicable, direct participants. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable holders of book-entry interests to vote on any requested actions on a timely basis. Similarly, upon the occurrence of an event of default, holders of book-entry interests will be restricted to acting through the Euroclear, Clearstream, DTC or the DTC custodian (as the case may be) unless and until individual note certificates are issued. There can be no assurance that the procedures to be implemented by the Euroclear, Clearstream, DTC and the DTC custodian under such circumstances will be adequate to ensure the timely exercise of remedies under the trust deed. See ‘‘The Notes and the Global Notes’’.

Holders of beneficial interests in notes which are denominated in sterling or euros and which are held directly with DTC or through its participants must give advance notice to the exchange agent 15 days prior to each interest payment date that they wish payments on such global note certificates to be made to them in sterling or euro (as applicable) outside DTC. If such instructions are not given, sterling or euro payments on such notes will be exchanged for US dollars by the exchange agent prior to their receipt by DTC and the affected holders will receive US dollars on the relevant interest payment date.

Investment Company Act.	The issuing entity has not registered with the SEC as an investment company pursuant to the Investment Company Act.

If the SEC or a court of competent jurisdiction were to find that the issuing entity is required, but in violation of the Investment Company Act, had failed to register as an investment company, possible consequences include, but are not limited to, the following: (i) the SEC could apply to a district court to enjoin the violation; (ii) investors in the issuing entity could sue the issuing entity and recover any damages caused by the violation; and (iii) any contract to which the issuing entity is party that is made in, or whose performance involves, a violation of the Investment Company Act would be enforceable by any party to the contract unless a court were to find that under the circumstances enforcement would produce a more equitable result than non-enforcement and would not be inconsistent with the purposes of the Investment Company Act. Should the issuing entity be subjected to any or all of the foregoing, the issuing entity would be materially and adversely affected.

US DOLLAR PRESENTATION

References throughout this Base Prospectus to ‘‘£’’, ‘‘pounds’’ or ‘‘sterling’’ are to the lawful currency of the United Kingdom of Great Britain and Northern Ireland. References in this Base Prospectus to ‘‘US$’’, ‘‘$’’, ‘‘US dollars’’ or ‘‘dollars’’ are to the lawful currency of the United States of America.

The following table sets out the historical movement of the sterling/US dollar exchange rate. There can be no assurance that future movements in the exchange rate will follow the precedent displayed in the table.

Sterling/US Dollar Exchange Rate History(1)

	Three months ended 31 [•] 2006	Year ended 31 December
		2005	2004	2003	2002	2001
Last(2)	[•]	1.7230	1.9181	1.7858	1.6100	1.4546
Average(3)	[•]	1.8196	1.8334	1.6358	1.5038	1.4407
High	[•]	1.9291	1.9467	1.7858	1.6100	1.5038
Low	[•]	1.7142	1.7559	1.5541	1.4082	1.3727

Notes

(1)	Data obtained as of 26 April 2006 from Bloomberg GBP Currency HP screen (closing exchange rate). This information is a publicly available information source relied upon by the financial market and as far as the Issuing Entity is aware and is able to ascertain, no facts have been omitted which would render this information inaccurate or misleading.

(2)	Last is the closing exchange rate on the last Operating Business Day of each of the periods indicated; periods commencing from 1 January or the next Business Day.

(3)	Average is the average daily exchange rate during each of the periods indicated.

THE ISSUING ENTITY

Turquoise Card Backed Securities plc, described as the Issuing Entity in this Base Prospectus, is a public limited liability company which was incorporated as a special purpose vehicle for the issue of asset backed securities in England and Wales, under the Companies Act 1985, on 13 July 2005 with registered number 5506646. Its registered office and principal place of business are located at c/o Wilmington Trust SP Services (London) Limited, Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ. Its telephone number is +44 20 7614 1111.

The authorised share capital of the Issuing Entity is £50,000, comprising 50,000 shares, each of £1 par value. The issued share capital of the Issuing Entity is £50,000, comprising 50,000 shares, 2 of which are fully paid and 49,998 are one quarter paid up. One of the fully paid up shares is held by Wilmington Trust SP Services (London) Limited on trust for Turquoise Holdings Ltd. The remaining shares of the Issuing Entity's issued share capital are held by Turquoise Holdings Ltd. It has a fiscal year end date of 31 December, and it will publish audited accounts for each fiscal year within six months of its year end. The Issuing Entity does not have any subsidiaries.

Turquoise Holdings Ltd is a private limited company which was formed in England and Wales on 6 September 2005 with registered number 5554872. The registered office of Turquoise Holdings Ltd is at c/o Wilmington Trust SP Services (London) Limited, Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ. The authorised share capital of Turquoise Holdings Ltd is £12,700, comprising 12,700 shares, each of £1 par value. The issued share capital of Turquoise Holdings. Ltd is £12,700, comprising 12,700 shares. All of its issued share capital is held by Wilmington Trust SP Services (London) Limited, a trust company incorporated in England and Wales with registered number 2548079, acting as trustee of the Turquoise Charitable Trust, a charitable trust established under the laws of England and Wales.

Principal Activities

The Issuing Entity was formed principally to:

•	issue Notes from time to time;

•	enter into and perform its duties under all financial arrangements in connection with the Programme;

•	purchase the relevant Loan Note;

•	enter into and perform its duties under all the documents necessary to purchase the relevant Loan Note as specified in each Prospectus Supplement/Final Terms;

•	enter into and perform its duties under all of the Programme documents and exercise its powers in relation to the issue of the Notes; and

•	exercise its related rights and powers pursuant to the Programme documents to which it is a party and perform any other activities incidental thereto.

Directors and Secretary

The following sets out the directors of the Issuing Entity and their business addresses and principal activities. The Issuing Entity is organised as a special purpose vehicle and will be largely passive, engaging only in the types of transactions described in this Base Prospectus. The Issuing Entity will be managed and controlled by its directors in England and Wales, however, it is expected that, once the company is conducting business, it will only require a small amount of active management.

Name	Nationality	Business Address	Function	Principal Activities	Age
Mark Filer	British	Tower 42, (Level 11), International Financial Centre, 25 Old Broad Street, London EC2N 1HQ	Company Director	Company Director	39
Ruth Samson	British	Tower 42, (Level 11), International Financial Centre, 25 Old Broad Street, London EC2N 1HQ	Company Director	Company Director	33
Wilmington Trust SP Services (London) Limited	–	Tower 42, (Level 11), International Financial Centre, 25 Old Broad Street, London EC2N 1HQ	Company Director	Provider of Company Management Services	–

The directors of the Issuing Entity do not have a specific term of office but each may be removed by a resolution passed at a shareholders' meeting.

There are no potential conflicts of interest between the duties of the directors listed above to the Issuing Entity and their private interests or other duties.

Wilmington Trust SP Services (London) Limited will provide the Issuing Entity with general secretarial, registrar and company administration services under the terms of an agreement which we will refer to as the ‘‘Corporate Services Agreement’’.

The secretary of the Issuing Entity is:

Name	Business Address
Wilmington Trust SP Services (London) Limited	Tower 42, (Level 11), International Financial Centre, 25 Old Broad Street, London EC2N 1HQ

The net proceeds of the sale of each Series of Notes will be used by the Issuing Entity to purchase the corresponding Series Loan Note. The Issuing Entity will be prohibited by the Trust Deed, the relevant Series Trust Deed Supplement and the terms and conditions of the relevant Series of Notes from engaging in any business other than:

•	the business described in this Base Prospectus;

•	issuing the Notes and using their proceeds to acquire the corresponding Series Loan Note; and

•	performing its obligations and preserving and exercising its rights under the Dealer Agreements, the Loan Notes, the Agency Agreement, the Trust Deed, each Series Trust Deed Supplement, the Expenses Loan Agreement, any Swap Agreements, the Corporate Services Agreement and any documents relating thereto.

The Issuing Entity's ability to incur, assume or guarantee debt will also be restricted by the Trust Deed, each Series Trust Deed Supplement and the terms and conditions of the relevant Series of Notes.

HSBC does not own, directly or indirectly, any of the share capital of the Issuing Entity.

Sources of Capital and Revenue

The Issuing Entity's source of capital will be the net proceeds of the offering of each Series of Notes.

The Issuing Entity's primary sources of revenue will be payments of interest and principal on each Series Loan Note acquired from the Loan Note Issuing Entity and borrowings under any Series Expenses Loan Drawings as described below.

Capitalisation and Indebtedness

The unaudited capitalisation and indebtedness of the Issuing Entity as at the date of this Base Prospectus is as follows:

Share Capital
Total authorised share capital	£50,000
Total issued share capital	£50,000
Loan Capital	£0

There are no outstanding loans or subscriptions, allotments or options in respect of the Issuing Entity. There are no guarantees or contingent liabilities in respect of the Issuing Entity.

The capitalisation and indebtedness of the Issuing Entity as set out above is correct as of the date of this Base Prospectus, however, the capitalisation and indebtedness of the Issuing Entity will change as new Series of Notes are issued from time to time. Each Prospectus Supplement/Final Terms will contain information regarding all Series of Notes issued under the Programme then outstanding.

There is no goodwill in the balance sheet of the Issuing Entity, nor will any goodwill need to be written off upon the issue of any Notes.

Litigation

There are no, nor since the Issuing Entity's incorporation on 13 July 2005 have there been any, governmental, legal or arbitration proceedings which may have, or have had, a significant effect on the Issuing Entity's financial position or profitability. The Issuing Entity is not aware that any such proceedings are pending or threatened.

Financial Position

At the date of this Base Prospectus, $880,000,000 principal amount of series 2006-1, class A notes, $55,000,000 principal amount of series 2006-1, class B notes and $65,000,000 principal amount of series 2006-1, class C notes have been issued by the Issuing Entity. There has been no material adverse change in the financial position or prospects of the Issuing Entity since its date of incorporation. Other than as disclosed in this Base Prospectus, there has been no significant change in the financial or trading position of the Issuing Entity since its date of incorporation.

USE OF PROCEEDS

The proceeds of the issue of each Series of Notes (after taking into account the conversion into sterling of any other currency received with respect to the issue of the Notes) will be used to purchase from the Loan Note Issuing Entity the corresponding Loan Note of such value and on such terms as further specified in the relevant Prospectus Supplement/Final Terms. The Issuing Entity will pay the fees and commissions arising from the issue of each Series of Notes by making a drawing under the corresponding Series Expenses Loan Drawing (as defined below) of an amount at least equal to the fees and commissions payable on the Notes.

SERIES EXPENSE LOAN DRAWINGS

On or prior to the Issue Date of the first Series of Notes, the Issuing Entity will enter into a revolving facility under a loan agreement (the ‘‘Expenses Loan Agreement’’) made with HSBC as lender, this facility being an ‘‘Expenses Loan Facility’’. On the date of issuance of each Series of Notes, the Issuing Entity – as borrower – will make a drawing under the Expenses Loan Facility under which HSBC will lend to the Issuing Entity in respect of such Series an amount to be set out in the Prospectus Supplement/Final Terms corresponding to such Series, to be used by the Issuing Entity to meet its costs and expenses relating to issuing such Series of Notes. Each such drawing under the Expenses Loan Facility is called a ‘‘Series Expenses Loan Drawing’’. The amount outstanding under the each Series Expenses Loan Drawing will bear interest at the rate of three-month sterling LIBOR plus a margin of 1.0 per cent. per annum. The Issuing Entity will pay amounts due under each Series Expenses Loan Drawing out of funds that would otherwise be ultimately payable to HSBC from Excess Spread (see ‘‘Receivables Trust – Monthly Finance Charge Waterfall’’). The Issuing Entity will pay interest to HSBC on each Payment Date.

DEPOSITOR AND LOAN NOTE ISSUING ENTITY

Turquoise Funding 1 Limited, the Depositor of the programme and described as the Loan Note Issuing Entity in this Base Prospectus, is a private limited liability company which was formed in Jersey, Channel Islands under the Companies (Jersey) Law 1991 on 27 January 2006 with registered number 92327. Its registered office and principal place of business are located at 26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands.

The authorised and issued share capital of the Loan Note Issuing Entity is £2, comprising 2 shares, each of £1 par value and each of which is fully paid. Bedell Trustees Limited, a trust company incorporated in Jersey, acting as trustee of the Turquoise Charitable Trust, a charitable trust established under the laws of Jersey, Channel Islands holds through nominees 100 per cent of the issued share capital of the Loan Note Issuing Entity. The Loan Note Issuing Entity's fiscal year end is 31 December. It does not have any subsidiaries.

The Loan Note Issuing Entity was formed principally to:

•	issue Loan Notes;

•	enter into the financial arrangements to issue Loan Notes;

•	purchase an initial Investor Certificate representing its Aggregate Investor Interest in the Receivables Trust on 23 May 2006, and thereafter to increase its Aggregate Investor Interest in the Receivables Trust by further investments in the Receivables Trust; and

•	enter into documents and exercise its powers connected to the above.

The Loan Note Issuing Entity has not engaged in any activities since its incorporation other than the above.

Directors and Secretary

The following sets out the directors of the Loan Note Issuing Entity and their business addresses and principal activities. The Loan Note Issuing Entity is organised as a special purpose vehicle and is largely passive, engaging only in the types of transactions described in this Base Prospectus. The Loan Note Issuing Entity is managed and controlled by its directors in Jersey, however, it is expected that it will continue to only require a small amount of active management with respect to its day-to-day activities.

Name	Nationality	Business Address	Principal Activities
Shane Michael Hollywood	British	26 New Street St Helier Jersey JE2 3RA Channel Islands	Advocate of the Royal Court of Jersey
Richard Charles Gerwat	British	26 New Street St Helier Jersey JE2 3RA Channel Islands	Advocate of the Royal Court of Jersey

Shane Michael Hollywood and Richard Charles Gerwat are also directors of Bedell Trustees Limited, Bedell Secretaries Limited and Bedell Trust Company Limited, and are also partners in the Bedell Group Partnership, as well as being partners in the law firm Bedell Cristin. They are each also a director of the Receivables Trustee.

The secretary of the Loan Note Issuing Entity is:

Name	Business Address
Bedell Secretaries Limited	26 New Street St Helier Jersey JE2 3RA Channel Islands

The directors of the Loan Note Issuing Entity do not have a specific term of office but each may be removed by a resolution passed at a shareholders' meeting. There are no potential conflicts of interest between the director's duties and their other private interests of duties, other than those highlighted above.

Administration Agreement

The Loan Note Issuing Entity does not and will not have any employees. In order to fulfil its obligations under the Loan Notes and the documents to which it is a party, the Loan Note Issuing Entity, on or after the date of this Base Prospectus, but prior to the issuance of Notes by the Issuing Entity, will enter into an agreement, (the ‘‘Administration Agreement’’) with Bedell Trust Company Limited, (the ‘‘Administrator’’) and HSBC Bank plc. Under the terms of the Administration Agreement, the Administrator has agreed to provide company secretarial and administration services to the Loan Note Issuing Entity, in return for a fee, which will be paid out of LNI Costs Amount.

Sources of Capital and Revenue

The Loan Note Issuing Entity's source of capital will be the proceeds of the offering of each Series Loan Note.

The Loan Note Issuing Entity's primary source of revenue will be payments in respect of its Aggregate Investor Interest.

Capitalisation and Indebtedness

The unaudited capitalisation and indebtedness of the Loan Note Issuing Entity as at the date of this Base Prospectus, is as follows:

Share Capital
Total authorised share capital	£2
Total issued share capital	£2
Loan Capital	£536,193,030

There are no other outstanding loans or subscriptions, allotments or options in respect of the Loan Note Issuing Entity. There are no guarantees or contingent liabilities in respect of the Loan Note Issuing Entity.

There is no goodwill in the balance sheet of the Loan Note Issuing Entity.

The capitalisation and indebtedness of the Loan Note Issuing Entity as set out above is correct as of the date of this Base Prospectus, however, the capitalisation and indebtedness of the Loan Note Issuing Entity will change as new Series Loan Notes are issued from time to time. Each Prospectus Supplement/Final Terms will contain information regarding all Loan Notes issued under the Programme then outstanding.

Litigation

There are no, nor since the Loan Note Issuing Entity's incorporation on 27 January 2006 have there been any, governmental, legal or arbitration proceedings which may have, or have had, a significant effect on the Loan Note Issuing Entity's financial position or profitability. The Loan Note Issuing Entity is not aware that any such proceedings are pending or threatened.

Financial Position

At the date of this Base Prospectus, £536,193,030 principal amount of series 2006-1 Loan Note has been issued by the Loan Note Issuing Entity. There has been no material adverse change in the Loan Note Issuing Entity's financial position or prospects since its incorporation. Other than as disclosed in this Base Prospectus, there has been no significant change in the financial or trading position of the Loan Note Issuing Entity since its incorporation.

THE ADMINISTRATOR

Bedell Trust Company Limited, which we will refer to as the Administrator in this Base Prospectus, will provide, company administration services to the Loan Note Issuing Entity and the Receivables Trustee and Dormant Investor Beneficiary under the relevant Corporate Services Agreements. Bedell Secretaries Limited will provide company secretarial services to the Loan Note Issuing Entity.

Bedell Trust Company Limited is a private limited company which was incorporated in Jersey, Channel Islands on 3 April 1992 with registered number 52417. Its registered office is located at 26 New Street, St Helier, Jersey JE2 3RA, Channel Islands.

The Administrator is ultimately owned by the partners from time to time of the Bedell Group Partnership.

The Administrator undertakes diversified offshore trust administration services and is regulated by the Jersey Financial Services Commission under the Financial Services (Jersey) Law 1998, for the purpose of carrying on trust company business.

THE NOTE TRUSTEE AND SECURITY TRUSTEE

Law Debenture Trust Company of New York act as initial Note Trustee, and initial Security Trustee in this transaction.

Law Debenture Trust Company of New York is primarily a provider of corporate trust and related services for corporate, municipal and sovereign issuers. It generally acts as trustee for ‘‘new’’ business or may assume the position of trustee from another bank as ‘‘successor’’ business. Additionally Law Debenture Trust Company of New York acts as administrative, escrow or paying agency in a variety of complex transactions including: project financings, mergers and acquisitions, and litigation/liquidation trusts.

Law Debenture Trust Company of New York is a wholly owned subsidiary of Law Debenture Holdings Inc. (Holdings) who is a wholly-owned subsidiary of LDC Trust Management Limited, an entity based in the United Kingdom. Law Debenture Trust Company of New York is licensed by the New York State Banking Department.

Law Debenture has served as trustee in numerous asset-backed securitization transactions and programmes involving pools of credit card receivables. The initial Note Trustee will act as trustee for the noteholders of each series under the note trust deed (and each relevant series trust deed supplement), as described below under ‘‘The Notes and the Global Notes’’). The initial Note Trustee will also hold the security for the notes of each series under the terms of the security trust deed (and the relevant series note trust deed supplement), as described below under ‘‘Terms and Conditions of the Notes’’). Law Debenture's address is 767 Third Avenue, 31st Floor, New York, New York 10017. It's telephone number is +1 212 750 6474.

At 31 December 2005, Law Debenture Trust Company of New York serves as trustee for 78 bond issues representing approximated US$24 billion and as agent for 14 escrow accounts representing approximately US$36 million.

For a description of Law Debenture Trust Company of New York's duties and responsibilities under the governing documents and applicable law, its functions, limitations of its liability, indemnification and contractual provisions regarding its replacement as Note Trustee and Security Trustee, please see respectively, the sections ‘‘The Trust Deed – Appointment, Powers, Responsibilities and Liability of the Note Trustee’’ and ‘‘The Security Trust Deed – Appointment, Powers, Responsibilities and Liability of the Security Trustee’’ below.

THE RECEIVABLES TRUSTEE

Turquoise Receivables Trustee Limited, the Receivables Trustee, is a private limited liability company incorporated in Jersey, Channel Islands under the Companies (Jersey) Law 1991 on 27 January 2006 with registered number 92324. Its registered office is at 26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands.

The authorised and issued share capital of the Receivables Trustee is £2, comprising 2 shares, each of £1 par value and each of which is fully paid. All of the issued share capital of the Receivables Trustee is held by nominees for Bedell Trustees Limited acting as trustee of the Turquoise Charitable Trust, a charitable trust established under the laws of Jersey, Channel Islands.

The Receivables Trustee was formed principally to:

•	act as trustee of the Receivables Trust;

•	purchase and accept transfers of the Receivables from the Sponsor;

•	issue certificates to Beneficiaries on behalf of the Receivables Trust; and

•	enter into documents incidental to or relating to those activities.

Directors and Secretary

Bedell Trust Company Limited, a company incorporated in Jersey, Channel Islands, provides the Receivables Trustee with company secretarial and administration services. Its fees for providing these services are included in the fees paid to the Receivables Trustee. See the section ‘‘The Receivables Trust – Trustee Payment Amount’’.

The following sets out the directors of the Receivables Trustee and their business addresses and principal activities. The Receivables Trustee is organised as a special purpose vehicle and is largely passive, engaging only in the types of transactions described in this Base Prospectus. The Receivables Trustee is managed and controlled by its directors in Jersey, however, it is expected that it will continue to require only a small amount of active management.

Name	Nationality	Business Address	Principal Activities
Shane Michael Hollywood	British	26 New Street St Helier Jersey JE2 3RA Channel Islands	Advocate of the Royal Court of Jersey
Richard Charles Gerwat	British	26 New Street St Helier Jersey JE2 3RA Channel Islands	Advocate of the Royal Court of Jersey

Shane Michael Hollywood and Richard Charles Gerwat are also directors of Bedell Trustees Limited, Bedell Secretaries Limited and Bedell Trust Company Limited, and are also partners in the Bedell Group Partnership, as well as being partners in the law firm Bedell Cristin. They are also each a director of the Loan Note Issuing Entity.

The secretary of the Receivables Trustee is:

Name	Business Address
Bedell Secretaries Limited	26 New Street St Helier Jersey JE2 3RA Channel Islands

Principal Activities Performed

The directors of the Receivables Trustee do not have a specific term of office but each may be removed by a resolution passed at a shareholders' meeting.

HSBC does not own, directly or indirectly, any of the share capital of the Receivables Trustee.

Management and Activities

The Receivables Trustee has been established specifically to act as trustee of the Receivables Trust. Its activities are restricted by the RTDSA and the related RTDSA Supplements.

The Receivables Trustee was formed principally to:

•	engage in activities incidental to the declaration of the Receivables Trust;

•	obtain any necessary consents or licences in the United Kingdom and/or Jersey;

•	authorise and execute the documents to which it is a party in order to establish the Receivables Trust;

•	purchase and accept transfers of the Receivables from the Sponsor;

•	issue certificates to Beneficiaries in respect of their interests in the Receivables Trust;

•	establish and maintain a register of the entitlements of Beneficiaries under the Receivables Trust;

•	engage in activities incidental to the transfer to it of receivables under the Designated Accounts, as defined under the heading ‘‘Assignment of Receivables to the Receivables Trustee’’; and

•	authorise and execute the other documents to which it is to be party.

The Receivables Trustee has not engaged in any activities since its incorporation other than the above.

The Receivables Trustee has made a number of covenants in the RTDSA, including that it will not without the prior written consent of each of the Beneficiaries of the Receivables Trust:

•	carry on any business other than as trustee of the Receivables Trust and will not engage in any activity or do anything at all except:

(1)	hold and exercise its rights in the property of the Receivables Trust or other segregated trusts created by the RTDSA and perform its obligations as trustee for the property of those trusts;

(2)	preserve, exercise and enforce any of its rights and perform and observe its obligations under the RTDSA, the Receivables Securitisation Deed, the master framework agreement, each RTDSA Supplement and each other Related Document, including any documents secured directly or indirectly by an interest under the Receivables Trust, any mandate and other agreement about a trust account – see ‘‘The Receivables Trust – Application of Collections’’, or a bank account in which the Receivables Trustee has a beneficial interest, the trust section 75 indemnity, and any other document contemplated by and executed in connection with any of the preceding documents. We refer to these documents collectively as the ‘‘Relevant Documents’’;

(3)	pay dividends or make other distributions up to its profit amount;

(4)	use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the Relevant Documents; and

(5)	perform any and all acts incidental to or otherwise necessary in connection with (1), (2), (3) or (4) above;

•	incur any debt other than debt that is described by this Base Prospectus or contemplated by the Relevant Documents;

•	give any guarantee or indemnity in respect of any debt other than is contemplated by the Relevant Documents;

•	create any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any Person or other type of preferential arrangement having similar effect over any of its assets, or use, invest, sell or otherwise dispose of any part of its assets, including any uncalled capital or undertaking, present or future, other than as expressly contemplated by the Relevant Documents;

•	consolidate or merge with any other Person or entity or convey or transfer its properties or assets to any Person or entity;

•	permit the validity or effectiveness of the Receivables Trust to be supplemented, amended, varied, terminated, postponed or discharged – other than as expressly contemplated in the RTDSA or in any RTDSA Supplement;

•	have any Subsidiary; or

•	have an interest in any bank account other than a trust account and its own bank account opened for the purpose of receiving and making payments to be made otherwise than in its capacity as Receivables Trustee – including paying the servicing fee to the Servicer and the quarterly fee due to Bedell Trust Company Limited for the provision of corporate services to the Receivables Trustee.

HSBC BANK PLC

HSBC will perform the following roles in connection with the issuance of the Notes:

•	Sponsor;

•	Servicer;

•	Originator Beneficiary;

•	Lender under the series expense loan agreement;

•	Swap Counterparty (unless specified otherwise in the relevant Final Terms); and

•	Dealer and Arranger.

HSBC Group has sponsored programmes in the United Kingdom of securitisation of consumer credit receivables since 1997 through the establishment of securitisation vehicles such as the Affinity Programme, the Prospect Programme and the Opus Programme. Through these vehicles, HSBC has sponsored the issuance of approximately £[1,647,925,000] of credit-card receivable-backed securities in more than seven transactions.

HSBC also has sponsored programmes of securitisation backed by other assets under the Clover Programme and Metrix Programme of approximately £[3,673,050,697].

The Business of the Sponsor

HSBC and its subsidiaries form a UK-based group providing a comprehensive range of banking and related financial services.

HSBC (formerly Midland Bank plc) was formed in England and subsequently registered as a limited company in 1880. In 1923, the company adopted the name of Midland Bank Limited which it held until 1982 when its name was changed to Midland Bank plc.

During the year ended 31 December 1992, Midland Bank plc became a wholly-owned subsidiary undertaking of HSBC Holdings plc, which we will refer to as ‘‘HSBC Holdings’’, whose Head Office is at 8 Canada Square, London E14 5HQ. HSBC adopted its current name, changing from Midland Bank plc, in the year ended 31 December 1999.

HSBC Holdings and its subsidiaries, which we will refer to as ‘‘HSBC Group’’, is one of the largest banking and financial services organisations in the world, with over 9,800 offices in 76 countries and territories in five geographic regions: Europe, Hong Kong; the rest of Asia-Pacific, including the Middle East and Africa; North America; and South America. Its total assets as at 31 December 2005 were US$ 1,501,970 m. HSBC is the HSBC Group's principal operating subsidiary undertaking in Europe.

HSBC Group acquired Household International, Inc., one of the largest independent consumer finance businesses in the United States, in March 2003. HFC Bank Limited, which we will refer to as ‘‘HFC’’, is the UK arm of Household International. HFC transferred its credit card business to HSBC in December 2005.

HSBC is one of the leading credit card issuers in the United Kingdom. HSBC is regulated pursuant to the Financial Services and Markets Act of 2000 and is an authorised institution supervised by the Financial Services Authority.

The short-term unsecured debt obligations of HSBC are currently rated A-1+ by Standard & Poor's and P-1 by Moody's and the long-term unsecured debt obligations of HSBC are currently rated AA- by Standard & Poor's and Aa2 by Moody's.

The Notes will not be obligations of the HSBC Group, HSBC or any of their affiliates.

Management

The Directors of HSBC, each of whose business address is 8 Canada Square, London E14 5HQ, their functions in relation to the HSBC Group and their principal outside activities (if any) of significance to the HSBC Group are as follows:

Name	Function	Other principal activities outside the Sponsor
S K Green	Chairman	HSBC Group Chief Executive HSBC Holdings plc
M F Geoghegan, CBE	Deputy Chairman	Executive Director HSBC Holdings plc
D D J John	Chief Executive	HSBC Group General Manager HSBC Holdings plc
D C Budd	Chief Operating Officer	HSBC Group General Manager HSBC Holdings plc
C-H Filippi	Director	Chairman and Chief Executive Officer HSBC France HSBC Group Managing Director HSBC Holdings plc
J D Fishburn	Director*	Chairman HFC Bank Limited and an independent non-executive Director of HSBC Finance Corporation
C M S Jones	Director*
R E S Martin (Mrs)	Director*	General Counsel and Company Secretary of Reuters PLC
A R D Monro-Davies	Director*	–
P M Shawyer	Director*	–
J Singh	Director*	Chairman and Chief Executive Officer Edwardian Group Limited
J F Trueman	Director*	–

*	Independent non-executive Director

There are no existing or potential conflicts of interest between any duties owed to HSBC by its management (as described above) and the private interests and/or other external duties owed by these individuals.

Executive Committee

HSBC's Executive Committee meets regularly and operates as a general management committee under the direct authority of the Board. The members of the Executive Committee are: D D J John (Chairman) and D C Budd, both of whom are executive directors, and A M Keir, C G F Laughton-Scott, B M Cannon, J D Garner, A M Mahoney, R K McGregor, C M Meares, and M J Powell, all of whom are senior executives.

Major Shareholders

HSBC is directly and wholly owned by HSBC Holdings.

The Notes will not be obligations of the HSBC Group, HSBC or any of their affiliates.

Credit Card Usage in the United Kingdom

The United Kingdom credit card market, with an approximate 31 million adults holding at least one credit card as of the end of 2004, is the largest and most developed in Europe (Association for Payment Clearing Systems). As of mid-2004, the total population of the United Kingdom is approximately 59.8 million, with the adult population accounting for approximately 46.6 million or 77.8 per cent. (Office of National Statistics).

The total number of credit, charge and corporate cards in issue in the United Kingdom has grown rapidly and stood at approximately 69 million (excluding American Express and Diners Club) at the end of June 2006. In the five years to June 2006, the number of cards has risen by approximately 18.8 million cards. Card borrowings were approximately £66.4 billion as of the end of June 2006 (British Bankers Association).

THE CREDIT CARD PORTFOLIO

General

HSBC is one of the UK's top credit card issuers and issued its first credit card in 1972. The HSBC Card Services division, which we will refer to as ‘‘Card Services’’, manages the bank portfolio, and leads the development of new credit card products for the Sponsor. Following the acquisition of HFC's credit card accounts in December 2005, Card Services became responsible for managing the credit card accounts originated by HFC, including, among other products, Receivables from GM card accounts. Through its development of advanced direct marketing techniques, unique card offerings, sophisticated portfolio analysis and risk-based pricing systems and an extensive database of consumer behavioural and external information, HSBC has become one of the leading players in the UK credit card industry. HSBC Group's total UK credit card portfolio, including M&S Money and first direct, makes it a top six issuer in the United Kingdom, as of June 2005, measured by the number of cards in issue and balances.

Card Services currently pursues a multi-brand/multi-channel approach to growing its credit card portfolio. In addition to credit card accounts originated under the HSBC brand, Card Services, directly and through affiliates, also markets credit cards under various brands and co-brands with third parties.

Receivables to be included in the securitised portfolio, from time to time, will be generated from the HSBC portfolio only, and exclude, among others, M&S Money, John Lewis Partnership and Account Cards and first direct receivables. See ‘‘The Receivables – Assignment of Receivables to the Receivables Trustee’’.

Card Services uses a customer-driven strategy and risk-based pricing to offer a range of products through a variety of origination channels with an objective of targeting different segments of the market with different brands. HSBC-originated accounts have been marketed primarily to existing HSBC customers who tend to be more focused on customer service and issuer reputation. HFC-originated accounts have been marketed to customers typically falling outside this customer base, for example co-branded retailer credit cards are marketed to store customers and customers averse to retail banks, while the ‘‘marbles’’ card focuses its marketing scheme through the internet.

Card Services operates its credit card activities from a number of sites including:

London, England	Head office, marketing office, risk management.
Southend-On-Sea, England	Card operations centre, including customer service, collections and training.
Winkfield, England	HFC marketing, risk management
Birmingham, England	HFC operations centre, including service/call centre, fraud monitoring, collections and training.
Various Global Service Centres (‘‘GSCs’’), including sites in India and China	Operations centres, customer service and early-stage collections; fraud monitoring; Customer Telephone Services.

Account Origination

The Eligible Accounts from which the current Designated Accounts have been selected and from which Additional Accounts will be selected from time to time, represent a majority of the consumer revolving credit loans arising in MasterCard® and VISA® accounts originated and/or owned by the Sponsor. Additional accounts selected in the future may include Eligible Accounts originated after the date of this Base Prospectus that are selected using eligibility criteria different from those used in selecting the Designated Accounts in respect of the Programme as at 31 March 2006. See ‘‘The Receivables – Assignment of Receivables to the Receivables Trustee’’.

The Sponsor is a member of VISA® and MasterCard® International; VISA® and MasterCard® credit cards are issued as part of the worldwide VISA® and MasterCard® International systems, and transactions creating the Receivables through the use of those credit cards are processed through the VISA® and MasterCard® International authorisation and settlement systems. The two main on-sale HSBC products are MasterCard® branded and a substantial part of the existing portfolio is VISA® branded.

As discussed in the section entitled ‘‘Risk Factors’’, the OFT in the UK has undertaken a number of examinations into whether MasterCard®'s interchange fees during the period prior to 18 November 2004 were excessive; and in relation to interchange fees arrangements after that period, the OFT is currently undertaking an investigation, which has not yet been concluded. The outcome of this latest investigation is unlikely to be felt immediately.

Card Services uses systems-driven credit assessment and risk-based pricing when assessing applications. Such a system considers information requested from the applicant and external information such as the applicant's indebtedness.

Due to the extent of the HSBC branch network, accountholders are generally spread out through the UK, with the two highest concentrations located in the greater London area (approximately 25 per cent.) and the Midlands (approximately 15 per cent.). HSBC originates accounts via in-branch solicitation of existing banking customers; various products are recommended to an existing customer based on his or her profile. New credit card accounts are also generated through direct mail solicitation campaigns that are directed at individuals with whom HSBC has other pre-existing relationships, for example mortgage customers. Accounts originated by HFC were generated principally through direct mail, internet recruitment and telemarketing solicitation directed almost exclusively at customers with no existing relationship with HSBC.

HSBC also has relationships with Experian and Equifax credit bureaus that allow them to pre-screen mailing lists to prevent solicitations being sent to prospective accountholders who have significant adverse credit bureau information.

Applications are consistent with the format generally used by bank credit card issuers in the UK and require prospective cardholders to provide information on, among other things, the applicant's income, employment status and residence. Currently, applicants can apply on-site at branches or stores, send a completed application via post, input their data on-line or give their information to a customer services operator who will input the data directly into an electronic application.

The credit scoring system used in the account origination process provides an indication of an applicant's likelihood to repay his or her obligations. The credit scoring system applies information about applicants from various sources, including the electoral roll, credit insurance data, previous credit searches, records of county court judgments and a fraud avoidance credit referencing database maintained by various credit bureaus, as well as information supplied by the applicant on the application form. Application details are screened using a data verification process commonly known as ‘‘Know Your Customer’’ or ‘‘KYC’’ to comply with counter-money laundering and counter-terrorism regulations.

Application information is also run through national platforms called HUNTER and CIFAS, national bank databases of known fraudsters and data supplied on other fraudulent applications, which assists in identifying fraudulent applications. HSBC also utilizes an internal suspect database.

The applicants are assessed for creditworthiness by a combination of in-house system-based checking, external credit bureau data and manual verification, where appropriate, to select suitable applicants. Prior to November 2005, any manual overrides to system decisioning for applications opened at an HSBC branch were undertaken by branch staff with the appropriate approval authority. Since this date, this manual decisioning has been moved to a newly established specialist central underwriting department. Card Services determines the credit score that is required for acceptance of a particular application based on a variety of factors, including the product applied for and its risk tolerance pertaining to the product at the time of scoring. The risk tolerance may be adjusted based on factors such as economic conditions, campaign objectives, competition and the analysis of historical data. An applicant whose application is approved is assigned an initial credit limit based on the applicant's credit score and income level. HSBC is required to provide a customer appeals process for automated credit scoring and limit setting.

Account Use and Maintenance

Cardholders may use their cards for purchases, cash advances and to finance balance transfers. Purchases occur when cardholders use their cards to acquire goods or services. Cash advances occur when cardholders use their cards to obtain cash from a financial institution or ATM. Balance transfers occur when a customer arranges by telephone, completion of a coupon, as part of his or her original application or by cheque to transfer the balance of another credit or store-card or to consolidate his or her overdraft to his or her credit card. Amounts due with respect to purchases, cash advances and balance transfers will be included in the Receivables offered to the Receivables Trustee under the Receivables securitisation agreement.

Card Services manages the bank portfolios with the goal of maximising profitability. This is done by splitting classes of applicants into different segments based on profitability and risk. Credit limits are both increased and decreased systematically based on continuing evaluation of accountholders' credit behaviour and suitability. Credit limits may also be adjusted at the request of the accountholder, subject to continuous evaluation of credit behaviour and suitability.

Each accountholder is subject to an agreement governing the terms and conditions of his or her account. Each agreement provides that the Sponsor, if it gives advance notice to the accountholder, may, at any time, change or terminate any terms, conditions, services or features of the account (including increasing or decreasing periodic finance charges, other charges or minimum payments).

Processing & Account Management

The migration of HSBC to the issuing and processing system known as Worldwide HSBC Instalment and Retail Lending, which we refer to as ‘‘Whirl’’, the platform on which HFC operates, took place in the first quarter of 2005.

Card Services provides certain processing services at various sites, including but not limited to:

•	maintenance of account holder data and account holder transaction management;

•	transmission of cardholder data to the group's appointed card suppliers and statement printers;

•	interface to the group print operation division for letter printing; and

•	interface to the payment schemes (VISA® and MasterCard®) enabling the daily processing of authorisations and settlement.

The settlement process has links to VISA® and MasterCard® to enable cardholder transactions to be transferred.

Robust contingency plans are in place in both the UK and overseas to minimize delays in processing and recovery of all customer and transactional information and the replacement of the services that Card Services currently provides should any of its operations fail. HSBC has contingency sites in the UK, with dual site resilience across the GSC sites and the UK. HSBC has three operational sites in Birmingham that provide contingency for each other. In addition, HSBC has an agreement with a third party for use of premises in Coventry in the event of a major incident in Birmingham city centre.

The servers housing the Whirl system are located at South Yorkshire and Chicago, both of which have an analogous contingency site and recovery system.

Card Production

HSBC contracts with a third-party supplier, Oberthur Card Systems, known as Oberthur, for certain card production services. The supplier is a leading provider of microprocessor and multi-application smart cards and has contingency sites around Europe with a 24-hour turnaround timeframe.

Oberthur provides HSBC with services including, but not limited to:

•	receipt of daily transmissions containing cardholder data relating to new cards, replacement cards and re-issue cards;

•	magnetic stripe, embedding, chip encoding and despatching;

•	plastic card personalised embossing;

•	matching of plastics to card carriers and insertion of relevant inserts; and

•	secure preparation of cards mail packages.

Statement Printing

Monthly statement data with respect to each account holder is produced by Whirl which is then transmitted to a third party, Comunisis plc, for production and dispatch. Each statement contains details of transactions on the account that have occurred since the previous statement date. The statement may also contain details of other HSBC and other partner products that may be of interest to the accountholder.

Billing and Payment

Most credit card agreements issued by the Sponsor contain terms that allow cardholders to make purchases free of interest for up to 56 days. For the majority of products, this means that if the balance is paid in full by the due date noted on the customer statement (this is generally 25 days from the date of the statement), finance charges will not be incurred. Whilst repayment rates vary across products, currently the majority of cardholders must make a monthly payment of at least an amount equal to the greater of 3 per cent. of the statement balance or £5 or the total amount if the balance is less than £5.

Various charges and fees are assessed on card accounts in accordance with the terms and conditions of the product held. The key fees include finance charges, annual fees, cash advance handling fees, late payment fees, returned payment fees, overlimit fees, balance transfer fees, foreign exchange fees and insurance premiums.

Finance charges on purchases, cash advances and balance transfers are calculated using the average daily balance method on the Whirl platform. Finance charges are calculated from the date transactions are posted. Finance charges are assessed monthly and are posted to the customer's account, subject to terms and conditions relating to interest-free periods and interest waivers.

Payment Processing

Customers are able to make payments through a variety of methods including: at any HSBC branch, via the post, telephone/internet banking and direct debit. Payments made by cheque are processed by iPSL, a company not affiliated with HSBC.

Delinquency and Loss Experience

HSBC considers an account to be contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to deal with delinquent receivables occur at various stages of delinquency. Those efforts include statement messages, formal letters and telephone calls generated through call processing centres at UK sites and at GSCs, which maintain an automated telephone dialling system for the purpose of contacting delinquent accountholders.

Once an account is recognised as delinquent, a determination is made of the timing and type of initial contact and frequency of subsequent contacts based upon the score assigned to such account by the account management strategy system and the severity of any cardholder misuse, if any. Low-risk delinquencies under 30 days are usually routed to the GSCs, where the initial contact typically is made by telephone between 1 and 15 days after an account becomes delinquent or, in certain cases, by letter between 5 days and 20 days after an account becomes delinquent depending on risk. After 30 days, automated telephone dialling may continue, the account may be blocked, or the delinquency may be routed to the appropriate UK telephone customer service sites. Medium to high risk delinquencies are routed to the appropriate UK telephone customer service sites.

After about 150 days' delinquency, Receivables are typically referred to HSBC's Debt Recovery Services, a wholly owned subsidiary debt recovery agency. Debt Recovery Services do not purchase the debt but take commission on any recoveries. HSBC also refers certain delinquent Receivables to external debt collecting agencies, who are commission-based. An account is normally charged off on the 180th day of delinquency, but HSBC can always trace payments to these external agencies. HSBC does not re-age accounts except in cases such as administrative error or after two or more timely monthly payments on a delinquent account.

HSBC may choose to set-off debts with the funds in an account holder's HSBC bank account after default and a default notice, unless these funds are protected from such set-off, as is the case with student loans. Debt abandonment occurs under limited circumstances, for example if the debt is de minimus (usually under £15).

Each set of Final Terms will contain tables relating to the securitised portfolio, including the historic contractual delinquencies of accounts in the securitised portfolio, broken down according to the number of days by which payments are overdue, as well as loss experience and provisions for bad and doubtful debt.

HSBC continues to monitor fraud via a system known as FALCON, which monitors real time credit card transactional activity and scores each transaction according to potential fraud risk, and continuously evaluates accountholders' credit behaviour and suitability via TRIAD, an account management system. Both TRIAD and FALCON are maintained by the Fair, Isaacs Company, an independent firm experienced in developing credit scoring models. HSBC also reviews disputed transactions with merchants and other banks to ensure charge-back transactions are processed.

MATURITY ASSUMPTIONS

Each Series RTDSA Supplement will provide that the Loan Note Issuing Entity will not receive distributions of Principal Collections from the Receivables Trustee, for payment of principal on the corresponding Loan Note, until the Scheduled Redemption Date for such Series, or earlier if a Pay Out Event results in the start of the Regulated Amortisation Period or the Rapid Amortisation Period.

On each Distribution Date during the Controlled Accumulation Period an amount equal to the Controlled Deposit Amount will be deposited in the Principal Funding Account until the balance of the Principal Funding Account equals the Initial Investor Interest or the amount of Investor Interest funded by the corresponding Loan Notes. Although it is anticipated that Principal Collections will be available on each Distribution Date during the Controlled Accumulation Period to make a deposit of the Controlled Deposit Amount and that the Initial Investor Interest acquired by the Loan Note Issuing Entity in connection with each Series will be paid to the Loan Note Issuing Entity on the Scheduled Redemption Date for such Series, thereby allowing the Loan Note Issuing Entity to redeem the corresponding outstanding Series Loan Note in full, no assurance can be given that sufficient Principal Collections will be available. If the amount required to pay the Series Investor Interest in respect of a Series Loan Note in full is not available on the Scheduled Redemption Date of the corresponding Series of Notes, a Pay Out Event will occur and the Rapid Amortisation Period will begin with respect to such Series of Notes.

If a regulated amortisation trigger event occurs during the Controlled Accumulation Period, the Regulated Amortisation Period will begin. If any other Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortisation Period will begin. In each case, any amount on deposit in the Principal Funding Account will be withdrawn by the Loan Note Issuing Entity and paid to the Issuing Entity on the first Payment Date falling after the commencement of the Regulated Amortisation Period or the Rapid Amortisation Period. In addition, to the extent that the Adjusted Investor Interest in respect of a Series Loan Note has not been paid in full, the Issuing Entity will be entitled to receive under the Loan Note an amount equal to the monthly distributions of Principal Collections to the Loan Note Issuing Entity in respect of such Adjusted Investor Interest during the Rapid Amortisation Period equal to the Available Investor Principal Collections until such Adjusted Investor Interest has been distributed in full or, during the Regulated Amortisation Period, an amount equal to the Controlled Deposit Amount until each Adjusted Investor Interest has been distributed in full. A Pay Out Event occurs, either automatically or after specified notice, after a trust Pay Out Event or a Series Pay Out Event occurs. If a Series Pay Out Event occurs, it will automatically trigger an early redemption event under the corresponding Loan Note.

Each Prospectus Supplement/Final Terms will contain a table prepared by Cards Services in unaudited form and presenting the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown. These are calculated as a percentage of total opening receivables balances during the periods shown. The payment rates are based on amounts which would be deemed payments of Principal Collections and Finance Charge Collections for the related accounts.

Collections may vary from month to month due to:

•	seasonal variations;

•	promotional offerings – such as payment holidays;

•	general economic conditions; and

•	payment habits of cardholders.

There is no guarantee that the future monthly payment rates for the Securitised Portfolio will be similar to the historical experience set forth in the table in the relevant Prospectus Supplement/Final Terms or that there will be enough Principal Collections to deposit the Controlled Deposit Amount into the Principal Funding Account each month during the Controlled Accumulation Period to redeem Notes of any Series fully by the Scheduled Redemption Date of such Series. If a Pay Out Event occurs, the average life and maturity of your Notes could be significantly reduced, since you may start receiving principal distributions before the Scheduled Redemption Date.

The payment rate may slow to below the payment rates used to determine the Controlled Deposit Amount or a Pay Out Event may occur which would start the Rapid Amortisation Period or the

Regulated Amortisation Period, so there is no guarantee that the actual number of months elapsed from the issuance date of a Series to the final Distribution Date for your Notes will equal the expected number of months in that period. If the Servicer shortens the Controlled Accumulation Period there is no guarantee that there will be enough time to accumulate all amounts necessary to pay the Adjusted Investor Interest fully on the corresponding Scheduled Redemption Date.

RECEIVABLES YIELD CONSIDERATIONS

The accrued finance charges and fees billed to accounts in the Bank Portfolio for the most recent available periods will be presented in the relevant Prospectus Supplement/Final Terms.

The historical yield figures in these tables are calculated on an accrual basis. Collections of receivables included in the Receivables Trust will be on a cash basis and may not be the same as historical yields set forth in the table. During periods of increasing delinquencies or an increase in periodic payment deferral Programmes, yields calculated on an accrual basis may exceed yields based on cash amounts billed to and collected from cardholders. Conversely, as delinquencies decrease or the use of periodic payment deferral Programmes decreases, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. The yield on both an accrual and a cash basis will be affected by many factors, including the Monthly Periodic finance charges on the Receivables, the amount of the Annual Fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur Monthly Periodic finance charges. For example, the Sponsor could change the monthly interest rate applied to its accounts or reduce or eliminate fees on its accounts. See ‘‘Risk Factors – A change in the terms of the Designated Accounts may adversely affect the amount or timing of collections and may cause an early redemption on your Notes and/or a loss on your Notes or a downgrade of your Notes’’.

THE RECEIVABLES

Assignment of Receivables to the Receivables Trustee

The Receivables that will be originated and offered to the Receivables Trustee are governed by the laws of England and Wales. Under the terms of a Receivables Securitisation Deed, to be entered into on or after the date of this Base Prospectus, but prior to the issuance of Notes by the Issuing Entity, HSBC, as the Sponsor, will offer on that date to the Receivables Trustee assignments of all Receivables that had arisen or will arise in all Designated Accounts on or about 7 June 2006 (the ‘‘Pool Selection Date’’). Only credit card accounts in the name of individuals may be designated. Each Prospectus Supplement/Final Terms relating to a Series of Notes will contain information on the then aggregate principal amount of Receivables in the Securitised Portfolio.

If for any reason any Receivables from Designated Accounts cannot be properly assigned to the Receivables Trustee, the Sponsor will hold those Receivables and any collections on those Receivables on trust for the Receivables Trustee. These collections will be treated as if the Receivables had been properly assigned. For a discussion of the effect of the transfer, see ‘‘Material Legal Aspects of the Receivables – Transfer of Benefit of Receivables’’. For a discussion of certain risks associated with the transfer, see ‘‘Risk Factors – Commingling of Receivables Trust's collections with Sponsor's may delay or reduce payments on your Notes’’ and ‘‘Risk Factors – Failure to notify cardholders of the transfer of receivables could delay or reduce payments on your Notes’’.

Under the terms of the Receivables Securitisation Deed, the Sponsor also has the right to select accounts that conform to the Eligibility Criteria for Designated Accounts which are set out in ‘‘Representations’’ below, but which have not yet been designated, and nominate them as Designated Accounts by offering the Receivables Trustee an assignment of and, if appropriate, a Scottish declaration of trust over all future and existing receivables in these accounts. These accounts are called ‘‘Additional Accounts’’. Each date on which Additional Accounts are so selected is called an ‘‘Additional Selection Date’’.

An Additional Account will be treated as a Designated Account from the date (the ‘‘Addition Date’’) on which its receivables are first offered to the Receivables Trustee. On the Additional Selection Date for any Additional Accounts, the Sponsor must, amongst other things:

•	provide the Receivables Trustee with a certificate stating that it is solvent;

•	confirm, in the document that offers to assign or hold on trust the Receivables in the Additional Accounts to the Receivables Trustee, that:

(1)	the offer of the Receivables in the Additional Accounts meets the Maximum Addition Amount criteria set out below; or

(2)	if the offer does not meet the Maximum Addition Amount criteria, each Rating Agency then rating the Notes has confirmed that the designation of Additional Accounts will not result in a reduction or withdrawal of the then current rating of any Related Beneficiary Debt, including your Notes; and

•	obtain a legal opinion addressed to the Receivables Trustee and satisfactory to the Receivables Trustee and each Rating Agency then rating the Notes concerning the enforceability of any receivables arising on any Additional Accounts which have a billing address in a jurisdiction outside the United Kingdom.

The Receivables Trustee may waive any of these preconditions if the Rating Agencies confirm in writing that the waiver will not result in the reduction or withdrawal of their then current rating on the Notes. At the time it is nominated, each Additional Account must also meet the Eligibility Criteria as at the time of its designation. These criteria are explained in ‘‘Representations’’ below. Additional Accounts may have been originated or purchased using underwriting standards that are different from the underwriting standards used by the Sponsor in selecting the original Designated Accounts. As a result, Additional Accounts may not have the same credit quality.

‘‘Maximum Addition Amount’’ means, for any Addition Date, the number of Additional Accounts nominated by the Sponsor as Additional Accounts after the Pool Selection Date without prior Rating Agency confirmation and would:

•	for the three consecutive Monthly Periods starting with the Monthly Period in which the most recent Addition Date where the Rating Agencies confirmed the ratings of the then outstanding Series of Notes fall, be equal to 15 per cent. of the number of Designated Accounts as of such Addition Date; or

•	for any twelve-month period, be equal to 20 per cent. of the Designated Accounts as of the later of the first day of such twelve-month period, or an Addition Date where the Rating Agencies have confirmed the ratings of the outstanding Series of Notes.

The initial offer of Receivables on Pool Selection Date or any Additional Selection Date in respect of accounts which become Designated Accounts on such date will comprise an offer of the following (each an ‘‘Offer’’):

•	all existing Receivables in such Designated Accounts;

•	all future Principal Receivables under such Designated Accounts, until the first to occur of (1) the time such Designated Account becomes a Redesignated Account (as defined below) (2) the Receivables Trust is terminated or (3) an Insolvency Event (as defined below) occurs;

•	all future Finance Charge Receivables (including Acquired Interchange) under such Designated Accounts that have accrued on receivables on accounts that have been assigned to or held on trust for the Receivables Trustee as described in the two prior bullet points;

•	all amounts recoverable on the Receivables described in the preceding three bullet points – including from the reassignment of receivables in Defaulted Accounts to the Sponsor;

•	if capable of being assigned, the benefit of any guarantee or insurance policy obtained by the Sponsor for any obligations owed by a cardholder on a Designated Account.

Every offer of Receivables to the Receivables Trustee under the Receivables Securitisation Deed will specify the aggregate amount of Principal Receivables which are Ineligible Receivables and also identify any receivables which the Sponsor has designated as ineligible which otherwise may have been Eligible Receivables.

Existing Receivables and future Receivables arising under the Designated Accounts will be Principal Receivables or Finance Charge Receivables.

‘‘Finance Charge Collections’’ mean Collections in respect of Finance Charge Receivables.

‘‘Finance Charge Receivables’’ are amounts owing from cardholders for transaction fees, periodic finance charges, certain charges for credit insurance, Special Fees and Annual Fees – see ‘‘Special Fees’’ and ‘‘Annual Fees’’ below – and any Acquired Interchange and certain other amounts arising in respect of Designated Accounts, Sale Recoveries and Discount Option Receivables and other Recoveries.

‘‘Ineligible Collections’’ means Collections in respect of Ineligible Receivables.

‘‘Ineligible Receivables’’ means Principal Receivables which are not Eligible Receivables.

‘‘Principal Collections’’ mean Collections in respect of Principal Receivables which are Eligible Receivables.

‘‘Principal Receivables’’ are amounts owing by cardholders for the purchase of merchandise or services and from cash advances, including foreign exchange commissions charged for merchandise and services payable, or cash advances denominated, in a currency other than sterling. The date on which the value of the Principal Receivables in the Designated Accounts is determined is called the ‘‘Cut-off Date’’.

Under the Receivables Securitisation Deed, the Receivables Trustee may accept each offer of receivables (or future receivables) made by the Sponsor by paying the purchase price for the offered receivables (or for the contract for the sale of future receivables) and/or by executing an assignment and, if appropriate, a Scottish declaration of trust. If it wishes to accept the offer, the Receivables Trustee must pay the applicable consideration no later than the Operating Business Day following the date on which the offer is made. Alternatively, the parties can agree to a longer period of time for payment. Upon future receivables becoming existing receivables, the Receivables Trustee must pay the applicable consideration no later than two Operating Business Days after the date of processing of these existing receivables. Alternatively, the parties can agree to a longer period providing any such change will not cause a Rating Agency to downgrade any relevant rating of Notes.

Redesignation and Removal of Accounts

Each Designated Account will continue to be a Designated Account until such time as the Sponsor removes from its computer system the flag which identified the account as a Designated Account. An account whose flag has been removed is called a Redesignated Account (each a ‘‘Redesignated Account’’).

A Designated Account will become a Redesignated Account on the date specified by the Sponsor. No Designated Account may become a Redesignated Account unless (1) it has become a Cancelled Account, a Defaulted Account or a Zero Balance Account or (2) the Sponsor delivers an officer's certificate confirming the following conditions are satisfied:

•	the redesignation will not cause a Pay Out Event to occur;

•	the Sponsor has represented that it does not believe that its selection procedures for Redesignated Accounts will have any material adverse effect on any Investor Beneficiary;

•	the Rating Agencies have affirmed that the action will not result in a downgrade in rating of any outstanding debt that is secured directly or indirectly by the Receivables in the Receivables Trust; and

•	the Servicer can certify that collections equal to the outstanding face amount of each principal receivable and the outstanding balance of each finance charge receivable have been received by the Receivables Trustee on all receivables assigned or held on trust for that account other than any receivables charged-off as uncollectible.

A ‘‘Cancelled Account’’ is a Designated Account that has had its charging privileges permanently withdrawn. A ‘‘Zero Balance Account’’ is a Designated Account that has had a nil balance of Receivables for a period of time and has been identified by the Servicer as a Zero Balance Account under the credit card guidelines, or the usual servicing procedures, of the Servicer. A ‘‘Defaulted Account’’ is a Designated Account where all of the Receivables have been charged-off by the Servicer as uncollectible in line with the credit card guidelines, or the usual servicing procedures, of the Servicer for similar credit card accounts. The Servicer may also designate a non-performing Designated Account to be a Defaulted Account where the Servicer is in a position to sell the Receivables on that account to a third party to maximise recoveries of such Receivables, in accordance with its usual servicing procedures.

The Principal Receivables that exist on a Redesignated Account before the date of its redesignation will have been paid for by the Receivables Trustee. Any future receivables that come into existence after the date of redesignation will not be assigned to or held on trust for the Receivables Trustee as set out in the Receivables Securitisation Deed except to the extent that these are Finance Charge Receivables which relate to Receivables that are existing prior to the date of redesignation. No Receivable that has been assigned to or is held on trust for the Receivables Trustee will be reassigned to the Sponsor except in the limited circumstances described under the heading ‘‘Representations’’.

Discount Option Receivables

The Sponsor may, by giving at least thirty days' prior notice to the Servicer, the Receivables Trustee and the Rating Agencies, nominate a fixed or variable percentage – called the ‘‘Discount Percentage’’ – of Principal Receivables in the Designated Accounts. If a Discount Percentage has previously been nominated for a fixed period, an extension to that period can be applied for in the same manner. From the date and for the length of time stated in the notice:

•	the amount payable by the Receivables Trustee to accept an offer of receivables will be reduced by a percentage amount equal to the Discount Percentage; and

•	a percentage of the Principal Receivables equal to the Discount Percentage will be treated by the Receivables Trustee as Finance Charge Receivables. These are called ‘‘Discount Option Receivables’’.

The nomination of a Discount Percentage or increase in the time it is in place will be effective only if the Rating Agencies affirm that the proposed nomination or increase will not result in the downgrade or withdrawal of the current rating of any debt that is secured directly or indirectly by the Receivables in the Receivables Trust, including your Notes. The Sponsor must also provide the Receivables Trustee with a certificate confirming:

•	that the performance of the portfolio of Designated Accounts, in the reasonable opinion of the Sponsor, is not generating adequate cash flows for the Beneficiaries of the Receivables Trust and the size of the Discount Percentage is not intended solely to accelerate amounts payable as deferred consideration; and

•	that the Sponsor is solvent and will remain so following the nomination or increase.

Various circumstances could lead the Sponsor to designate a Discount Percentage. The Finance Charge Collections on the Designated Accounts may decline for various reasons or may stay constant. The Notes may have variable interest rates which might increase. These circumstances could cause a Series Pay Out Event to occur based in part on the amount of Finance Charge Collections and the interest rate on the Notes. The Sponsor could avoid the occurrence of such a Series Pay Out Event by designating a Discount Percentage, which would increase the amount of Finance Charge Collections. The Sponsor, however, is not under an obligation to designate a Discount Percentage and we cannot assure you that the Sponsor would designate a Discount Percentage to avoid a Series Pay Out Event.

Special Fees

The Sponsor may in the future charge special fees on its credit card accounts. These special fees may be levied once or on an ongoing basis. Any special fees that are charged on Designated Accounts will be regarded as Finance Charge Receivables and collections of these special fees will be treated as Finance Charge Collections. The Sponsor may, however, by notice to the Servicer, the Receivables Trustee and the Rating Agencies, designate in a certificate to the Receivables Trustee that special fees will be treated as Principal Receivables. The Sponsor can only do this if it certifies that it has received legal advice that to do so will not give rise to certain adverse UK tax effects.

Interchange

Members participating in the VISA® and MasterCard® associations receive fees called ‘‘Interchange’’ as partial compensation for, amongst other things, taking credit risk and absorbing fraud losses. Under the VISA® and MasterCard® systems, Interchange is passed from the banks that clear the transactions for merchants to card issuing banks. Interchange fees are calculated as a percentage of the value of a credit card transaction for the purchase of goods or services. This percentage varies from time to time.

Upon receipt of Interchange, the Sponsor will calculate and deposit into the Trustee Collection Account an amount equal to the Acquired Interchange for the relevant period. ‘‘Acquired Interchange’’ is calculated as follows:

Acquired Interchange = A x B

where:

A =	total Interchange paid or payable to the Sponsor for that period, and

B =	total charges eligible for Interchange in Designated Accounts for that period divided by total charges eligible for Interchange (including all Designated Accounts) in all card accounts owned by the Sponsor for that period.

Defaulted Receivables

The Sponsor has entered into a call option under the Receivables Trust Deed and Servicing Agreement as amended from time to time. Under the terms of the Receivables Trust Deed and Servicing Agreement,

the Sponsor may, from time to time, exercise its option to purchase from the Receivables Trustee all receivables existing on any Defaulted Account (‘‘Defaulted Receivables’’) for nominal consideration (save for its obligation to account for sale recoveries as specified in ‘‘Recoveries’’ below). As noted above under ‘‘– Redesignation and Removal of Accounts’’, all (1) Principal Receivables that come into existence, or (2) Finance Charge Receivables in respect of receivables in existence, on an account before it is redesignated a Defaulted Account (and thus are not Defaulted Receivables), shall continue to be assigned to the Receivables Trustee as part of trust property and thus will not be subject to the option under the Receivables Trust Deed and Servicing Agreement.

Recoveries

The Servicer will from time to time make Recoveries in respect of Defaulted Receivables which have been assigned to the Receivables Trust in accordance with the relevant Offer.

The Sponsor will from time to time make Sale Recoveries in respect of Defaulted Receivables that arise on Defaulted Accounts. As noted above under ‘‘Assignment of Receivables to the Receivables Trustee’’, under the terms of the Receivables Securitisation Deed and the relevant Offer, the Receivables Trustee has accepted an assignment of Sale Recoveries for each Monthly Period. Under the terms of the Receivables Trust Deed and Servicing Agreement, the Sponsor is obliged upon exercising the option, to pay any amounts of Sale Recoveries to the Receivables Trustee.

‘‘Recoveries’’ means any amounts, for the avoidance of doubt excluding Insurance Proceeds and Sale Recoveries, received by the Servicer with respect to Defaulted Receivables.

‘‘Sale Recoveries’’ means amounts received by the Sponsor (excluding Insurance Proceeds) in relation to Defaulted Receivables on Defaulted Accounts assigned to it under the Receivables Trust Deed and Servicing Agreement or the net purchase price paid to the Sponsor by third parties subsequently purchasing any such receivables.

Annual Fees

Receivables assigned to or held on trust for or to be assigned to or held on trust for the Receivables Trustee include any Annual Fees defined under the relevant credit card agreement and charged on the Designated Accounts ‘‘Annual Fees’’. All Annual Fees are and will be treated as Finance Charge Receivables. The Sponsor may, however, by notice to the Servicer, the Receivables Trustee and the Rating Agencies, designate in a certificate to the Receivables Trustee that Annual Fees will be treated as Principal Receivables. No designation of Annual Fees as Principal Receivables will be effective unless the Sponsor has certified that it has received legal advice that to do so will not give rise to certain adverse UK tax effects.

Reductions in Receivables, Early Collections and Credit Adjustments

If a principal receivable assigned to or held on trust for the Receivables Trustee is reduced – for reasons other than a credit adjustment or section 75 of the Consumer Credit Act, for which see ‘‘Material Legal Aspects of the Receivables – Consumer Credit Act 1974 – Liability for Seller's misrepresentation or breach of contract’’ – after the Offer Date, because of set-off, counterclaim or any other matter between the cardholder and the Sponsor, and the Sponsor has consequently received a benefit, then the Sponsor will pay an amount equal to that reduction to the Receivables Trustee. Similarly, if an existing receivable has already been assigned or entrusted and the Sponsor has received full or partial payment of that receivable before the date that the receivable was purportedly assigned or entrusted, then the Sponsor will pay the amount of that collection to the Receivables Trustee.

If any principal receivable assigned to or held on trust for the Receivables Trustee is reduced for credit adjustment reasons after the offer date, then the Sponsor will pay an amount equal to such reduction to the Receivables Trustee. The amount of a credit adjustment is the outstanding face amount of a principal receivable that:

•	was created by virtue of a sale of merchandise that was subsequently refused or returned by a cardholder or against which the cardholder has asserted any defence, dispute, set-off or counterclaim;

•	is reduced because the cardholder had received a rebate, refund, charge-back or adjustment; or

•	is fraudulent or counterfeit.

Alternatively, instead of paying these amounts to the Receivables Trustee, the Sponsor can reduce its Originator Interest by the amount of the credit adjustment, but not below zero.

Representations

Each previous Offer and all future offers of receivables to the Receivables Trustee included or will include representations by the Sponsor about the offer of the existing receivables and the future receivables which in each case are Eligible Receivables. The representations for the existing receivables will be given as of the Pool Selection Date or Additional Selection Date, as applicable, and the representations for the future receivables will be given as of the date they are processed, and will include, in each case, that:

•	the receivable is an Eligible Receivable and has arisen from an Eligible Account in the amount specified in the offer or daily activity report, as applicable;

•	each assignment passes good and marketable title for that receivable to the Receivables Trustee together with the benefit of all collections and other rights in connection with it, free from encumbrances of any Person claiming on it through the Sponsor and nothing further needs to be done to enforce these rights in the courts of England and Wales, Scotland or Northern Ireland, or any Permitted Additional Jurisdiction, with the participation of the Sponsor, and subject to any limitations arising on enforcement in the jurisdiction of the relevant cardholder; and

•	the Sponsor did not use any procedures adverse to the Beneficiaries of the Receivables Trust in selecting the Designated Accounts from its portfolio of card accounts.

If a representation relating to the Eligibility Criteria given in connection with any principal receivable proves to be incorrect when made, then the Sponsor will be obliged to pay the Receivables Trustee an amount equal to the face value of that receivable on the following Operating Business Day. A receivable of this type will thereafter be treated as an Ineligible Receivable.

The Sponsor's obligation to pay amounts due as a result of any breach of a representation can be fulfilled, in whole or in part, by a reduction in the amount of its Originator Interest. The Originator Interest, however, may not be reduced below zero. However, if the Originator Interest would be reduced below zero, the Sponsor must make an equivalent payment in immediately available funds to the Receivables Trustee under the RTDSA and the Receivables Securitisation Deed. Once the Sponsor meets a payment obligation arising from a breach of representation, the Receivables Trustee will have no further claim against the Sponsor for the breached representation. However, a breach of a representation may result in a Series Pay Out Event.

If:

•	all Principal Receivables arising under a Designated Account become ineligible as a result of incorrect representations;

•	the Designated Account in which the ineligible Principal Receivables arose has become a Redesignated Account; and

•	the Sponsor has complied with the payment obligations for the ineligible Principal Receivables,

then the Sponsor can require the Receivables Trustee to reassign all those receivables to it.

The Receivables Trustee has not made and will not make any initial or periodic examination of the Receivables to determine if they are Eligible Receivables or if the Sponsor's representations and warranties are true.

An ‘‘Eligible Account’’ means, as of the Pool Selection Date or an Additional Selection Date, as the case may be, a credit card account:

•	which was in existence and maintained with the Sponsor before it became a Designated Account;

•	which is payable in sterling or the currency of the Permitted Additional Jurisdiction where the account is in a Permitted Additional Jurisdiction, as applicable;

•	which is governed by one of the Sponsor's standard form credit card agreements or, if it was acquired by the Sponsor, was originated on contractual terms not materially different from that standard form;

•	which is governed in whole or in part by the Consumer Credit Act and creates legal, valid and binding obligations between the Sponsor and the cardholder that are enforceable, subject to bankruptcy laws, general principles of equity and limitations on enforcement in any cardholder jurisdiction, and which was otherwise created and complies with all other applicable laws;

•	where the cardholder is an individual;

•	where the cardholder's most recent billing address is located in England, Wales, Scotland, Northern Ireland and/or a Permitted Additional Jurisdiction or a Restricted Additional Jurisdiction;

•	which has not been classified by the Sponsor as counterfeit, cancelled, fraudulent, stolen or lost;

•	which has been originated or acquired by the Sponsor;

•	which has been operated in all material respects in accordance with the Sponsor's policies and procedures and usual practices for the operation of its credit card business; and

•	the Receivables in respect of which have not been charged-off by the Sponsor on the date the account is specified as a Designated Account.

If not all these conditions have been satisfied, then an account may still be an Eligible Account if each Rating Agency confirms that the inclusion of such account in the Receivables Trust will not result in a withdrawal or reduction of the then current rating of any outstanding debt secured directly or indirectly on the property of the Receivables Trust.

A ‘‘Permitted Additional Jurisdiction’’ is a jurisdiction other than England and Wales, Scotland or Northern Ireland agreed by the Sponsor and the Receivables Trustee, and in respect of which each Rating Agency has confirmed in writing that its inclusion as a Permitted Additional Jurisdiction will not result in a withdrawal or reduction of the then current rating on any outstanding debt which is secured directly or indirectly by the Receivables in the Receivables Trust including your Notes.

A ‘‘Restricted Additional Jurisdiction’’ is a jurisdiction other than England and Wales, Scotland or Northern Ireland and/or a Permitted Additional Jurisdiction which together with each other jurisdiction other than England, Wales, Scotland or Northern Ireland and/or a Permitted Additional Jurisdiction represents less than 5 per cent. of outstanding receivables measured by the outstanding receivables balance at any date.

A ‘‘Notice of Assignment’’ means a notice given to a cardholder of the assignment or assignation of the Receivables or insurance policies – and the benefit of any guarantees – to the Receivables Trustee.

An ‘‘Eligible Receivable’’ means a receivable that:

•	has arisen under an Eligible Account;

•	was originated under the Sponsor's standard form credit card agreements and is governed, in whole or in part, by the Consumer Credit Act, or else, if the related account was acquired by the Sponsor, under contractual terms that are materially the same as the standard form credit card agreements and are governed, in whole or in part, by the Consumer Credit Act;

•	was otherwise created in compliance with all other applicable laws;

•	was originated in accordance with the Sponsor's policies and procedures and usual practices for its credit card business;

•	is not a defaulted receivable as at the offer date or Addition Date, as applicable;

•	is free of any encumbrances exercisable against the Sponsor arising under or through the Sponsor or any of its affiliates;

•	to which the Sponsor has good marketable title;

•	is the legal obligation of the cardholder, enforceable in accordance with the terms of the credit card agreement under which it was originated, subject to bankruptcy, general principles of equity and limitations on enforcement in the relevant cardholder's jurisdiction of residence; and

•	is not currently subject to any defence, dispute, event, set-off, counterclaim or enforcement order.

As is market practice in the United Kingdom for credit card securitisation transactions, Principal Receivables that are delinquent will still constitute Eligible Receivables if they comply with the eligibility requirements. See the table captioned ‘‘Delinquency Experience – Bank Portfolio’’ in ‘‘Bank Portfolio Information’’ in the relevant Prospectus Supplement/Final Terms for data showing the percentage of delinquent receivables.

An Ineligible Receivable means a principal receivable which arises under a Designated Account but which does not comply with all the criteria set out in the definition of an Eligible Receivable as at the offer date, an Addition Date, date of processing or date the Receivables Trustee acquires the receivable, as applicable, or an Eligible Receivable which the Sponsor has designated as an Ineligible Receivable and has identified as an Ineligible Receivable in the relevant offer.

Amendments to Credit Card Agreements and Credit Card Guidelines

The Sponsor may amend the terms and conditions of its standard form credit card agreements or change its policies and procedures and usual practices for its general credit card business – which we call its credit card guidelines. These amendments may include reducing or increasing the amount of monthly minimum required payments or may involve changes to periodic finance charges or other charges that would apply to the Designated Accounts. See ‘‘Risk Factors – A Change in the Terms of the Designated Accounts May Adversely Affect the Amount or Timing of Collections and May Cause an Early Redemption on Your Notes and/or a Loss on Your Notes or a Downgrade of Your Notes’’.

Overview of Securitised Portfolio

Each Prospectus Supplement/Final Terms relating to a Series of Notes will contain tables summarising information in relation to Designated Accounts on which receivables that have been assigned to the Receivables Trustee arise. The tables will contain information in relation to the various criteria as of a particular date that is relevant to such Prospectus Supplement/Final Terms. Tables will indicate, among other things, composition by account balance, composition by credit limit, composition by period of delinquency, composition by account age and geographic distribution of accounts.

THE RECEIVABLES TRUST

General Legal Structure

The Receivables Trust will be constituted on or about 23 May 2006, and will consist of trusts declared under English law by the Receivables Trustee. The terms and conditions of the Receivables Trust will be contained in the RTDSA. The Receivables Trust is governed by English law. This section will describe the material terms of the Receivables Trust and the RTDSA. The terms of the RTDSA may be varied or added to and new interests in the Receivables Trust may be created by the execution of a supplement (each an ‘‘RTDSA Supplement’’) but the relevant RTDSA Supplement will not affect the beneficial interests created by other RTDSA Supplements. Prior to entering into an RTDSA Supplement, the Receivables Trustee must obtain confirmation from the Rating Agencies that entering into that supplement will not result in any Rating Agency withdrawing or downgrading its then current rating of any debt that is secured indirectly by the Receivables in the Receivables Trust, including your Notes. Under the RTDSA, the Receivables Trustee holds all of the Receivables Trust's property on trust for:

•	the initial Beneficiaries of the trust; and

•	any other Person who becomes an additional Originator Beneficiary or an additional Investor Beneficiary of the Receivables Trust in the manner set out in the RTDSA. An Investor Beneficiary may include any Investor Beneficiary subordinate to another Investor Beneficiary as a provider of Credit Enhancement.

The Sponsor is not a beneficiary under the Receivables Trust as to Available Funds but is contractually entitled to receive payments from the Receivables Trustee by way of Additional Consideration for the sale of the Receivables from monies received from the Investor Beneficiaries in an amount equal to Available Funds distributed to the Investor Beneficiaries under the Receivables Trust in the manner set out in the relevant RTDSA Supplement.

In addition to the RTDSA, the initial Beneficiaries have entered into a deed dated on or about 23 May 2006, (the ‘‘Beneficiaries Deed’’) that sets out the contractual arrangement amongst them in respect of certain commercial decisions (relating to authorisations, consents, waivers or other acts of the Beneficiaries) to be made from time to time in respect of the RTDSA and any RTDSA Supplement thereto. However the terms of the Beneficiaries Deed make clear that it is in no way intended to prejudice the absolute entitlement that each Beneficiary has to trust property as described in this prospectus and as set out under the terms of the RTDSA and each RTDSA Supplement.

Enhancement Provider

‘‘Enhancement Provider’’ means, with respect to a Series Investor Interest, the person, if any, designated as providing Credit Enhancement in the relevant RTDSA Supplement.

‘‘Credit Enhancement’’ means, with respect to any Series, the subordination, the cash collateral guarantee or account, collateral interest, letter of credit, surety bond, insurance policy, Spread Account, Reserve Account, cross-support feature or any other contract or agreement for the benefit of such Series of Notes or any Class of Notes within such Series, as designated in the applicable RTDSA Supplement.

No provider of Credit Enhancement will be a beneficiary of the Receivables Trust unless it is an Investor Beneficiary. However, Enhancement Providers may have rights in respect of a Series as specified in a RTDSA Supplement.

Acquisitions

On the date that the Receivables Trust will be legally constituted, the initial beneficiaries of the Receivables Trust will be HSBC as Originator Beneficiary, the Loan Note Issuing Entity as an Investor Beneficiary and the Dormant Investor Beneficiary as a nominal Investor Beneficiary, (together the ‘‘Beneficiaries’’). Any additional originator that, with the prior written consent of all existing Beneficiaries of the Receivables Trust, accedes to the Receivables Securitisation Deed and the documents constituting the Receivables Trust will, upon its accession, become an additional Originator Beneficiary of the Receivables Trust.

Other Persons can become additional Beneficiaries or increase their existing interest in the Receivables Trust, if the consent of all existing Beneficiaries is obtained, in one of three ways, each a ‘‘Contribution’’:

•	firstly, a Person can become an additional Beneficiary or an existing Beneficiary can increase its beneficial interest by making payments to the Receivables Trustee as a contribution to the Receivables Trust's property, as set out in the RTDSA, in connection with the issue of a new Series;

•	secondly, the Originator Beneficiary, upon receiving payment from a new Series, may sell some of its entitlement to Receivables Trust property to new or existing Investor Beneficiaries. Upon such sale taking place the Originator Certificate of the Originator Beneficiary will be surrendered and the Receivables Trustee will annotate the Originator Certificate to evidence the Originator Beneficiary's reduced beneficial interest in the Receivables Trust; and

•	thirdly, the existing Beneficiaries of the Receivables Trust may agree between themselves to another method of an additional beneficiary becoming a beneficiary of the Receivables Trust and jointly direct the Receivables Trustee to implement such method provided that the Receivables Trustee shall not issue an Investor Certificate or Originator Certificate, as the case may be, to such additional beneficiary unless the requirements set out below (including written confirmation from the Rating Agencies) are met.

In each of these situations each additional Beneficiary will be given a certificate evidencing a beneficial interest in the Receivables Trust to show that it is a Beneficiary. This process is called an ‘‘Acquisition’’, the certificate issued to the Originator Beneficiary is called a ‘‘Originator Certificate’’ and the certificate issued to an Investor Beneficiary is called an ‘‘Investor Certificate’’. When an Acquisition takes place the Receivables Trustee will give a notice to the existing Beneficiaries that will list the parties to the Acquisition and any Enhancement Providers. A new RTDSA Supplement to the RTDSA will govern each new Series of financial transactions contemplated by the Receivables Trust that is created, including any new beneficial interests.

An Investor Beneficiary may be a beneficiary in respect of more than one Series Investor Interest. If an Investor Beneficiary is to become a beneficiary in respect of more than one Series Investor Interest, it would do so from time to time by making further contributions to the Receivables Trustee and entering into a new RTDSA Supplement in respect of each such Series Investor Interest. On surrender of that Investor Beneficiary's Investor Certificate, the Receivables Trustee will annotate the Investor Certificate to evidence that Investor Beneficiary's enlarged beneficial interest in the Receivables Trust.

It is intended that the proceeds from the issue of each Series Loan Note will be utilised by the Loan Note Issuing Entity on the relevant Closing Date to increase its beneficial interest in the Receivables Trust as described under the first bullet point above.

The Receivables Trustee will authenticate and deliver an Investor Certificate, or annotate an existing Investor Certificate, in respect of a Series only when it has first received:

•	an RTDSA Supplement signed by the Receivables Trustee and the parties to the new Series, including the Receivables Trustee and the Originator Beneficiary, specifying the principal terms of the Series;

•	written confirmation by the Receivables Trustee and all the Beneficiaries that they consent to the new Series and any new Investor Beneficiary introduced in the Series;

•	written confirmation that the Investor Beneficiary and the Enhancement Provider – if any – either

(i)	resides outside the United Kingdom or has provided a legal opinion from legal counsel in England that payments made pursuant to the Aggregate Investor Interest will not be subject to withholding tax in the United Kingdom; and

(ii)	such Investor Beneficiary and Enhancement Provider belong outside the member states of the European Union for VAT purposes;

•	the Credit Enhancement, if any, and any agreement by which an Enhancement Provider agrees to provide Credit Enhancement;

•	a solvency certificate from the Sponsor and any additional originator;

•	written confirmation from the Rating Agencies that the proposed Acquisition will not result in the reduction or withdrawal of their ratings on any Notes issued by the Issuing Entity or any other debt issued by any other Issuing Entity that is secured directly or indirectly by the Receivables in the Receivables Trust (‘‘Related Beneficiary Debt’’);

•	the existing Originator Certificate and, if an existing Investor Beneficiary is enlarging its aggregate entitlement, the applicable Investor Certificate currently held by that Investor Beneficiary;

•	an officer's certificate provided by the Sponsor certifying either:

(1)	that:

•	each Class of Related Beneficiary Debt issued as part of the Acquisition and described in the related RTDSA Supplement will be the subject of a legal opinion prepared by US tax counsel with respect to tax treatment of that debt in the United States;

•	each Investor Beneficiary – other than any Enhancement Provider – will have associated with it, either directly or indirectly, one or more Classes of Related Beneficiary Debt; and

•	the Credit Enhancement for that Series will be provided by any combination of subordination, a letter of credit, a cash collateral loan, a surety bond, an insurance policy, financial guarantee or a Spread Account or Reserve Account funded from excess Finance Charge Collections ultimately being paid to the Sponsor by the Receivables Trustee as additional consideration to the extent not utilised as Credit Enhancement, but through no other means; or

(2)	that it has determined that, based on legal advice, the Acquisition is in the best interests of the Originator Beneficiary.

Each RTDSA Supplement will specify the principal terms for its Series, including the accumulation period or Amortisation Period for the payment of principal. For each Series the accumulation period or Amortisation Period may be of different lengths and begin on different dates. Credit Enhancement, if any, is specific to each Class and will be held and used by the Receivables Trustee only for the benefit of the relevant Class. For the purposes of calculation, certain Series may be subordinated to other Series, and notional Classes established for calculation purposes within a Series may have different priorities. Whether or not a Series or Class is subordinated in this way will be set out in the related RTDSA Supplement. There will be no limit on the number of Acquisitions that may be performed.

The Receivables Trustee will not be able to arrange for additional RTDSA Supplements without obtaining the consent of all the Beneficiaries of the Receivables Trust in respect of each existing Series. The terms of the Beneficiaries Deed state that each existing Investor Beneficiary agrees that it shall consent in accordance with the direction of the Originator Beneficiary if pre-conditions for additional RTDSA Supplements to be executed (described in the RTDSA) are met. These preconditions are described in the bullet points above. Even if the Receivables Trustee receives all these consents, no Acquisition will be effective unless the Rating Agencies confirm that execution of the relevant additional RTDSA Supplement will not result in the reduction or withdrawal of their rating of any debt secured directly or indirectly by the Receivables in the Receivables Trust, including your Notes.

The Receivables Trust's Property

The property of the Receivables Trust will be held by the Receivables Trustee on trust either on an undivided basis for all Beneficiaries or on trust on a segregated basis for certain Beneficiaries only as specified in a RTDSA Supplement.

The property of the Receivables Trust will include all present and future receivables arising under all MasterCard® and VISA® credit card accounts of individual cardholders with the Sponsor that have been flagged as Designated Accounts and that are denominated in sterling with its most recent billing address in England, Wales, Northern Ireland, Scotland and/or a Permitted Additional Jurisdiction or a Restricted Additional Jurisdiction at the time of such designation – see ‘‘The Receivables – Representations’’. The Receivables will be assigned to the Receivables Trustee under the Receivables Securitisation Deed between the respective Sponsor and the Receivables Trustee. The Receivables Securitisation Deed shall be governed by English law. Occasionally some accounts may be removed from the pool of Designated Accounts.

The Sponsor is required to ensure that any credit card accounts that are to be included in an offer to the Receivables Trustee under the Receivables Securitisation Deed or that are to be removed from the pool of Designated Accounts are identified on the Sponsor's computer system prior to the date of offer or the date of removal.

The property of the Receivables Trust will include:

•	all present and future receivables arising under the Designated Accounts;

•	all monies due in payment of the Receivables under the Designated Accounts from time to time;

•	all proceeds of the Receivables and proceeds of any guarantees and insurance policies for the Receivables to the extent that they are capable of assignment – including proceeds of disposals by the Receivables Trustee of Charged-off Receivables to the Sponsor;

•	the benefit of any Acquired Interchange – see ‘‘The Receivables – Interchange’’;

•	all monies on deposit in the Trust Accounts – including any Permitted Investments in which the monies are invested;

•	any Credit Enhancement for the benefit of any class of beneficiary; and

•	all monies provided by Beneficiaries of the Receivables Trust to fund the purchase of receivables, until these monies are applied as intended.

The Receivables are divided into Eligible Receivables and Ineligible Receivables.

General Entitlement of Beneficiaries to Receivables Trust Property

Each Investor Beneficiary and the Originator Beneficiary is beneficially entitled to an undivided interest in the pool of Eligible Receivables.

The Originator Beneficiary is beneficially entitled to the entire pool of Ineligible Receivables and is solely entitled to all collections on Ineligible Receivables.

For the purposes of calculation in respect of amounts held by the Receivables Trustee for an Investor Beneficiary on an undivided basis, the total principal amount of the interest of that Investor Beneficiary in respect of a Series is called the ‘‘Series Investor Interest’’ and reflects the total amount of the proportional entitlement to Principal Receivables calculated as available to that Series. The Series Investor Interest is therefore broadly the remaining part of the beneficial interest of a Investor Beneficiary in the Receivables Trust originally acquired with the proceeds of a single issuance of Related Debt, broadly equal at any point to the sum of the Class A Investor Interest, the Class B Investor Interest and the Class C Investor Interest of the relevant Series (see ‘‘Receivables Trust Cashflows – Recalculation of Series Investor Interests’’ below for further details).

Each Series Investor Interest will be notionally divided into separate classes (each a ‘‘Class’’) allocated and calculated in accordance with the relevant RTDSA Supplement.

As an Investor Beneficiary may have made contributions to purchase various Series Investor Interests, each Investor Beneficiary's aggregate entitlement under the Receivables Trust will be called the ‘‘Aggregate Investor Interest’’ of that Investor Beneficiary and will comprise the aggregate of each entitlement conferred under any Series RTDSA Supplement.

Similarly, for the purposes of calculation in respect of amounts held by the Receivables Trustee for the Originator Beneficiary on an undivided basis, the principal amount of the interest of the Originator Beneficiary in the Receivables Trust is called a ‘‘Originator Interest’’ and will, in effect, at any time be equal to the portion of the total amount of Principal Receivables not held on an undivided basis for the Investor Beneficiaries in respect of any outstanding Series.

‘‘Originator Interest’’ is the aggregate of the outstanding face amount of all the eligible Principal Receivables sold by the Sponsor as eligible Principal Receivables to the Receivables Trustee as reduced by the aggregate of:

(a)	the consideration received by the Sponsor in cash (including Cash Available For Investment) for the eligible Principal Receivables. For this purpose the consideration received by the Sponsor does not include any Deferred Consideration paid by the Receivables Trustee but includes ‘‘Loss Make-Up’’ received by the Originator pursuant to the Receivables Securitisation Deed;

(b)	Principal Collections distributed to the Sponsor pursuant to paragraph (3) of the Daily Principal Waterfall;

(c)	the Sponsor's proportionate share of the Default Amount (see section ‘‘– Calculation of Default Amounts’’);

(d)	reductions in respect of the Sponsor's payment obligations arising from a breach of representation or in respect of a credit adjustment (see section ‘‘The Receivables – Reductions in Receivables, Early Collections and Credit Adjustments’’ and ‘‘The Receivables – Representations’’).

‘‘Adjusted Investor Interest’’ means, in respect of each Series, the relevant Initial Investor Interest, as reduced by the aggregate of:

(i)	principal amounts distributed to an Investor Beneficiary in respect of such Series Investor Interest (including principal amounts held by the Receivables Trustee in a segregated trust in respect of such Series Investor Interest only) (see ‘‘– Daily Principal Waterfall’’ below;)

(ii)	Investor Default Amounts referable to such Series Investor Interest (as reduced by Loss Make-Up (default) referable to such Series Investor Interest) (see section ‘‘– Reallocation of Principal’’ below); and

(iii)	the total amount of charge-offs referable to such Series Investor Interest (as reduced by Loss Make-Up (charge-off) referable to such Series Investor Interest) (see section ‘‘– Reallocation of Principal’’ below).

Amounts may be held under the Receivables Trust in bank accounts on a segregated basis for particular Beneficiaries and may be held in respect of particular Series only. The Beneficiaries of the Receivables Trust are each beneficially entitled to share in the Receivables Trust's property either on an undivided basis, in respect of property (including Eligible Receivables, collections of Eligible Receivables and Acquired Interchange) held on an undivided basis, or on a segregated basis, in respect of property held on a segregated basis. Each beneficiary has, or will acquire, interests in the pool of Eligible Receivables – called the ‘‘Eligible Receivables Pool’’. Some of the Receivables Trust's property that will constitute Credit Enhancement may be specified as being held on separate trust on a segregated basis for particular Beneficiaries or particular Series only. See ‘‘Receivables Trust Cashflows’’ for a description of the beneficial entitlement of the Loan Note Issuing Entity to receivables and for a description of the manner in which calculations will be made and collections will be distributed to the Loan Note Issuing Entity.

The Sponsor has no beneficial entitlement under the Receivables Trust as to Available Funds but is contractually entitled to receive payments of amounts of Available Funds after other obligations have been met from amounts distributed to Investor Beneficiaries. This right to receive payment from the Receivables Trustee in respect of amounts distributed to the Investor Beneficiaries is called the ‘‘Excess Interest’’. The Excess Interest consists of a right to payment in an amount calculated as equal to the beneficial entitlement of the Investor Beneficiaries to the Finance Charge Collections for each Monthly Period distributed in respect of any Series less the amount of Finance Charge Collections distributed to each Investor Beneficiary in respect of that Series or group of Series, if applicable, which have been used to pay the funding costs of the Investor Beneficiaries, to make payments to any Enhancement Provider and to satisfy any other amounts payable in accordance with the detailed calculation provisions set out in the RTDSA Supplement for each Series. These payments will be calculated to include amounts deemed to represent Finance Charge Collections as stated in the RTDSA Supplement for the Series.

The beneficial entitlement of the Originator Beneficiary to any other Receivables Trust property at any time is as stated in a RTDSA Supplement for a Series. The Originator Beneficiary's entitlement to the

Originator Interest is equal to its proportionate share described in the Originator Certificate. To understand the calculations of beneficial entitlements please see section ‘‘Securitisation Cashflows’’ below.

‘‘Permitted Investments’’ means the following:

•	demand and/or time deposits, certificates of deposit and other short-term unsecured debt obligations at or of any institution outside the United Kingdom that has unsecured and unguaranteed short-term debt obligations rated A-1+, F-1+ and P-1 by Standard & Poor's, Fitch Ratings (if the institution is publicly rated by Fitch Ratings and Fitch Ratings is then rating a series of Notes) and Moody's, respectively; and

•	short-term unsecured debt obligations-including commercial paper-issued or guaranteed by any body corporate outside the United Kingdom whose unsecured and unguaranteed short-term debt obligations are rated A-1+, F-1+ and P-1 by Standard & Poor's, Fitch Ratings (if the institution is publicly rated by Fitch Ratings and Fitch Ratings is then rating a series of Notes) and Moody's, respectively.

Periods of the Trust

During the life of the trust, each Series will be in one of four specified periods. The cashflows of each Series change depending on which period is currently applicable to it (see ‘‘Receivables Trust Cashflows’’ below). The four periods are (i) the Revolving Period, (ii) the Controlled Accumulation Period, (iii) the Regulated Amortisation Period and (iv) the Rapid Amortisation Period.

‘‘Revolving Period’’ for a Series Investor Interest is the period from the Closing Date to the start of the Controlled Accumulation Period or, if earlier, the start of the Regulated Amortisation Period or the Rapid Amortisation Period.

‘‘Controlled Accumulation Period’’ in relation to a Series Investor Interest, is the period commencing no earlier than the pre-determined date calculated for that Series and ending when the relevant Series Investor Interest is paid in full, unless a Pay Out Event occurs and the Regulated Amortisation Period or the Rapid Amortisation Period begins. If the Regulated Amortisation Period or Rapid Amortisation Period begins before the Controlled Accumulation Period begins, there will not be a Controlled Accumulation Period for that Series Investor Interest.

‘‘Regulated Amortisation Period’’ in relation to a Series Investor Interest, is a period starting on the day, if there is one, that a Regulated Amortisation Trigger Event, (as defined in ‘‘Series Pay Out Events’’ below), occurs. The Regulated Amortisation Period will continue until the earlier of: (a) the start of the Rapid Amortisation Period; and (b) the relevant Series Termination Date.

‘‘Rapid Amortisation Period’’ in relation to a Series Investor Interest, is the period starting on the first day of the Monthly Period that follows the day on which any Pay Out Event other than a Regulated Amortisation Trigger Event occurs. The Rapid Amortisation Period will continue until the earlier of: (a) the specified relevant Series Termination Date; or (b) the dissolution of the Receivables Trust following the occurrence of an Insolvency Event.

Acquiring Additional Entitlements to Receivables Trust Property and Payments for Receivables

During the Revolving Period for a Series, the Receivables Trustee will use the Principal Collections which are available to fund the Acquisition of Eligible Receivables to pay for the purchase of further Eligible Receivables. These available Principal Collections are called ‘‘Cash Available for Investment’’. No Cash Available for Investment will be used to make payments in respect of Ineligible Receivables.

If on any day during the Revolving Period, the Cash Available for Investment exceeds the amount needed to purchase Eligible Receivables on that day, the excess will be distributed to the Originator Beneficiary according to its beneficial entitlement or, if allowed under its RTDSA Supplement, Investor Beneficiaries in respect of other Series (which may include the Investor Beneficiary of the Series in question). Any such distribution will reduce the beneficial entitlement of the relevant Beneficiaries. Any money left over will be used to fund Acquisitions on subsequent Operating Business Days.

If on any day the Cash Available for Investment is less than the amount needed to fund the acquisition in respect of Eligible Receivables on that day, the Originator Beneficiary will fund the amount payable by the Receivables Trustee for all the existing and future receivables that cannot be funded by Cash Available for Investment, plus the amount of any Ineligible Receivables that need to be funded. Consequently, the amount payable by the Receivables Trustee to the Sponsor for all existing and future receivables it is purchasing on any Operating Business Day will be funded first by Cash Available for Investment and then by the Originator Beneficiary to the extent of shortfall in Cash Available for Investment.

Other adjustments to the Originator Interest are explained in ‘‘Receivables Trust Cashflows’’.

Non-Petition Undertaking

Each beneficiary of the Receivables Trust – including HSBC as Originator Beneficiary and the Loan Note Issuing Entity as Investor Beneficiary – and the Sponsor, the Servicer and any Successor Servicer, by entering into a RTDSA Supplement, will agree with the Receivables Trustee for itself and as trustee that it will not attempt to take any action or legal proceedings for the winding up, dissolution or re-organisation of, or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of or for, any Investor Beneficiary, the Receivables Trustee or the Receivables Trust. These parties will also agree not to seek to enforce any judgments against any of those Persons.

Pay Out Events

A ‘‘Pay Out Event’’ for a Series Investor Interest means a Trust Pay Out Event or one of the events listed as a ‘‘Series Pay Out Event’’ in the RTDSA Supplement for that Series further described below under ‘‘– Series Pay Out Events’’ below.

Trust Pay Out Events

The following is a list of what we refer to in this Base Prospectus as the ‘‘Trust Pay Out Events’’:

(1)	the Originator Beneficiary consents or takes any corporate action to appoint a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or over all or substantially all of its revenues and assets;

(2)	proceedings are started against the Originator Beneficiary under any applicable liquidation, insolvency, composition or re-organisation or similar laws for its winding up, dissolution, administration or reorganisation and the proceedings are not discharged within 60 days, or a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or relating to all or substantially all of its revenues and assets is legally and validly appointed and is not discharged within 14 days;

(3)	a duly authorised officer of the Originator Beneficiary admits in writing that the Originator Beneficiary is unable to pay its debts when they fall due within the meaning of section 123(1) of the UK Insolvency Act 1986 or the Originator Beneficiary makes a general assignment for the benefit of or a composition with its creditors or voluntarily suspends payment of its obligations to readjust or reschedule its debt;

(4)	the Sponsor cannot transfer receivables in the Designated Accounts to the Receivables Trust in the manner described in the Receivables Securitisation Deed;

(5)	the Sponsor stops being either a resident in the United Kingdom for tax purposes or subject to UK corporation tax; or

(6)	a change in law or its interpretation or administration results in the Receivables Trustee becoming liable to make any payment on account of tax other than payment of the annual Exempt Company fee (currently £600 per annum).

The Trust Pay Out Events in paragraphs (1), (2) and (3) are each called an ‘‘Insolvency Event’’. If an Insolvency Event occurs, a Pay Out Event will occur for each Series Investor Interest and each beneficiary in respect of a Series Loan Note and for the Originator Beneficiary and each Series will enter the Rapid Amortisation Period. If any other trust Pay Out Event occurs, a Pay Out Event will occur for each Series and each beneficiary in respect of each Series and each Series will enter the Rapid Amortisation Period. Trust Pay Out Events will occur without any notice (other than in the case of paragraph (6) above) or other action on the part of the Receivables Trustee or any beneficiary, as soon as the event happens.

After an Insolvency Event, future receivables, other than Finance Charge Receivables accruing in respect of Principal Receivables that have already been assigned to or held on trust for the Receivables Trustee, will no longer be assigned to or held on trust for the Receivables Trustee. The Receivables Trustee will not be entitled to accept any more offers of receivables after an Insolvency Event. Finance Charge Receivables accruing on Principal Receivables that have been assigned to or held on trust for the Receivables Trustee before the Insolvency Event will still be part of the Receivables Trust's property and Finance Charge Collections from them will continue to be allocated and applied as set out in the RTDSA and each RTDSA Supplement.

The Receivables Trustee will notify each beneficiary if an Insolvency Event occurs and will dispose of the Receivables on commercially reasonable terms, unless within 60 days of that notice Investor Beneficiaries representing more than 50 per cent. of the Aggregate Investor Interest in respect of every Series, the Originator Beneficiary – in each case, if not subject to an Insolvency Event – and every other Person identified for this purpose in any RTDSA Supplement disapproves of the liquidation of the Receivables and wishes the Receivables Trustee to continue accepting offers and purchasing receivables under the Receivables Securitisation Deed. Money from this sale will be treated as collections on the Receivables and will be distributed in accordance with the provisions of the RTDSA and each RTDSA Supplement.

Series Pay Out Events

The events described below are called ‘‘Series Pay Out Events’’ and will apply to each Series Investor Interest unless otherwise disclosed in the relevant Prospectus Supplement/Final Terms:

(1)	failure on the part of the Sponsor:

•	to make any payment or deposit required by the terms of the Receivables Securitisation Deed within five Operating Business Days after being notified after the date that the payment or deposit is required to be made; or

•	duly to observe or perform any covenants or agreements in the Receivables Securitisation Deed or the relevant Series RTDSA Supplement that has a material adverse effect on the interests of the Loan Note Issuing Entity in respect of that specific Series and which continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring it to be remedied, is given to the Sponsor by the Receivables Trustee, or is given to the Sponsor and the Receivables Trustee by the Loan Note Issuing Entity acting on the instructions of the holder of the specific Series Loan Note, and which unremedied, continues during that 60 day period to have a material adverse effect on the interests of the Loan Note Issuing Entity in respect of that specific Series for that period;

(2)	any representation or warranty made by the Sponsor in the Receivables Securitisation Deed or the relevant Series RTDSA Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Sponsor under the Receivables Securitisation Deed:

•	proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of the error, requiring it to be remedied, is given to the Sponsor by the Receivables Trustee, or is given to the Sponsor and the Receivables Trustee by the Loan Note Issuing Entity acting on the instructions of the holder of the specific Series Loan Note; and

•	as a result of which there is a material adverse effect on the interests of the Loan Note Issuing Entity in respect of that Series and which continues unremedied during that 60 day period to have a material adverse effect for that period;

(3)	the average Portfolio Yield for any three consecutive Monthly Periods is less than the average Expense Rate for those periods or, on any Determination Date before the end of the third Monthly Period from the Closing Date, the Portfolio Yield is less than the average Expense Rate for that period;

(4)	either:

•	over any period of thirty consecutive days, the Originator Interest averaged over that period is less than the Minimum Originator Interest for that period and the Originator Interest does not increase on or before the tenth Operating Business Day following that thirty day period to an amount so that the average of the Originator Interest as a percentage of the Average Principal Receivables transferred by the Sponsor for such thirty day period, computed by assuming that the amount of the increase of the Originator Interest by the last day of the ten Operating Business Day period, as compared to the Originator Interest on the last day of the thirty day period, would have existed in the Receivables Trust during each day of the thirty day period, is at least equal to the relevant Minimum Originator Interest; or

•	on the last day of any Monthly Period the total balance of Eligible Receivables is less than the Minimum Aggregate Principal Receivables, adjusted for any Series having a Companion Series as described in the RTDSA Supplement for that Series, and the total balance of Eligible Receivables fails to increase to an amount equal to or greater than the Minimum Aggregate Principal Receivables on or before the tenth Operating Business Day following that last day;

(5)	any Servicer Default occurs that would have a material adverse effect on the Loan Note Issuing Entity in respect of the relevant Series;

(6)	the Series Investor Interest is not reduced to zero on the relevant Series' Scheduled Redemption Date;

(7)	where the Notes to be issued by the Issuing Entity for a particular Series have the benefit of a Swap Agreement, the early termination, without replacement, of the Swap Agreement as described in this Base Prospectus under ‘‘Issuing Entity Cashflows – Termination Payments for a Swap Agreement’’; and

(8)	the Loan Note Issuing Entity is required to withhold or deduct any amounts for or on account of tax on the payment of any principal or interest in respect of the relevant Series Loan Note.

The events described in paragraphs (3) and (4) above are ‘‘Regulated Amortisation Trigger Events’’, and all other events comprise ‘‘Rapid Amortisation Trigger Events’’. Upon the occurrence of a Rapid Amortisation Trigger Event in relation to a Series, the Series will enter the Rapid Amortisation Period.

‘‘Determination Date’’ means the date falling three Business Days prior to a Distribution Date.

If any event described in paragraphs (1), (2) or (5) occurs then, after the applicable grace period, either (i) the Receivables Trustee or (ii) the Loan Note Issuing Entity may declare that a Series Pay Out Event has occurred in relation to the specific Series in question if the correct notice has been given. If the Loan Note Issuing Entity declares that a Series Pay Out Event has occurred, it must have acted on the instructions of the holder of the relevant Series Loan Note. The Loan Note Issuing Entity must give a written notice to the Sponsor, the Servicer and the Receivables Trustee that a Series Pay Out Event has occurred. If the Receivables Trustee declares that a Series Pay Out Event has occurred it must give a written notice to this effect to the Sponsor, the Servicer and the Loan Note Issuing Entity. A Series Pay Out Event will be effective as of the date of the relevant notice. If any event in paragraphs (3), (4), (6), (7) or (8) occurs, a Series Pay Out Event will occur without any notice or other action on the part of the Receivables Trustee or the Loan Note Issuing Entity.

Unless described otherwise in the relevant Prospectus Supplement/Final Terms, the ‘‘Portfolio Yield’’ for each Series means, for any Monthly Period:

(A + B + C − D)
______________ X 12
E

where:

A =	the Finance Charge Collections distributed to that relevant Series;

B =	Principal Funding Investment Proceeds up to the Class A Covered Amount;

C =	the amount, if any, to be withdrawn from the Reserve Account that is included in Class A Available Funds;

D =	the Investor Default Amount calculated as relevant to that relevant Series; and

E =	the relevant Series Investor Interest.

Unless described otherwise in the relevant Prospectus Supplement/Final Terms, the ‘‘Expense Rate’’ for each Series means, for any Distribution Date:

A + B
______ X 12
C

where:

A =	the sum of the Class A Monthly Required Expense Amount, the Class B Monthly Required Expense Amount and the Class C Monthly Required Expense Amount for that relevant Series;

B =	the Investor Servicing Fee; and

C =	the relevant Series Investor Interest.

Unless described otherwise in the relevant Prospectus Supplement/Final Terms, the ‘‘Minimum Originator Interest’’ in relation to the Sponsor means 6 per cent. of the Average Principal Receivables transferred during a period of thirty consecutive days by the Sponsor. The Sponsor may reduce the Minimum Originator Interest in the following circumstances:

•	upon 30 days prior notice to the Receivables Trustee, each Rating Agency and any Enhancement Provider entitled to receive notice under its RTDSA Supplement;

•	upon written confirmation from each Rating Agency that the reduction will not result in the reduction or withdrawal of the ratings of the Rating Agency for any outstanding Related Beneficiary Debt, including, for the purposes of a particular Series, the Notes; and

•	delivery to the Receivables Trustee and each Enhancement Provider of an officer's certificate stating that the Sponsor reasonably believes that the reduction will not, based on the facts known to the officer at the time of the certification, cause, at that time or in the future, a Pay Out Event to occur for any Investor Beneficiary.

The Minimum Originator Interest in relation to the Sponsor will never be less than 2 per cent. of the Average Principal Receivables transferred during a period of thirty consecutive days by the Sponsor.

Unless described otherwise in the relevant Prospectus Supplement/Final Terms, the ‘‘Minimum Aggregate Principal Receivables’’ means, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages for Principal Collections for all outstanding Series on that date. For any Series in its Controlled Accumulation Period, as defined in its RTDSA Supplement, with a Series Investor Interest as of the date of determination equal to the balance on deposit in the Principal Funding Account for that Series, the numerator used in the calculation of the Investor Percentage for Principal Collections for that eligible Series will, only for the purpose of the definition of Minimum Aggregate Principal Receivables, be zero.

The ‘‘Average Principal Receivables’’ means, for any period of thirty consecutive days, an amount equal to the sum of the total balance of eligible Principal Receivables at the end of each day during that period divided by 30.

A ‘‘Companion Series’’ means:

•	each Series that has been paired with another Series so that the reduction of the Series Investor Interest of the paired Series results in the increase of the Series Investor Interest of the other Series, as described in the related RTDSA Supplements; and

•	the other Series.

Termination of the Receivables Trust

If the Receivables Trust has not already been dissolved – for example, because an Insolvency Event has occurred – then the Originator Beneficiary can, with the consent of all the other Beneficiaries of the Receivables Trust, instruct the Receivables Trustee to dissolve the Receivables Trust when:

•	the total amount of the Aggregate Investor Interest is reduced to zero;

•	there are no Finance Charge Collections or other Receivables Trust property to which any beneficiary other than the Originator Beneficiary is entitled; and

•	no beneficiary is committed to fund payments to the Sponsor for purchases of receivables by the Receivables Trust.

After the Receivables Trust is dissolved, all of the Receivables Trust's property will be paid to the Beneficiaries according to their entitlements and the Receivables Securitisation Deed will be terminated.

For the purposes of section 1 of the UK Perpetuities and Accumulations Act 1964, the duration of the perpetuity period for the Receivables Trust's property will be a period ending not later than 80 years from the date of execution of the RTDSA. Any property of the Receivables Trust after this period will vest in the then current Beneficiaries in accordance with their entitlements to the Receivables Trust's property at that date.

Amendments to the RTDSA

The RTDSA may be amended with the prior consent of each beneficiary affected. No amendment will be effective unless each Rating Agency has confirmed that the amendment will not result in a reduction or withdrawal of its then current rating of any outstanding Related Beneficiary Debt.

No Investor Beneficiary will consent to any proposed amendment unless instructed to do so by Loan Note holders holding in total not less than two-thirds of the principal amount of the Loan Note then outstanding of each outstanding Series adversely affected. No Investor Beneficiary may consent to any proposed amendment that would:

•	reduce or delay required distributions to any Investor Beneficiary in respect of the affected Series;

•	change the definition or the manner of calculating the Aggregate Investor Interest, the Investor Percentage or the Investor Default Amount of the affected Series or any calculation in respect of any Class of the affected Series; or

•	reduce the percentage required to consent to any amendment, unless instructed to do so by all the Noteholders of the Loan Notes then outstanding of the affected Series.

Under the terms of the Beneficiaries Deed, each Investor Beneficiary has agreed that provided the above three conditions are met, if so requested in writing by the Originator Beneficiary, it will give its consent in accordance with that request.

Disposals

Beneficiaries may not transfer or dispose of their beneficial entitlements in the Receivables Trust or create any encumbrance over their beneficial entitlement except that:

•	the Originator Beneficiary may transfer all or a portion only of its Originator Interest by transferring all or substantially all of its properties and assets to any person, if that Person enters into an agreement with the other Beneficiaries of the Receivables Trust, the effect of which is that such Person expressly assumes the duties and obligations of the Sponsor and Originator Beneficiary under the Relevant Documents; after the transfer, the new Person will be the Person used to determine if an Insolvency Event has occurred;

•	the Originator Beneficiary may transfer a portion of its Originator Interest to another entity provided that such transfer will not cause a Pay Out Event;

•	the Originator Beneficiary may transfer or create any encumbrance over the whole or any part of its

Originator Interest with the consent of Investor Beneficiaries representing in total more than one-half of the total Series Investor Interest of each Series; however, the Rating Agencies must first affirm that the transfer or encumbrance will not result in a downgrade or withdrawal of its then current rating of any outstanding debt that is secured, directly or indirectly, by the Receivables in the Receivables Trust; and

•	any beneficiary – except for the Originator Beneficiary – may transfer all or any part of its beneficial entitlement or grant an encumbrance over its beneficial entitlement with the prior written consent of the Originator Beneficiary, which consent will not be unreasonably withheld.

Under the terms of the Beneficiaries Deed, each Investor Beneficiary agrees that if requested in writing by the Originator Beneficiary in respect of a disposal, the Investor Beneficiary will give its consent in accordance with such request.

The Receivables Trustee is authorised to reassign to, or remove from any Scottish trust declared by HSBC the beneficial interest in receivables for a purchase price equal to the amount received or recovered, if any, by HSBC from those receivables in Defaulted Accounts less the fees, costs and expenses incurred by HSBC in the recovery of that amount.

Trustee Payment Amount

The Receivables Trustee will be paid by the Investor Beneficiaries its fees, costs and expenses – including any VAT on such amounts, and any expense incurred from being indemnified under the RTDSA – out of the property of the Receivables Trust distributed to the Investor Beneficiaries. The Receivables Trustee will be paid monthly in arrear on each Distribution Date the Trustee Payment Amount.

‘‘Trustee Payment Amount’’ means with respect to the end of any Monthly Period, those amounts required to pay the costs and expenses of the Receivables Trustee, the costs and expenses relating to Dormant Investor Beneficiary and the corporate entities related to (but not including) the Loan Note Issuing Entity, the Issuing Entity and Dormant Investor Beneficiary, and is the sum of the Investor Trustee Payments payable on any Distribution Date in respect of a Series Investor Interest, providing that the portion of the Trustee Payment Amount not allocated to each Series will be paid from cashflows under the Receivables Trust allocated to other outstanding Series, and in no event will a specific Series be solely liable for these payments.

Appointment, Powers, Responsibilities and Liability of the Receivables Trustee

The RTDSA also sets out the terms on which the Receivables Trustee is appointed, the indemnification of the Receivables Trustee and the payment it receives. It also contains provisions limiting or excluding liability in certain circumstances. The Receivables Trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the RTDSA. The RTDSA also sets out the circumstances in which the Receivables Trustee may resign or retire. In general, the Receivables Trustee may at any time resign and be discharged from the Receivables Trust by giving written notice thereof to each of the Beneficiaries.

The RTDSA states that the Receivables Trustee is entitled to be indemnified in certain circumstances including, without restriction, any activities it carries out pursuant to the RTDSA. Any such indemnification shall be payable by the Servicer itself and not be payable from the Trust Property of the Receivables Trust.

The Receivables Trustee is not responsible for any liability which may be suffered because it has acted in accordance with the instructions of the Investor Beneficiary or Enhancement Provider relating to any remedy available to it, or in accordance with any power conferred upon it by the Investor Beneficiary or Enhancement Provider. The Receivables Trustee shall not be charged with knowledge of any failure by the Servicer unless the Receivables Trustee receives written notice of such failure from the Servicer or the Investor Beneficiary or Enhancement Provider adversely affected thereby.

SERVICING OF RECEIVABLES

General – Servicing

On or after the date of this Base Prospectus, but prior to the issuance of Notes by the Issuing Entity, Cards Services will be appointed by the initial beneficiary of the Receivables Trust as initial Servicer under the terms of the RTDSA. The Servicer carries out all servicing and administration in relation to the Receivables and (insofar as the interests of the Beneficiaries are affected) the Designated Accounts in accordance with its credit card guidelines and its customary and usual procedures and in accordance with normal market practice (so far as consistent with its credit card guidelines). The Servicer may also be directed by all the Beneficiaries together (including the Originator Beneficiary) to take actions in accordance with their instructions.

Cards Services, which is part of HSBC, will be the Servicer for the Receivables Trust.

Among other duties, and without limitation, the Servicer's duties are to:

•	credit and debit cardholders' accounts as appropriate;

•	ensure that payments made to the Sponsor by or on behalf of cardholders are received into the Card Operating Accounts;

•	identify any funds in the Card Operating Accounts which are required to be transferred to the Trustee Collection Account for the benefit of the Beneficiaries and ensure that such funds are so transferred when required;

•	advise the manner in which collections on the assets will be maintained (e.g. through a segregated collection account);

•	advise the Receivables Trustee to direct the Sponsor in making withdrawals from the Card Operating Account, as described in this Base Prospectus;

•	advise the Receivables Trustee to direct the Sponsor in making withdrawals from the Trust Accounts, as described in this Base Prospectus;

•	advise the Receivables Trustee in relation to calculations, allocations, distributions and transfers in relation to the Receivables Trust and all functions necessary to enable the Receivables Trustee to exercise its rights and perform its obligations under in relation its position as trustee of the Receivables Trust, as further described in this Base Prospectus;

•	execute and deliver all instruments of satisfaction or cancellation, or of partial or full release or discharge with respect to the Receivables and commencing enforcement proceedings with respect to delinquent Receivables; and

•	make any filings, reports, notices, applications, registrations with and seek consent or authorisations from any relevant securities or other authority as may be necessary or advisable to comply with any securities or reporting requirements (whether in relation to the Beneficiaries or the Receivables Trust).

Because HSBC or one of its affiliates will continue to own the account themselves, the Servicer will have the right to determine the fees, periodic finance charges including the interest rate index used to compile periodic finance charges, and other charges that will apply to the credit card accounts. A decrease in the effective yield on the related Receivables could cause an early redemption event, resulting in an early payment of the Notes.

The Servicer will not resign from its obligations and duties as Servicer under the RTDSA unless its performance of its obligations and duties is no longer permitted under applicable law and there is no reasonable action that it can take to remedy the situation. The Servicer's resignation will not be effective until a Successor Servicer has been properly appointed. The Servicer is entitled to delegate or subcontract its duties and obligations, in accordance with its usual practices, to a third party as long as it remains the principal obligor under the RTDSA and, if the third party is not part of the HSBC Group, the Servicer has notified the Rating Agencies. Cards Services, as initial Servicer, performs its functions in-house, but has subcontracted some services relating to the credit cards.

The Servicer will indemnify each beneficiary against all reasonable loss, liability, expense, damage or injury caused by the Servicer's fraud, wilful misconduct or gross negligence in performing its servicing functions. However, the Servicer will not indemnify any beneficiary:

•	for any loss arising from the negligence, fraud or wilful misconduct of that beneficiary or its agents;

•	for any liabilities, costs or other expenses of the Receivables Trust for any action taken by the Receivables Trustee at the request of any beneficiary of any Series to which that beneficiary belongs;

•	for any loss or other claims that are incurred by such beneficiary acting in its capacity as beneficiary, including those resulting from Defaulted Accounts; or

•	for any liabilities or other costs arising under any tax law or any penalties or interest caused by a failure to comply with any tax law, payable by it in connection with the RTDSA to any tax authority.

The directors, officers and other employees and agents of the Servicer and the Servicer itself will not be under any liability to the Receivables Trustee, the Receivables Trust, the Originator Beneficiary, the Investor Beneficiaries, any Enhancement Provider or any other Person under the RTDSA or any related provider except in the case of fraud, wilful misconduct or negligence in performing its duties under the RTDSA.

Any Person into which the Servicer may be merged or consolidated, or any Person succeeding to or acquiring the business of the Servicer in whole or in part, after executing an RTDSA Supplement and the delivery of a legal opinion, will become the successor to the Servicer or co-Servicer with the Servicer under the RTDSA.

Servicer Compensation

The Servicer is entitled to receive a fee from the Beneficiaries of the Receivables Trust for each month. This fee is called the Servicing Fee and is payable monthly on each Distribution Date, to the extent that those monies are available. Any amounts payable in respect of the Servicing Fee will be inclusive of VAT, if any. The ‘‘Servicing Fee’’ will be equal to one-twelfth of the product of:

•	the weighted average of the percentages specified in each RTDSA Supplement as being the ‘‘Series Servicing Fee Percentage’’ for each outstanding Series – weighted by the Adjusted Investor Interest for each Series as at the last day of the relevant Monthly Period; and

•	the average daily total outstanding face amount of Principal Receivables during that Monthly Period.

The portion of the Servicing Fee payable by the Investor Beneficiary to the Servicer in respect of each Series on any Distribution Date is called the ‘‘Investor Servicing Fee’’ and will be equal to:

•	one-twelfth of the product of:

(1)	0.8 per cent.; or

(2)	another percentage agreed with the Investor Beneficiaries (and disclosed in the relevant Prospectus Supplement/Final Terms) as long as Cards Services is the Servicer, provided that each of the Rating Agencies confirms in writing that the new percentage will not cause them to reduce or withdraw their then current rating on any debt that is secured directly or indirectly on the Receivables in the Receivables Trust, including your Notes; and

•	the Adjusted Investor Interest as at the last day of the Monthly Period before that Distribution Date.

The balance of the Servicing Fee not payable by the Investor Beneficiaries in respect of any Series will be payable by the Sponsor and is called the ‘‘Originator Servicing Fee’’. If the Servicer is also the Originator Beneficiary in any Monthly Period, the Originator Servicing Fee for that Monthly Period will not be paid.

Evidence as to Compliance

The fiscal year for the issuing entity will end on 31 December of each year. The Servicer will file with the SEC an annual report on Form 10-K on behalf of the issuing entity, 90 days after the end of its fiscal year.

If required by the RTDSA, the Servicer will deliver to the Receivables Trustee, the originator, the rating agencies and each beneficiary, as applicable, and file with the SEC as part of an annual report on Form 10-K filed on behalf of the issuing entity the following documents:

•	a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the Servicer that are backed by the same types of assets as those backing the notes;

•	with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a Servicer compliance certificate, signed by an authorised officer of the Servicer, to the effect that: (i) a review of the Servicer's activities during the reporting period and of its performance under the beneficiary servicing agreement has been made under such officer's supervision; and

•	to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the beneficiaries servicing agreement in all material respects throughout the reporting period or, if there has been a failure known to such officer, the nature and status thereof.

The Servicer's obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the SEC, is limited to those reports prepared by the Servicer and, in the case of reports prepared by any other party, those reports actually received by the Servicer.

Copies of all statements, certificates and reports may be obtained by any noteholder by a request in writing to the Receivables Trustee addressed to the director. Except as described above or as described in this Base Prospectus or the related prospectus supplement there will not be any independent verification that any duty or obligation to be performed by any transaction party – including the Servicer – has been performed by that party.

Termination of Appointment of Servicer

The appointment of Cards Services as Servicer under the RTDSA and the appointment of any Person to replace anyone then acting as the Servicer – called a ‘‘Successor Servicer’’ – will terminate after a Servicer Default occurs.

‘‘Servicer Default’’ means any one of the following events:

(1)	any failure by the Servicer to give advice or notice to the receivables trustee pursuant to an agreed schedule of collections and distributions or to advise the receivables trustee to make any required drawing, withdrawal or payment pursuant to the RTDSA or any other relevant document; these events will be considered failures if they do not happen within five operating business days after the date that they were supposed to happen under the terms of the RTDSA or any other relevant document;

(2)	failure on the part of the Servicer duly to observe or perform in any respect any other covenant or agreement of the Servicer contained in the RTDSA, or any other relevant document, that has a material adverse effect on the interests of the Investor Beneficiaries of any outstanding Series; this failure will constitute a Servicer Default only if it remains unremedied and continues to have an adverse effect on the interests of the Investor Beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either: (1) the Receivables Trustee to the Servicer, or (2) the Investor Beneficiaries to the Receivables Trustee and the Servicer; if the notice is given by the Investor Beneficiaries it will be on the instruction of a group of holders of the Loan Notes representing more than fifty per cent. of the total face value of the Loan Note outstanding of any outstanding Series adversely affected;

(3)	delegation by the Servicer of its duties under the RTDSA to any other entity, except as permitted by the RTDSA;

(4)	any relevant representation, warranty or certification made by the Servicer in the RTDSA or in any certificate delivered under the RTDSA was incorrect when made, which has a material adverse effect on the interests of the Investor Beneficiaries of any outstanding Series; this failure will only be a Servicer Default if it remains unremedied and continues to have an adverse effect on the interests of the Investor Beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either: (1) the Receivables Trustee to the Servicer, or (2) the Investor Beneficiaries to the Receivables Trustee and the Servicer; if the notice is given by the Investor Beneficiaries it will be on the instruction of a group of holders of the Loan Note representing more than fifty per cent. of the total face value of the Loan Notes outstanding of any outstanding Series adversely affected;

(5)	any of the following:

•	the Servicer agrees to or takes any corporate action to appoint a receiver, administrator, administrative receiver, trustee or similar officer of it or of all of its revenues and assets; or

•	an order of the court is made for its winding-up, dissolution, administration or re-organisation that has remained in force undischarged or unstayed for 60 days; or

•	a receiver, administrator, administrative receiver, trustee or similar officer of it or all of its revenues and assets, is appointed; and

(6)	any of the following:

•	a duly authorised officer of the Servicer admits in writing that the Servicer is unable to pay its debts as they fall due within the meaning of section 123(1) of the Insolvency Act 1986; or

•	the Servicer makes a general assignment for the benefit of or a composition with its creditors or it voluntarily suspends payment of its obligations with a view to the general readjustment or rescheduling of its indebtedness.

In the case of (1), (2) or (3) above the grace period will be 60 days. The grace period is the extra number of days before a Servicer Default can be called, allowing the Servicer time to remedy an event which would otherwise be a Servicer Default. In addition, if an event has been caused by so-called acts of God or uncontrollable circumstances it will not be a Servicer Default. These circumstances are called force majeure events and are listed in the RTDSA.

Within two Operating Business Days after the Servicer becomes aware of any Servicer Default, the Servicer must notify the Beneficiaries, each Rating Agency, the Security Trustee and any Enhancement Provider as soon as possible in writing. The Beneficiaries must give each Rating Agency and the Security Trustee notice of any removal of the Servicer and appointment of a Successor Servicer.

Under the terms of the RTDSA, the Beneficiaries adversely affected by any default by the Servicer may, with the prior written consent of all the other Beneficiaries, instruct the Receivables Trustee to waive in writing any default by the Servicer in the performance of its obligations hereunder or in any relevant document and its consequences. However, a default which results directly in a failure by the Receivables Trustee to make any required deposits or distributions of Finance Charge Collections or Principal Collections relating to the Series adversely affected will not be permitted to be waived in any circumstances. Upon any such waiver of a past default, such default shall be deemed not to have occurred. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Pursuant to the terms of the Beneficiaries Deed, the Beneficiaries of the Receivables Trust have agreed that where an Investor Beneficiary is adversely affected by a default of the Servicer, such Investor Beneficiary must represent in aggregate no less than 66 2/3 per cent. of the Series Investor Interest of each outstanding Series in order to instruct the Receivables Trustee to waive any such default. As noted above, in no such case shall a waiver of default relating to a failure to make any required deposits or distributions relating to a Series be permitted.

After the Servicer receives a termination notice from the Beneficiaries and a Successor Servicer is appointed, the duties of acting as Servicer of the Receivables under the RTDSA will pass from the then

Servicer to the Successor Servicer. The RTDSA contains the requirements for the transfer of the servicing role, including the transfer of authority over collections, the transfer of electronic records and the disclosure of information.

After it receives a termination notice, the Servicer will continue to act as Servicer until the date agreed by it and the Beneficiaries. The Beneficiaries must try to appoint a Successor Servicer that is an Eligible Servicer.

If the Beneficiaries cannot appoint a Successor Servicer and the Servicer delivers a certificate that says it cannot in good faith cure the Servicer Default, then the Receivables Trustee will start the process of selling the Receivables. The Beneficiaries will notify any Enhancement Providers of the proposed sale of the Receivables by the Receivables Trustee to a third party and will provide each Enhancement Provider an opportunity to bid on purchasing the Receivables.

The proceeds of the sale will be deposited in the Trust Accounts for distribution to the Beneficiaries as set out in the RTDSA and the Series RTDSA Supplements.

An ‘‘Eligible Servicer’’ means an entity that, when it is Servicer:

•	is servicing a portfolio of consumer revolving credit card accounts or other consumer credit accounts;

•	is legally qualified and has the capacity to service the Designated Accounts; and,

•	is qualified or licensed to use the software that the Servicer is then currently using to service the Designated Accounts or obtains the right to use, or has its own, software that is adequate to perform its duties under the RTDSA.

ACCOUNTS

As part of the Programme, there are a number of bank accounts required through which money will flow on either a daily, monthly, quarterly or annual basis. These accounts are described below.

Sponsor Accounts

•	‘‘Card Operating Account’’ – a bank account held in the UK at HSBC. HSBC has declared a trust over its Card Operating Account in favour of the Receivables Trustee in the Receivables Securitisation Deed.

•	‘‘Card Proceeds Account’’ – a bank account held in the UK by HSBC.

Receivables Trustee Accounts

Each bank account held by the Receivables Trustee on trust is called a ‘‘Trust Account’’:

•	‘‘Trustee Collection Account’’ – a bank account at HSBC offices in London, held by the Receivables Trustee on an undivided basis for the Beneficiaries of the Receivables Trust. The Receivables Trustee shall maintain two ledgers on the Trustee Collection Account held under the undivided trust, the ‘‘Undivided Principal Collections Ledger’’ and the ‘‘Undivided Finance Charge Collections Ledger’’. For each newly created Series Investor Interest, the Receivables Trustee shall maintain two ledgers segregated for that Series Investor Interest which we shall call the ‘‘Series Principal Collections Ledger’’ and the ‘‘Series Finance Charge Collections Ledger’’.

•	‘‘Trustee Investment Account’’ – a bank account at HSBC offices in London, held by the Receivables Trustee on an undivided basis for the Beneficiaries of the Receivables Trust.

•	‘‘Receivables Trustee Consideration Account’’ – a bank account held in the UK by HSBC.

•	‘‘Principal Funding Account’’ – a bank account at HSBC's branch in Jersey held by the Receivables Trustee on a separate trust for the Loan Note Issuing Entity. The Receivables Trustee shall maintain principal funding ledgers segregated for each newly created Series Investor Interest, which we shall call the ‘‘Series Principal Funding Ledger’’.

•	‘‘Reserve Account’’ – a bank account at HSBC's branch in Jersey held by the Receivables Trustee on a separate trust for the Loan Note Issuing Entity. The Receivables Trustee shall maintain reserve ledgers segregated for each Series Investor Interest, which we shall call the ‘‘Series Reserve Ledger’’.

•	‘‘Spread Account’’ – a bank account at HSBC's branch in Jersey held by the Receivables Trustee on a separate trust for the Loan Note Issuing Entity (the ‘‘Spread Account’’). The Receivables Trustee shall maintain spread ledgers segregated for each Series which we shall call the ‘‘Series Spread Ledger’’.

Loan Note Issuing Entity Accounts

The Loan Note Issuing Entity shall establish for each Series of Loan Note a bank account at HSBC's branch in Jersey (each ‘‘Series Loan Note Issuing Entity Distribution Account’’). The Loan Note Issuing Entity shall establish separate ledgers on this account for its expenses and amounts of payable as Additional Consideration.

Issuing Entity Accounts

The Issuing Entity shall establish for each Series of Notes a bank account at HSBC offices in London (each a ‘‘Series Issuing Entity Distribution Account’’) The Issuing Entity shall maintain ledgers segregated for each class or sub-class of Notes of each Series which will be called ‘‘Note Class Ledgers’’ or ‘‘Note Sub-Class Ledgers’’ respectively. The Issuing Entity shall also maintain a ledgers for each Series of Notes entitled the ‘‘Expenses Loan Ledger’’, the ‘‘Excess Spread Ledger’’, the ‘‘Issuing Entity Costs Ledger’’ and the ‘‘Issuing Entity Expenses Ledger’’.

Qualified Institutions

If the bank or banks at which any of the Receivable Trustee accounts or Loan Note Issuing Entity Accounts or Issuing Entity Accounts listed above are held ceases to be a Qualified Institution, then as required, the Receivables Trustee, Loan Note Issuing Entity or Issuing Entity will, within 10 Operating Business Days, establish a new account to replace the affected account or accounts, and will transfer any cash and interest to that new account or accounts. The accounts referred to above are the:

•	Trustee Collection Account;

•	Trustee Investment Account;

•	Principal Funding Account;

•	Reserve Account;

•	Spread Account;

•	Series Loan Note Issuing Entity Distribution Accounts;

•	Series Issuing Entity Distribution Accounts.

The Receivables Trustee, Loan Note Issuing Entity or Issuing Entity may in its discretion elect to move any or all of these accounts and the amounts credited to them from the Qualified Institution at which they are kept as at the date of this Base Prospectus to another Qualified Institution.

The Trustee Collection Account, Receivables Trustee Consideration Account and the Trustee Investment Account currently located in the United Kingdom may be located either in the United Kingdom or in Jersey, Channel Islands.

You should note that the following definition are relevant to this section:

‘‘Qualified Institution’’ means an institution outside the United Kingdom which at all times has a short-term unsecured debt rating of at least A-1+ by Standard & Poor's, and P-1 by Moody's, and if any of the Notes are rated by Fitch Ratings, the required rating set out in the prospectus supplement.

SECURITISATION CASHFLOWS

The following sections describe the cashflows that occur in each of the three entities upon which Noteholders rely for payment on the Notes – the Receivables Trust, the Loan Note Issuing Entity and the Issuing Entity.

The daily and monthly cashflows of the Receivables Trustee are described in ‘‘Receivables Trustee Cashflows’’, below. The monthly cashflows of the Loan Note Issuing Entity are described in ‘‘Loan Note Issuing Entity Cashflows’’, below. The monthly and quarterly and annual issuer cashflows are described in ‘‘Issuing Entity Cashflows’’, below.

RECEIVABLES TRUST CASHFLOWS

This section explains the daily and monthly cashflows of the Receivables Trust.

We will first describe the calculations and transfers that will occur on each Business Day (see ‘‘Daily Transfers into the Receivables Trust’’, ‘‘Receivables Trust Daily Cashflows’’, ‘‘Daily Finance Charge Waterfall’’, ‘‘Daily Principal Waterfall’’ and ‘‘Daily Investment Waterfall’’ below).

We will then describe the calculations and transfers that will occur on each monthly Distribution Date (see ‘‘Receivables Trustee Monthly Cashflows’’, ‘‘Monthly Finance Charge Waterfall’’, ‘‘Monthly Principal Waterfall’’, ‘‘Shared Principal Collections’’, ‘‘Calculation of Default Amounts’’, ‘‘Reallocation of Principal’’, ‘‘Additional Consideration’’, ‘‘Funding and Use of the Principal Funding Account’’, ‘‘Funding and Use of the Reserve Account’’ and ‘‘Funding and Use of the Spread Account’’ below).

Daily Transfers into the Receivables Trust

On each Business Day, the Sponsor will transfer on a same-day basis amounts received from cardholders to the Card Operating Account. The Sponsor will transfer all Collections in the Card Operating Account, and all other monies held on trust for the benefit of the Receivables Trustee (including all interest and earnings in respect of the Trustee Collection Account and the Trustee Investment Account, Sale Recoveries and Acquired Interchange), to the Trustee Collection Account no later than two Business Days after the Date of Processing of such Collections or other monies.

‘‘Collections’’ means:

(i)	all payments or amounts received by the Servicer or Sponsor, as the case may be in respect of Receivables on Designated Accounts, in accordance with the relevant lending agreements;

(ii)	all payments or amounts received by the Servicer or Sponsor, as the case may be in respect of Receivables on Cancelled Accounts (to the extent that such Receivables are the property of the Receivables Trust), in accordance with the relevant lending agreements;

(iii)	all payments or amounts received under guarantees obtained by the Sponsor in respect of the obligations of obligors under Designated Accounts or under Cancelled Accounts (to the extent that the Receivables in such Cancelled Accounts are the property of the Receivables Trust);

(iv)	any insurance proceeds in respect of Receivables on Designated Accounts or Cancelled Accounts (to the extent that the Receivables in such Cancelled Accounts are the property of the Receivables Trust);

(v)	amounts paid in cash by the Sponsor in relation to a reduction, an early collection or credit adjustment in respect of Receivables on Designated Accounts or Cancelled Accounts (to the extent that the Receivables in such Cancelled Accounts are the property of the Receivables Trust);

(vi)	all Recoveries, and all Sale Recoveries, obtained in accordance with the Receivables Trust Deed and Servicing Agreement between, amongst others, the Sponsor and the Receivables Trustee; and

(vii)	including all interest and earnings in respect of the Trustee Collection Account and the Trustee Investment Account

(and any amount received in respect of items (i) to (vi) above received on a Designated Account in excess of the aggregate amount of Receivables which have then arisen on that account will be a deemed payment in respect of Principal Receivables to the extent of such excess).

‘‘Date of Processing’’ means, in respect of any transaction, the Business Day after the overnight processing of such transaction being first recorded on the computer master file of Accounts used by the Servicer or, as the case may be, the Sponsor (without regard to the effective date of such recording). Any reference to the date on which any Collections or transactions are processed will be taken as referring to the Date of Processing.

Receivables Trust Daily Cashflows

On each Business Day, the Receivables Trustee will:

(1)	transfer, to the Sponsor, all incorrect payments and Ineligible Collections notified to it by the Servicer (provided such payments and collections have not previously been distributed to the Beneficiaries as Principal Collections), after which the Sponsor will own such money absolutely;

(2)	credit all Finance Charge Collections to the Undivided Finance Charge Collections Ledger and apply the same in the manner set out below under the section ‘‘– Daily Finance Charge Waterfall’’ below; and

(3)	credit all Principal Collections to the Undivided Principal Collections Ledger and apply the same in the manner set out below under the section ‘‘– Daily Principal Collections Waterfall’’ below.

Daily Finance Charge Waterfall

On each Business Day during each Monthly Period, the Receivables Trustee will distribute to the Beneficiaries of the Receivables Trust the amount then standing to the credit of the Undivided Finance Charge Collections Ledger (‘‘Processed Finance Charge Collections’’) as follows (the ‘‘Daily Finance Charge Waterfall’’):

(1)	transfer to the Series Finance Charge Collections Ledger of each Series, as a distribution, an amount equal to the relevant Floating Investor Percentage of the Processed Finance Charge Collections, which amount will be held in a segregated trust for the benefit of that Series and retained until the first Distribution Date following the end of that Monthly Period (see ‘‘Receivables Trustee Monthly Cashflows – Monthly Finance Charge Waterfall’’ below); and

(2)	transfer to the Originator Beneficiary (or to its order), as a distribution, an amount equal to the product of: (a) 100 per cent. minus the sum of the Floating Investor Percentages of all Series and (b) the Processed Finance Charge Collections.

‘‘Floating Investor Percentage’’ means, unless specified otherwise in the relevant Series' RTDSA Supplement, with respect to any Series during any Monthly Period, the percentage equivalent (which percentage shall never exceed 100 per cent.) of a fraction:

(a)	the numerator of which is the Adjusted Investor Interest of that Series (calculated as described below) at the close of business on the last day of the preceding Monthly Period for that Series (or, with respect to the first Monthly Period, the Initial Investor Interest of that Series); and

(b)	the denominator of which is the greater of:

(i)	an amount equal to the aggregate outstanding face amount of eligible Principal Receivables held by the Receivables Trustee as at the close of business on the last day of the prior Monthly Period (or with respect to the first Monthly Period for that Series, as at the close of business on the day immediately preceding the relevant Closing Date); and

(ii)	the sum of the numerators used to calculate the investor percentages (whether fixed or floating) for distributions with respect to Finance Charge Receivables at any time, for all outstanding Series with respect to the Monthly Period for which the Floating Investor Percentage is being determined,

Provided however, that with respect to any Monthly Period in which an Addition Date occurs, the formulas in (b) above will be modified to take this into account.

The Adjusted Investor Interest of any Series, for the purpose of calculating the Floating Investor Percentage, means an amount equal to the Initial Investor Interest for that Series, as reduced by the aggregate of:

(a)	Processed Principal Collections to the relevant Investor Beneficiary distributed in respect of that Series (including amounts credited to the relevant Series Principal Funding Ledger); and

(b)	That amount of Class A, B or C Investor Charge-offs in respect of that Series, to the extent that it exceeds the amounts of Additional Consideration paid by the relevant Investor Beneficiary and identified as ‘‘Loss Make-Up (charge-off)’’.

‘‘Monthly Period’’ shall mean a calendar month, unless otherwise specified.

Daily Principal Waterfall

On each Business Day during each Monthly Period, the Receivables Trustee will apply the amount then standing to the credit of the Undivided Principal Collections Ledger (‘‘Processed Principal Collections’’) as follows (the ‘‘Daily Principal Waterfall’’):

(1)	in respect of each Series which is in a Revolving Period, apply an amount equal to the relevant Floating Investor Percentage of the Processed Principal Collections in the following order of priority:

(a)	retain Required Retained Principal Collections in the Undivided Principal Collections Ledger, to be applied on the Distribution Date immediately following such Monthly Period in accordance with the Monthly Principal Waterfall;

(b)	retain, in the Undivided Principal Collections Ledger, an amount equal to that Series' pro rata share of the then Daily Principal Shortfall (if any), to be applied on the Distribution Date immediately following such Monthly Period as described in ‘‘– Shared Principal Collections’’ below; and

(c)	transfer any remaining funds to the Trustee Investment Account for use as Cash Available For Investment (see ‘‘– Daily Investment Waterfall’’ below);

(2)	in respect of each Series which is in a Controlled Accumulation Period, Regulated Amortisation Period or Rapid Amortisation Period, apply an amount equal to the relevant Fixed Investor Percentage of the Processed Principal Collections in the following order of priority:

(a)	retain as in 1(a) above;

(b)	retain as in 1(b) above; and

(c)	transfer any remaining funds as per 1(c) above; and

(3)	in respect of the Originator Beneficiary, transfer to it (or to its order), as a distribution an amount equal to the product of (a) 100 per cent. minus the sum of the floating and/or fixed investor percentages used for all Series pursuant to paragraphs (1) and/or (2) above on that Business Day and (b) Processed Principal Collections.

‘‘Required Retained Principal Collections’’ means the aggregate of Class B Required Retained Principal Collections and Class C Required Retained Principal Collections.

‘‘Class B Required Retained Principal Collections’’ means, in respect of each Series on each Business Day, an amount equal to the Processed Principal Collections on that day multiplied by the Class B Floating Percentage (if such Business Day falls during a Monthly Period which has commenced during the Revolving Period) or the Class B Fixed Percentage (if such Business Day falls during a Monthly Period which has commenced after the end of the Revolving Period). The ‘‘Class C Required Retained Principal Collections’’ shall be similarly calculated.

‘‘Class B Fixed Percentage’’, in relation to a Series means for each Monthly Period following the end of the Revolving Period, the following fraction expressed as a percentage (which percentage shall not exceed 100 per cent.):

Class B Investor Interest
Series Investor Interest

(each as of the close of business on the last day of the Revolving Period). The ‘‘Class C Fixed Percentage’’ will be similarly calculated.

‘‘Class B Floating Percentage’’ in relation to a Series means for each Monthly Period, the following fraction expressed as a percentage:

Class B Adjusted Investor Interest
Adjusted Investor Interest

The ‘‘Class C Floating Percentage’’ will be similarly calculated.

‘‘Daily Principal Shortfall’’ means, broadly, on any Business Day during any Monthly Period, the excess of the Shared Monthly Principal Payment for that Monthly Period over the aggregate amount of Processed Principal Collections have been retained by all Series during that Monthly Period in the Undivided Principal Collections Ledger pursuant to paragraphs (1)(b) and (2)(b) of the Daily Principal Waterfall. A Series ‘‘pro rata share of the Daily Principal Shortfall’’, means an amount that is equal to the product of (a) the Daily Principal shortfall and (b) a fraction, the numerator of which is that Series's Series Investor Interest and the denominator of which is the aggregate of all Series Investor Interests.

‘‘Fixed Investor Percentage’’ means, broadly, with respect to any Series during any Monthly Period the percentage equivalent (which percentage shall never exceed 100 per cent.) of a fraction that uses a similar formula to that used in Floating Investor Percentage, except that the numerator will be the relevant Series Investor Interest as at the close of business on the last day of the Revolving Period in respect of that Series and provided that, in respect of any Monthly Period when the Investor Interest is zero or would be zero if the payments to be made on the Distribution Date falling during that Monthly Period were to have been made on the last day of the preceding Monthly Period, the Fixed Investor Percentage will be zero.

‘‘Shared Monthly Principal Payment’’ shall mean, for each Business Day during any Monthly Period, an amount (calculated as of the first day of that Monthly Period) equal to the sum of:

(a)	the Controlled Deposit Amount for each Series in a Controlled Accumulation Period or Regulated Amortisation Period;

(b)	the Series Investor Interest for each Series in a Rapid Amortisation Period (after taking account of any principal payment to be made on the DD that falls during that Monthly Period); and

(c)	other amounts specified in any relevant Series RTDSA Supplement.

Daily Investment Waterfall

On each Business Day during a Monthly Period, the Receivables Trustee will utilise Cash Available For Investment, together with any other amounts then standing to the credit of the Trustee Investment Account, as follows:

•	to pay the acceptance price of any Offer;

•	to make any further payment owing under the Receivables Securitisation Deed; and

•	to pay the Sponsor for any future receivables.

If there is insufficient Cash Available For Investment to fund a purchase of future receivables, the Originator Beneficiary will contribute to the Receivables Trustee the amount of the shortfall. Such a contribution will generally increase the Originator Interest by the shortfall amount.

If the Cash Available For Investment exceeds the amount of Eligible Receivables that are available to be purchased on any Business Day, the excess will generally (unless otherwise agreed) be distributed to the Originator Beneficiary to decrease the amount of the Originator Interest. If the Originator Interest has fallen to zero, amounts will be held in the Trustee Investment Account until the Originator Interest increases above zero or there are sufficient new Eligible Receivables available for purchase. Cash Available For Investment which is not utilised on any day in accordance with the foregoing will remain in the Trustee Investment Account, to be utilised on the next Business Day.

‘‘Cash Available for Investment’’ means, broadly, amounts identified as such pursuant to the Daily Principal Waterfall and the Monthly Principal Waterfall, and any other amount required to be paid into the Trustee Investment Account. (See ‘‘The Receivables Trust – Acquiring Additional Entitlements to Receivables Trust Property and Payments for Receivables’’ above for further details).

Receivables Trustee Monthly Cashflows

On each Distribution Date, after the calculations and payments described in ‘‘– Receivables Trustee Daily Cashflows’’ above, have been effected, the Receivables Trustee will, amongst other things:

(1)	calculate the Default Amounts in respect of the most recently completed Monthly Period in accordance with ‘‘– Calculation of Default Amounts’’ below;

(2)	apply the Available Funds in respect of each Series in accordance with the Monthly Finance Charge Waterfall (see ‘‘– Monthly Finance Charge Waterfall’’ below);

(3)	apply certain other amounts (including Required Retained Principal) to satisfy obligations referred to in the Monthly Finance Charge Waterfall, to the extent that such obligations were not satisfied by Available Funds (see ‘‘– Monthly Finance Charge Waterfall’’);

(4)	determine the Class C Investor Charge-off, Class B Investor Charge-off and Class A Investor Charge-off in respect of each Series, as described in ‘‘– Investor Charge-offs’’ below;

(5)	calculate the Shared Principal Allocation for each Series and effect the payments required pursuant to the Monthly Principal Waterfall (see ‘‘– Shared Principal Collections’’, and ‘‘– Monthly Principal Waterfall ’’ below); and

(6)	apply all amounts received from the Loan Note Issuing Entity in respect of Additional Consideration as described in ‘‘– Additional Consideration’’ below.

Calculation of Default Amounts

On each Distribution Date, prior to effecting any payments or deposits pursuant to the Monthly Finance Charge Waterfall or the Monthly Principal Waterfall, the Receivables Trustee will calculate (based on information provided by the Servicer):

(a)	the Default Amounts for the previous Monthly Period; and

(b)	the Investor Default Amounts for each Series for the previous Monthly Period.

On each Distribution Date, the Investor Default Amount for each Series will be notionally allocated between the Classes of such Series pro rata based on each such Class' floating percentage calculation during the most recently completed Monthly Period. The amount so allocated to each Class of a Series on a Distribution Date is referred to as the ‘‘Class A Investor Default Amount,’’ the ‘‘Class B Investor Default Amount’’ and the ‘‘Class C Investor Default Amount’’ for that Series.

‘‘Default Amount’’ shall mean, with respect to any Defaulted Account, the outstanding face amount of the Principal Receivables (other than Ineligible Receivables) in such Defaulted Account on the day the account became a Defaulted Account.

‘‘Investor Default Amount’’ shall mean, with respect to any Receivable in a Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the relevant Series' Floating Investor Percentage for the Monthly Period in which such Account became a Defaulted Account.

Monthly Finance Charge Waterfall

On each Distribution Date, the Receivables Trustee will apply all Available Funds in respect of each Series in the following order of priority (the ‘‘Monthly Finance Charge Waterfall’’):

(a)	the Investor Trustee Payment Amount for such Distribution Date plus any previously accrued but unpaid Investor Trustee Payment Amount referable to that Series will be transferred to the relevant Series Loan Note Issuing Entity Distribution Account for payment to the Receivables Trustee as Additional Consideration, identified as ‘‘Investor Trustee Payment Amount’’ (see ‘‘Loan Note Issuing Entity Cashflows’’ and ‘‘Additional Consideration’’, below);

(b)	an amount equal to the aggregate of the LNI Costs Amount and the Issuing Entity Costs Amount for such Distribution Date will be deposited to the relevant Series Loan Note Issuing Entity Distribution Account;

(c)	an amount equal to the Class A Monthly Distribution Amount will be transferred to the relevant Series Loan Note Issuing Entity Distribution Account and identified as the ‘‘Class A Finance Distribution Amount’’;

(d)	an amount equal to the Monthly Expenses Loan Amount, if any, for such Distribution Date shall be deposited in the relevant Series Loan Note Issuing Entity Distribution Account;

(e)	an amount equal to the Class B Monthly Distribution Amount will be transferred to the relevant Series Loan Note Issuing Entity Distribution Account and identified as the ‘‘Class B Finance Distribution Amount’’;

(f)	an amount equal to the relevant Series' Investor Servicing Fee for such Distribution Date, plus any previously accrued but unpaid Investor Servicing Fee for that Series will be deposited in the relevant Series Loan Note Issuing Entity Distribution Account for payment to the Receivables Trustee as Additional Consideration, and will be identified as the ‘‘Investor Servicing Fee’’ referable to that Series;

(g)	an amount equal to the Class A Investor Default Amount, if any, for the preceding Monthly Period will be applied as follows:

(1)	if such Series is in the Revolving Period, such amount shall be deposited in the relevant Series Loan Note Issuing Entity Distribution Account, for onward transfer by the Loan Note Issuing Entity on that Distribution Date to the Receivables Trustee as Additional Consideration, which amount will be identified as ‘‘Class A Loss Make-Up (default)’’ for that Series;

(2)	if such Series is in the Controlled Accumulation Period, such amount shall be deposited (i) first, to be transferred, ultimately, to the segregated Series Principal Funding Ledger, in an amount so that the Controlled Deposit Amount is not exceeded (and such amount shall be identified as ‘‘Class A Principal Loss Make-up (default)’’) and (ii) secondly, any remainder shall be paid to the Receivables Trustee as Additional Consideration and then deposited in the Trustee Investment Account as Cash Available For Investment (and such amount shall be identified as ‘‘Class A Excess Principal Loss Make-Up (default)’’);

(3)	if such Series is in the Regulated Amortisation Period, such amount shall be deposited: (i) first, to the relevant Series Loan Note Issuing Entity Distribution Account, in an amount so that the Controlled Deposit Amount is not exceeded (and such amount shall be identified as ‘‘Class A Principal Loss Make-up (default)’’) and (ii) secondly, any remainder shall be paid to the Receivables Trustee as Additional Consideration and then deposited in the Trustee Investment Account as Cash Available For Investment (and such amount shall be identified as ‘‘Class A Excess Principal Loss Make-Up (default)’’); and

(4)	if such Series is in the Rapid Amortisation Period, such amount shall be deposited to the relevant Series Loan Note Issuing Entity Distribution Account, for onward payment by the Loan Note Issuing Entity on that Distribution Date as principal on the relevant Loan Note (and the amount so deposited will be identified as ‘‘Class A Principal Loss Make-Up (default)’’);

(h)	an amount equal to any Class A Investor Charge-Offs, which have not been previously reinstated pursuant to this paragraph (h) on any previous Distribution Date, will be applied in the same manner as set out in paragraph (g)(1), (2), (3) or (4) above, as appropriate, and the amounts so applied will be identified as ‘‘Class A Loss Make-Up (charge-off)’’, or ‘‘Class A Principal Loss Make-up (charge-off)’’ or ‘‘Class A Excess Principal Loss Make-Up (charge-off)’’, as appropriate;

(i)	an amount equal to the Class B Investor Default Amount, if any, for the preceding Monthly Period will be applied in the same manner as set out in paragraph (g)(1), (2), (3) or (4) above, as appropriate, and the amounts so applied will be identified as ‘‘Class B Loss Make-Up (default)’’, ‘‘Class B Principal Loss Make-up (default)’’ or ‘‘Class B Excess Principal Loss Make-Up (default)’’, as appropriate;

(j)	an amount equal to any Class B Investor Charge-Offs which have not been previously reinstated shall be applied in the same manner as set out in paragraph (g)(1), (2), (3) or (4) above, as appropriate, and the amounts so applied will be identified as ‘‘Class B Loss Make-Up (charge-off)’’, ‘‘Class B Principal Loss Make-up (charge-off)’’, ‘‘Class B Excess Principal Loss Make-Up (charge-off)’’, or ‘‘Refunded Class B Required Retained Principal Collections’’ as appropriate;

(k)	an amount equal to the Class C Monthly Distribution Amount will be transferred to the relevant Series Loan Note Issuing Entity Distribution Account and identified as the ‘‘Class C Finance Distribution Amount’’;

(l)	an amount equal to the Class C Investor Default Amount, if any, for the preceding Monthly Period will be applied in the same manner as set out in paragraph (g)(1), (2), (3) or (4) above, as appropriate, and the amounts so applied will be identified as ‘‘Class C Loss Make-Up (default)’’, or ‘‘Class C Principal Loss Make-up (default)’’ or ‘‘Class C Excess Principal Loss Make-Up (default)’’, as appropriate;

(m)	an amount equal to any Class C Investor Charge-Offs, which have not been previously reinstated will be applied in the same manner as set out in paragraph (g)(1), (2), (3) or (4) above, as appropriate, and the amounts so applied will be identified as ‘‘Class C Loss Make-Up (charge-off)’’, or ‘‘Class C Principal Loss Make-up (charge-off)’’, ‘‘Class C Excess Principal Loss Make-Up (charge-off)’’, or ‘‘Refunded Class C Required Retained Principal Collections’’ as appropriate;

(n)	on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account for the relevant Series is no longer required to be funded (see -‘‘Reserve Account’’ below), deposit an amount up to the excess, if any, of the Required Reserve Amount over the Available Reserve Account Amount into the Reserve Account Ledger for that Series;

(o)	on each Distribution Date prior to the Class C Release Date, deposit the excess, if any, of the Required Spread Account Amount over the Available Spread Account Amount into the Series Spread Ledger of the Spread Account (as described in ‘‘– Spread Account’’ below);

(p)	an amount, in respect of each Series, equal to the Section 75 Liability claimed against the Receivables Trustee by the Sponsor, if any, for the most recently completed Monthly Period (together with any such amounts in respect of previous Monthly Periods which remain unpaid) will be credited to the relevant Series Loan Note Issuing Entity Distribution Account, for onward payment by the Loan Note Issuing Entity to the Receivables Trustee as Additional Consideration (and such amount will be identified as the ‘‘Investor Indemnity Payment Amount’’);

(q)	pari passu and pro rata in proportion to the respective amounts then due, an amount equal to: (i) the Loan Note Issuing Entity Return for that Series and (ii) the Issuing Entity Profit Amount for that Series will be deposited in the relevant Series Loan Note Issuing Entity Distribution Account;

(r)	any additional amounts due under the Expenses Loan Agreement will be deposited in the relevant Series Loan Note Issuing Entity Distribution Account; and

(s)	the balance, if any, after giving effect to the payments made pursuant to paragraphs (a) to (r) (inclusive) above will be credited to the relevant Series Loan Note Issuing Entity Distribution Account and will be available (a) first to be paid by the Loan Note Issuing Entity (identified as ‘‘Excess Finance Charges’’) on the relevant Distribution Date to other Series in the same group and, (b) to the extent that such balance is not so utilised for this purpose, the remaining amount (identified as ‘‘Excess Spread’’) shall be applied as follows: (i) the Loan Note Issuing Entity shall pay such amount to the Issuing Entity in accordance with the section ‘‘The Loan Note Issuing Entity Cashflows – Loan Note Issuing Entity Monthly Cashflows’’ below (identified as ‘‘Further Interest’’); and (ii) the Loan Note Issuing Entity shall pay to the Receivables Trustee an amount equal to the amount received from the Issuing Entity and identified by the Issuing Entity as the ‘‘Deferred Subscription Price’’ (identified and defined by the Loan Note Issuing Entity (the ‘‘LNI’’) as ‘‘Excess Spread’’). See ‘‘Loan Note Issuing Entity Cashflows – Loan Note Issuing Entity Monthly Cashflows’’ and ‘‘Issuing Entity Cashflows – Issuing Entity Monthly Cashflows’’ below for further details.

Provided that where the Finance Charge Collections to be distributed among the Beneficiaries in respect of any Distribution Date comprise any amount (each a ‘‘Fee Amount’’) in respect of Annual Fees, transaction fees or special fees and on such Distribution Date any amount (the ‘‘Deposit Amount’’) is required to be deposited in the Reserve Account pursuant to paragraph (n) or the Spread Account pursuant to paragraph (o) above, amounts representing the Fee Amount shall be treated as being appropriated to the Deposit Amount after all other applications of such Finance Charge Collections provided that the foregoing proviso shall have no effect on the allocation of any amounts between the Beneficiaries.

Additional Funds able to supplement Monthly Finance Charge Waterfall

To the extent that there is a shortfall in the Available Funds available on any Distribution Date in respect of any Series:

(1)	first, in respect of the items referred to in paragraphs (a) through (m) of the Monthly Finance Charge Waterfall, all or a portion of the funds paid to the Loan Note Issuing Entity as Excess Finance Charges in respect of any other Series may be used to make up such shortfall;

(2)	secondly, in respect of the items referred to in paragraphs (a), (b), (c), (d), (f), or (g) of the Monthly Finance Charge Waterfall (together, the ‘‘Class A Required Amount’’ for that Series), funds may be reallocated from Class B Required Retained Principal Collections and Class C Required Retained Principal Collections as described in ‘‘– Reallocation of Principal’’, below, to make up such shortfall in the order of priority set out in the Monthly Finance Charge Waterfall;

(3)	thirdly, in respect of the items referred to in paragraphs (e) or (i) of the Monthly Finance Charge Waterfall (together, the ‘‘Class B Required Amount’’ for that Series), funds may be reallocated from Class C Required Retained Principal Collections as described in ‘‘− Reallocation of Principal’’ below, and used to make up such shortfall in the order of priority set out in the Monthly Finance Charge Waterfall;

(4)	fourthly, in respect of the Class C Monthly Distribution Amount, an amount not exceeding the Available Spread Account Amount may be drawn from the Spread Account and used to make up such shortfall.

‘‘Available Funds’’ means, broadly, for any Series on any Distribution Date, an amount equal to the sum of:

(i)	all Finance Charge Collections credited to the relevant Series Finance Charge Collections Ledger during the most recently completed Monthly Period (see ‘‘– Daily Finance Charge Waterfall’’ above);

(ii)	amounts of Principal Funding Investment Proceeds (up to a maximum of the Class A Covered Amount and the Class B Covered Amount), if any, with respect to that Distribution Date (see ‘‘– Funding and Use of the Principal Funding Account’’); and

(iii)	amounts, if any, to be withdrawn from the Reserve Account to be credited to the relevant Series Finance Charge Collections Ledger on that Distribution Date (see ‘‘– Funding and Use of the Reserve Account’’ below).

‘‘Calculation Period’’ means, with respect to any Distribution Date the period from and including the Distribution Date immediately preceding such Distribution Date (or in the case of the first Distribution Date in respect of a Series, from and including the Closing Date in respect of that Series) to but excluding such Distribution Date.

‘‘Class A Additional Finance Amount’’ for any Distribution Date, means:

days in Calculation Period	X	Class A LN Rate plus 2.0 per cent.	X	any unpaid Class A Deficiency Amounts on the
365				prior Distribution Date

and the ‘‘Class B Additional Finance Amount’’ or ‘‘Class C Additional Finance Amount’’ will be similarly calculated.

‘‘Class A Deficiency Amount’’, on any Distribution Date, means the excess (if any) of the Class A Monthly Distribution Amount for the prior Distribution Date over the amounts deposited as the Class A Finance Distribution Amount into the relevant Series Loan Note Issuing Entity Distribution Account on such prior Distribution Date, and the ‘‘Class B Deficiency Amount’’and ‘‘Class C Deficiency Amount’’, will be similarly calculated.

‘‘Class A Excess Principal Loss Make-Up (charge-off)‘‘ means, in respect of a Series, all amounts identified as such pursuant to paragraph (h) of the Monthly Finance Waterfall.

‘‘Class A Excess Principal Loss Make-Up (default)‘‘ means, in respect of a Series, all amounts identified as such pursuant to paragraph (g) of the Monthly Finance Waterfall.

‘‘Class A Loss Make-Up’’ means the aggregate of all Class A Loss Make-Up (default), Class A Loss Make-Up (charge-off), Class A Excess Principal Loss Make-Up (default) and Class A Excess Principal Loss Make-Up (charge-off) in respect of that Series.

‘‘Class A Loss Make-Up (charge-off)’’ means, in respect of a Series, all amounts identified as such pursuant to paragraph (h) of the Monthly Finance Charge Waterfall.

‘‘Class A Loss Make-Up (default)’’ means, in respect of a Series, all amounts identified as such pursuant to paragraph (g) of the Monthly Finance Charge Waterfall.

‘‘Class A LN Rate’’, ‘‘Class B LN Rate’’ or ‘‘Class C LN Rate’’, as the case may be, for each Calculation Period means the applicable LIBOR rate plus or minus the margin specified for the relevant class.

‘‘Class A Monthly Distribution Amount’’, ‘‘Class B Monthly Distribution Amount’’ or ‘‘Class C Monthly Distribution Amount’’ means the sum of the Class A Monthly Finance Amount, the Class A Deficiency Amount and the Class A Additional Finance Amount and the ‘‘Class B Monthly Distribution Amount’’ and ‘‘Class C Monthly Distribution Amount’’ will be similarly calculated.

‘‘Class A Monthly Required Expense Amount’’ for any Distribution Date will be the sum of (i) the Investor Trustee Payment Amount plus any unpaid Investor Trustee Payment Amounts from previous Distribution Dates, (ii) the Monthly Expenses Loan Amount, and (iii) the Class A Monthly Distribution Amount and, provided that the Class A Investor Interest is greater than zero, the aggregate of (A) the LNI Costs Amount and (B) the Issuing Entity Costs Amount.

‘‘Class A Monthly Finance Amount’’, on any Distribution Date, means:

Days in Calculation Period	X	Class A LN Rate	X	Class A Debt Amount
365

and the ‘‘Class B Monthly Finance Amount’’ and ‘‘Class C Monthly Finance Amount’’, will be similarly calculated.

‘‘Class A Principal Loss Make-Up’’ means the aggregate of Class A Principal Loss Make-Up (charge-off) and Class A Principal Loss Make-Up (default), and ‘‘Class B Principal Loss Make-Up’’ and ‘‘Class C Principal Loss Make-Up’’ shall be similarly construed.

‘‘Class A Principal Loss Make-Up (charge-off)’’, means, in respect of a Series, all amounts identified as such pursuant to paragraph (h) of the Monthly Finance Charge Waterfall.

‘‘Class A Principal Loss Make-Up (default)’’, means, in respect of a Series, all amounts identified as such pursuant to paragraph (g) of the Monthly Finance Charge Waterfall and

‘‘Class B Excess Principal Loss Make-Up (charge-off)’’ means in respect of a Series, all amounts identified as such pursuant to paragraph (j) of the Monthly Finance Waterfall.

‘‘Class B Excess Principal Loss Make-Up (default)‘‘ means, in respect of a Series, all amounts identified as such pursuant to paragraph (i) of the Monthly Finance Waterfall.

‘‘Class B Loss Make-Up’’ means the aggregate of all Class B Loss Make-Up (default), Class B Loss Make-Up (charge-off), Class B Excess Principal Loss Make-Up (default) and Class B Excess Principal Loss Make-Up (charge-off) in respect of that Series.

‘‘Class B Loss Make-Up (charge-off)’’ means, in respect of a Series, all amounts identified as such pursuant to paragraph (j) of the Monthly Finance Charge Waterfall.

‘‘Class B Loss Make-Up (default)’’ means, in respect of a Series, all amounts identified as such pursuant to paragraph (i) of the Monthly Finance Charge Waterfall.

‘‘Class B Monthly Required Expense Amount’’ means, for any Distribution Date the sum of (i) the Class B Monthly Distribution Amount and (ii) provided the Class A Investor Interest is equal to zero, and the Class B Investor Interest is greater than zero, the aggregate of (A) the LNI Costs Amount and (B) the Issuing Entity Costs Amount.

‘‘Class B Principal Loss Make-Up (charge-off)’’ means, in respect of a Series, all amounts identified as such pursuant to paragraph (j) of the Monthly Finance Charge Waterfall.

‘‘Class B Principal Loss Make-Up (default)’’ means, in respect of a Series, all amounts identified as such pursuant to paragraph (i) of the Monthly Finance Charge Waterfall.

‘‘Class C Excess Principal Loss Make-Up (charge-off)’’ means in respect of a Series, all amounts identified as such pursuant to paragraph (m) of the Monthly Finance Waterfall.

‘‘Class C Excess Principal Loss Make-Up (default)‘‘ means, in respect of a Series, all amounts identified as such pursuant to paragraph (l) of the Monthly Finance Waterfall.

‘‘Class C Loss Make-Up’’ means the aggregate of all Class C Loss Make-Up (default), Class C Loss Make-Up (charge-off), Class C Excess Principal Loss Make-Up (default) and Class C Excess Principal Loss Make-Up (charge-off) in respect of that Series.

‘‘Class C Loss Make-Up (charge-off)’’ means, in respect of a Series, all amounts identified as such pursuant to paragraph (m) of the Monthly Finance Charge Waterfall.

‘‘Class C Loss Make-Up (default)’’ means, in respect of a Series, all amounts identified as such pursuant to paragraph (l) of the Monthly Finance Charge Waterfall.

‘‘Class C Monthly Required Expense Amount’’ means, for any Distribution Date shall, the sum of (i) the Class C Monthly Distribution Amount and (ii) provided the Class A Investor Interest and Class B Investor Interest is equal to zero, the aggregate of (A) the LNI Costs Amount and (B) the Issuing Entity Costs Amount.

‘‘Class C Principal Loss Make-Up (charge-off)’’ means, in respect of a Series, all amounts identified as such pursuant to paragraph (m) of the Monthly Finance Charge Waterfall.

‘‘Class C Principal Loss Make-Up (default)’’ means, in respect of a Series, all amounts identified as such pursuant to paragraph (l) of the Monthly Finance Charge Waterfall.

‘‘Controlled Deposit Amount’’ means, for each Series for any Distribution Date during the Controlled Accumulation Period or the Regulated Amortisation Period: (A) the amount specified in the relevant Prospectus Supplement/Final Terms for that Series, which will initially be an amount calculated to equal the Initial Investor Interest for that Series divided by 12 but will be subject to adjustment in respect to the length of the Controlled Accumulation Period (you should note that the Controlled Deposit Amount for a Series may not exceed the amount equal to one twelfth of the Aggregate Investor Interest); plus (B) an amount equal to the excess of the Controlled Deposit Amount over the amount actually paid in previous Monthly Periods.

‘‘Finance Period’’ means, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or in the case of the first Payment Date, from and including the Closing Date) to but excluding such Payment Date, provided, however, that with respect to a Finance Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period (as applicable) such Finance Period will end on the originally scheduled Payment Date.

‘‘Investor Trustee Payment’’ for each Series on each Distribution Date means:

Series Investor Interest	X	Trustee
sum of Series Investor Interests for which the Trustee Payment Amount was incurred		Payment Amount

‘‘Issuing Entity Costs Amount’’ means, in respect of each Series on each Distribution Date, that Series' pro rata, share of the amounts certified by the Note Trustee as being required to pay legal fees, fees, costs, charges, expenses, losses, damages, claims and liabilities of the Issuing Entity due and payable on or before the next Payment Date.

‘‘Issuing Entity Profit Amount’’ in respect of each Series on each Distribution Date, means (a) the number of days in the relevant calculation period divided by 365, multiplied by (b) the aggregate Principal Amount Outstanding of the Notes, multiplied by (c) 0.01 per cent., per annum for the first £250,000,000 equivalent of the aggregate Principal Amount Outstanding of the Notes and 0.001 per cent., per annum for the remaining Principal Amount Outstanding.

‘‘Loss Make-Up’’, in respect of a Series, means the aggregate of all Class A Loss Make-Up, Class B Loss Make-Up and Class C Loss Make-Up.

‘‘LNI Costs Amount’’ means, in respect of each Series on each Distribution Date, that Series' pro rata, share of the amounts certified by the Security Trustee as being required to pay legal fees, fees, costs, charges, expenses, losses, damages, claims and liabilities of the Loan Note Issuing Entity accrued due and payable on or before a Distribution Date.

‘‘Loan Note Issuing Entity Return’’ means, on any Distribution Date for each Series:

days in relevant Calculation Period	X	£5000, or if greater, £5000 per Series Investor Interest
365

‘‘Monthly Expenses Loan Amount’’ means an amount equal to any monthly interest accrual and any scheduled principal payment due and repayable (including any amount still outstanding in respect of any previous Distribution Dates) on any related Series Expenses Loan Drawing.

‘‘Section 75 Liability’’ means, for any Series, the liability that the Sponsor has for any Designated Account because of section 75 of the Consumer Credit Act.

Reallocation of Principal

On each Distribution Date, to the extent that Available Funds in respect of any Series are insufficient to pay certain amounts in respect of that Series under the Monthly Finance Charge Waterfall, the Receivables Trustee will withdraw amounts of Required Retained Principal Collections in respect of that Series retained during the most recently completed Monthly Period (see ‘‘– Daily Principal Waterfall’’, above) to make up such shortfall. Subject to the proviso in the next paragraph, both Class C Required Retained Principal Collections and (if necessary) Class B Required Retained Principal Collections may be used to make up any shortfall in the Class A Required Amount, whereas only Class C Required

Retained Principal Collections will be available to make up any shortfall in the Class B Required Amount. Class B Required Retained Principal Collections which are reallocated from the Undivided Principal Collections Ledger in this way are referred to as ‘‘Reallocated Class B Principal Collections’’, and ‘‘Reallocated Class C Principal Collections’’ is construed accordingly. ‘‘Utilised Required Retained Principal Collections’’, in respect of any Series, means all Reallocated Class B Principal Collections and Reallocated Class C Principal Collections in respect of that Series.

Notwithstanding the foregoing, to ensure that principal reallocations do not cause the Class C Investor Interest or the Class B Investor Interest in respect of any Series to be reduced below zero, the Receivables Trustee will not be permitted, on any Distribution Date:

(a)	to reallocate Class C Required Retained Principal Collections to the extent that such reallocated amount, when aggregated with the Class C Investor Default Amount calculated on that date, would exceed the Class C Investor Interest (as of the last day prior to such Distribution Date); or

(b)	to reallocate Class B Required Retained Principal Collections to the extent that such reallocated amount, when aggregated with the Class B Investor Default Amount calculated on that date, would exceed the sum of:

(i)	the Class C Investor Interest (as of the last day prior to such Distribution Date) minus the sum of the Class C Investor Default Amount and the Reallocated Class C Principal Collections for such Distribution Date; and

(ii)	the Class B Investor Interest (as of the last day prior to such Distribution Date).

Investor Charge-Offs

On each Distribution Date, after effecting any payments or deposits pursuant to the Monthly Finance Charge Waterfall and reallocating any principal as described in the previous section, the Receivables Trustee will, in respect of each Series:

(1)	reduce the Class C Investor Interest by the following amounts, in the following order of priority (provided that the Class C Investor Interest may not be reduced below zero) (the ‘‘Class C Investor Charge-Off’’):

(a)	first, any Class C Investor Default Amount from that Distribution Date (to the extent not reinstated by Class C Loss Make-Up (default) pursuant to item l of the Monthly Finance Charge Waterfall on that date);

(b)	secondly, any Reallocated Class C Principal Collections from that Distribution Date (see ‘‘–Reallocation of Principal’’ immediately above);

(c)	thirdly, any Reallocated Class B Principal Collections from that Distribution Date (see ‘‘– Reallocation of Principal’’ immediately above);

(d)	fourthly, any Class B Investor Default Amount from that Distribution Date (to the extent not reinstated by Class B Loss Make-Up (default) pursuant to item (i) of the Monthly Finance Charge Waterfall on that date); and

(e)	fifthly, any Class A Investor Default Amount from that Distribution Date (to the extent not reinstated by the amount identified as Class A Loss Make-Up (default) pursuant to item g of the Monthly Finance Charge Waterfall on that date);

(2)	reduce the Class B Investor Interest by the following amounts (to the extent that the same have not been covered by the reduction in the Class C Investor Interest), in the following order of priority (provided that the Class B Investor Interest may not be reduced below zero) (the ‘‘Class B Investor Charge-Off’’):

(a)	first, if the Class C Investor Interest is equal to zero by the amount by which the amount referred to in paragraph (1)(c) above exceeded the remainder of the Class C Investor Interest after its reduction under item (1)(b) above;

(b)	secondly, if the Class C Investor Interest is equal to zero, by the amount by which the amount referred to in paragraph (1)(d) exceeded the remainder of the Class C Investor Interest after its reduction under item 1(c) above; and

(c)	thirdly, if the Class C Investor Interest is equal to zero, by the amount by which the amount referred to in paragraph (1)(e) above exceeded the remainder of the Class C Investor Interest after its reduction under item 1(d) above; and

(3)	reduce the Class A Investor Interest by the amount by which the Class A Investor Default Amount from that Distribution Date exceeded the amounts made available to pay such Class A Investor Default Amount by a reduction in the Class C Investor Interest under item 1(e) above and a reduction in the Class B Investor Interest under item 2(c) above and the amounts of Class A Loss Make-Up (default) amounts applied pursuant to item g of the Monthly Finance Charge Waterfall) (the ‘‘Class A Investor Charge-Off’’).

Shared Principal Collections

Each Series will share certain Principal Collections allocated to it pursuant to the Daily Principal Waterfall with the other Series in its group. The RTDSA Supplement for each Series will identify the group to which it belongs. Each Series under the Programme is expected to be in Group One (‘‘Group One’’).

On each Business Day, each Series in Group One will retain all or some of the Principal Collections allocated to it under the Daily Principal Waterfall on the Undivided Principal Collections Ledger. On each Distribution Date, the amounts so retained by all of the Series in Group One during the most recently completed Monthly Period (the ‘‘Group One Retained Principal Collections’’ for that Distribution Date) will, after any certain Principal Collections have been reallocated as described in ‘‘– Reallocation of Principal’’ above, be available for sharing by the Series in Group One as follows (the ‘‘Shared Principal Waterfall’’):

(1)	first, each such Series will be allocated an amount equal to the lesser of (a) the amounts retained on the Undivided Principal Collections Ledger in respect of that Series during the most recently completed Monthly Period (less any Principal Collections reallocated in respect of that Series as described in ‘‘– Reallocation of Principal’’ above on that Distribution Date) and (b) the relevant Series Principal Shortfall (an ‘‘Initial Shared Principal Allocation’’);

(2)	secondly, any Group One Retained Principal Collections that remain will be shared pro rata amongst the Series in Group One, provided that no Series will receive a Shared Principal Allocation greater than its Series Principal Shortfall (each such allocation an ‘‘Additional Shared Principal Allocation’’); and

(3)	finally, any Group One Retained Principal Collections that remain will be transferred to the Trustee Investment Account, to be used as Cash Available For Investment.

For the purposes of paragraph (2) of the Shared Principal Waterfall, a Series ‘‘pro rata’’ share of an amount on any Distribution Date means a fraction, the numerator of which is the Series Principal Shortfall of that Series and the denominator of which is the Cumulative Series Principal Shortfall for such date.

‘‘Cumulative Series Principal Shortfall’’, on each Distribution Date, means the sum of the Series Principal Shortfalls for each Series in Group One, after each such Series has received its Initial Shared Principal Allocation.

‘‘Series Principal Shortfall’’ means, in respect of each Series on each Distribution Date:

(i)	if that Series is in the Revolving Period, zero; and

(ii)	if that Series is in a Controlled Accumulation Period or Regulated Amortisation Period, the excess, if any, of the Controlled Deposit Amount for that Series over the aggregate of the Class A Principal Loss Make-Up (default), Class B Principal Loss Make-Up (default) and Class C Principal Loss Make-Up (default) and Class A Principal Loss Make-Up (charge-off), Class B Principal Loss Make-Up (charge-off) and Class C Principal Loss Make-Up (charge-off) calculated in respect of such Series in accordance with the Monthly Finance Charge Waterfall on that Distribution Date (provided that the Series Principal Shortfall for any such Series shall never exceed its Series Investor Interest); and

(iii)	if that Series is in a Rapid Amortisation Period, the excess, if any, of the Series Investor Interest of that Series over the aggregate of the Class A, B and C Principal Loss Make-Up (default) and Principal Loss Make-Up (charge-off) calculated in respect of such Series in accordance with the Monthly Finance Charge Waterfall on that Distribution Date.

For the purposes of the foregoing definition, the ‘‘Series Investor Interest’’ in respect of any Series on any Distribution Date means the relevant Series Investor Interest after taking account of any Investor Charge-Offs calculated in respect of that Series on that date (see ‘‘– Investor charge offs’’ above).

‘‘Shared Principal Allocation’’ means, in respect of each Series on each Distribution Date, the aggregate of the Initial Shared Principal Allocation and any Additional Shared Principal Allocation made to that Series on that date in accordance with the Shared Principal Waterfall.

Monthly Principal Waterfall

On each Distribution Date, after principal is allocated to each Series pursuant to the Shared Principal Waterfall the Receivables Trustee will do the following (the ‘‘Monthly Principal Waterfall’’):

(1)	apply Reallocated Class C Principal Collections and Reallocated Class B Principal Collections in respect of that Series, if any, as described in ‘‘Reallocation of Principal ‘‘ above;

(2)	in respect of each Series which is in a Controlled Accumulation Period transfer an amount equal to the Shared Principal Allocation for that Series (see ‘‘– Shared Principal Collections’’, above) for that Distribution Date from the Undivided Principal Collections Ledger to the relevant Series Principal Funding Ledger and, immediately following such transfer, if such Distribution Date is the Class A Scheduled Redemption Date for that Series, transfer all amounts then standing to the credit of that Series Principal Funding Ledger to the relevant Series Loan Note Issuing Entity Distribution Account;

(3)	in respect of each Series which is in a Regulated Amortisation Period or Rapid Amortisation Period transfer an amount equal to the Shared Principal Allocation for that Series (see ‘‘– Shared Principal Collections’’, above) for that Distribution Date from the Undivided Principal Collections Ledger to the relevant Series Loan Note Issuing Entity Distribution Account.

Amounts deposited to the relevant Series Loan Note Issuing Entity Distribution Account on any Distribution Date pursuant to the Monthly Principal Waterfall will be credited: first, to the Class A sub-ledger of the relevant Series ledger (until the credit balance thereof equals the Class A Investor Interest); secondly, to the Class B sub-ledger (until the credit balance thereof equals the Class A Investor Interest); and finally, to the Class C sub-ledger of the relevant Series ledger.

On the earlier to occur of the first Distribution Date during the Regulated Amortisation Period or the Rapid Amortisation Period and the Class A Scheduled Redemption Date for the relevant Series, the Receivables Trustee, acting on the advice of the Servicer, shall distribute from amounts, if any, credited to the relevant Series Principal Funding Ledger, an amount equal to the lesser of: (i) the Class A Investor Interest; and (ii) the amount credited to the relevant Series Principal Funding Ledger identified for Class A, to the relevant Series Loan Note Issuing Entity Distribution Account (identified for Class A). The Receivables Trustee shall then make similar distributions in respect of Class B and finally Class C.

‘‘Class A Scheduled Redemption Date’’ will be the date specified in each Series RTDSA Supplement.

Additional Consideration

Each month a further contribution to the Receivables Trust shall be paid by the relevant Series Investor Beneficiary to the Receivables Trustee by way of further contribution in respect of its interest in the Receivables Trust (‘‘Additional Consideration’’). The relevant Series Investor Beneficiary shall pay any Additional Consideration from the monthly distributions made from the Receivables Trust described above. Additional Consideration will be utilised by the Receivables Trustee as follows:

1.	‘‘Investor Trustee Payment Amount’’ shall be utilised to pay the amounts set out in item (a) of the Monthly Finance Waterfall in accordance with section entitled ‘‘– Monthly Finance Charge Waterfall’’;

2.	‘‘Investor Servicing Fee Amount’’ shall be utilised to pay the amounts set out in item (f) of the Monthly Finance Waterfall in accordance with section entitled ‘‘– Monthly Finance Charge Waterfall’’;

3.	‘‘Loss Make-Up (default)‘‘ shall be deposited in the Trustee Investment Account, as applicable to be utilised in accordance with the section entitled ‘‘– Monthly Finance Charge Waterfall’’;

4.	‘‘Loss Make-Up (charge-off)‘‘ shall be deposited in the Trustee Investment Account, as applicable to be utilised in accordance with the section entitled ‘‘– Monthly Finance Charge Waterfall’’;

5.	‘‘Refunded Utilised Principal Collections’’ means the aggregate of Refunded Class B Required Retained Principal Collections and Refunded Class C Required Retained Principal Collections as described in ‘‘– Monthly Finance Charge Waterfall’’ above;

6.	‘‘Excess Spread’’ shall be paid to the Receivables Trustee Consideration Account as payment of Deferred Consideration to the Sponsor;

7.	‘‘Reserve Account Surplus Amount’’ shall be paid to the Receivables Trustee Consideration Account held on trust for the Sponsor as payment of Deferred Consideration to the Sponsor;

8.	‘‘Spread Account Surplus Amount’’ shall be paid to the Receivables Trustee Consideration Account held on trust for the Sponsor as payment of Deferred Consideration to the Sponsor;

9.	‘‘Investment Proceeds’’ (to the extent not included in Excess Spread) shall be paid to the Receivables Trustee Consideration Account held on trust for the Sponsor as payment of Deferred Consideration to the Sponsor;

10.	‘‘Surplus Investment Income’’ shall be paid to the Receivables Trustee as payment of Deferred Consideration; and

11.	‘‘Investor Indemnity Payment Amount’’ shall be paid to the Receivables Trustee to be utilised to pay the amounts set out in item (p) of the Monthly Finance Waterfall in accordance with the section entitled ‘‘– Monthly Finance Charge Waterfall’’.

Recalculation of Series Investor Interests

On each Distribution Date, after the distribution of principal pursuant to the Monthly Principal Waterfall the Series Investor Interest of each Series will be recalculated to account for, among other things:

(a)	Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge Offs; and

(b)	Principal Collections distributed in respect of that Series (whether to the relevant Series Loan Note Issuing Entity Distribution Account or the Series Principal Funding Ledger),

in each case calculated or paid, as the case may be, in respect of that Series on that Distribution Date.

‘‘Class A Investor Interest’’, in respect of each Series at the commencement of each Distribution Date, means the Class A Debt Amount minus Class A Investor Charge-Offs calculated in respect of such Series on previous Distribution Dates (except to the extent that such Class A Investor Charge-Offs were reinstated by Class A Loss Make-Up), and ‘‘Class B Investor Interest’’ and ‘‘Class C Investor Interest’’ will be construed accordingly.

‘‘Class A Debt Amount’’, in respect of each Series at the commencement of each Distribution Date, means the amount specified as the ‘‘Class A Initial Investor Interest’’ for that Series in the relevant Prospectus Supplement/Final Terms minus the sum of all Principal Collections paid to the relevant Series Loan Note Issuing Entity Distribution Account, and all Class A Principal Loss Make-Up paid to the relevant Series Loan Note Issuing Entity Distribution Account, in each case paid in respect of that Series on previous Distribution Dates, to the extent that such amounts were referable to Class A, and ‘‘Class B Debt Amount’’ and ‘‘Class C Debt Amount’’ will be construed accordingly.

Funding and Use of the Principal Funding Account

You will note that in the section ‘‘– Monthly Principal Waterfall’’ above, amounts are credited on each Distribution Day into a specific Series Principal Funding Ledger for each Series in the Controlled Accumulation Period.

Funds on deposit in a specific Series Principal Funding Ledger will be invested until the following Distribution Date by the Receivables Trustee in Permitted Investments. Investment earnings, net of investment losses and expenses, on funds on deposit in a Series Principal Funding Ledger are called ‘‘Principal Funding Investment Proceeds’’. Principal Funding Investment Proceeds for a Series will be used to pay the Class A Covered Amount and the Class B Covered Amount.

On each Distribution Date during the Controlled Accumulation Period for a Series:

(1)	Principal Funding Investment Proceeds up to the Class A Covered Amount and the Class B Covered Amount will be credited on or before the relevant Distribution Date to the relevant Series Finance Charge Collections Ledger and regarded as Available Funds.

(2)	If the Principal Funding Investment Proceeds exceed the Class A Covered Amount and the Class B Covered Amount, the Loan Note Issuing Entity will be obligated to pay that excess to the Receivables Trustee as Additional Consideration for the grant of the Loan Note Issuing Entity's interest in the Receivables Trust, such payment being identified as ‘‘Surplus Investment Income’’.

(3)	If the Principal Funding Investment Proceeds are less than the aggregate of the Class A Covered Amount and the Class B Covered Amount, a withdrawal will be made from the relevant Series Reserve Ledger of the Reserve Account, in respect of that specific Series – to the extent funds are available – and will be transferred and credited to the relevant Series Finance Charge Collections Ledger – and the amount withdrawn will be added to Available Funds. The amount of this withdrawal will be reduced to the extent Available Funds would be available for deposit in the Reserve Account for that specific Series. See ‘‘Funding and Use of Reserve Account’’ and ‘‘Available Funds’’.

On the first Distribution Date of the Regulated Amortisation Period and/or the Rapid Amortisation Period, the amount of Principal Collections credited to the Series Principal Funding Ledger will be transferred each month to the relevant Series Loan Note Issuing Entity Distribution Account for that specific Series first for the Class A Investor Interest, second for the Class B Investor Interest and third for the Class C Investor Interest until that specific Series' termination date.

You should note that the following definitions are relevant to this section:

‘‘Class A Covered Amount’’ for a Series, means the amount calculated as follows:

days in Calculation Period	X	Class A LN Rate with respect to such	X	the amounts on deposit in the relevant Series
365		Calculation Period		Principal Funding Ledger allocated to Class A

where the amount on deposit in the relevant Series Principal Funding Ledger is calculated as of the last day of the Monthly Period before the Monthly Period in which the relevant Distribution Date occurs, and the ‘‘Class B Covered Amount’’ will be similarly calculated.

Funding and Use of the Reserve Account

The Series Reserve Ledgers are established to assist with the Loan Note Issuing Entity's payment of the Class A Monthly Finance Amounts during the Controlled Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date in respect of a Series, but before the termination of the relevant Series Reserve Ledger (described below), the Receivables Trustee will deposit Available Funds in the relevant Series Reserve Ledger in accordance with the Finance Charge Monthly Waterfall, up to the relevant Required Reserve Amount.

On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the relevant Series Reserve Ledger on that Distribution Date, the Receivables Trustee will withdraw from the relevant Series Reserve Ledger an amount equal to the excess, if any, of the amount on deposit therein over the Required Reserve Amount (the ‘‘Series Reserve Ledger Surplus’’ for the relevant Series), and such excess will be paid to the Receivables Trustee as Additional Consideration.

On each Distribution Date in the Controlled Accumulation Period before the relevant Series' Scheduled Redemption Date and on the first Distribution Date during the Regulated Amortisation Period or the Rapid Amortisation Period, the Receivables Trustee will withdraw an amount (equal to the lesser of (a) the available amount on deposit in that Series Reserve Ledger and (b) the amount, if any, by which the Class A Covered Amount is greater than the Principal Funding Investment Proceeds) from the relevant Series Reserve Ledger and deposit it in the Trustee Collection Account for credit to the relevant Series Finance Charge Collections Ledger, for application in accordance with the Monthly Finance Charge Waterfall.

The Series Reserve Ledger in respect of any Series will be terminated following the earlier to occur of:

•	the termination of the Receivables Trust; and

•	the earlier of the first Distribution Date after the start of the Regulated Amortisation Period or the Rapid Amortisation Period and the Distribution Date immediately before that Series' Scheduled Redemption Date.

When a Series Reserve Ledger terminates, all amounts on deposit in that Series Reserve Ledger will be transferred to the Receivables Trustee by way of Additional Consideration.

Amounts on deposit in the Series Reserve Ledger after all other payments have been made on any Distribution Date will be invested by the Receivables Trustee in Permitted Investments until the following Distribution Date. The interest and other income – net of investment expenses and losses – earned on such investments will be retained in the Series Reserve Ledger if the amount on deposit in the Series Reserve Ledger is less than the Required Reserve Amount for the relevant Series. If the amount on deposit is equal to or more than the Required Reserve Amount, it will be credited to the relevant Series Finance Charge Collection Ledger (to which the Series Reserve Ledger relates) to be included in Available Funds.

‘‘Reserve Account Funding Date’’, in respect of any Series, means the last Distribution Date to fall no later than three months before the start of the Controlled Accumulation Period or, if earlier, the first Distribution Date following the breach of the Portfolio Yield trigger described in the relevant Prospectus Supplement/Final Terms

‘‘Available Reserve Account Amount’’ means with respect to any Distribution Date, for a Series, the lesser of (a) the amount on deposit in the relevant Series Reserve Ledger of the Reserve Account on such date (before giving effect to any deposit made or to be made in accordance with the Monthly Finance Charge Waterfall for credit to the relevant Series Reserve Ledger) and (b) the Required Reserve Amount.

‘‘Required Reserve Amount’’ for any Series for any Distribution Date on or after the Reserve Account Funding Date will be:

•	the amount specified in the relevant Prospectus Supplement/Final Terms; or

•	any other amount designated by the Originator Beneficiary; provided that, the Originator Beneficiary shall not designate an amount less than that specified in the relevant Prospectus Supplement/Final Terms unless it has first provided the Servicer and the Receivables Trustee with (a) evidence that each Rating Agency has notified the Sponsor, the Servicer and the Receivables Trustee that such lesser amount will not result in that Rating Agency reducing or withdrawing its then existing rating of any outstanding Related Debt and (b) an officer's certificate to the effect that, based on the facts known to that officer at that time, in the reasonable belief of the Originator Beneficiary, the designation will not cause a Pay Out Event to occur or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur.

Funding and Use of the Spread Account

Amounts deposited by the Receivables Trustee in the Series Spread Ledger of the Spread Account (see ‘‘– Monthly Finance Charge Waterfall’’ above) will be used to fund shortfalls in any of the Class C Monthly

Required Expense Amounts in respect of the relevant Series. Amounts deposited in the Series Spread Ledger will also be used to pay the excess, if any, of the Class C Debt Amount over the Class C Investor Interest, on the earlier of the date on which the Class A Investor Interest and the Class B Investor Interest are being reduced to zero or the relevant Series Termination Date (the ‘‘Class C Release Date’’). No amounts will be deposited into a Series Spread Ledger on the Issue Date of any Series of Notes (unless otherwise specified in the relevant Prospectus Supplement/Final Terms), but instead each Series Spread Ledger will be funded in accordance with the Monthly Finance Charge Waterfall on each Distribution Date, to the extent that the funds on deposit in that Series Spread Ledger (the ‘‘Available Spread Account Amount’’) are less than the Required Spread Account Amount on that Distribution Date. See ‘‘– Monthly Finance Charge Waterfall’’, above.

The Available Spread Account Amount may be invested at the direction of the Receivables Trustee in Permitted Investments. Investment earnings (net of losses and investment expenses) will, except as otherwise indicated herein, not be deposited into the relevant Series Spread Ledger and will be paid by the Loan Note Issuing Entity to the Receivables Trustee by way of additional consideration for the grant of Loan Note Issuing Entity's interest in the Receivables Trust such payment being identified as ‘‘Investment Proceeds’’ referable to relevant Series.

If, on any Distribution Date, the Class C Monthly Required Expense Amount in respect of a Series exceeds the amount of Available Funds available for payment of that amount in accordance with the Monthly Finance Charge Waterfall, an amount shall be transferred, from the relevant Series Spread Ledger to the relevant Series Finance Charge Collections Ledger (for distribution on that date in accordance with the Monthly Finance Charge Waterfall), equal to the lesser of (i) the Available Spread Account Amount (including investment earnings to the extent necessary to fund such excess) on such Distribution Date, and (ii) the amount of such excess.

On and after the Class C Release Date, if the Class C Investor Default Amount on a Distribution Date exceeds the amount of Available Funds, to the extent available for the funding thereof, the Receivables Trustee shall withdraw from the relevant Series Spread Ledger (after giving effect to any withdrawals to be made pursuant to the two preceding paragraphs) on such Distribution Date the lesser of (i) the Available Spread Account Amount (including investment earnings to the extent necessary to fund such excess) and (ii) the amount of such excess, and shall apply such amounts as provided under ‘‘Receivables Trust – Monthly Finance Charge Waterfall’’. The Available Spread Account Amount on any Distribution Date in excess of the Required Spread Account Amount on such date will be paid to the Loan Note Issuing Entity, which will then pay such amounts to the Receivables Trustee by way of additional consideration for the grant of Loan Note Issuing Entity's interest in the Receivables Trust, such payment being identified as the ‘‘Spread Account Surplus Amount’’ for the relevant Series. On the date on which all amounts required to be transferred to the relevant Series Loan Note Issuing Entity Distribution Account by the Receivables Trustee from the Spread Account have been paid in full, all amounts, if any, then remaining in the relevant Series Spread Ledger shall be distributed to the Loan Note Issuing Entity who will then pay such amounts to the Receivables Trustee by way of additional consideration for the grant of the Loan Note Issuing Entity's interest in the Receivables Trust, such payment being identified as ‘‘Spread Account Surplus Amount’’ referable to a specific Series.

‘‘Required Spread Account Amount’’ means, for each Series on each Distribution Date, for the relevant Series an amount determined each month, the product of (i) the Spread Account Percentage (defined below) in effect on that date and (ii) during (A) the Revolving Period or the Controlled Accumulation Period, the Adjusted Investor Interest, and (B) the Regulated Amortisation Period or the Rapid Amortisation Period, the Adjusted Investor Interest as of the last day of the Revolving Period or, as the case may be, Controlled Accumulation Period; provided that the Required Spread Account Amount shall not exceed the Class C Debt Amount (after taking into account any payments to be made on that Distribution Date).

‘‘Available Spread Account Amount’’ for the relevant Series will be determined each month, and will be the result of the product of (i) the Spread Account Percentage in effect on that date, and (ii) during (A) the Revolving Period or the Controlled Accumulation Period, the Adjusted Investor

Interest, and (B) the Regulated Amortisation Period or the Rapid Amortisation Period, the Adjusted Investor Interest as of the last day of the Revolving Period or, as the case may be, Controlled Accumulation Period.

‘‘Spread Account Percentage’’ shall mean, in respect of any Series, the Quarterly Excess Spread Percentage specified in the Prospectus Supplement/Final Terms for the related Series.

‘‘Quarterly Excess Spread Percentage’’ means unless otherwise specified, with respect to the date falling three Business Days prior to a Distribution Date, an amount equal to the percentage sum of the average Portfolio Yield for the immediately preceding three Monthly Periods minus the average Expense Rate for the immediately preceding three Monthly Periods.

‘‘Series Termination Date’’ means the earlier of the Distribution Date on which the Series Adjusted Investor Interest has been reduced to zero – unless on such date it was reduced as a result of defaults – and the Distribution Date identified as such in the Prospectus Supplement/Final Terms for such Series.

LOAN NOTE ISSUING ENTITY CASHFLOWS

Each Series' Loan Note Supplement sets out how money is distributed under the relevant Series Loan Note to the Issuing Entity. Payments made from the relevant Series Loan Note Issuing Entity Distribution Account will be made monthly on each Distribution Date.

Loan Note Issuing Entity Monthly Cashflows

On each Distribution Date, the amount of funds held by the Loan Note Issuing Entity in the Series Loan Note Issuing Entity Distribution Account will be used to make the following payments, both prior to, and after the enforcement of the Security in respect of each Series:

(1)	an amount equal to the Investor Trustee Payment Amount and any Investor Trustee Payment Amounts not paid on previous Distribution Dates referable to the relevant Series will be paid by the Loan Note Issuing Entity to the Receivables Trustee;

(2)	in no order of priority between them but in proportion to the respective amounts due, to pay amounts which are due to any receiver appointed under the Security Trust Deed and all amounts due for legal fees and other costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands which have been incurred by the Security Trustee and anyone appointed by them under the certain documents entered into by the Loan Note Issuing Entity and in enforcing, preserving or perfecting title to the Security together with interest due on these amounts;

(3)	to pay the LNI Costs Amount to the Loan Note Issuing Entity and to pay the Issuing Entity Costs Amount to the Issuing Entity;

(4)	an amount equal to the Investor Servicing Fee will be paid by the Loan Note Issuing Entity to the Receivables Trustee as Additional Consideration for the grant of the Loan Note Issuing Entity's interest in the Receivables Trust;

(5)	an amount equal to the sum of the Class A Monthly Distribution Amount, Class B Monthly Distribution Amount and Class C Monthly Distribution Amount will be used by the Loan Note Issuing Entity to pay interest due and unpaid on the relevant Series' Loan Note;

(6)	if on a Payment Date during the Regulated Amortisation Period, the Rapid Amortisation Period, or on the relevant Series' Scheduled Redemption Date, towards payment of principal amounts due and unpaid on the Loan Note;

(7)	an amount equal to the Loss Make-Up (default), Loss Make-Up (charge-off) amounts will be paid by the Loan Note Issuing Entity to the Receivables Trustee as Additional Consideration;

(8)	an amount equal to the Investor Indemnity Amount for the relevant Series will be paid by the Loan Note Issuing Entity to the Receivables Trustee as Additional Consideration for the grant of the Loan Note Issuing Entity's interest in the Receivables Trust;

(9)	the Loan Note Issuing Entity Return for the relevant Series will be transferred by the Loan Note Issuing Entity to a profit ledger established in the relevant Series Loan Note Issuing Entity Distribution Account and the Issuing Entity Profit Amount for that Series will be paid to the relevant Series' Issuing Entity Distribution Account;

(10)	an amount equal to the Monthly Expenses Loan Amount will be paid to the relevant Series' Issuing Entity Distribution Account;

(11)	amounts remaining after distribution in accordance with the payments made pursuant to items (1) to (10) above, if any, shall be identified as Excess Spread and be paid in respect of each Series as Further Interest to the Issuing Entity (‘‘Further Interest’’); and

(12)	an amount equal to the deferred subscription price (‘‘Deferred Subscription Price Amount’’), if any, received by the Loan Note Issuing Entity on that Distribution Date from the Issuing Entity in respect of a particular Series, should be paid to the Receivables Trustee in respect of that Series, identified as ‘‘Additional Consideration – Excess Spread’’ for the grant of the Loan Note Issuing Entity's interest in the Receivables Trust.

Calculation of Interest

The interest rate for any Interest Period on the relevant Series Loan Note will be determined by the Servicer on behalf of the Loan Note Issuing Entity in accordance with the conditions of that Series Loan Note. The Interest Amount in respect of each Series Loan Note for each Interest Period will be calculated as follows:

Y = A+B+C

Where:

Y = Interest Amount on the relevant Series Loan Note

•	during any period:

A = Class A Monthly Distribution Amount

B = Class B Monthly Distribution Amount

C = Class C Monthly Distribution Amount

The interest rate for the first Interest Period of a Loan Note will be determined on the date of issue of the relevant Series of Notes. Interest in respect of each Series Loan Note will be payable in arrear in sterling on each Payment Date. Interest on each Series Loan Note will be paid by the Loan Note Issuing Entity monthly on each Distribution Date.

Reduced Payments

Payments due to be made under any Series Loan Note are to be reduced in the event that any amounts paid to the Loan Note Issuing Entity in respect of a Series Investor Interest are insufficient to fund in full payments due on that Series Loan Note. This is to prevent that amount being payable by the Receivables Trustee in respect of the Series Investor Interest before it receives the corresponding amount in respect of collections from cardholders. There will be a corresponding increase in the amounts payable by the Loan Note Issuing Entity to make up this shortfall if the deferred amount is subsequently received by the Loan Note Issuing Entity. The Loan Note Issuing Entity will be liable to pay Deferred Interest on any such deferred amount. You should be aware that if withholding tax is levied on any payments made under any Series Loan Note, payments by the Loan Note Issuing Entity will be reduced accordingly. Such reduced payments will not be treated as deferred amounts and, accordingly, would not bear interest and the Loan Note Issuing Entity is not obliged to make up the shortfall.

Withholding

If any withholding or deduction for any taxes, duties, assessments or government charges is imposed, levied, collected, withheld or assessed on payments of principal or interest on the Loan Note of any Series by any jurisdiction or any political subdivision or authority in or of any jurisdiction having power to tax, none of the Loan Note Issuing Entity, or the Security Trustee will be required to make any additional payments to the holders of the Loan Notes for that withholding or deduction.

ISSUING ENTITY CASHFLOWS

This section explains how the monthly, quarterly and annual cashflows occur in relation to the Issuing Entity. If you hold fixed rate Notes which are denominated in a currency other than sterling and which are designated as ‘‘fixed rate Notes (Option 3)’’ in the relevant Prospectus Supplement/Final Terms, you should consult the paragraph below entitled ‘‘Non-Sterling Fixed Rate Notes which may remain Fixed Rate Notes’’ which describes the way in which your Notes may receive payments of interest and principal.

Each Series Loan Note sets out how money is paid under that Series Loan Note to the Issuing Entity as the holder. All payments made from the account of the Loan Note Issuing Entity to the relevant Series Issuing Entity Distribution Account of the Issuing Entity will be made monthly on a Payment Date, which will also be the monthly Interest Payment Date in respect of the Notes during the Regulated Amortisation Period or Rapid Amortisation Period.

Other payments, in particular, payments of interest on the Notes prior to any Amortisation Period will be made on an Interest Payment Date which falls at the end of an annual period, with respect to the Notes that earn a fixed rate of interest, or at the end of a quarterly or monthly Interest Period, with respect to Notes that earn a floating rate of interest (see ‘‘Issuing Entity Monthly Cashflows’’ and ‘‘Interest Payment Dates’’ below). For a description of Principal Payments, see ‘‘Scheduled Redemption of a Series’’ below.

Amounts will be transferred by the Loan Note Issuing Entity and credited to the relevant Note Class Ledger or Note Sub-Class Ledger in the relevant Series Issuing Entity Distribution Account with respect to the relevant Series and Class or Sub-Class, from time to time, as specified in the relevant Series Loan Note. These payments and the utilisation thereof by the Loan Note Issuing Entity are described in detail in, respectively, ‘‘Issuing Entity Monthly Cashflows’’ below, ‘‘Interest and Payments’’ below and ‘‘Scheduled Redemption of a Series’’ below.

Issuing Entity Monthly Cashflows

On each Distribution Date the aggregate of all amounts (including revenue and principal) with respect to the relevant Series and Class or Sub-Class thereof, will be transferred by the Loan Note Issuing Entity to the Issuing Entity and credited to the Issuing Entity Costs Ledger, the Excess Spread Ledger, the Issuing Entity Profit Ledger, the Expenses Loan Ledger or the relevant Note Class Ledger or Note Sub-Class Ledger (as applicable). Cash received on that Distribution Date from the Loan Note Issuing Entity in respect of a Loan Note backing a particular Class or Sub-Class of Notes and referable to such Class or Sub-Class and, if an Amortisation Period has commenced since the previous Interest Payment Date or if such Distribution Date is a quarterly or annual Interest Payment Date, any Monthly Distribution Amounts previously retained in the relevant Note Class Ledger or Note Sub-Class Ledger since the previous Interest Payment Date shall be applied, together with any interest earned or Investment Proceeds on any Distribution Ledger other than a Note Class Ledger or Note Sub-Class Ledger:

(1)	an amount equal to the Issuing Entity Costs Amount for the Series for such Distribution Date shall be used or retained in the Issuing Entity Costs Ledger for payment of each item of the Issuing Entity Costs Amount;

(2)	(i)	in respect of the Class A Notes and each and every Sub-Class thereof, in respect of a Distribution Date falling in any period that is not in an Amortisation Period, an amount equal to the Class A Monthly Distribution Amount or each and every part thereof corresponding to each and every Sub-Class, shall be either used or retained in the relevant Note Class Ledger or Note Sub-Class Ledger or paid to any relevant Swap Counterparty (if required), in each case as described in ‘‘Issuing Entity Annual, Quarterly or Monthly Payments’’ below;

(ii)	in respect of the Class A Notes and each and every Sub-Class thereof, in respect of the Scheduled Redemption Date, if this falls in a period that is not an Amortisation Period, an amount equal to the principal amount referable to the Class or Sub-Class shall be paid by the Issuing Entity from the relevant Note Class Ledger or Note Sub-Class Ledger to the Noteholders of the relevant Class or Sub-Class in accordance with the Conditions of the Notes (but only after exchange of such amount to the relevant currency by a Swap Counterparty pursuant to any relevant currency Swap Agreement which may have been entered into with respect to such Class or Sub-Class);

(iii)	in respect of the Class A Notes and each and every Sub-Class thereof, in respect of a Distribution Date falling in an Amortisation Period, if a Swap Agreement has been entered into and such Swap Agreement has not terminated, or there is no Swap Agreement for the Class or Sub-Class, to pay the amount equal to the Class A Monthly Distribution Amount and amounts identified as Class A principal or each and every part thereof corresponding to each and every Sub-Class to the Noteholders of the relevant Class or Sub-Class in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest and fourth to principal in accordance with the terms and Conditions of the Notes (but only after exchange of any amounts which may be due to a Swap Counterparty pursuant to any relevant Swap Agreement entered into with respect to such Class or Sub-Class);

(iv)	in respect of the Class A Notes and each and every Sub-Class thereof in respect of a Distribution Date falling in an Amortisation Period, if a Swap Agreement has been entered into and such Swap Agreement has been terminated, the following payments shall be made from the relevant Note Class Ledger or Note Sub-Class Ledger pari passu and in no priority between each item but in proportion to the respective amounts due:

(A)	in and towards any Issuing Entity fault swap termination amount which may be due for the Class A Notes or any Sub-Class thereof; and

(B)	in and towards payments of any amounts due and unpaid in respect of the Class A Notes or any Sub-Class thereof in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest and fourth to principal;

(3)	(i)	in respect of the Class B Notes and each and every Sub-Class thereof, in respect of a Distribution Date falling in any period that is not in an Amortisation Period, an amount equal to the Class B Monthly Distribution Amount or each and every part thereof corresponding to each and every Sub-Class, shall be either used or retained in the relevant Note Class Ledger or Note Sub-Class Ledger or paid to any relevant Swap Counterparty (if required), in each case as described in ‘‘Issuing Entity Annual, Quarterly or Monthly Payments’’ below;

(ii)	in respect of the Class B Notes and each and every Sub-Class thereof in respect of the Scheduled Redemption Date, if this falls in a period that is not an Amortisation Period, an amount equal to the principal amount referable to the Class or Sub-Class shall be paid by the Issuing Entity from the relevant Note Class Ledger or Note Sub-Class Ledger to the Noteholders of the relevant Class or Sub-Class in accordance with the Conditions of the Notes (but only after exchange of such amount to the relevant currency by a Swap Counterparty pursuant to any relevant Currency Swap Agreement which may have been entered into with respect to such Class or Sub-Class);

(iii)	in respect of the Class B Notes and each and every Sub-Class thereof, in respect of a Distribution Date falling in an Amortisation Period, if a Swap Agreement has been entered into and such Swap Agreement has not terminated, or there is no Swap Agreement for the Class or Sub-Class, to pay the amount equal to the Class B Monthly Distribution Amount and amounts identified as Class B principal or each and every part thereof corresponding to each and every Sub-Class to the Noteholders of the relevant Class or Sub-Class in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest and fourth to principal in accordance with the Conditions of the Notes (but only after exchange of any amounts which may be due to a Swap Counterparty pursuant to any relevant Swap Agreement entered into with respect to such Class or Sub-Class);

(iv)	in respect of the Class B Notes and each and every Sub-Class thereof in respect of a Distribution Date falling in an Amortisation Period, if a Swap Agreement has been entered into and such Swap Agreement has been terminated, the following payments shall be made from the relevant Note Class Ledger or Note Sub-Class Ledger pari passu and in no priority between each item but in proportion to the respective amounts due:

(A)	in and towards any Issuing Entity Fault Swap Termination Amount which may be due for the Class B Notes or any Sub-Class thereof; and,

(B)	in and towards payments of any amounts due and unpaid in respect of the Class B Notes or any Sub-Class thereof in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest and fourth to principal;

(4)	(i)	in respect of the Class C Notes and each and every Sub-Class thereof, in respect of a Distribution Date falling in any period that is not an Amortisation Period, an amount equal to the Class C Monthly Distribution Amount (excluding amounts therein constituting the Monthly Expenses Loan Amount or the Issuing Entity Profit Amount) or each and every part thereof corresponding to each and every Sub-Class, shall be either used or retained in the relevant Note Class Ledger or Note Sub-Class Ledger or paid to any relevant Swap Counterparty (if required) in each case as described in ‘‘Issuing Entity Annual, Quarterly or Monthly Payments’’ below;

(ii)	in respect of the Class C Notes and each and every Sub-Class thereof, in respect of the Scheduled Redemption Date, if this falls in a period that is not an Amortisation Period, an amount equal to the principal amount referable to the Class or Sub-Class shall be paid by the Issuing Entity to the Noteholders of the relevant Class or Sub-Class from the relevant Note Class Ledger or Note Sub-Class Ledger in accordance with the Conditions of the Notes (but only after exchange of such amount to the relevant currency by a Swap Counterparty pursuant to any relevant Currency Swap Agreement which may have been entered into with respect to such Class or Sub-Class);

(iii)	in respect of the Class C Notes and each and every Sub-Class thereof, in respect of a Distribution Date falling in an Amortisation Period, if a Swap Agreement has been entered into and such Swap Agreement has not terminated, or there is no Swap Agreement for the Class or Sub-Class, to pay the amount equal to the Class C Monthly Distribution Amount (excluding amounts therein constituting the Monthly Expenses Loan Amount or Issuing Entity Profit Amount) and amounts identified as Class C principal or each and every part thereof corresponding to each and every Sub-Class to the Noteholders of the relevant Class or Sub-Class in priority, first any interest amount, second to any outstanding Deferred Interest, thirdly to any Additional Interest and fourth to principal in accordance with the Conditions of the Notes (but only after exchange of any amounts which may be due to a Swap Counterparty pursuant to any relevant Swap Agreement entered into with respect to such Class or Sub-Class);

(iv)	in respect of the Class C Notes and each and every Sub-Class thereof in respect of a Distribution Date falling in an Amortisation Period, if a Swap Agreement has been entered into and such Swap Agreement has been terminated, the following payments shall be made from the relevant Note Class Ledger or Note Sub-Class Ledger pari passu and in no priority between each item but in proportion to the respective amounts due:

(A)	in and towards any Issuing Entity Fault Swap Termination Amount which may be due for the Class C Notes or any Sub-Class thereof:

(B)	in and towards payments of any amounts due and unpaid in respect of the Class C Notes or any Sub-Class thereof in priority, first any interest amount, second to any outstanding Deferred Interest, thirdly to any Additional Interest and fourth to principal;

(5)	if the Issuing Entity has entered into a Swap Agreement for the Class A Notes or any Sub-Class thereof, in and towards any Counterparty Fault Swap Termination Amount from the relevant Note Class Ledger or Note Sub-Class Ledger;

(6)	if the Issuing Entity has entered into a Swap Agreement for the Class B Notes or any Sub-Class thereof, in and towards any Counterparty Fault Swap Termination Amount from the relevant Note Class Ledger or Note Sub-Class Ledger;

(7)	if the Issuing Entity has entered into a Swap Agreement for the Class C Notes or any Sub-Class thereof, in and towards any Counterparty Fault Swap Termination Amount from the relevant Note Class Ledger or Note Sub-Class Ledger;

(8)	any Investment Proceeds and interest earned on any amounts retained in any Note Class Ledger or Note Sub-Class Ledger shall be credited to the Excess Spread Ledger;

(9)	in or towards payment of any sums due from (or required to be provided for by) the Issuing Entity to meet its liabilities to any taxation authority;

(10)	an amount equal to the Monthly Expenses Loan Amount together with any additional amounts under the Expenses Loan Agreement which have been credited to the Expenses Loan Ledger to HSBC as lender under the Expenses Loan Agreement;

(11)	the amount identified as the Issuing Entity Profit Amount in respect of the relevant Series shall be retained in the Issuing Entity Profit Ledger; and

(12)	the remainder (if any) shall be paid to the Loan Note Issuing Entity as the deferred subscription price ‘‘Deferred Subscription Price’’ for that Distribution Date in respect of that Series in an amount equal to the amount of Further Interest received by the Issuing Entity in respect of each Class and Sub-Class of the relevant Series on that Distribution Date and not otherwise utilised to make any of the payments in items (1) to (11) above.

‘‘Monthly Distribution Amount’’ means the aggregate of the Class A Monthly Distribution Amount, the Class B Monthly Distribution Amount and the Class C Monthly Distribution Amount.

Where the full amount of any revenue payments described in ‘‘Issuing Entity Monthly Cashflows’’ above or ‘‘Issuing Entity Annual, Quarterly or Monthly Payments’’ below cannot be made due to insufficiency in the funds credited to the relevant Note Class Ledger or Note Sub-Class Ledger which are available to make such payment, that payment will not be payable to that extent. However, any such shortfall may be deferred to the next and succeeding Distribution Dates or Interest Payment Dates, as applicable, but only if such a deferral is expressly contemplated above or is contemplated otherwise in the Relevant Documents for that Series.

Issuing Entity Annual, Quarterly or Monthly Payments

On each Distribution Date that is not an Interest Payment Date, while the relevant Series is not in an Amortisation Period, the Issuing Entity will retain Monthly Distribution Amounts (excluding those elements of the Class C Monthly Distribution Amount constituting the Monthly Expenses Loan Amount of the Issuing Entity Profit Amount) in the relevant Note Class Ledger or Note Sub-Class Ledger of such Series. However, if the Issuing Entity has entered into a Swap Agreement for any Class or Sub-Class, the Issuing Entity may be required to pay amounts which would otherwise be retained in a Note Class Ledger or Note Sub-Class Ledger to the Swap Counterparty on each Distribution Date in accordance with the relevant Swap Agreement. Otherwise, on each annual or quarterly or monthly Interest Payment Date (as applicable) of a Class or Sub-Class (if any) in a period that is not an Amortisation Period, the aggregate of each amount that has been previously retained in the relevant Note Class Ledger or Note Sub-Class Ledger in respect of interest on the twelve (in the case of annual payments) or three (in the case of quarterly payments) or one (in the case of monthly payments) Distribution Dates on or immediately prior to such Interest Payment Date shall be paid by the Issuing Entity to the relevant Class or Sub-Class of Noteholders in accordance with the Conditions of the Notes (but only after exchange of such amounts by a Swap Counterparty pursuant to any relevant Swap Agreement entered into with respect to such Class or Sub-Class).

On any Distribution Date falling in an Amortisation Period, any principal amounts referable to a Class or Sub-Class and standing to the credit of the relevant Note Class Ledger or Note Sub-Class Ledger shall also be paid by the Issuing Entity to the Noteholders in respect of such Class or Sub-Class on such Distribution Date.

Interest and Payments

Each Class or Sub-Class of each Series will bear interest for a period equal to an Interest Period under the Notes at a rate determined in accordance with the relevant Trust Deed Supplement and the Conditions of the Notes to be paid by, or on behalf of, the Issuing Entity and as set out in the relevant Prospectus Supplement/Final Terms.

Interest Payment Dates

The first Interest Payment Date for each Series will be specified in the relevant Prospectus Supplement/Final Terms.

During any period that is not an Amortisation Period, interest on the Notes will be paid monthly, quarterly or annually (depending on the Conditions) on the Interest Payment Date in accordance with the relevant Conditions after making any necessary payments described in ‘‘Issuing Entity Monthly Finance Cashflows’’ above. During the Regulated Amortisation Period or the Rapid Amortisation Period, interest will only be paid monthly.

Non-Sterling Fixed Rate Notes which may remain Fixed Rate Notes

Notwithstanding the description of the cashflows of the Issuing Entity in this Base Prospectus, if you hold fixed rate Notes which are denominated in a currency other than sterling and which are designated as ‘‘fixed rate Notes (Option 3)’’ in the relevant Prospectus Supplement/Final Terms, then in any period which is an Amortisation Period the relevant Swap Agreement for your Class or Sub-Class of Notes will not terminate upon entering the Amortisation Period. You will therefore continue to receive payments of interest on the relevant Interest Payment Date for your Class or Sub-Class of Notes. However, on each Distribution Date during the Amortisation Period the Loan Note Issuing Entity may deposit Sterling principal and interest amounts into the relevant Note Class Ledger or Note Sub-Class Ledger for your Class or Sub-Class of Notes and on each such Distribution Date any amounts of principal or interest so credited by the Loan Note Issuing Entity will be paid to you after the spot exchange of such Sterling amounts by the relevant Paying Agent into the relevant currency for your Class or Sub-Class of Notes. There is therefor no guarantee that you will receive an exchange rate equal to that set under the Swap Agreement relating to your Class or Sub-Class of Notes.

Withholding or Deduction

If any withholding or deduction for, or on account of, any taxes, duties, assessments or government charges of whatever nature is imposed, levied, collected, withheld or assessed on payments of principal or interest on any Note by any jurisdiction or any political subdivision or authority in or of any jurisdiction having power to tax, payments by the Issuing Entity to the holder of the relevant Note will be reduced accordingly and neither the Issuing Entity, nor the Note Trustee, will be required to make any additional payments to the holders of the Notes for that withholding or deduction. Such reduced payments will not be treated as Deferred Interest and, accordingly, will not bear Additional Interest. See ‘‘Material United Kingdom Tax consequences’’ for information on the withholding tax treatment of payments under the Notes.

Termination Payments for a Swap Agreement

The Prospectus Supplement/Final Terms will set out the termination payments for the Swap Agreement relating to the relevant Series, Class or Sub-Class of Notes.

Scheduled Redemption of a Series

Unless the Regulated Amortisation Period or the Rapid Amortisation Period has earlier commenced (see ‘‘Mandatory Redemption of a Series’’ below), each Class or Sub-Class of Notes will be redeemed on its relevant Scheduled Redemption Date to the extent of the amount which has on that day been credited to the relevant Note Class Ledger or Note Sub-Class Ledgers in the relevant Series Issuing Entity Distribution Account by the Loan Note Issuing Entity in accordance with the provisions of the relevant Loan Note in respect of amounts owing under the relevant Loan Note (less any amount which is to be utilised to make payment of any swap termination amount due to any event other than a Swap Counterparty Swap Event of Default if a Swap Agreement has been entered into) or by the Swap Counterparty pursuant to any relevant Swap Agreement. See also ‘‘Description of the Swap Agreements’’

Mandatory Redemption of a Series

If either the Regulated Amortisation Period or the Rapid Amortisation Period commences prior to or on the relevant Series' Scheduled Redemption Date, then the principal amounts will be credited monthly to the relevant Note Class Ledger or Note Sub-Class Ledgers of the relevant Series in the relevant Series Issuing Entity Distribution Account by the Loan Note Issuing Entity and, on each monthly Interest Payment Date, principal amounts will be applied in accordance with the terms and conditions of the relevant Class or Sub-Class of Notes until the earlier of (A) redemption of the Class or Sub-Class of Notes in full or (B) the Payment Date falling on the Final Redemption Date of the Notes. See also ‘‘Terms and Conditions of the Notes’’.

THE SECURITY TRUST DEED

The principal agreement governing the Loan Notes will be the Security Trust Deed. The Security Trust Deed is a framework document, which is modified for each Series by a supplement – which we will call a ‘‘Loan Note Supplement’’. The Security Trust Deed, together with the Loan Note Supplement for a Series, has six primary functions:

•	it constitutes the Loan Note for the relevant Series;

•	it sets out the covenants of the Loan Note Issuing Entity in relation to that Loan Note;

•	it creates the Security for that Loan Note;

•	it sets out the pre-enforcement and post-enforcement procedures relating to that Loan Note;

•	it contains provisions necessary to comply with the Trust Indenture Act; and

•	it sets out the appointment of the Security Trustee, its powers and responsibilities and the limitations on those responsibilities.

Each function is summarised below.

Constitution of Loan Notes

The Security Trust Deed, when supplemented by a Loan Note Supplement, sets out the form of the Loan Note. It also sets out the terms and conditions of the Loan Note, and the conditions for the cancellation of any Loan Note. It stipulates the name of the registered holder of each Loan Note.

Covenants of the Loan Note Issuing Entity

The Security Trust Deed also contains covenants made by the Loan Note Issuing Entity in favour of the Security Trustee on trust for each Loan Note holder. The main covenant is that the Loan Note Issuing Entity will pay interest and repay principal on each Loan Note when due. Covenants are included to ensure that the Loan Note Issuing Entity remains insolvency remote, and to give the Security Trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the Loan Note holders.

Loan Note Security

The Security Trust Deed and the Loan Note Supplement together create the Security for a Loan Note. The Security Trust Deed creates Security for all Series of the Loan Note issuance Programme, comprising:

•	an assignment by way of first fixed Security of the Loan Note Issuing Entity's interest in the Administration Agreement; and

•	a floating charge granted by the Loan Note Issuing Entity over all of its business and assets not otherwise secured under any Loan Note Supplement in favour of the Security Trustee.

Each Loan Note Supplement will create separate Security Interests in respect of each Loan Note. The Security created in each Series' Loan Note Supplement includes an assignment by way of first fixed Security of all of the Loan Note Issuing Entity's right, title and interest:

•	as the Investor Beneficiary of the Receivables Trust in respect of such Series;

•	to any agreement relating to that Series;

•	to any sums of money standing to the credit of any ledger opened in respect of such Series in relevant Series Loan Note Issuing Entity Distribution Account or any other bank account of the Loan Note Issuing Entity which has not been expressly charged in favour of another Series;

•	to any Permitted Investments in respect of such Series; and

•	to any amounts credited in respect of such Series to any of the bank accounts of the Receivables Trust.

The Series' Loan Note Supplement also creates Jersey Security Interests in relation to assets of the Loan Note Issuing Entity which are situated in Jersey.

Appointment, Powers, Responsibilities and Liability of the Security Trustee

The Security Trust Deed is the governing agreement which sets out the terms on which the Security Trustee is appointed. The Security Trust Deed provides for the Security Trustee's appointment, its duties, the indemnification of the Security Trustee for certain actions, the payment it receives and the extent of the Security Trustee's authority to act beyond its powers under English law.

Duties and Responsibilities under governing documents and applicable law

The Security Trust Deed is governed by English law and, to the extent that it relates to Security Interests over assets in Jersey, by Jersey law. The Security Trustee also has obligations that are not contained in either the Security Trust Deed or a Loan Note Supplement which can be found in the applicable law, including the Trustee Act 1925, the Trustee Act 2000 and the Trustee Indenture Act. This legislation broadly imposes obligations on how a trustee must act and its liability for failing to do so.

Enforcement Action by Security Trustee and Priority of Payments

The Security Trust Deed sets out the general procedures by which the Security Trustee may take steps to enforce the Security created by the Loan Note Issuing Entity so that the Security Trustee can protect the interests of each of the Loan Note holders in accordance with the terms and conditions of the Loan Note. These steps are set out in the section ‘‘The Loan Notes – Security Trustee – Actions Upon Default’’. The Security Trust Deed gives the Security Trustee a general discretion to enforce the Security situated outside Jersey, but also provides for the Security Trustee to be instructed by the Note Trustee to take action in relation to the enforcement of the Loan Note and Security in Jersey. Generally, only the Security Trustee is allowed to pursue the remedies available under general law or under the Security Trust Deed to enforce the rights of Secured Creditors in relation to the Security Trust Deed or any Loan Note Supplement, but if the Security Trustee fails to act, then the Secured Creditor is able in some circumstances to take action. The Security Trustee anticipates that it will always consult the Note Trustee prior to taking any enforcement action in respect of secured assets situated outside Jersey. The Note Trustee expects that it will always consult the Noteholders before taking any action. The Security Trustee is not, however, obliged to act on the Note Trustee's directions unless it is indemnified and/or secured to its satisfaction.

The Security Trust Deed and the Loan Note Supplement together set out the priority in which the Security Trustee will pay out any monies that it receives under the Loan Note before and after the Security is enforced. See ‘‘The Loan Notes – Enforcement of Security – Priorities’’.

The Security Trustee cannot be obliged to take any action which might result in its incurring personal liabilities.

Limitations of the Security Trustee's liability

The Security Trust Deed contains many broad provisions limiting or excluding the Security Trustee's liability, however the Security Trustee's limitations of liability are inapplicable in certain circumstances, for instance where such liability results from their own fraud, wilful default or negligence or where applicable law prohibits such limitation of liability.

Indemnification of the Security Trustee from the Receivables Trust cashflows

The Security Trust Deed states that the Security Trustee is entitled to be indemnified and/or secured and relieved from responsibility in certain circumstances including, without restriction, in relation to taking action to enforce Security or debt which it holds.

Appointment, Resignation, Replacement

The Security Trust Deed sets out the circumstances in which the Security Trustee may resign or retire. In general, the Security Trustee, subject to certain limitations, may at any time resign and be discharged from its obligations and duties created by the Security Trust Deed by giving written notice thereof to the Loan Note Issuing Entity. The Loan Note Issuing Entity is required to promptly appoint a successor Security Trustee. If the Loan Note Issuing Entity fails to appoint a successor Security Trustee within thirty days after the giving of such notice of resignation, the Security Trustee may petition a court for the appointment of a successor Security Trustee. The Security Trust Deed sets out various provisions relating to the appointment of a successor Security Trustee in these circumstances.

the Security Trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the Security Trust Deed.

The Security Trustee and its related companies are entitled to enter into business transactions with the Loan Note Issuing Entity, HSBC or related companies of either of these without accounting for any profit resulting from those transactions.

Expenses of the Security Trustee

The Security Trustee is entitled to be paid its costs and expenses (including VAT) in priority to the claims of the Loan Note holders.

THE LOAN NOTES

On the relevant Issue Date of a Series of Notes, the Loan Note Issuing Entity will issue an interest bearing Loan Note to the Issuing Entity designated with the same Series reference as your Notes. That Series Loan Note will mature for redemption on the relevant Series' Scheduled Redemption Date specified in your Prospectus Supplement/Final Terms. Law Debenture Trust Company of New York at 767 Third Avenue – 31st floor, New York, New York, 10017, United States will act as Security Trustee and registered holder in relation to each Series Loan Note. Bedell Trust Company Limited of 26 New Street, St. Helier, JE2 3RA, Channel Islands will act as the Loan Note Registrar.

A Loan Note issued in respect of one Series may differ from Loan Notes issued in respect of other Series as to principal, interest and recourse to Security, as set out in the Loan Note Supplement which constitutes that Loan Note. See ‘‘The Security Trust Deed’’. The Loan Note Issuing Entity will only issue Loan Notes denominated in sterling. The Loan Notes will be issued in registered form and governed by English law.

The Loan Note Issuing Entity will pay the proceeds of each Series Loan Note to the Receivables Trustee and thereby increase its beneficial entitlement in the Receivables Trust in respect of the relevant Series. See ‘‘The Receivables Trust’’ and ‘‘Use of Proceeds’’. The principal amount of the undivided beneficial interest which vests with the Loan Note Issuing Entity as a result of its contribution to the Receivables Trust on the Closing Date is the Series Investor Interest. See ‘‘Receivables Trust Cashflows’’.

As an Investor Beneficiary of the Receivables Trust, the Loan Note Issuing Entity will be entitled to receive payment, at specified times, of a portion of collections of the Receivables assigned or entrusted by the Sponsor to the Receivables Trustee. These payments will be used by the Loan Note Issuing Entity in and towards redemption of the relevant Series Loan Note.

The ability of the Loan Note Issuing Entity to meet its obligations to repay the principal of and interest on each Series Loan Note will be entirely dependent on the receipt by it of funds from the Receivables Trust.

The Loan Note Issuing Entity and the Security Trustee will have no recourse to HSBC or any of its affiliates other than against the Sponsor under the Receivables Securitisation Deed for any breach of representations and obligations in respect of the Receivables.

Limited Recourse

The obligations of the Loan Note Issuing Entity and certain other rights of the Loan Note Issuing Entity under each Series Loan Note and under the documents relating to them, will be secured under the Security Trust Deed by Security Interests over the corresponding Series Investor Interest. The Security for each Series will be granted by the Loan Note Issuing Entity in favour of the Security Trustee. If the net proceeds of the enforcement of Security for a Series following a mandatory redemption – after meeting the expenses of the Security Trustee, the registered holder and any receiver – are insufficient to make all payments due on the Loan Note of that Series, the assets of the Loan Note Issuing Entity securing other Series Loan Notes will not be available for payment of that shortfall.

Enforcement of Security – Priorities

If the Security Trust Deed is enforced, the monies paid to the Loan Note Issuing Entity by the Receivables Trustee on each Distribution Date will be applied:

•	to meet payments due to the Security Trustee, and any receiver appointed by the Security Trustee; then

•	to the extent not met above, to meet the fees, costs and expenses of the Loan Note Issuing Entity; then

•	to meet payments of interest and then principal on the Loan Notes.

Loan Note Events of Default

Unless otherwise disclosed in the relevant Prospectus Supplement/Final Terms and Loan Note Supplement, for each Series Loan Note, the occurrence and continuation of the following events is called a Loan Note Event of Default:

•	the Loan Note Issuing Entity fails to pay to or to the order of the Issuing Entity any amount that it has received from the Receivables Trustee in respect of principal or interest on the relevant Series Loan Note on its due date for payment; or

•	the Loan Note Issuing Entity fails to perform or observe any of its other obligations under the relevant Series Loan Note, the relevant Series' Loan Note Supplement, or the Security Trust Deed and, except where the failure is incapable of remedy, it remains unremedied for 30 days, in either case, after the Security Trustee has given written notice to the Loan Note Issuing Entity, certifying, except in the case of any amount owed to Security Trustee in any of its capacities or to its successors or assigns, that the failure is, in the opinion of the Security Trustee, materially prejudicial to the interests of the holders of the relevant Series Loan Note; or

•	where the Issuing Entity has entered into a Swap Agreement in respect of your Class or Sub-Class of Notes in a Series, the early termination, without replacement within 30 days of such termination, of the Swap Agreement as described in this Base Prospectus under ‘‘Description of the Swap Agreement’’; or

•	a judgement or order for the payment of any amount is given against the Loan Note Issuing Entity and continues unsatisfied and unstayed for a period of 30 days after the date it is given or the date specified for payment, if later; or

•	a secured party takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the Loan Note Issuing Entity or an enforcement action is begun or execution levied against any of the assets of the Loan Note Issuing Entity; or

•	the Loan Note Issuing Entity becomes insolvent or is unable to pay its debts as they fall due or an administrator or liquidator of the Loan Note Issuing Entity or the whole or any part of its business, assets and revenues is appointed, or application for any appointment is made, or the Loan Note Issuing Entity takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it or ceases or threatens to cease to carry on all or any substantial part of its business; or

•	an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Loan Note Issuing Entity; or

•	any action, condition or thing at any time required to be taken, fulfilled or carried out in order to (1) enable the Loan Note Issuing Entity lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the relevant Series Loan Note and the documents relating to it or (2) to ensure that those obligations are legal, valid, binding and enforceable, except as the enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and as that enforceability may be limited by the effect of general principles of equity, is not taken, fulfilled or, as the case may be, carried out; or

•	it is or will become unlawful for the Loan Note Issuing Entity to perform or comply with any of its obligations under or in respect of the relevant Series Loan Note or the documents relating to it; or

•	all or any substantial part of the business, assets and revenues of the Loan Note Issuing Entity is condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or the Loan Note Issuing Entity is prevented by such a Person from exercising normal control over all or any substantial part of its business assets and revenues.

Security Trustee – Actions Upon Default

If a Loan Note Event of Default occurs then the Security Trustee shall be bound to give an enforcement notice called a Loan Note enforcement notice – if it is indemnified and/or secured to its satisfaction and it is instructed to do so by the holder of the relevant Series Loan Note.

A Loan Note enforcement notice is a written notice to the Loan Note Issuing Entity declaring a Series Loan Note to be immediately due and payable. When it is given, that Series Loan Note will become immediately due and payable at its Principal Amount Outstanding together with accrued interest without any further action or formality. The Security Trustee shall notify the Issuing Entity that it has given a Loan Note enforcement notice to the Loan Note Issuing Entity as soon as possible. A declaration that a Series Loan Note has become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of that Series Loan Note.

THE TRUST DEED AND TRUST DEED SUPPLEMENTS

General

Each Series of Notes issued by the Issuing Entity will be governed by the Trust Deed made between the Note Trustee and the Issuing Entity. For each issue of a Series, the Trust Deed will be varied and supplemented upon the Issue Date of such Series by a supplemental Trust Deed for that Series (each called a ‘‘Trust Deed Supplement’’). Under the Trust Deed, the Issuing Entity declares in favour of the Note Trustee that it (i) assigns by way of Security its rights, title and interest in the Programme documents and any documents specified in the relevant Prospectus Supplement/Final Terms and (ii) creates a floating charge over the whole of its undertaking and assets not charged by any fixed charge upon the Security set out in the Trust Deed (as varied and supplemented by any Trust Deed Supplement). The Trust Deed Supplement for a Series of Notes will also secure, in respect only of that Series of Notes, the rights of the Issuing Entity in and to the specific Series Loan Note issued by the Loan Note Issuing Entity in favour of the Issuing Entity which supports the Series in question. Together, the terms of the Trust Deed with the terms of a particular Trust Deed Supplement for a Series of Notes will set out the following:

•	the constitution of the Notes for that Series;

•	the applicable covenants, representations and warranties of the Issuing Entity in relation to that Series;

•	the Security for that Series;

•	the pre-enforcement and post-enforcement priorities and enforcement procedures relating to that Series; and

•	the appointment of the Note Trustee, its powers and responsibilities and the limitations on those responsibilities.

Constitution of the Notes

The Trust Deed, when supplemented by a particular Trust Deed Supplement, sets out the form of each Note for the relevant Series. It also sets out the terms and conditions of each Note and the conditions for the cancellation of any Note of that Series.

Covenants, Representations and Warranties of the Issuing Entity

The Note Trustee holds the benefit of the Issuing Entity covenants on trust for the Noteholders. The covenants are set out in the Trust Deed. Covenants given by the Issuing Entity include compliance with and performance of all its obligations under the conditions, the payment of interest and repayment of principal on each note when due, and the provision to the Note Trustee of access to all information and reports that it may need in order to discharge its responsibilities in relation to the holders of the Notes. The Issuing Entity also gives covenants restricting its ability to undertake certain acts while the Notes are outstanding.

Note Security

Each Trust Deed Supplement will create a segregated Security Interest held on trust by the Note Trustee for the benefit of, among others, the holders of Notes of that Series and this Security will be separate and distinct from the Security created by any other Trust Deed Supplement.

Each Trust Deed and Trust Deed Supplement creates Jersey Security Interests (to the extent permitted by Jersey law) in relation to those of the above assets of the Issuing Entity which are situated in Jersey. All other Security is created under English law including the Security taken over the bank account ledgers in the bank accounts of the Issuing Entity located in the United Kingdom.

Enforcement and Priority of Payments

The terms and provisions of the Trust Deed and each Trust Deed Supplement also set out the general procedures by which the Note Trustee may take steps to enforce the Security created thereunder so that the Note Trustee may protect the interests of each of the Noteholders (and any other secured parties) in accordance with the terms and conditions of each Series.

The Notes

As the holder of Loan Notes, the Issuing Entity will be entitled to receive a payment, at specified times, of a portion of interest payments and Principal Payments, as well as certain other amounts. These payments will be received by the Issuing Entity in respect of each relevant Series and utilised in and towards payment of interest on and redemption of the relevant Series as well as payments to the Swap Counterparty under any Swap Agreement (if one is entered into in relation to any Class of Notes) and payment of certain other expenses. See ‘‘Issuing Entity Cashflows’’, ‘‘Description of the Swap Agreements’’, ‘‘Interest and Payments’’ and ‘‘Scheduled redemption of a Series’’ below.

See also ‘‘The Loan Notes’’ for further information on the cash flows relating to the Loan Notes utilised to pay interest on and to redeem the Notes.

The ability of the Issuing Entity to meet its obligations to repay the principal of, and to pay interest on, each Series will depend on the receipt by it of funds from the Loan Note Issuing Entity and receipt by it of amounts from a Swap Counterparty under the Swap Agreement if one is entered into in relation to a particular Class. See ‘‘Risk Factors’’ and ‘‘Description of the Swap Agreements’’.

The Issuing Entity and the Note Trustee will have no recourse to HSBC or any of its affiliates.

Appointment, Powers, Responsibilities and Liability of the Note Trustee

The Trust Deed is the governing agreement which sets out the terms on which the Note Trustee is appointed. It provides for the Note Trustee's appointment, its duties, the indemnification of the Note Trustee for certain actions, the payment it receives and the extent of the Note Trustee's authority to act beyond its powers under English law.

When exercising its powers under the Trust Deed, a Trust Deed Supplement, the Notes or any related document, the Note Trustee shall generally be regard to the interests of both the Noteholders and the other Secured Creditors. When there is a conflict between the interests of the Noteholders and the other Secured Creditors, the Note trustee shall have regard only to the interests of the Noteholders.

Where the Note Trustee is required, when exercising its powers under the Trust Deed, a Trust Deed Supplement, the Notes or any related document, to have regard to the interests of the Noteholders, it is required to have regard to the interests of the Noteholders as a Class.

Where, in the opinion of the Note Trustee there is a conflict between the interests of holders of any of the Classes of Notes of a particular Series, the Note Trustee shall in the exercise of its powers, have regard solely to the interests of the holders of the Most Senior Class of Notes that is then outstanding.

When considering whether the exercise of its powers under the Trust Deed, a Trust Deed Supplement, the Notes or any related document would materially prejudice of the interests of the Noteholders or a Class of Noteholders, the Note Trustee may consider, among other things, that the Ratings Agencies have affirmed that such exercise would not adversely affect the current rating of the Notes, however the Note Trustee will continue to be responsible for taking into account all other matters which would be relevant to such consideration.

Duties and Responsibilities under governing documents and applicable law

The Trust Deed will be governed by English law and, to the extent that it relates to Security Interests over assets in Jersey, by Jersey law. The Note Trustee's obligations are also governed by applicable law, including the Trustee Act 1925, the Trustee Act 2000 and the Trustee Indenture Act of 1939.

The Trustee Indenture Act

The Trust Deed sets out the terms under which the Note Trustee is appointed, the indemnification of the Note Trustee, the payment it receives and the extent of the Note Trustee's authority to act beyond its statutory powers under English law. The Note Trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the Trust Deed. The Trust Deed sets out the circumstances in which the Note Trustee may resign or retire.

The Trust Deed includes certain provisions required by the US Trust Indenture Act of 1939, as amended (the ‘‘Trust Indenture Act’’). These provisions include, but are not limited to:

(a)	maintenance of a Noteholder list by the Note Trustee;

(b)	provision of annual reports and other information by the issuer entity to the Note Trustee;

(c)	ability of Noteholders to waive certain past defaults of the Issuing Entity;

(d)	duty of the Note Trustee (following a note event of default) to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

(e)	duty of the Note Trustee to notify all noteholders of any Note Event of Default of which it has actual knowledge; and

(f)	right of the Note Trustee to resign at any time by notifying the Issuing Entity in writing, and the ability of the Issuing Entity to remove the Note Trustee under certain circumstances.

Further, the Trust Deed provides that notwithstanding any other provision therein, in compliance with Section 315(d) of the Trust Indenture Act, none of the provisions therein shall, in any case in which the Note Trustee has failed to show the degree of care and diligence required of it as trustee under the Trust Deed (including any requirement under the Trust Indenture Act), having regard to the provisions of the Trust Deed conferring on the Note Trustee any powers, authorities or any discretion, relieve the Note Trustee from or indemnify the Note Trustee against any liabilities which by virtue of any rule of law (including any provision of the Trust Indenture Act) would otherwise attach to it in respect of any gross negligence, wilful default, breach of duty or breach of trust of which it may be guilty in relation to its duties under the Trust Deed.

Finally, the Trust Deed provides that until the Notes have been paid in full, they shall be entitled to the benefit of and be bound by the terms and conditions of the Trust Deed. The Trust Deed will be discharged with respect to the collateral securing the notes upon the delivery to the Note Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Note Trustee of funds sufficient for the payment in full of all the Notes.

Trust Indenture Act prevails

The Trust Deed contains a stipulation that, if any provision of the Trust Deed limits, qualifies or conflicts with another provision which is required to be included in the Trust Deed by, and is not subject to a contractual waiver under, the Trust Indenture Act, the required provision of that Act shall be deemed to be incorporated into the trust deed and shall prevail.

Enforcement Action by Note Trustee and Priority of Payments

Following a Note Event of Default, or any event which may become (with the passage of time, the giving of notice, the making of any determination under the Trust Deed or any Trust Deed Supplement, a Note Event of Default, the Note Trustee may, by notice in writing to the Issuing Entity, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them: (a) to act as Agents of the Note Trustee and thereafter to hold all Notes and all sums, documents and records held by them in respect of Notes on behalf of the Note Trustee; and/or (b) to deliver up all Note Certificates and all sums, documents and records held by them in respect of Note Certificates to the Note Trustee or as the Note Trustee directs in such notice provided that the notice will be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation. In addition following such an event, the Note Trustee may by notice in writing to the Issuing Entity require the Issuing Entity to make all subsequent payments in respect of Note Certificates to or to the order of the Note Trustee.

The Note Trustee will not be required to give any Enforcement Notice unless: (i) in relation to the Security created by a particular Trust Deed Supplement, it is requested in writing by the holders of at least one-quarter of the aggregate principal amount of the Most Senior Class of Notes for that particular Series; (ii) in relation to the Security created pursuant to the Trust Deed, it is requested in writing by the holders of at least one-quarter of the aggregate principal amount of the Most Senior Class of Notes for all Series then outstanding, or it is otherwise directed by an Extraordinary Resolution of such holders; and (iii) it is indemnified and/or secured to its satisfaction. In such circumstances, the Note Trustee will not be liable for the consequences of taking such action and will not be required to have regard to the effect of such action on individual Noteholders of one or more Series, as applicable.

In connection with the delivery of an Enforcement Notice, the Note Trustee shall be required to take the following actions: (i) following the occurrence of a Loan Note Event of Default, to direct the Security Trustee to issue a demand for payment in respect of the Loan Notes and to take such steps as it thinks fit to enforce any Security in holds in relation to all Series then issued; (ii) to direct the Security Trustee to waive any matters pursuant to the default provisions in the Loan Note Conditions; (iii) to direct the Security Trustee to enforce its rights under the Loan Note Issuing Entity Jersey Security Interest; and (iv) any other actions specified in the relevant Note Trust Deed Supplement.

Limitations of the Note Trustee's liability

The Trust Deed contains many broad provisions limiting or excluding the Note Trustee's liability provided that such liability is not the result of its own negligence or wilful misconduct.

Indemnification of the Security Trustee from the Receivables Trust cashflows

The Trust Deed states that the Note Trustee is entitled to be indemnified and/or secured and relieved from responsibility in certain circumstances including, without restriction, in relation to taking action to enforce Security or debt which it holds.

Appointment, Resignation, Replacement

The Trust Deed sets out the circumstances in which the Note Trustee may resign or retire. In general, any Note Trustee may resign at any time upon giving not less than 3 calendar months' written notice to the Issuing Entity without assigning any reason therefore and without being responsible for any costs occasioned by such resignation. Such resignation will not be effective unless there remains a trustee in office as the Note Trustee after the resignation. The Note Trust Deed sets out various provisions relating to the appointment of a replacement Note Trustee in these circumstances

The Note Trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the Trust Deed.

Expenses of the Security Trustee

The Note Trustee is entitled to be paid its costs and expenses (including VAT, if any) in priority to the claims of the Noteholders. Upon the occurrence of an Event of Default or a Potential Event of Default or any restructuring requiring the involvement of the Note Trustee, Noteholders should be advised that the level of the Note Trustee's costs and expenses might increase substantially.

The Note Trustee shall apportion the costs, charges, expenses and liabilities incurred by the Note Trustee in the preparation and execution of the trusts of the Note Trust Deed (including remuneration of the Note Trustee) between the several Series of Notes in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.

THE NOTES AND THE GLOBAL NOTES

The issue of all Series of Notes under the Programme will be authorised by a resolution of the board of directors of the Issuing Entity passed on or prior to the date of the first issue of Notes. Each Series of Notes will be constituted by a Trust Deed Supplement to be dated on or about the relevant Issue Date, between the Issuing Entity and the Note Trustee, as trustee for, among others, the holders for the time being of the Notes. The Trust Deed includes provisions which enable it to be modified or supplemented and any reference to the Trust Deed is a reference also to the document as modified or supplemented in accordance with its terms.

The statements set out below include summaries of, and are subject to, the detailed provisions of the Trust Deed and the relevant Trust Deed Supplement for a Series, which will contain the forms of the Global Note Certificates and the Individual Note Certificates. The Issuing Entity has entered into, for the benefit of the Programme the Agency Agreement (see ‘‘Terms and Conditions of the Notes’’ below) which will regulate how payments will be made on all Series of Notes and how determinations and notifications will be made. It will be dated on or prior to the date of the first issuance of Notes.

As an investor in the Notes, you will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the Trust Deed, the relevant Trust Deed Supplement and the Agency Agreement. You can see copies of these agreements at the principal office for the time being of the Note Trustee, which is, as of the date of this Base Prospectus, 767 Third Avenue- 31st Floor, New York, NY, 10017 and at the office for the time being of the Principal Paying Agent.

Unless otherwise specified in the relevant Series Trust Deed Supplement, each Class or Sub-Class of Notes will be represented initially by a Global Note Certificate in registered form, in the principal amount specified in the relevant Prospectus Supplement/Final Terms.

The Clearing Systems

The Global Note Certificates of Classes or Sub-Classes of Notes denominated in euro or in sterling will be deposited with, and registered in the name of, a nominee of the Common Depositary. On confirmation from the Common Depositary that it holds the Global Note Certificates, Clearstream and/or Euroclear, as applicable, will record Book-Entry Interests in your account or the participant account through which you hold your interests in the Notes. These Book-Entry Interests will represent the beneficial owner's or participant's beneficial interest in the relevant Notes represented by such Global Note Certificate.

The Global Note Certificates of Classes or Sub-Classes of Notes denominated in US dollars will be deposited with the DTC Custodian and registered in the name of Cede. On confirmation from the DTC Custodian that it holds the Global Note Certificates, DTC will record Book-Entry Interests to your account or the participant account through which you hold your interests in the Notes. These Book-Entry Interests will represent the beneficial owner's or participant's beneficial interest in the relevant Notes represented by such Global Note Certificate.

Beneficial owners may hold their interest in the Notes represented by each Global Note Certificate in Clearstream, Euroclear or DTC, as applicable, or indirectly through organisations that are participants in any of those systems. Ownership of these beneficial interests in Notes represented by each Global Note Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by Clearstream, Euroclear or DTC (with respect to interests of their participants) and the records of their participants (with respect to interests of other persons). By contrast, ownership of direct interests in a Global Note Certificate will be shown on, and the transfer of that ownership will be effected through, the Register maintained by the relevant Registrar. Because of this holding structure of the Notes, beneficial owners of Notes may look only to Clearstream, Euroclear or DTC, as applicable, or their respective participants for their beneficial entitlement to those Notes. The Issuing Entity expects that Clearstream, Euroclear and DTC, as applicable, will take any action permitted to be taken by a beneficial owner of Notes only in accordance with its rules and at the direction of one or more participants to whose account the interests in a Global Note Certificate is credited and only in respect of that portion of the aggregate principal amount of Notes as to which that participant or those participants has or have given that direction.

Payment

Principal and interest payments on the Notes will be made via the Paying Agents to Euroclear, Clearstream or DTC, as applicable, or their nominee, as the registered holder of the relevant Global Note Certificate. DTC's practice is to credit its participants' accounts on the applicable payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Clearstream, Euroclear and DTC participants (as applicable) to the beneficial owners of Notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time. These payments will be the responsibility of Clearstream, Euroclear and DTC participants (as applicable) and not of Clearstream, Euroclear, DTC, any Paying Agent, the Note Trustee or the Issuing Entity. None of the Issuing Entity, the Note Trustee, any Dealer nor any Paying Agent will have the responsibility or liability for any aspect of the records of Clearstream, Euroclear or DTC on account of beneficial interests in the Global Note Certificates or for maintaining, supervising or reviewing any records of Clearstream, Euroclear or DTC relating to those beneficial interests.

The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form. Consequently the ability to transfer interests in a Global Note Certificate to such persons may be limited. Because DTC, Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in a Global Note Certificate to pledge such interest to persons or entitles which do not participate, directly or indirectly, in the relevant Clearing System, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Transfers between participants on the Clearstream system, participants on the Euroclear system and participants on the DTC system will occur under each of their rules and operating procedures.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional registrar. Clearstream holds securities for its participating organisations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 38 currencies, including US dollars, euro and sterling.

Clearstream participants are financial institutions around the world, including dealers, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear

The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including US dollars, euro and sterling.

The Euroclear system is operated by Morgan Guaranty Trust Company of New York, Brussels office, the Euroclear operator, under contract with Euroclear Clearance System, Société Cooperative, a Belgian co-operative corporation, the Euroclear co-operative. All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear co-operative. The board of the Euroclear co-operative establishes policy for the Euroclear system.

Euroclear participants include banks – including central banks – securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with Persons holding through Euroclear participants.

DTC

DTC is a limited purpose trust company organised under the laws of the State of New York, a ‘‘banking organisation’’ under the laws of the State of New York, a member of the U.S. Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic computerised book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations (including Euroclear and Clearstream) and certain other organisations. Indirect access to DTC is available to others, such as banks, securities brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC direct participant, whether directly or indirectly.

The rules applicable to DTC and its participants are on file with the United States Securities and Exchange Commission.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream or Euroclear cash account until the business day following settlement in DTC.

Purchases of Notes under the DTC system must be made by or through DTC participants (which includes Euroclear and Clearstream), which will receive a credit for the Notes on DTC's records. The ownership interest of each actual investor is in turn to be recorded on the DTC participants' and indirect participants' records. Investors will not receive written confirmation from DTC of their purchase. However, investors are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the investor entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC participants acting on behalf of investors. Investors will not receive certificates representing their ownership interest in the Notes unless use of the book-entry system for the Notes is discontinued.

Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants and by DTC participants and indirect participants to Noteholders, will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

Investors may hold their interests in a Global Note Certificate directly through DTC if they are participants in the DTC system, or indirectly through organisations which are participants in such system.

Distributions on the Notes held indirectly through Clearstream, Euroclear or DTC, as applicable, will be credited to the cash accounts of Clearstream participants, Euroclear participants or DTC participants, as applicable, according to the relevant system's rules and procedures, to the extent received by its registrar. These distributions may need to be reported for tax purposes under US tax laws and regulations. Each of Clearstream, Euroclear or DTC, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of its participants only as permitted by its rules and procedures and only if its registrar is able to take these actions on its behalf.

Although Clearstream, Euroclear and DTC have agreed to these procedures to facilitate transfers of Notes among participants of Clearstream, Euroclear and DTC, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time.

So long as the registrar or its nominee is the holder of the Global Note Certificates underlying the Book-Entry Interests, it or its nominees will be the Noteholder under the Trust Deed. Because of this, each Person holding a book-entry interest must rely on the procedures of the registrar, Euroclear, Clearstream and/or DTC or other intermediary through which the interests are held, to exercise any rights and obligations of Noteholders under the Trust Deed and the relevant Trust Deed Supplement.

As the holder of book-entry interests you will not have the right under the Trust Deed to act on solicitations by the Issuing Entity for action by Noteholders. You will only be able to act to the extent you receive the appropriate proxies to do so from Euroclear, Clearstream or DTC. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the Trust Deed.

You and other holders of book-entry interests will be entitled to receive Individual Note Certificates, in the form and under the circumstances, set out in the Trust Deed and the terms and conditions of the Notes. In the event that a Global Note Certificate is exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in denominations of €50,000 (or the equivalent in another currency) only. Noteholders who hold Notes in the relevant Clearing System in amounts that are not integral multiples of €50,000 may need to purchase or sell, on or before the relevant exchange date, a principal amount of Notes such that their holding is an integral multiple of €50,000.

Tradeable amount:    So long as the Notes are represented by beneficial interests in a global note certificate and Euroclear, Clearstream, DTC and/or any other relevant Clearing System so permits, the Notes shall be tradeable only in principal amounts of at least €50,000 or its equivalent or as otherwise specified in the related Prospectus Supplement/Final Terms (as applicable to the currency of each particular Series) and integral multiples of the tradeable amount provided for in the Prospectus Supplement/Final Terms.

TERMS AND CONDITIONS OF THE NOTES

The following is the text of the terms and conditions which, subject to completion and as supplemented, amended and/or replaced in accordance with the provisions of the relevant Trust Deed Supplement and as reflected in the relevant Prospectus Supplement/Final Terms, will be endorsed on each Note issued under the Programme in definitive form. The terms and conditions applicable to any Note in global form will differ from those terms and conditions which would apply to the Note were it in definitive form to the extent described under ‘‘Overview of Provisions Relating to the Notes while in Global Form’’ below. References in these terms and conditions to ‘‘Notes’’ are to the Notes of a particular Series only and not to all Notes that may be issued under the Programme.

1.	Introduction

Programme

Turquoise Card Backed Securities plc (the ‘‘Issuing Entity’’) has established a medium term note programme (the ‘‘Programme’’) for the issuance of up to US$[•] in aggregate principal amount of notes. The notes of a particular series (the ‘‘Notes’’) are constituted and secured by a Trust Deed (the ‘‘Trust Deed’’) between the Issuing Entity and Law Debenture Trust Company of New York (the ‘‘Note Trustee’’) (which expression includes the trustee or trustees for the time being of the Trust Deed) and a supplement to the Trust Deed (the ‘‘Trust Deed Supplement’’) in respect of Notes issued in each Series. References to the Trust Deed include reference to the relevant Trust Deed Supplement where the context admits.

Prospectus Supplement/Final Terms

Notes issued under the Programme are issued in series (each a ‘‘Series’’) and each Series comprises three Classes of Notes. A Series will be constituted by Class A Notes, Class B Notes and Class C Notes. Each Class may comprise Sub-Classes of Notes (each a ‘‘Sub-Class’’), which may be denominated in any of sterling, US dollar or euro. The Sub-Classes within each Class of Notes will rank pari passu and with no priority or preference among them. Each Series is the subject of a Prospectus Supplement/Final Terms (the ‘‘Prospectus Supplement/Final Terms’’). The terms and conditions applicable to any particular Series are these terms and conditions (the ‘‘Conditions’’) as supplemented, amended and/or replaced by the relevant Trust Deed Supplement and as reflected in the relevant Prospectus Supplement/Final Terms. In the event of any inconsistency between these Conditions and the Conditions as reflected in the relevant Prospectus Supplement/Final Terms, the Conditions as reflected in the relevant Prospectus Supplement/Final Terms shall prevail.

Agency Agreement

The Notes are the subject of an Agency Agreement (the ‘‘Agency Agreement’’) between, among others, the Issuing Entity, the Note Trustee, HSBC Bank plc (‘‘HSBC’’) as Principal Paying Agent (the ‘‘Principal Paying Agent’’), HSBC Bank USA, National Association as US Paying Agent (the ‘‘US Paying Agent’’), the Paying Agents named in the Agency Agreement (together with the Principal Paying Agent and the US Paying Agent, the ‘‘Paying Agents’’, and in each case, the expressions ‘‘Principal Paying Agent’’, ‘‘US Paying Agent’’ and ‘‘Paying Agents’’ include any successor to such Person in such capacity), the Agent Bank named in the Agency Agreement (the ‘‘Agent Bank’’ which expression includes any successor to such Person in such capacity), the Transfer Agents named in the Agency Agreement (each a ‘‘Transfer Agent’’, which expression includes any successor to such Person in such capacity), and the Registrars named in the Agency Agreement (each, a ‘‘Registrar’’ which expression includes any successor to such Person in such capacity).

The Notes

All subsequent references in these Conditions to ‘‘Notes’’ are to the Notes which are the subject of the relevant Prospectus Supplement/Final Terms. Copies of the relevant Prospectus Supplement/Final Terms are available for inspection by you the holders of the Notes (the ‘‘Noteholders’’) during normal business hours at the Specified Office of the Principal Paying Agent, the initial Specified Office of which is set out below.

Summaries

Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and are subject to their detailed provisions. The holders of the Notes (the ‘‘Noteholders’’) are bound by, and are deemed to have notice of, all the provisions of the Trust Deed, the Trust Deed Supplement, the Prospectus Supplement/Final Terms and the Agency Agreement applicable to them. Copies of the Trust Deed, the Trust Deed Supplement, the Prospectus Supplement/Final Terms and the Agency Agreement are available for inspection by Noteholders during normal business hours at the Specified Office of each of the Paying Agents, the initial Specified Offices of which are set out below.

2.	Interpretation

Definitions

Unless otherwise defined in these Conditions or the context requires otherwise, capitalised terms used in these Conditions have the meanings and constructions ascribed to them in the Master Definitions Schedule set out in Schedule 1 of the Issuing Entity Master Framework Agreement which is dated on or about 23 May 2006 and signed for the purpose of identification by, amongst others, the Issuing Entity and the Note Trustee.

In these Conditions the following expressions have the following meanings:

‘‘Account Bank Agreements’’ means the relevant Series Issuing Entity Distribution Account Bank Agreement and the Jersey Account Bank Operating Agreement and ‘‘Account Bank Agreement’’ means either one of them;

‘‘Additional Business Centre(s)’’ means the city or cities specified as such in the relevant Prospectus Supplement/Final Terms;

‘‘Additional Financial Centre(s)’’ means the city or cities specified as such in the relevant Prospectus Supplement/Final Terms;

‘‘Additional Interest Margin’’ has the meaning given in the relevant Prospectus Supplement/Final Terms (if applicable);

‘‘Administrator’’ means Bedell Trust Company Limited.

‘‘Amortisation Period’’ means the Regulated Amortisation Period and the Rapid Amortisation Period or such other period specified as an Amortisation Period in the relevant Prospectus Supplement/Final Terms;

‘‘Bank Mandate’’ means any bank mandate in relation to the Issuing Entity Bank Accounts;

‘‘Basic Terms Modification’’ means any change to any date fixed for payment of principal or interest in respect of the Notes of any Class or Sub-Class, to reduce the amount of principal or interest payable on any date in respect of the Notes of any Class or Sub-Class, to alter the method of calculating the amount of any payment in respect of the Notes of any Class or Sub-Class or the date for any such payment, (except in accordance with the Conditions and the Trust Deed) to effect the exchange, conversion or substitution of the Notes of any Class for, or the conversion of such Notes into, shares, bonds or other obligations or securities of the Issuing Entity or any other person or body corporate formed or to be formed, to alter the priority of payment of interest or principal in respect of the Notes, to change the currency of any payment under the Notes of any Class or Sub-Class, to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution or to amend this definition;

‘‘Business Day’’, unless otherwise specified in the relevant Prospectus Supplement/Final Terms, means in relation to any sum payable in any currency, a TARGET Settlement Day and a day on which commercial banks and foreign exchange markets settle payments generally in London, England; Jersey, Channel Islands; New York, New York; the Principal Financial Centre of the relevant currency and in each (if any) Additional Business Centre;

‘‘Business Day Convention’’, in relation to any particular date, has the meaning given in the relevant Prospectus Supplement/Final Terms and, if so specified in the relevant Prospectus Supplement/Final

Terms, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

(a)	‘‘Following Business Day Convention’’ means that the Relevant Date shall be postponed to the first following day that is a Business Day;

(b)	‘‘Modified Following Business Day Convention’’ or ‘‘Modified Business Day Convention’’ means that the Relevant Date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(c)	‘‘No Adjustment’’ means that the Relevant Date shall not be adjusted in accordance with any Business Day Convention; and

(d)	‘‘Preceding Business Day Convention’’ means that the Relevant Date shall be brought forward to the first preceding day that is a Business Day;

‘‘Calculation Agent’’ means the Agent Bank or such other Person specified in the relevant Prospectus Supplement/Final Terms as the party responsible for calculating the Rate(s) of Interest and Interest Amount(s) and/or such other amount(s) as may be specified in the relevant Prospectus Supplement/Final Terms, including any successor thereto;

‘‘Class’’ means, in respect of a Series, the Notes of such Series designated in the relevant Prospectus Supplement/Final Terms as being in the same class;

‘‘Class A Notes’’ means Notes of any Series designated as such in the relevant Prospectus Supplement/Final Terms and, where applicable, a reference to ‘‘Class A Notes’’ shall be construed mutatis mutandis as a reference to a relevant Sub-Class thereof;

‘‘Class B Notes’’ means Notes of any Series designated as such in the relevant Prospectus Supplement/Final Terms and, where applicable, a reference to ‘‘Class B Notes’’ shall be construed mutatis mutandis as a reference to a relevant Sub-Class thereof;

‘‘Class C Notes’’ means Notes of any Series designated as such in the relevant Prospectus Supplement/Final Terms and, where applicable, a reference to ‘‘Class C Notes’’ shall be construed mutatis mutandis as a reference to a relevant Sub-Class thereof;

‘‘Closing Date’’ has the meaning given in the relevant RTDSA Supplement;

‘‘Controlled Accumulation Period’’ for any Series has the meaning defined in the relevant RTDSA Supplement;

‘‘Controlled Accumulation Period Commencement Date’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Counterparty Fault Swap Termination Amount’’ means any termination payment under a Swap Agreement where the Swap Agreement is terminated as a result of a Swap Counterparty Swap Event of Default;

‘‘Day Count Fraction’’ means, in respect of the calculation of an amount for any period of time (the ‘‘Day Count Calculation Period’’), such Day Count Fraction as may be specified in these Conditions or the relevant Prospectus Supplement/Final Terms and:

(i)	if ‘‘Actual/Actual (ICMA)’’ is so specified, means

(a)	where the Day Count Calculation Period is equal to or shorter than the Regular Period during which it falls, the actual number of days in the Day Count Calculation Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(b)	where the Day Count Calculation Period is longer than one Regular Period, the sum of:

(A)	the actual number of days in such Day Count Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(B)	the actual number of days in such Day Count Calculation Period falling in the next Regular Period divided by the product of (a) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year;

(ii)	if ‘‘Actual/365’’ or ‘‘Actual/Actual (ISDA)’’ is so specified, means the actual number of days in the Day Count Calculation Period divided by 365 (or, if any portion of the Day Count Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Day Count Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Day Count Calculation Period falling in a non-leap year divided by 365);

(iii)	if ‘‘Actual/365 (fixed)’’ is so specified, means the actual number of days in the Day Count Calculation Period divided by 365;

(iv)	if ‘‘Actual/360’’ is so specified, means the actual number of days in the Day Count Calculation Period divided by 360; and

(v)	if ‘‘30/360’’ is so specified, means the number of days in the Day Count Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the Day Count Calculation Period is the 31st day of a month but the first day of the Day Count Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the Day Count Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

‘‘Dealer Agreement’’ means the agreement between the Issuing Entity, the arranger and certain Dealers (as named therein) concerning the subscription and purchase of Notes to be issued pursuant to the Programme as amended from time to time or any restatement thereof for the time being in force and in any Prospectus Supplement/Final Terms relating to a Series of Notes;

‘‘Distribution Ledger’’ means a ledger within the relevant Series Issuing Entity Distribution Account in relation to a specific Series and Class or Sub-Class of Notes;

‘‘Expenses Loan Drawing’’ means a drawing under the expenses loan agreement to be dated on or about 23 May 2006 between the Issuing Entity and HSBC;

‘‘Extraordinary Resolution’’ has the meaning given in the Trust Deed;

‘‘Final Redemption Date’’ means the date specified as such in, or determined in accordance with the provisions of, the relevant Prospectus Supplement/Final Terms, and where the Final Redemption Date is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention;

‘‘First Interest Payment Date’’ means the date specified as such in, or determined in accordance with the provisions of, the relevant Prospectus Supplement/Final Terms, and where the First Interest Payment Date is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention;

‘‘Floating Rate Commencement Date’’ is specified in the relevant Prospectus Supplement/Final Terms as either the Payment Date of the first month falling in the Regulated Amortisation Period or the Rapid Amortisation Period (or if such date has passed, the immediately following Payment Date) or the Scheduled Redemption Date;

‘‘Global Note Certificate’’ means a note certificate in global form;

‘‘Indebtedness’’ means any indebtedness of any Person for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

(i)	amounts raised by acceptance under any acceptance credit facility;

(ii)	amounts raised under any note purchase facility;

(iii)	the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with applicable law and generally accepted accounting principles, be treated as finance or capital leases;

(iv)	the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 60 days; and

(v)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;

‘‘Individual Note Certificate’’ means an individual note certificate issued in the circumstances set out in the Trust Deed;

‘‘Initial Rate’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Interest Amount’’ means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;

‘‘Interest Commencement Date’’ means the Issue Date of the Notes or such other date as may be specified as the Interest Commencement Date in the relevant Prospectus Supplement/Final Terms;

‘‘Interest Determination Date’’ has the meaning given herein, unless otherwise specified in the relevant Prospectus Supplement/Final Terms;

‘‘Interest Payment Date’’ has the relevant meaning given to it in Condition 7(a), (b), (c), (d), (e), (f), (g), (h), (i), (j) or (k) (as applicable);

‘‘ISDA Definitions’’ means the 2000 ISDA Definitions (as amended and updated as at the date of issue of the first Notes of the relevant Series (as specified in the relevant Prospectus Supplement/Final Terms) as published by the International Swaps and Derivatives Association, Inc.);

‘‘Issue Date’’ has the meaning given in the relevant Prospectus Supplement/Final Terms for a Series;

‘‘Issuing Entity Bank Accounts’’ means the relevant Series Issuing Entity Distribution Account;

‘‘Issuing Entity Fault Swap Termination Amount’’ means any termination payment under a Swap Agreement where the Swap Agreement is terminated otherwise than as a result of a Swap Counterparty Swap Event of Default;

‘‘Issuing Entity Profit Amount’’ means (a) the number of days in the relevant calculation period divided by 365, multiplied by (b) the aggregate Principal Amount Outstanding of the Notes, multiplied by (c) 0.01 per cent. per annum for the first £250,000,000 equivalent of the aggregate Principal Amount Outstanding of the Notes and 0.001 per cent. per annum for the remaining aggregate Principal Amount Outstanding;

‘‘Loan Note’’ means each Series' Loan Note issued by the Loan Note Issuing Entity under the Programme as set out in the relevant Prospectus Supplement/Final Terms;

‘‘Loan Note Issuing Entity’’ means Turquoise Funding 1 Limited;

‘‘Margin’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Note Certificate’’ means a Global Note Certificate or an Individual Note Certificate;

‘‘Notices’’ means any notices that are required to be given to Noteholders under these Conditions;

‘‘Optionco’’ means Turquoise Option Co Limited;

‘‘Originator Beneficiary’’ means HSBC;

‘‘Participating Member State’’ means a member state of the European Communities which adopts the euro as its lawful currency in accordance with the Treaty;

‘‘Payment Business Day’’ means, unless otherwise specified in the Prospectus Supplement/Final Terms, a Business Day;

‘‘Payment Date’’ means the 15th day in each month or, if such day is not a Business Day, as the same may be adjusted in accordance with the relevant Business Day Convention, or any other date as may be specified in the relevant Prospectus Supplement/Final Terms;

‘‘Pay Out Commencement Date’’ shall, in respect of a particular Series, have the meaning specified in the RTDSA Supplement for such Series;

‘‘Pay Out Event’’ means in respect of a particular Series a ‘‘Trust Payout Event’’ as defined in Clause 6.1 of the RTDSA, as modified in respect of such Series by the relevant RTDSA Supplement;

‘‘Person’’ means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

‘‘Post Enforcement Call Option Agreement’’ means the in respect of a particular Series of Notes, the relevant Post Enforcement Call Option Agreement for such Series;

‘‘Principal Amount Outstanding’’ means, in relation to a Note on any date, the principal amount of that Note on the Issue Date less the aggregate amount of all Principal Payments in respect of that Note that have become due and payable by the Issuing Entity to the Noteholder concerned by virtue of the Issuing Entity having received funds in respect thereof from the Loan Note Issuing Entity as described in Condition 8 (whether or not such Principal Payments have been paid to such Noteholder) prior to such date in accordance with the terms and conditions of the Related Loan Note; provided, however, that solely for the purpose of calculating the Principal Amount Outstanding under Condition 7, Condition 8 and Condition 11, all such Principal Payments due and unpaid on or prior to such date shall also be taken into account as forming part of such Principal Amount Outstanding;

‘‘Principal Financial Centre’’ means, in relation to sterling, London, in relation to US dollars, New York and in relation to euro, the principal financial centre of such member state of the European Communities as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;

‘‘RTDSA’’ means the Receivables Trust Deed and Servicing Agreement;

‘‘RTDSA Supplement’’ means each Series Supplement to the RTDSA;

‘‘Rapid Amortisation Period’’ means, for any Series, for the purposes of these Conditions, the period commencing on the day on which a Rapid Amortisation Trigger Event is deemed to occur for the related Series Investor Interest pursuant to the provisions of the relevant RTDSA Supplement, and ending on the earlier of (i) the day on which the outstanding principal amount of the related Series Investor Interest is reduced to zero and (ii) the Final Redemption Date of the relevant Series of Notes;

‘‘Rapid Amortisation Trigger Event’’ means, any Rapid Amortisation Trigger Event as set out in the relevant RTDSA Supplement;

‘‘Rapid Amortisation Trigger Event’’ shall mean in respect of a particular Series, the ‘‘Pay Out Commencement Date’’ for that Series (as determined under the relevant RTDSA Supplement) other than a Pay Out Commencement Date resulting solely from a Regulated Amortisation Trigger Event;

‘‘Rate of Interest’’ means the rate or rates (expressed as a percentage per year) of interest payable in respect of the Notes specified in the relevant Prospectus Supplement/Final Terms or calculated or determined in accordance with the provisions of these Conditions and/or the relevant Prospectus Supplement/Final Terms;

‘‘Reference Banks’’ means the principal London office of each of HSBC, Royal Bank of Scotland plc, Deutsche Bank AG London and Barclays Bank plc or any duly appointed substitute reference bank(s) as may be appointed by the Issuing Entity to provide the Agent Bank with its offered quotation to leading banks in the London interbank market;

‘‘Regular Interest Payment Dates’’ has the meaning given herein unless otherwise specified in the relevant Prospectus Supplement/Final Terms;

‘‘Regular Period’’ means unless specified otherwise in a Condition containing a specific provision or the relevant Prospectus Supplement/Final Terms:

(i)	in the case of Notes where interest is scheduled to be paid only by means of regular payments, each period from and including the Interest Commencement Date to but excluding the First Interest Payment Date and each successive period from and including one Interest Payment Date to but excluding the next Interest Payment Date;

(ii)	in the case of Notes where, apart from the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where ‘‘Regular Date’’ means the day and month (but not the year) on which any Interest Payment Date falls; and

(iii)	in the case of Notes where, apart from one Interest Period other than the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where ‘‘Regular Date’’ means the day and month (but not the year) on which any Interest Payment Date falls other than the Interest Payment Date falling at the end of the irregular Interest Period.

‘‘Regulated Amortisation Period’’ means, for any Series, for the purposes of these Conditions, the period commencing on the day on which a ‘‘Regulated Amortisation Trigger Event’’ is deemed to occur for the related Series Investor Interest pursuant to the provisions of the relevant RTDSA Supplement, and ending on the earlier of (i) the day on which the outstanding principal amount of the related Series Investor Interest is reduced to zero, (ii) the commencement of a Rapid Amortisation Period for the Related Loan Note and (iii) the Final Redemption Date of the Notes;

‘‘Regulated Amortisation Trigger Event’’ means any Regulated Amortisation Trigger Event as set out in the relevant RTDSA Supplement;

‘‘Related Loan Note’’ means, for any Series, the Loan Note specified in the relevant Prospectus Supplement/Final Terms as the Loan Note the subject of first fixed Security to collateralise that Series of Notes;

‘‘Relevant Date’’ means in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in London by the Principal Paying Agent or the Note Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders in accordance with Condition 17;

‘‘Relevant Indebtedness’’ means any indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market);

‘‘Relevant Screen Page’’ means the page of the Reuters screen or such other medium for the electronic display of data as may be approved by the Note Trustee and notified to the Noteholders of the relevant Series;

‘‘Revolving Period’’ means for any Series, for the purposes of these Conditions, any period which is not a Controlled Accumulation Period or an Amortisation Period for such Series;

‘‘Scheduled Redemption Date’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Security Interest’’ means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

‘‘Series’’ means those Notes with the same terms and conditions issued in accordance with a particular Prospectus Supplement/Final Terms;

‘‘Series Investor Interest’’ means the total principal amount of the interest (in respect of amounts held by the Receivables Trustee on an undivided basis) of an Investor Beneficiary in respect of a particular Series and reflects the total amount of the proportional entitlement to Principal Receivables calculated as available to that Series;

‘‘Series Issuing Entity Distribution Account’’ means the accounts, at HSBC at its offices in London or with another bank which meets Rating Agency approval, opened pursuant to the relevant Series Issuing Entity Distribution Account Bank Agreement in relation to all Notes issued by the Issuing Entity comprising a euro account, a US dollar account and a sterling account;

‘‘Series Issuing Entity Distribution Account Bank Agreement’’ means the agreement dated on or about 23 May 2006 between the Issuing Entity and the Issuing Entity Account Bank;

‘‘Specified Currency’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Specified Denomination(s)’’ has the meaning given in the relevant Prospectus Supplement/Final Terms;

‘‘Specified Office’’ has the meaning given in the Agency Agreement;

‘‘Sub-Class’’ has the meaning given in Condition 5;

‘‘Subsidiary’’ means, in relation to any Person (the ‘‘First Person’’) at any particular time, any other Person (the ‘‘Second Person’’):

(i)	whose affairs and policies the First Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the Second Person or otherwise; or

(ii)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the First Person;

‘‘Swap Counterparty Swap Event of Default’’ means either (i) an event of default specified in the relevant Swap Agreement and pertaining to the Swap Counterparty, or (ii) a termination by the Issuing Entity of the Swap Agreement as a result of a downgrade occuring with respect to the rating of the Swap Counterparty which downgrade is not cured by the Swap Counterparty, during the requisite cure period pursuant to the terms of the Swap Agreement.

‘‘TARGET Settlement Day’’ means any day on which the TARGET System is open;

‘‘TARGET System’’ means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System; and

‘‘Treaty’’ means the Treaty establishing the European Communities, as amended.

Interpretation

In these Conditions:

(i)	any reference to principal shall be deemed to include the redemption amount, any premium (excluding interest) payable to the holder in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;

(ii)	any reference to interest shall be deemed to include any other amount in the nature of interest payable pursuant to these Conditions;

(iii)	references to Notes being ‘‘outstanding’’ shall be construed in accordance with the Agency Agreement and the Trust Deed;

(iv)	if an expression is stated in Condition 1 to have the meaning given in the relevant Prospectus Supplement/Final Terms, but the relevant Prospectus Supplement/Final Terms gives no such meaning or specifies that such expression is ‘‘not applicable’’ then such expression is not applicable to the Notes; and

(v)	any reference to the Agency Agreement and the Trust Deed shall be construed with respect to any Series of Notes as a reference to the Agency Agreement or the Trust Deed, as the case may be, as amended and/or supplemented up to and including the Issue Date of the Notes of that Series.

3.	Form, Denomination and Title

Unless otherwise specified in the relevant Trust Deed Supplement, the Notes will be issued in registered form (‘‘Registered Notes’’), in a specified denomination (as specified in the relevant Prospectus Supplement/Final Terms) or an integral multiple thereof provided that in the case of any Notes which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under the Prospectus Directive, the minimum denomination shall be €50,000 (or such amount as shall be at least equal to its equivalent in any other currency as at the date of issue of those Notes as specified in the relevant Prospectus Supplement/Final Terms). References in these Conditions to ‘‘Notes’’ include Registered Notes and all applicable Classes and Sub-Classes (if any) in the Series.

(a)	Register: The relevant Registrar will maintain a register (a ‘‘Register’’) in respect of the Notes in accordance with the provisions of the Agency Agreement. The ‘‘holder’’ of a Note means the Person in whose name such note is for the time being registered in the Register maintained by the relevant Registrar (or, in the case of a joint holding, the first named thereof) and ‘‘Noteholder’’ shall be construed accordingly.

(b)	Title: The holder of each note shall (except as otherwise required by law) be treated as the absolute owner of such note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no Person shall be liable for so treating such holder. A certificate (each, a ‘‘Note Certificate’’) will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register maintained by the relevant Registrar.

(c)	Transfers: Subject to paragraphs (g) (Closed periods) and (h) (Regulations concerning transfers and registration) below, a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the relevant Registrar or any Transfer Agent, together with such evidence as such Registrar or, as the case may be, such Transfer Agent may reasonably require to prove the title of the originator and the authority of the individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a holder are being transferred) the principal amount of the balance of Notes not transferred are an authorised denomination or multiple thereof. Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the originator.

(d)	Tradeable amount: So long as the Notes are represented by a Global Note Certificate and the relevant clearing system(s) so permit, the Notes shall be tradeable only in principal amounts of at least €50,000 (or such amount as shall be at least equal to its equivalent in any other currency as at the date of issue of those Notes as specified in the relevant Prospectus Supplement/Final Terms) and integral multiples of the tradeable amount as specified in the relevant Prospectus Supplement/Final Terms.

(e)	Registration and delivery of Note Certificates: Within five Business Days of the surrender of a Note Certificate in accordance with paragraph (c) (Transfers) above, the relevant Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Notes transferred to each relevant holder at its Specified Office or, as the case may be, the Specified Office of any Transfer Agent or (at the request and risk of any such relevant holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant holder.

(f)	No charge: The transfer of a Note will be effected without charge by or on behalf of the Issuing Entity, the relevant Registrar or any Transfer Agent but against such indemnity as such Registrar or, as the case may be, such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(g)	Closed periods: Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Notes.

(h)	Regulations concerning transfers and registration: All transfers of Notes and entries on the relevant Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuing Entity with the prior written approval of the Note Trustee and the relevant Registrar. A copy of the current regulations will be mailed (free of charge) by the relevant Registrar to any Noteholder who requests in writing a copy of such regulations.

4.	Intentionally left blank

5.	Status, Security and Priority of Payments

(a)	Status

Each Class and Sub-Class (if any) of Notes in each Series are direct, secured and unconditional obligations of the Issuing Entity which will at all times rank pari passu and pro rata without preference or priority amongst themselves. Each Class may comprise Sub-Classes of Notes (each a ‘‘Sub-Class’’), which may be denominated in any of sterling, US dollars or euro. The Sub-Classes of each Class of Notes will rank pari passu and with no priority or preference among them.

In these Conditions, ‘‘Most Senior Class’’ means the Class A Notes while they remain outstanding and thereafter the Class B Notes while they remain outstanding and thereafter the Class C Notes. If any proposed action or inaction affects a particular Sub-Class of Notes, this term shall mean the specific Sub-Class of Notes with the greatest aggregate principal amount outstanding of the Most Senior Class of Notes.

The Trust Deed contains provisions requiring the Note Trustee to have regard to the interests of the Noteholders equally as a single Class as regards all rights, powers, trusts, authorities, duties and discretions of the Note Trustee (except where expressly provided otherwise) but where there is, in the Note Trustee's opinion, a conflict among the interests of the Classes of Noteholders, the Note Trustee is required to have regard only to the interests of the holders of the Most Senior Class of Notes then outstanding.

The Trust Deed contains provisions limiting the powers of the Class B Noteholders or the Class C Noteholders to request or direct the Note Trustee to take any action or to pass an Extraordinary Resolution which may affect the interests of each of the other Classes of Notes ranking senior to such Class. Except in certain circumstances, the Trust Deed contains no such limitation on the powers of the holders of the Most Senior Class of Notes then outstanding, the exercise of which will be binding on all Classes of Notes, irrespective of the effect thereof on their interests.

(b)	Security

As security for the payment of all monies payable in respect of the Notes of a Series under the Trust Deed (including the remuneration, expenses and any other claims of the Note Trustee and any receiver appointed under the Trust Deed), the Issuing Entity will pursuant to the Trust Deed and the Trust Deed Supplement for each Series of Notes create the following security (the ‘‘Security’’) in favour of the Note Trustee for itself and on trust for, among others, the Noteholders of each Series:

(i)	an assignment by way of first fixed security under Jersey law of the Issuing Entity Jersey Collateral (as defined in the Trust Deed and the relevant Trust Deed Supplement);

(ii)	an assignment by way of first fixed security under English law of the Issuing Entity's right, title, interest and benefit in and to the Related Loan Note for that Series save to the extent that such right, title and interest constitutes assets situate in Jersey;

(iii)	an assignment by way of first fixed security under English law of the Issuing Entity's right, title and interest in the Security Interest created in favour of the Security Trustee by the Loan Note Issuing Entity in respect of the Related Loan Note (to the extent it relates to such Series of Notes) save to the extent that such right, title and interest constitutes assets situate in Jersey;

(iv)	an assignment by way of first fixed security under English law of the Issuing Entity's right, title, interest and benefit in and to any agreements or documents to which the Issuing Entity is a party (and sums received or recoverable thereunder) relating to such Series of Notes save to the extent that such right, title and interest constitutes assets situate in Jersey; and

(v)	a first floating charge under English law over the Issuing Entity's undertaking and assets not charged under (i) to (iv) above,

all as more particularly described in the Trust Deed and the relevant Trust Deed Supplement. In addition, pursuant to the Trust Deed, the Issuing Entity has, by way of first fixed security for payment of all monies payable in respect of the Notes of such Series under the Trust Deed, assigned to the Note Trustee those assets that are situate in Jersey.

Application of Proceeds Upon Enforcement

The Trust Deed and each Trust Deed Supplement thereto will contain provisions regulating the priority of application of amounts prior to the enforcement of Security. Following the service of an Enforcement Notice (as defined in Condition 11) in respect of a Series of Notes, all moneys received or held in a specific Distribution Ledger shall be credited to the Series Ledger in the relevant Series Issuing Entity Distribution Account and payments from that ledger shall be applied in the following order of priority (subject in the case of the Issuing Entity Jersey Collateral to the Security Interests (Jersey) Law 1983 (as amended)):

(i)	firstly, in no order of priority among the respective amounts then due but proportionally to such amounts then due, to pay any outstanding Issuing Entity Costs Amount due and unpaid and any remuneration then due to any receiver or the Note Trustee or any other appointee of the Note Trustee and all amounts due in respect of legal fees and other costs, charges, liabilities, expenses, losses, damages, proceedings, claims and demands then incurred by the Note Trustee under and in respect of the Conditions and Related Documents (as defined in Condition 6(ii)(A) but excluding the Dealer Agreements) and in enforcing the Security created by or pursuant to the Trust Deed and each Trust Deed Supplement thereto or in perfecting title to the Security, together with interest thereon as provided in any such document;

(ii)	secondly, in the following order of priority, (A) (to the extent not met by (i) above) in payment or satisfaction of all amounts then due and unpaid to the Note Trustee and/or any appointee of the Note Trustee under the Trust Deed and the Trust Deed Supplement for the Series thereto, and (B) in payment or satisfaction of all amounts than due and unpaid under the Corporate Services Agreement;

(iii)	thirdly, in no order of priority among the following amounts but proportionally to the respective amounts then due, in respect of the Class A Notes and each and every Sub-Class thereof (if any):

(A)	if the Issuing Entity has entered into a Swap Agreement for the Class A Notes or any Sub-Class thereof:

(i)	in and towards (a) prior to termination of such Swap Agreement, any amounts payable under such Swap Agreement and (b) following termination of such Swap Agreement, any Issuing Entity Fault Swap Termination Amount; and

(ii)	in and towards payments of amounts due and unpaid in respect of the Class A Notes or any Sub-Class thereof in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class A Notes or any Sub-Class thereof and fourth to principal;

(B)	if the Issuing Entity has not entered into a Swap Agreement for the Class A Notes or any Sub-Class thereof, in or towards payment of amounts due and unpaid in respect of such Notes in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class A Notes or any Sub-Class thereof and fourth to principal;

(iv)	fourthly, in no order of priority among the following amounts but proportionally to the respective amounts then due, in respect of the Class B Notes and each and every Sub-Class thereof (if any):

(A)	if the Issuing Entity has entered into a Swap Agreement for the Class B Notes or any Sub-Class thereof:

(i)	in and towards (a) prior to termination of such Swap Agreement, any amounts payable under such Swap Agreement and (b) following termination of such Swap Agreement, any Issuing Entity Fault Swap Termination Amount; and

(ii)	in and towards payments of amounts due and unpaid in respect of the Class B Notes or any Sub-Class thereof in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class B Notes or any Sub-Class thereof and fourth to principal;

(B)	if the Issuing Entity has not entered into a Swap Agreement for the Class B Notes or any Sub-Class thereof, in or towards payment of amounts due and unpaid in respect of such Notes in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class B Notes or any Sub-Class thereof and fourth to principal;

(v)	fifthly, in no order of priority among the following amounts but proportionally to the respective amounts then due, in respect of the Class C Notes and each and every Sub-Class thereof (if any):

(A)	if the Issuing Entity has entered into a Swap Agreement for the Class C Notes or any Sub-Class thereof:

(i)	in and towards (a) prior to termination of such Swap Agreement, any amounts payable under such Swap Agreement and (b) following termination of such Swap Agreement, any Issuing Entity Fault Swap Termination Amount; and

(ii)	in and towards payments of amounts due and unpaid in respect of the Class C Notes or any Sub-Class thereof in priority, first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class C Notes or any Sub-Class thereof and fourth to principal;

(B)	if the Issuing Entity has not entered into a Swap Agreement for the Class C Notes or any sub Class thereof, in or towards payment of amounts due and unpaid in respect of such Notes in priority first to any interest amount, second to any outstanding Deferred Interest, third to any Additional Interest on the Class C Notes or any Sub-Class thereof and fourth to principal;

(vi)	sixthly, if the Issuing Entity has entered into a Swap Agreement for the Class A Notes or any Sub-Class thereof, in and towards any Counterparty Fault Swap Termination Amount;

(vii)	seventhly, if the Issuing Entity has entered into a Swap Agreement for the Class B Notes or any Sub-Class thereof, in and towards any Counterparty Fault Swap Termination Amount;

(viii)	eighthly, if the Issuing Entity has entered into a Swap Agreement for the Class C Notes or any Sub-Class thereof, in and towards any Counterparty Fault Swap Termination Amount;

(ix)	ninthly, in or towards payment of any sums due from (or required to be provided for by) the Issuing Entity to meet its liabilities to any taxation authority;

(x)	tenthly, towards payment of any amounts due and unpaid to the lender under the terms of the Expenses Loan Agreement; and

(xi)	eleventhly, in payment of the balance (if any) of the aggregate amount remaining from the proceeds of the first fixed security granted in favour of each relevant Series, after the payment of the items set out above, to the Loan Note Issuing Entity identified as ‘‘Deferred Subscription Price’’ in respect of the Related Loan Note.

6.	Negative Covenants of the Issuing Entity

So long as any of the Notes remains outstanding, the Issuing Entity shall not, save to the extent permitted or contemplated by the Related Documents or with the prior written consent of the Note Trustee:

(i)	create or permit to subsist any mortgage, charge, pledge, lien or other Security Interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital);

(ii)	carry on any business other than as described in this Base Prospectus and the relevant Prospectus Supplement/Final Terms relating to the issue of the Notes and in respect of that business shall not engage in any activity or do anything whatsoever except:

(A)	preserve and/or exercise and/or enforce any of its rights and perform and observe its obligations under the Notes, the Trust Deed and each Trust Deed Supplement thereto, the Agency Agreement, the Dealer Agreements, each Swap Agreement, the Loan Notes, each Prospectus Supplement/Final Terms and the Account Bank Agreement and any Bank Mandate regarding the relevant Series Issuing Entity Distribution Account (together the ‘‘Related Documents’’);

(B)	use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the Related Documents; and

(C)	perform any act incidental to or necessary in connection with paragraphs (A) or (B) above;

(iii)	have or form, or cause to be formed, any subsidiaries or subsidiary undertakings or undertakings of any other nature or have any employees or premises or have an interest in a bank account other than the Issuing Entity Bank Accounts;

(iv)	create, incur or suffer to exist any Indebtedness (other than Indebtedness permitted to be incurred under the terms of its articles of association) or give any guarantee or indemnity in respect of any obligation of any person;

(v)	repurchase any shares of its capital stock or declare or pay any dividend or other distribution to its shareholders other than a lawful dividend under English law of amounts not exceeding Issuing Entity Profit Amounts from time to time received by it (after payment of any applicable taxes thereon);

(vi)	waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of the Related Documents without the prior written consent of the Note Trustee (and, in the case of the Notes, of (i) the Rate of Interest, or (ii) any Interest Period, without the prior written consent of the Originator Beneficiary);

(vii)	offer to surrender to any company any amounts which are available for surrender by way of group relief; or

(viii)	consolidate or merge with any other Person or convey or transfer its properties or assets substantially as an entirety to any other person.

7.	Interest

(a)	Specific Provision: Floating Rate Sterling Notes

This Condition 7(a) is applicable to the Notes if the Specified Currency is sterling and the Notes are issued as floating rate Notes.

Each Note bears interest at a floating rate on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in sterling on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (being the third Payment Date following the preceding Interest Payment Date (unless otherwise specified in the relevant Prospectus Supplement/Final Terms)); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that with respect to an Interest Period that commences during any period that is not an Amortisation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on the originally scheduled Interest Payment Date (and for the avoidance of doubt, in the case of an Interest Period which commences on the Interest Payment Date which falls at the end of the Interest Period during which the Rapid Amortisation Period or Regulated Amortisation Period begins, the Interest Period shall end on the next Payment Date). The first interest payment will be made on the First Interest Payment Date in respect of the Interest Period from (and including) the Interest Commencement Date to the First Interest Payment Date.

The Rate of Interest applicable to the Notes (the ‘‘Rate of Interest’’) for each Interest Period will be determined by the Agent Bank as the sum of the Margin and LIBOR for the relevant Interest Period (or in the case of the first Interest Period, a linear interpolation of the LIBOR rates for such periods as specified in the relevant Prospectus Supplement/Final Terms).

LIBOR shall be determined on the following basis:

(i)	on the Interest Commencement Date in respect of the first Interest Period and thereafter on each ‘‘Interest Determination Date’’, namely the first day of the Interest Period for which the rate will apply, the Agent Bank will determine the offered quotation to leading banks in the London interbank market, in respect of the first Interest Period from (and including) the Interest Commencement Date to (but excluding) the First Interest Payment Date, a linear interpolation of the rates for sterling deposits for such period as specified in the relevant Prospectus Supplement/Final Terms and for each Interest Period thereafter, for sterling deposits for the relevant Interest Period, by reference to the display designated as the British Bankers Association LIBOR Rates as quoted on the Moneyline Telerate Monitor (as Moneyline Telerate Screen No. 3750 or (aa) such other page as may replace Moneyline Telerate Screen No. 3750 on that service for the purposes of displaying such information or (bb) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee) as may replace the Moneyline Telerate Monitor) as at or about 11.00 a.m. (London time) on that date, (the ‘‘Screen Rate’’);

(ii)	if, on any Interest Determination Date, the Screen Rate is unavailable, the Agent Bank will:

(1)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks in the London interbank market, in respect of the first Interest Period from (and including) the Interest Commencement Date to (but excluding) the First Interest Payment Date, a linear interpolation of the rates for such periods as specified in the relevant Prospectus Supplement/Final Terms and for each Interest Period thereafter, for sterling deposits for the relevant Interest Period, as at approximately 11.00 a.m. (London time) on the Interest Determination Date in question and in an amount that is representative for a single transaction in that market at that time; and

(2)	determine the arithmetic mean (rounded upwards to four decimal places) of such quotations;

(iii)	if on any Interest Determination Date the Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, LIBOR for the relevant Interest Period shall be determined in accordance with the provisions of paragraph (ii) on the basis of the arithmetic mean (rounded upwards to four decimal places) of the offered quotations of those Reference Banks providing the offered quotations; and

(iv)	if fewer than two such quotations are provided by the Reference Banks as requested, the Agent Bank will determine the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by major banks in London, selected by the Agent Bank, at approximately 11.00 a.m. (London time) on the first day of the relevant Interest Period for loans in sterling to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine LIBOR in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin in respect of the Notes and LIBOR last determined in relation to the Notes in respect of the preceding Interest Period.

The Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period.

The Interest Amount in respect of the Notes will be calculated by applying the relevant Rate of Interest for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period, multiplying by the relevant Day Count Fraction and rounding the resulting figure to the nearest penny (half a penny rounded upwards).

(b)	Specific Provisions: Floating Rate US Dollar Notes

This Condition 7(b) is applicable to the Notes if the Specified Currency is US dollars and the Notes are designated as floating rate Notes.

Each Note bears interest at a floating rate on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in US dollars on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (being the third Payment Date following the preceding Interest Payment Date (unless otherwise specified in the relevant Prospectus Supplement/Final Terms)); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that with respect to an Interest Period that commences during any period that is not an Amortisation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on the originally scheduled Interest Payment Date (and for the avoidance of doubt, in the case of an Interest Period which commences on the Interest Payment Date which falls at the end of the Interest Period during which the Rapid Amortisation Period or Regulated Amortisation Period begins, the Interest Period shall end on the next Payment Date). The first interest payment will be made on the First Interest Payment Date in respect of the Interest Period from (and including) the Interest Commencement Date to the First Interest Payment Date.

The rate of interest applicable to the Notes for each Interest Period will be determined by the Agent Bank as the sum of the Margin and LIBOR for the relevant interest period (or, in the case of the first Interest Period, a linear interpretation of the LIBOR rates for such periods as specified in the relevant Prospectus Supplement/Final Terms).

LIBOR shall be determined on the following basis:

(i)	on each Quotation Date (as defined below) until the first Quotation Date during the Regulated Amortisation Period or the Rapid Amortisation Period, the Agent Bank will determine the offered quotation to leading banks in the London interbank market – called LIBOR – for one-month US dollar deposits or three-month US dollar deposits (in accordance with the relevant Interest Period specified in the relevant Prospectus Supplement/Final Terms). In the case of the first Interest Period the Agent Bank will determine LIBOR based upon the linear interpolation of LIBOR for US dollar deposits as specified in the relevant Prospectus Supplement/Final Terms. On each Quotation Date during the Regulated Amortisation Period or the Rapid Amortisation Period, the Agent Bank will determine the offered quotation to leading banks in the London interbank market for one-month US dollar deposits.

This will be determined by reference to the British Bankers Association LIBOR Rates display as quoted on the Bridge Telerate monitor as Telerate Screen No. 3750. If the Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, any page showing this information will be used. If there is more than one service displaying the information, the one approved in writing by the Note Trustee in its sole discretion will be used.

In each case above, the determination will be made as at or about 11.00 a.m. London time, on that date. These are called the ‘‘Screen Rates’’.

A ‘‘Quotation Date’’ means the second London Business Day before the first day of an Interest Period.

(ii)	if, on any Quotation Date, a Screen Rate is unavailable, the Agent Bank will:

(1)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks in the London interbank market of the equivalent of that Screen Rate on that Quotation Date in an amount that represents a single transaction in that market at that time; and

(2)	determine the arithmetic mean rounded upwards to four decimal places, of those quotations;

(iii)	if, on any quotation date, the Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, the Rate of Interest for that Interest Period will be the arithmetic mean of the quotations provided by those Reference Banks calculated in the manner described in (ii) above;

(iv)	if fewer than two Reference Banks provide quotations, the Agent Bank will determine (in its absolute discretion) the arithmetic mean (rounded upwards to four decimal places) of the leading rates quoted by major banks in London – selected by the Agent Bank at approximately 11.00 a.m. London time on the relevant Quotation Date – to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, for loans in US dollars.

The Agent Bank will, as soon as practicable after the Quotation Date in relation to each Interest Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period. The Interest Amount in respect of the Notes will be calculated by applying the relevant rate of interest for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period and multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

(c)	Specific Provision: Floating Rate Euro Notes

This Condition 7(c) is applicable to the Notes if the Specified Currency is euro and the Notes are designated to be floating rate Notes.

Each Note bears interest at a floating rate on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in euros on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (being the third Payment Date following the preceding Interest Payment Date (unless otherwise specified in the relevant Prospectus Supplement/Final Terms)); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that with respect to an Interest Period that commences during any period that is not an Amortisation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on the originally scheduled Interest Payment Date (and for the avoidance of doubt, in the case of an Interest Period which commences on the Interest Payment Date which falls at the end of the Interest Period during which the Rapid Amortisation Period or Regulated Amortisation Period begins, the Interest Period shall end on the next Payment Date). The first interest payment will be made on the First Interest Payment Date in respect of the Interest Period from (and including) the Interest Commencement Date to the First Interest Payment Date.

The Rate of Interest applicable to the Notes (the ‘‘Rate of Interest’’) for each Interest Period will be determined by the Agent Bank as the sum of the Margin and EURIBOR for the relevant Interest Period (or in the case of the first Interest Period, a linear interpolation of the EURIBOR rates for such periods as specified in the relevant Prospectus Supplement/Final Terms).

EURIBOR shall be determined on the following basis:

(iii)	on the second TARGET Settlement Day before the Interest Commencement Date in respect of the first Interest Period and thereafter on each ‘‘Interest Determination Date’’, namely 11.00 a.m. (Brussels time) on the second TARGET Settlement Day before the first day of the Interest Period for which the rate will apply, the Agent Bank will determine the offered quotation to prime banks in the Euro-Zone interbank market, in respect of the first Interest Period from (and including) the Interest Commencement Date to (but excluding) the First Interest Payment Date, a linear interpolation of the rates for euro deposits for such period as specified in the relevant Prospectus Supplement/Final Terms and for each Interest Period thereafter, for euro deposits for the relevant Interest Period, by reference to (aa) on the display page designated 248 on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated by the Agent Bank as the information vendor, for the purpose of displaying comparable rates) as of the Interest Determination Date or (bb) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee) as may replace the Dow Jones Telerate Monitor as at or about 11.00 a.m. (Brussels time) on that date (the ‘‘Screen Rate’’);

(iv)	if, on any Interest Determination Date, the Screen Rate is unavailable, the Agent Bank will:

(1)	request the principal euro-zone office of each of four major banks in the Euro-Zone interbank market to provide a quotation of the rate at which deposits in euro are offered by it at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date to prime banks in the Euro-Zone interbank market for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time; and

(2)	determine the arithmetic mean (rounded, if necessary, to the nearest one hundred thousandth of a percentage point, 0.000005 being rounded upwards) of such quotations; and

(v)	if fewer than two such quotations are provided as requested, the Agent Bank will determine the arithmetic mean (rounded, if necessary, as aforesaid) of the rates quoted by major banks in the Euro-Zone interbank market, selected by the Agent Bank, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date for loans in euro to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine EURIBOR in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin and the EURIBOR last determined in relation to such Notes in respect of a preceding Interest Period.

The Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period. The Interest Amount in respect of the Notes will be calculated by applying the relevant Rate of Interest for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period and multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest euro 0.01 (half of a cent being rounded upwards).

(d)	Specific Provision: Fixed Rate Sterling Notes (Option 1 )

This Condition 7(d) is applicable to the Notes if the Specified Currency is sterling and the Notes are designated to be fixed rate Notes (Option 1).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in sterling on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the ‘‘Initial Period’’). Interest in respect of the Notes during the Initial Period is payable in arrear in sterling on each Regular Interest Payment Date and the final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest sterling 0.01 (half of a penny being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the ‘‘Redemption Period’’), each Note bears interest at a floating rate on its Principal Amount Outstanding to be determined in accordance with the provisions below, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an ‘‘Interest Period’’.

The rate of interest applicable to the Notes which are the subject of this Condition 7(d) (the ‘‘Redemption Rate’’) for each Interest Period during the Redemption Period will be determined by the Agent Bank as the sum of the Margin and LIBOR for the relevant Interest Period.

LIBOR shall be determined on the following basis:

(i)	on the Floating Rate Commencement Date in respect of the first Interest Period during the Redemption Period and thereafter on each ‘‘Interest Determination Date’’, namely the first day of the Interest Period for which the Redemption Rate will apply, the Agent Bank will determine the offered quotation to leading banks in the London interbank market, for sterling deposits for the relevant Interest Period, by reference to the display designated as the British Bankers Association LIBOR Rates as quoted on the Moneyline Telerate Monitor as Moneyline Telerate Screen No. 3750 or (aa) such other page as may replace Moneyline Telerate Screen No. 3750 on that service for the purposes of displaying such information or (bb) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee) as may replace the Moneyline Telerate Monitor) as at or about 11.00 a.m. (London time) on that date, (the ‘‘Screen Rate’’);

(ii)	if, on any Interest Determination Date, the Screen Rate is unavailable, the Agent Bank will:

(1)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks in the London interbank market, for sterling deposits for the relevant Interest Period, as at approximately 11.00 a.m. (London time) on the Interest Determination Date in question and in an amount that is representative for a single transaction in that market at that time; and

(2)	determine the arithmetic mean (rounded upwards to four decimal places) of such quotations;

(iii)	if on any Interest Determination Date the Screen Rate is unavailable and two or three only of the Reference Banks provide offered quotations, LIBOR for the relevant Interest Period shall be determined in accordance with the provisions of paragraph (ii) on the basis of the arithmetic mean (rounded upwards to four decimal places) of the offered quotations of those Reference Banks providing the offered quotations; and

(iv)	if fewer than two such quotations are provided by the Reference Banks as requested, the Agent Bank will determine the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by major banks in London, selected by the Agent Bank, at approximately 11.00 a.m. (London time) on the first day of the relevant Interest Period for loans in sterling to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine LIBOR in accordance with the above provisions in relation to any Interest Period, the Redemption Rate applicable to the Notes in respect of such Interest Period during the Redemption Period will be the sum of the Margin in respect of the Notes and LIBOR last determined in relation to the Notes in respect of the preceding Interest Period.

During the Redemption Period, the Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period during the Redemption Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period. The Interest Amount will be calculated by applying the Redemption Rate for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period and multiplying the product by the relevant Day Count Fraction, and rounding the resulting figure to the nearest sterling 0.01 (half of a penny being rounded upwards).

(e)	Specific Provision: Fixed Rate Dollar Notes (Option 1)

This Condition 7(e) is applicable to the Notes if the Specified Currency is US dollars and the Notes are designated to be fixed rate Notes (Option 1).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in US dollars on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the ‘‘Initial Period’’). Interest in respect of such Note during the Initial Period is payable in arrear in US dollars on each Regular Interest Payment Date and the final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the ‘‘Redemption Period’’), each Note bears interest at a floating rate on its Principal Amount Outstanding to be determined in accordance with the provisions below, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an ‘‘Interest Period’’.

The rate of interest applicable to the Notes which are the subject of this Condition 7(e) (the ‘‘Redemption Rate’’) for each Interest Period during the Redemption Period will be determined by the Agent Bank as the sum of the Margin and LIBOR for the relevant Interest Period.

LIBOR shall be determined on the following basis:

(i)	on each Quotation Date during the Redemption Period, the Agent Bank will determine the offered quotation to leading banks in the London interbank market – called LIBOR – for one-month US dollar deposits.

This will be determined by reference to the British Bankers Association LIBOR Rates display as quoted on the Bridge Telerate monitor as Telerate Screen No. 3750. If the Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, any page showing this information will be used. If there is more than one service displaying the information, the one approved in writing by the Note Trustee in its sole discretion will be used.

In each case above, the determination will be made as at or about 11.00 a.m. London time, on that date. These are called the ‘‘Screen Rates’’.

A ‘‘Quotation Date’’ means the second London Business Day before the Floating Rate Commencement Date in respect of the first Interest Period during the Redemption Period and thereafter the second London Business Day before the first day of an Interest Period.

(ii)	if, on any Quotation Date, a Screen Rate is unavailable, the Agent Bank will:

(1)	request each Reference Bank to provide the Agent Bank with its offered quotation to leading banks of the equivalent of that Screen Rate on that Quotation Date in an amount that represents a single transaction in that market at that time; and

(2)	determine the arithmetic mean rounded upwards to four decimal places, of those quotations;

(iii)	if, on any Quotation Date, the Screen Rate is unavailable and only two or three of the Reference Banks provide offered quotations, LIBOR for that Interest Period will be the arithmetic mean of the quotations provided by those Reference Banks calculated in the manner described in (ii) above; and

(iv)	if fewer than two Reference Banks provide quotations, the Agent Bank will determine (in its absolute discretion) the arithmetic mean (rounded upwards to four decimal places) of the leading rates quoted by major banks in London – selected by the Agent Bank at approximately 11.00 a.m. London time on the relevant Quotation Date – to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, for loans in US dollars.

During the Redemption Period, the Agent Bank will, as soon as practicable after the Quotation Date in relation to each Interest Period during the Redemption Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period. The Interest Amount will be calculated by applying the Redemption Rate for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period and multiplying the product by the relevant Day Count Fraction, and rounding the resulting figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

(f)	Specific Provision: Fixed Rate Euro Notes (Option 1)

This Condition 7(f) is applicable to the Notes if the Specified Currency is euro and the Notes are designated to be fixed rate Notes (Option 1).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in euro on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the ‘‘Initial Period’’). Interest in respect of such Note during the Initial Period is payable in arrear in euro on each Regular Interest Payment Date and the final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest euro 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the ‘‘Redemption Period’’), each Note bears interest at a floating rate on its Principal Amount Outstanding to be determined in accordance with the provisions below, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an ‘‘Interest Period’’.

The rate of interest applicable to the Notes which are the subject of this Condition 7(f) (the ‘‘Redemption Rate’’) for each Interest Period during the Redemption Period will be determined by the Agent Bank as the sum of the Margin and EURIBOR for the relevant Interest Period.

EURIBOR shall be determined on the following basis:

(i)	on the second TARGET Settlement Day before the Floating Rate Commencement Date in respect of the first Interest Period during the Redemption Period and thereafter on each ‘‘Interest Determination Date’’, namely 11.00 a.m. (Brussels time) on the second TARGET Settlement Day before the first day of the Interest Period for which the rate will apply, the Agent Bank will determine the offered quotation to prime banks in the Euro-Zone interbank market for euro deposits for the relevant Interest Period, by reference to (aa) on the display page designated 248 on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated by the Agent Bank as the information vendor, for the purpose of displaying comparable rates) as of the Interest Determination Date or (bb) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the Note Trustee) as may replace the Dow Jones Telerate Monitor as at or about 11.00 a.m. (Brussels time) on that date (the ‘‘Screen Rate’’);

(ii)	if, on any Interest Determination Date, the Screen Rate is unavailable, the Agent Bank will:

(1)	request the principal Euro-Zone office of each of four major banks in the Euro-Zone interbank market to provide a quotation of the rate at which deposits in euro are offered by it at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date to prime banks in the euro-zone interbank market for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time; and

(2)	determine the arithmetic mean (rounded, if necessary, to the nearest one hundred thousandth of a percentage point, 0.000005 being rounded upwards) of such quotations; and

(iii)	if fewer than two such quotations are provided as requested, the Agent Bank will determine the arithmetic mean (rounded, if necessary, as aforesaid) of the rates quoted by major banks in the Euro-Zone interbank market, selected by the Agent Bank, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date for loans in euro to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, provided that if the Agent Bank is unable to determine EURIBOR in accordance with the above provisions in relation to any Interest Period, the Redemption Rate applicable to the Notes during such Interest Period will be the sum of the Margin and EURIBOR last determined in relation to such Notes in respect of the preceding Interest Period.

During the Redemption Period, the Agent Bank will, as soon as practicable after the Interest Determination Date in relation to each Interest Period during the Redemption Period, calculate the amount of interest (the ‘‘Interest Amount’’) payable in respect of the Notes for such Interest Period. The Interest Amount will be calculated by applying the Redemption Rate for such Interest Period to the Principal Amount Outstanding of the Notes during such Interest Period and multiplying the product by the relevant Day Count Fraction, and rounding the resulting figure to the nearest euro 0.01 (half of a cent being rounded upwards).

(g)	Specific Provision: Fixed Rate Sterling Notes (Option 2)

This Condition 7(g) is applicable to the Notes if the Specified Currency is sterling and the Notes are designated to be fixed rate Notes (Option 2).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in sterling on each Interest Payment Date.

‘‘Interest Payment Date’’ means the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms).

Each period beginning on (and including) any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date. Interest in respect of the such Note is payable in arrear in sterling on each Regular Interest Payment Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest sterling 0.01 (half of a pence being rounded upwards).

(h)	Specific Provision: Fixed Rate Dollar Notes (Option 2)

This Condition 7(h) is applicable to the Notes if the Specified Currency is US dollars and the Notes are designated to be fixed rate Notes (Option 2).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in US dollars on each Interest Payment Date.

‘‘Interest Payment Date’’ means the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms).

Each period beginning on (and including) any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date. Interest in respect of the such Note is payable in arrear in US dollars on each Regular Interest Payment Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

(i)	Specific Provision: Fixed Rate Euro Notes (Option 2)

This Condition 7(i) is applicable to the Notes if the Specified Currency is euro and the Notes are designated to be fixed rate Notes (Option 2).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in euro on each Interest Payment Date.

‘‘Interest Payment Date’’ means the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms).

Each period beginning on (and including) any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’.

Subject to the following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date. Interest in respect of the such Note is payable in arrear in euro on each Regular Interest Payment Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest euro 0.01 (half of a cent being rounded upwards).

(j)	Specific Provision: Fixed Rate Dollar Notes (Option 3)

This Condition 7(j) is applicable to the Notes if the Specified Currency is US dollars and the Notes are designated to be fixed rate Notes (Option 3).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in US dollars on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude the Floating Rate Commencement Date.

Subject to the second following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the ‘‘Initial Period’’). Interest in respect of the such Note during the Initial Period is payable in arrear in US dollars on each Regular Interest Payment Date and the final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest US dollar 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final Redemption Date (the ‘‘Redemption Period’’), each Note bears interest on its Principal Amount Outstanding in accordance with this Condition 7(j), but subject as provided in the following paragraph, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an ‘‘Interest Period’’.

During the Redemption Period, the obligations of the Issuing Entity to pay interest on the Principal Amount Outstanding of the Notes on each Payment Date shall be satisfied in full by the Issuing Entity paying to the Principal Paying Agent all interest amounts standing to the credit of the relevant Distribution Ledger for the Notes on such Payment Date. Interest will be payable on the relevant Notes by the relevant Paying Agent in accordance with the provisions of the Agency Agreement.

(k)	Specific Provision: Fixed Rate Euro Notes (Option 3)

This Condition 7(k) is applicable to the Notes if the Specified Currency is euro and the Notes are designated to be fixed rate Notes (Option 3).

Each Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date. Interest in respect of the Notes is payable in arrear in euro on each Interest Payment Date.

‘‘Interest Payment Date’’ means the following dates:

(i)	during any period that is not an Amortisation Period, the First Interest Payment Date and each Regular Interest Payment Date (as specified in the relevant Prospectus Supplement/Final Terms); and

(ii)	during an Amortisation Period, each Payment Date.

Each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is herein called an ‘‘Interest Period’’; provided, however, that, where the Floating Rate Commencement Date is a date falling prior to the Scheduled Redemption Date, with respect to an Interest Period that commences during the Revolving Period or the Controlled Accumulation Period and ends during the Regulated Amortisation Period or the Rapid Amortisation Period, such Interest Period will end on, and exclude, the Floating Rate Commencement Date.

Subject to the second following paragraph, each Note bears interest at the Initial Rate on its Principal Amount Outstanding during the period from (and including) the Interest Commencement Date to, but excluding, the Floating Rate Commencement Date (the ‘‘Initial Period’’). Interest in respect of the such Note during the Initial Period is payable in arrear in euro on each Regular Interest Payment Date and the final Interest Payment Date during the Initial Period shall be the Scheduled Redemption Date.

The amount of the interest payable (the ‘‘Interest Amount’’) in respect of the Notes for any Interest Period during the Initial Period shall be calculated by applying the Initial Rate to the Principal Amount Outstanding of the Notes, multiplying the resulting product by the relevant Day Count Fraction, and rounding the resultant figure to the nearest euro 0.01 (half of a cent being rounded upwards).

However, in the event that the Regulated Amortisation Period or the Rapid Amortisation Period has commenced, then from and including the Floating Rate Commencement Date to, but excluding, the Final

Redemption Date (the ‘‘Redemption Period’’), each Note bears interest on its Principal Amount Outstanding in accordance with this Condition 7(k), but subject as provided in the following paragraph, payable in arrear on each Payment Date. During the Redemption Period, each period beginning on, and including, a Payment Date to but excluding the next Payment Date is called an ‘‘Interest Period’’.

During the Redemption Period, the obligations of the Issuing Entity to pay interest on the Principal Amount Outstanding of the Notes on each Payment Date shall be satisfied in full by the Issuing Entity paying to the Principal Paying Agent all interest amounts standing to the credit of the relevant Distribution Ledger for the Notes on such Payment Date. Interest will be payable on the relevant Notes by the relevant Paying Agent in accordance with the provisions of the Agency Agreement.

(l)	General Provision: Deferred Interest and Additional Interest

To the extent that the monies which are deposited in the relevant Series Issuing Entity Distribution Account to the credit of the relevant Distribution Ledger for a Series by the Loan Note Issuing Entity on an Interest Payment Date in accordance with the provisions of the Related Loan Note are insufficient to pay the full amount of interest on the relevant Class or Sub-Class of Notes of such Series on such Interest Payment Date, payment of the interest shortfall (‘‘Deferred Interest’’), which will be borne by each Note of that class or sub-class of the relevant Series in a proportion equal to the proportion that the Principal Amount Outstanding of the Note of the relevant Class or Sub-Class of such Series bears to the aggregate Principal Amount Outstanding of the relevant Notes of the relevant Series (as determined on the Interest Payment Date on which such Deferred Interest arises), will be deferred until the Interest Payment Date occurring thereafter on which funds are available to the Issuing Entity (by being deposited to the relevant Series Issuing Entity Distribution Account to the credit of the Distribution Ledger of the relevant Class or Sub-Class for that Series by the Loan Note Issuing Entity on such Interest Payment Date) to pay such Deferred Interest to the extent of such available funds. Such Deferred Interest will accrue interest (‘‘Additional Interest’’) at the then current Rate of Interest (or in the case of a fixed rate Note which may become a floating rate Note, the Initial Rate (during the Initial Period) or the Redemption Rate (during the Redemption Period)) applicable to that Class or Sub-Class, and payment of any Additional Interest will also be deferred until the Interest Payment Date thereafter on which funds are available to the Issuing Entity (by being deposited to the relevant Series Issuing Entity Distribution Account to the credit of the Distribution Ledger of the relevant Class or Sub-Class for such a Series by the Loan Note Issuing Entity on such Interest Payment Date in accordance with the provisions of the Related Loan Note) to pay such Additional Interest to the extent of such available funds.

(m)	General Provision: Calculation of Interest Amount

On each Interest Payment Date, the Agent Bank shall determine the actual amount of interest which will be paid on the Notes on that Interest Payment Date and the amount of Deferred Interest (if any) on the Notes in respect of the related Interest Period and the amount of Additional Interest (if any) which will be paid on such Interest Payment Date. The amount of Additional Interest shall be calculated by applying the then current relevant Rate of Interest, Initial Rate or, as the case may be, Redemption Rate for the Notes to the sum of the Deferred Interest and any Additional Interest from prior Interest Periods which remains unpaid and multiplying such sum by the relevant Day Count Fraction.

In the event that, on any Interest Payment Date, the amount of monies which are deposited to the Series Issuing Entity Distribution Account for a Series by the Loan Note Issuing Entity on such day in accordance with the provisions of the Related Loan Note is insufficient to pay in full the Interest Amount, any outstanding Deferred Interest and any Additional Interest due on such Interest Payment Date in respect of any Class or Sub-Class of Notes, such monies will be applied first to the payment of any Interest Amount, secondly to the payment of any outstanding Deferred Interest and thereafter to the payment of any Additional Interest in respect of the relevant Class or Sub-Class.

(n)	General Provision: Interest cease to accrue

Interest will cease to accrue on any part of the Principal Amount Outstanding of a Note from the Scheduled Redemption Date unless, upon due presentation, payment of principal is improperly withheld or refused or default is otherwise made in the payment thereof, in which case it will continue to bear interest in accordance with this Condition (as well after as before judgement) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent or the Note Trustee has notified the relevant Noteholders either in accordance with Condition 17 or individually that it has received all sums due in respect of the relevant Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(o)	General Provision: Failure of Agent Bank

If the Agent Bank fails at any time to determine a Rate of Interest or to calculate an Interest Amount or amount of Deferred Interest (if any) or amount of Additional Interest (if any), the Note Trustee, or its appointed agent without any liability therefore, will determine such Rate of Interest as it considers fair and reasonable in the circumstances (having such regard as it thinks fit to the other provisions of these Conditions, including paragraph (l) or (n) above (as applicable)) or, as the case may be, calculate such Interest Amount or amount of Deferred Interest (if any) or amount of Additional Interest (if any), in accordance with paragraph (m) above, and each such determination or calculation shall be deemed to have been made by the Agent Bank.

(p)	General Provision: Publication

The Agent Bank will cause each Rate of Interest, Interest Amount, amount of Deferred Interest (if any) and amount of Additional Interest (if any) determined by it, together with the relevant Interest Payment Date, to be notified to the Issuing Entity, the Paying Agents, the Note Trustee and, for so long as the respective Notes are admitted to trading on the Regulated Market of the London Stock Exchange plc (the ‘‘Regulated Market of the London Stock Exchange’’), the Regulated Market of the London Stock Exchange as soon as practicable after such determination but in any event not later than the seventh day thereafter or such earlier day as the Regulated Market of the London Stock Exchange may require and the Agent Bank will cause the same to be notified to the Noteholders in accordance with Condition 17 as soon as possible thereafter. The Agent Bank will be entitled to recalculate any Interest Amount and amount of Additional Interest (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period.

(q)	General Provision: Notifications etc.

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 7, whether by the Agent Bank or the Note Trustee will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuing Entity, the Paying Agents, the Note Trustee, the Agent Bank and the Noteholders and no liability to any such Person will attach to the Agent Bank or the Note Trustee in connection with the exercise or non-exercise by them or of them of their powers, duties and discretions for such purposes.

8.	Redemption and Purchase

(a)	Scheduled Redemption

The Notes will become due and payable on the Final Redemption Date in accordance with Condition 8(c) or if earlier shall be redeemed as follows and to the following extent. Unless previously redeemed in full and cancelled or unless an Amortisation Period has earlier commenced, the Notes of a Class or Sub-Class will be redeemed in full or part (as set out below) on the Interest Payment Date which falls on the Scheduled Redemption Date specified in the relevant Prospectus Supplement/Final Terms for the Series to which the Class or Sub-Class belongs.

(i)	Scheduled Redemption in Full

if, on the Scheduled Redemption Date, the Loan Note Issuing Entity deposits into the relevant Distribution Ledger (in accordance with the provisions of the Related Loan Note of such Series) an amount at least equal to the Principal Amount Outstanding of each Class or Sub-Class of such Series, then the Notes of such Class or Sub-Class will be redeemed pari passu and in full (after exchange of such principal amount to the relevant currency pursuant to the relevant Swap Agreement, if such a currency Swap Agreement has been entered into); and

(ii)	Scheduled Redemption in Part

if, on the Scheduled Redemption Date, the Loan Note Issuing Entity deposits into the relevant Distribution Ledger (in accordance with the provisions of the Related Loan Note for such Series) an amount which is less than the Principal Amount Outstanding of each Class or Sub-Class of such Series, then the Notes of such Class or Sub-Class will only become due and payable be redeemed in part pro rata to the extent of the amount (the ‘‘Available Redemption Amount’’) which is so deposited (after exchange of such principal amount to the relevant currency pursuant to the relevant Swap Agreement, if such a currency Swap Agreement has been entered into), and the Rapid Amortisation Period will commence with effect from the Scheduled Redemption Date. For the avoidance of doubt, the remaining Notes which have not been redeemed in full or in part shall remain outstanding and shall only become due and payable in accordance with Condition 8(a)(iii) below or Condition 8(c).

(iii)	Scheduled Redemption after the Scheduled Redemption Date

Upon the Rapid Amortisation Period for a Series of Notes commencing in the circumstances referred to in (ii) above, then on each Interest Payment Date which thereafter occurs during the Rapid Amortisation Period, the remaining Notes will be redeemed in full or, as the case may be, in part pro rata to the extent of the amount (after exchange of such amount to the relevant currency at the rate of exchange applicable to such Class or Sub-Class under any relevant Swap Agreement or if there is no longer a Swap Agreement then at a spot rate of exchange, if such Class or Sub-Class is not denominated in sterling) which, if any, is deposited to the relevant Distribution Ledger on such day in accordance with the provisions of the Related Loan Note until the earlier of (a) such time as the Series of Notes is redeemed in full and (b) the Final Redemption Date specified in the relevant Prospectus Supplement/Final Terms for such Series of Notes.

(b)	Mandatory Early Redemption

If an Amortisation Period commences prior to the Scheduled Redemption Date with respect to any Series of Notes, then on each Interest Payment Date (including the Scheduled Redemption Date) which thereafter occurs during such Amortisation Period, each Class or Sub-Class of Notes that belong to the relevant Series now subject to an Amortisation Period will be redeemed in part pro rata to the extent of the amount (being the ‘‘Available Redemption Funds’’) (after exchange of such amount to the relevant currency at the rate of exchange applicable to such Class or Sub-Class under any relevant Swap Agreement or if there is no longer a Swap Agreement then at a spot rate of exchange, if such Class or Sub-Class is not denominated in sterling) which is deposited into the relevant corresponding Distribution Ledger by the Loan Note Issuing Entity on each such date in accordance with the provisions of the Class or Sub-Class until the earliest of (a) such time as each Class or Sub-Class of the relevant Series is redeemed in full, (b) such date prior to the Final Redemption Date (if any) specified in the relevant Prospectus Supplement/Final Terms and (c) the Final Redemption Date specified in the relevant Prospectus Supplement/Final Terms.

(c)	Final Redemption

If the Notes have not previously been cancelled or redeemed in full pursuant to Condition 8(a), 8(b) or 11 (including any case where any interest (including Deferred Interest and Additional Interest) thereon has not earlier been paid), the Notes will be finally redeemed at their then Principal Amount Outstanding together with accrued interest (including Deferred Interest and Additional Interest) thereon on the Final Redemption Date specified in the relevant Prospectus Supplement/Final Terms.

(d)	Other Redemption

The Issuing Entity shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a), (b) and (c) above.

(e)	Purchase

The Issuing Entity may not, at any time, purchase the Notes in the open market or otherwise.

(f)	Cancellation

All Notes redeemed in full pursuant to the foregoing provisions shall be cancelled forthwith and may not be reissued or resold.

(g)	Post Enforcement Call Option

All of the Noteholders will, at the request of Optionco, sell all (but not some only) of their holdings of Notes to Optionco, pursuant to the option granted to it under the Post Enforcement Call Option Agreement by the Note Trustee (on behalf of the Noteholders but without any liability on the part of the Note Trustee) to acquire all (but not some only) of the Notes (plus accrued interest thereon), for the consideration of US$0.01 per note, on the earlier of (i) any date falling 20 days after the Final Redemption Date for such Series and (ii) in the event that the Security is enforced, the date on which the Note Trustee determines that the proceeds of such enforcement are insufficient after payment of all other claims ranking in priority to the Notes to pay in full any amount due in respect of the Notes, after paying in full any amounts available to pay amounts outstanding under the Notes. Furthermore, each of the Noteholders acknowledges that the Note Trustee has the authority and the power without incurring any liability, to bind Noteholders in accordance with the terms and conditions set out in the Post Enforcement Call Option Agreement and each Noteholder, by subscribing for and purchasing the relevant Note(s), agrees to be so bound.

(i)	Determinations

On each Interest Payment Date, the Agent Bank shall determine (i) the amount of each ‘‘Principal Payment’’ payable on each Note, which will be the pro rata share of that Note in the Available Redemption Funds (converted into the relevant currency if the relevant Class or Sub-Class is not denominated in sterling) calculated by dividing such Available Redemption Funds by the number of Notes in the relevant Class or Sub-Class then outstanding, and (ii) the Principal Amount Outstanding of each Note on the first day of the next following Interest Period (after deducting any Principal Payment due to be made in respect of each Note on the Interest Payment Date).

If the Agent Bank fails at any time to determine a Principal Payment or Principal Amount Outstanding as aforesaid, the Note Trustee, or its appointed agent without accepting liability therefore, shall calculate such Principal Payment or Principal Amount Outstanding in accordance with the above provisions of this Condition, and each such determination or calculation shall be deemed to have been made by the Agent Bank. Any such determination or calculation will be binding on the Issuing Entity, the Paying Agents, the Note Trustee and the Noteholders.

The Principal Paying Agent will cause each Principal Payment and Principal Amount Outstanding to be notified to the Issuing Entity, the Paying Agents, the Note Trustee and (for so long as the Notes are admitted to trading on the Regulated Market of the London Stock Exchange, the Regulated Market of the London Stock Exchange), as soon as practicable after the determination, by the Agent Bank but in any event not later than the seventh day thereafter or such earlier day as the Regulated Market of the London Stock Exchange may require and will cause the same to be notified to the Noteholders in accordance with Condition 17 as soon as possible thereafter. All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition by the Principal Paying Agent or The Agent Bank will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuing Entity, the Paying Agents, the Note Trustee and the Noteholders and (subject as aforesaid) no liability to any such person will attach to the Principal Paying Agent or the Agent Bank in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

9.	Payments

(a)	Principal in Euro: Payments of principal shall be made by euro cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a euro account (or other account to which euro may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET System and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(b)	Interest in Euro: Payments of interest shall be made by euro cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a euro account (or other account to which euro may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET System and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(c)	Principal in US dollars: Payments of principal shall be made by US dollar cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a US dollar account (or other account to which US dollars may be credited or transferred) maintained by the payee with, a bank in New York City and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(d)	Interest in US dollars: Payments of interest shall be made by US dollar cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a US Dollar account (or other account to which US dollars may be credited or transferred) maintained by the payee with, a bank in New York City and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(e)	Principal in Sterling: Payments of principal shall be made by sterling cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a sterling account (or other account to which sterling may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET System and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(f)	Interest in Sterling: Payments of interest shall be made by sterling cheque drawn on, or, upon application by a holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a sterling account (or other account to which sterling may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET System and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

Payments subject to fiscal laws

All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 10 (Taxation). No commissions or expenses shall be charged to the Noteholders in respect of such payments.

Payments on Business Days

If the due date for payment of any amount in respect of any Note is not a Payment Business Day in the place of payment, the holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any Further Interest or other payment in respect of any such delay.

(a)	Partial payments: If a Paying Agent makes a partial payment in respect of any Note, the Issuing Entity shall procure that the amount and date of such payment are noted on the relevant Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(b)	Record date: Each payment in respect of a Note will be made to the Person shown as the holder in the Register maintained by the relevant Registrar at the opening of business in the place of the such Registrar's Specified Office on the fifteenth day before the due date for such payment (the ‘‘Record Date’’). Where payment in respect of a Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the holder in such Register at the opening of business on the relevant Record Date.

Paying Agent

The Issuing Entity reserves the right, subject to the prior written approval of the Note Trustee, at any time to vary or terminate the appointment of the Principal Paying Agent and to appoint additional or other Paying Agents. The Issuing Entity will at all times maintain (i) a Paying Agent with a Specified Office in London (so long as the Notes are admitted to the Official List of the Financial Services Authority in its capacity as the UK Listing Authority (the ‘‘UKLA’’) and/or admitted to trading on the Regulated Market of the London Stock Exchange) and (ii) a paying agent in a European Union member state that will not be obliged to withhold or deduct tax payments pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive.

10.	Taxation

(a)	Principal and Interest

All payments of principal and interest in respect of the Notes by or on behalf of the Issuing Entity shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Jersey, the United Kingdom or any other jurisdiction to whose tax laws such payments may be subject or any political subdivision therein or any authority in or of any of the foregoing having power to tax, unless the withholding or deduction of such taxes, duties, assessments, or governmental charges is required by law. In that event, the Issuing Entity or the Paying Agents shall make such payment after such withholding or deduction of such amounts has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuing Entity nor the Paying Agents will be required to make any additional payments to any Noteholder in respect of any amounts deducted or withheld as mentioned in this Condition 10.

(b)	U.S. Tax Treatment of Notes

Each holder of Notes, by acceptance of such Notes, agrees to treat the Notes as indebtedness of the Issuing Entity and to report all income (or loss) in accordance with such treatment, and to take no action inconsistent with such treatment, except as otherwise required by any taxing authority under applicable law.

11.	Events of Default

If any of the following events (each an ‘‘Event of Default’’) occurs in respect of a Series:

(a)	Non-payment

The Issuing Entity fails to pay any amount of principal in respect of the relevant Series of Notes within seven days of the due date for payment thereof or fails to pay any amount of interest in respect of the relevant Series of Notes within fifteen days of the due date for payment thereof; or

(b)	Breach of other obligations

The Issuing Entity defaults in the performance or observance of any of its other obligations under or in respect of the relevant Series of Notes, the Trust Deed or any Trust Deed Supplement (other than in such cases, any obligation for the payment of any principal or interest on the Notes) or the Agency Agreement and (except where such default is incapable of remedy) such default remains unremedied for 30 days after written notice thereof by the Note Trustee, addressed to the Issuing Entity, certifying that such default is, in the opinion of the Note Trustee, materially prejudicial to the interests of the Most Senior Class outstanding of Notes of such Series; or

(c)	Unsatisfied judgement

One or more judgement(s) or order(s) for the payment of any amount is rendered against the Issuing Entity and continue(s) unsatisfied and unstayed for a period of 30 days after the date(s) thereof or, if later, the date therein specified for payment; or

(d)	Security enforced

A secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the Issuing Entity or an enforcement action is begun or a distress or execution is levied against any assets of the Issuing Entity; or

(e)	Insolvency, etc.

(i) The Issuing Entity becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuing Entity or the whole or any part of the undertaking, assets and revenues of the Issuing Entity is appointed (or application for any such appointment is made), (iii) the Issuing Entity takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it or (iv) the Issuing Entity ceases or threatens to cease to carry on all or any substantial part of its business; or

(f)	Winding up, etc.

An order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuing Entity; or

(g)	Analogous event

Any event occurs which under the laws of England and Wales has an analogous effect to any of the events referred to in paragraphs (c) to (f) above; or

(h)	Failure to take action, etc.

Any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the Issuing Entity lawfully to enter into, exercise its respective rights and perform and comply with its respective obligations under and in respect of the Notes and the Related Documents, (ii) to ensure that those obligations are legal, valid, binding and enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and as such enforceability may be limited by the effect of general principles of equity) and (iii) to make the Note Certificates and the Related Documents admissible in evidence in the courts of England and Wales is not taken, fulfilled or done; or

(i)	Unlawfulness

It is or will become unlawful for the Issuing Entity to perform or comply with any of its obligations under or in respect of the relevant Series of Notes; or

(j)	Government intervention

All or any substantial part of the undertaking, assets and revenues of the Issuing Entity is condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or (B) the Issuing Entity is prevented by any such Person from exercising normal control over all or any substantial part of its undertaking, assets and revenues; or

(k)	Swap Termination

If the Issuing Entity has entered into, in respect of the relevant Class or Sub-Class of Notes, a Swap Agreement, an early termination of such Swap Agreement without replacement within 30 days of such early termination, then the Note Trustee may at its discretion and, if so required in writing by holders of at least one-quarter of the aggregate Principal Amount Outstanding of the Most Senior Class Outstanding of Notes of such Series or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders of the Most Senior Class Outstanding of Notes of such Series shall be bound to (subject in each case to being indemnified and/or to its satisfaction), give written notice (an ‘‘Enforcement Notice’’) to the Issuing Entity declaring all of the Notes of the relevant Series to be immediately due and repayable, whereupon they shall become immediately due and repayable at their Principal Amount Outstanding together with accrued interest (including Deferred Interest and Additional Interest) without further action or formality and the Security shall become enforceable. Notice of any such declaration shall promptly be given to all the Noteholders of the relevant Series by the Issuing Entity.

12.	Prescription

Claims for principal and interest on redemption shall become void unless the relevant Note Certificates are surrendered for payment within 10 years of the appropriate Relevant Date.

13.	Note Trustee and Agents

The Note Trustee is entitled to be indemnified and/or secured and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to the claims of the Noteholders.

In the exercise of its powers and discretions under these Conditions and the Trust Deed, the Note Trustee will have regard to the interests of the Noteholders as a Class and will not be responsible for any consequence (including any tax consequence) for individual Holders of Notes as a result of such Holders being connected in any way with a particular territory or taxing jurisdiction.

In acting under the Agency Agreement, and in connection with the Notes, the Agents act solely as agents of the Issuing Entity and (to the extent provided therein) the Note Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders.

If in the opinion of the Note Trustee there is a conflict between the interests of the holders of any of the Classes of Notes, the Note Trustee shall in the exercise of its duties, powers and discretions, have regard solely to the interests of the most senior class which is still outstanding.

The Note Trustee is relieved of liability for making searches or other enquiries in relation to the assets comprising the Security. The Note Trustee has no responsibility in relation to the legality and the enforceability of the trust arrangements and the connected Security. The Note Trustee will not be obliged to take any action which might result in its incurring personal liabilities. The Note Trustee is not obliged to monitor or investigate the performance of any other Person under any document relating to the Notes or the Security or the documents relating to the Loan Note Issuing Entity or the documents relating to the Receivables Trust and shall be entitled to assume, until it has actual notice to the contrary, that all such Persons are properly performing their duties and that no Event of Default, Potential Event of Default, Pay Out Event or Series Pay Out Event has occurred, unless it receives express notice to the contrary.

The Note Trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of the Security.

The Note Trustee is not responsible for checking the calculations contained in or otherwise verifying any information coming into its possession in relation to the Receivables Trust. Neither shall the Note Trustee be responsible for monitoring or determining whether or not any or all of the issuance tests in respect of the Related Loan Note for a Series are satisfied prior to or at the time of any issue of a Series and its Related Loan Note or any increase of the Principal Amount Outstanding of an existing Series and its Related Loan Note by the Loan Note Issuing Entity.

The Note Trustee is entitled to enter into business transactions with the Issuing Entity, any Secured Creditor and/or related companies without accounting for any profit resulting therefrom.

The initial Paying Agents and their initial Specified Offices are listed below. The initial Agent Bank is specified in the relevant Prospectus Supplement/Final Terms. Subject to the provisions of the Agency Agreement, the Issuing Entity reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint successor or additional Paying Agents or a successor Agent Bank, provided, however, that:

(a)	the Issuing Entity shall at all times maintain a Principal Paying Agent;

(b)	the Issuing Entity will ensure that it maintains a Paying Agent in a European Union member state such that the Paying Agent will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced to conform to, such directive;

(c)	if a calculation agent is specified in the relevant Prospectus Supplement/Final Terms, the Issuing Entity shall at all times maintain a calculation agent; and

(d)	if and for so long as the Notes are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent in any particular place, the Issuing Entity shall maintain a Paying Agent having its Specified Office in the place required by such listing authority, stock exchange and/or quotation system.

Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Noteholders.

14.	Replacement of Note Certificates

If any Note Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the relevant Registrar, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, Security, indemnity and otherwise as the Issuing Entity may reasonably require. Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

15.	Meetings of Noteholders; Modification and Waiver

Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of Noteholders of each Class or Sub-Class of any Series to consider matters relating to the Notes of that Series, including the modification of any provision of these Conditions or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution of the Noteholders of the relevant Class or Sub-Class.

The Trust Deed provides that:

(a)	an Extraordinary Resolution which in the opinion of the Note Trustee affects the Notes of only one Class or Sub-Class shall be transacted at a separate meeting of the Noteholders of that Class or Sub-Class;

(b)	an Extraordinary Resolution which in the opinion of the Note Trustee affects the Noteholders of more than one Class or Sub-Class of Notes but does not give rise to an actual or potential conflict of interest between the Noteholders of one Class or Sub-Class of Notes and the holders of another Class or Sub-Class of Notes shall be transacted either at separate meetings of the Noteholders of each such Class or Sub-Class or at a single meeting of the Noteholders of all such Classes or Sub-Classes of Notes as the Note Trustee shall determine in its absolute discretion; and

(c)	an Extraordinary Resolution which in the opinion of the Note Trustee affects the Noteholders of more than one Class or Sub-Class and gives rise to any actual or potential conflict of interest between the Noteholders of one Class or Sub-Class of Notes and the Noteholders of any other Class or Sub-Class of Notes shall be transacted at separate meetings of the Noteholders of each such Class or Sub-Class.

The quorum for a meeting of a particular Class or Classes or Sub-Class or Sub-Classes of Notes to vote on an Extraordinary Resolution, other than regarding a Basic Terms Modification, will be two or more Persons holding or representing a clear majority of the Principal Amount Outstanding of the outstanding Notes in that Class or those Classes or Sub-Class or Sub-Classes or, at any adjourned meeting, two or more Persons being or representing Noteholders of that Class or those Classes or Sub-Class or

Sub-Classes, whatever the Principal Amount Outstanding of the outstanding Notes so held or represented in such Class or Classes or Sub-Class or Sub-Classes.

The quorum for a meeting of a particular Class or Classes or Sub-Class or Sub-Classes of Notes to vote on an Extraordinary Resolution relating to a Basic Terms Modification (which must be proposed separately to each Class or Sub-Class of Noteholders) will be two or more Persons holding or representing in the aggregate not less than 75 per cent. of the Principal Amount Outstanding of the outstanding Notes in the relevant Class or Classes, Sub-Class or Sub-Classes or, at any adjourned meeting, two or more Persons holding or representing not less than in the aggregate 33 1/3 per cent. of the Principal Amount Outstanding of the outstanding Notes in the relevant Class or Classes or Sub-Class or Sub-Classes.

In relation to each Class or Sub-Class of Notes:

(a)	no Extraordinary Resolution involving a Basic Terms Modification that is passed by the holders of one Class or Sub-Class of Notes shall be effective unless it is sanctioned by an Extraordinary Resolution of the holders of each of the other Classes or Sub-Classes of Notes (to the extent that there are outstanding Notes in each such other Classes or Sub-Classes);

(b)	no Extraordinary Resolution to approve any matter other than a Basic Terms Modification of any Class or Sub-Class of Notes shall be effective unless it is sanctioned by an Extraordinary Resolution of the holders of each of the other Classes or Sub-Classes of Notes ranking senior to such Class or Sub-Class (to the extent that there are outstanding Notes ranking senior to such Class or Sub-Class) unless the Note Trustee considers that none of the holders of each of the other Classes of Notes ranking senior to such Class or Sub-Class would be materially prejudiced by the absence of such sanction; and

(c)	any Extraordinary Resolution passed at a meeting of Noteholders of one or more Classes or Sub-Classes of Notes duly convened and held in accordance with the Trust Deed shall be binding upon all Noteholders of such Class or Classes or Sub-Class or Sub-Classes, whether or not present at such meeting and whether or not voting and, except in the case of a meeting relating to a Basic Terms Modification, any Extraordinary Resolution passed at a meeting of the holders of the Most Senior Class or Sub-Class of Notes duly convened and held as aforesaid shall also be binding upon the holders of all the other Classes or Sub-Classes of Notes.

Modification and Waiver

The Note Trustee may agree, without the consent of the Noteholders (i) to any modification (except a Basic Terms Modification) of, or to the waiver or authorisation of any breach (other than in relation to a Basic Terms Modification) or proposed breach of, the Notes of the relevant Series (including these Conditions) or any other Document, the Related Loan Note in respect of a Series, the Trust Deed or the Trust Deed Supplement and which is not, in the opinion of the Note Trustee, materially prejudicial to the interests of the holders of the Most Senior Class of Notes then outstanding of the relevant Series or (ii) to any modification of any of the provisions of these Conditions or any of the Documents which, in the opinion of the Note Trustee, is of a formal, minor or technical nature or is to correct a manifest or proven (to the satisfaction of the Note Trustee) error. The Note Trustee may also, without the consent of the Noteholders, determine that any Event of Default or Potential Event of Default shall not, or shall not subject to specified conditions, be treated as such. The Note Trustee shall not so determine, modify, waive or authorise (i) in contravention of any express direction by an Extraordinary Resolution of the holders of the Most Senior Class of Notes then outstanding or by a request in writing by holders of at least one-quarter of the aggregate Principal Amount Outstanding of the Most Senior Class of Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made); or (ii) any such proposed breach or breach relating to a Basic Terms Modification.

Any such modification, authorisation, waiver or determination shall be binding on the Noteholders of the Relevant Series and, unless the Note Trustee agrees otherwise, shall be notified by the Issuing Entity to the Noteholders in accordance with Condition 17 as soon as practicable thereafter. Where each of Standard & Poor's, Moody's and Fitch Ratings which is then rating the relevant Series of Notes has given written confirmation that such rating agency would not, as a result of the Note Trustee exercising any powers, trust, authority, duty or discretion under or in relation to the Notes or the Trust Deed or any other Document, reduce or withdraw its then current rating of the relevant Class or Sub-Class of Notes, the Note Trustee in considering whether such exercise is materially prejudicial to the interests of the Noteholders or, as the case may be, the holders of the Most Senior Class of outstanding Notes then outstanding, shall be entitled to take into account such written confirmation from each rating agency, provided that the Note Trustee shall continue to be responsible for taking into account any other matters which it considers would be relevant to such consideration.

Notwithstanding the forgoing, the Note Trustee shall be entitled to make any modification or amendment to any Document upon receipt of an opinion of counsel that such modification or amendment is necessary in order to register any Series of Notes under the Securities Act.

Substitution

As more fully set forth in the Trust Deed (and subject to these Conditions and the more detailed provisions which are contained in the Trust Deed) subject to such amendment of the Trust Deed and such other Conditions as the Note Trustee may require, but without the consent of the Noteholders, the Note Trustee may also agree to the substitution of any other body corporate in place of the Issuing Entity (the ‘‘substituted Issuing Entity’’) as principal debtor under the Trust Deed and the Notes and in the case of such a substitution the Note Trustee may agree, without the consent of the Noteholders, to a change of the law governing the Notes and/or the Trust Deed provided that such change would not in the opinion of the Note Trustee be materially prejudicial to the interests of the holders of the Most Senior Class of Notes then outstanding. Any such substitution or change shall be notified to the Noteholders in accordance with Condition 17 as soon as practicable thereafter.

16.	Enforcement

The Note Trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce any obligation of the Issuing Entity or payment of the Notes of the relevant Series (including, at any time after the Notes of a Series become due and repayable, the right to repayment of the relevant Series of Notes together with accrued interest thereon and including enforcing the Security in relation to the relevant Series) and shall be bound to do so if (and only if):

(a)	it shall have been so directed in writing by holders of at least one-quarter of the aggregate Principal Amount Outstanding of the Most Senior Class of Notes then outstanding or by an Extraordinary Resolution of the holders of the Most Senior Class of Notes then outstanding; and

(b)	it shall have been indemnified or provided with security to its satisfaction.

No Noteholder may institute any proceedings against the Issuing Entity to enforce its rights under or in respect of the Notes or the Trust Deed unless (i) the Note Trustee has become bound to institute proceedings and has failed to do so within a reasonable time and (ii) such failure is continuing. The Note Trustee may only enforce the floating charge given to it if it shall have been so directed by the holders of the Most Senior Class of outstanding Notes of each and every Series.

17.	Notices

Notices to the Noteholders shall be valid if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times) and New York (which is expected to be The Wall Street Journal). Any such notice shall be deemed to have been given on the date of first publication.

Until such time as any Individual Note Certificates are issued, there may, so long as the Global Note Certificate(s) is or are held in its or their entirety on behalf of Euroclear and/or Clearstream and/or are deposited with the DTC Custodian, be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear, Clearstream and DTC, for communication by them to the holders of the Notes. Any such notice shall be deemed to have been given to the holders of the relevant Notes on the day after the day on which such notice was given to Euroclear, Clearstream and DTC (as applicable).

Any Notices specifying the Rate of Interest, the Redemption Rate, an Interest Amount, an amount of Additional Interest or of Deferred Interest, a Principal Payment or a Principal Amount Outstanding shall be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Note Trustee and notified to the relevant Class of Noteholders (the ‘‘Relevant Screen’’). Any such notice shall be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph, then notice of the matters referred to in this Condition shall be given in accordance with the preceding paragraph.

Copies of all Notices given in accordance with these provisions shall be sent to the London Stock Exchange and to Euroclear, Clearstream and DTC.

18.	Currency Indemnity

If any sum due from the Issuing Entity in respect of the Notes or any order or judgement given or made in relation thereto has to be converted from the currency (the ‘‘First Currency’’) in which the same is payable under these Conditions or such order or judgement into another currency (the ‘‘Second Currency’’) for the purpose of (a) making or filing a claim or proof against the Issuing Entity, (b) obtaining an order or judgement in any court or other tribunal or (c) enforcing any order or judgement given or made in relation to the Notes, the Issuing Entity shall indemnify each Noteholder, on the written demand of such Noteholder addressed to the Issuing Entity and delivered to the Issuing Entity or to the Specified Office of the Principal Paying Agent, against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the First Currency into the Second Currency and (ii) the rate or rates of exchange at which such Noteholder may in the ordinary course of business purchase the First Currency with the Second Currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof.

This indemnity constitutes a separate and independent obligation of the Issuing Entity and shall give rise to a separate and independent cause of action.

19.	Rounding

For the purposes of any calculations referred to in these Conditions (unless otherwise specified in these Conditions or the relevant Prospectus Supplement/Final Terms), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up), and (c) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.

20.	Redenomination, Renominalisation and Reconventioning

Application

This Condition 20 (Redenomination, Renominalisation and Reconventioning) is applicable to the Notes only if it is specified in the relevant Prospectus Supplement/Final Terms as being applicable.

Notice of Redenomination

If the country of the Specified Currency becomes or, announces its intention to become, a Participating Member State, the Issuing Entity may, without the consent of the Noteholders, on giving at least 30 days' prior notice to the Noteholders and the Paying Agents, designate a date (the ‘‘Redenomination Date’’), being an Interest Payment Date under the Notes falling on or after the date on which such country becomes a Participating Member State.

Redenomination

Notwithstanding the other provisions of these Conditions, with effect from the Redenomination Date:

(i)	the Notes shall be deemed to be redenominated into euro in the denomination of euro 0.01 with a Principal Amount Outstanding for each Note equal to the Principal Amount Outstanding of that Note in the Specified Currency, converted into euro at the rate for conversion of such currency into euro established by the Council of the European Union pursuant to the Treaty (including compliance with rules relating to rounding in accordance with European Community regulations); provided, however, that, if the Issuing Entity determines, with the agreement of the Principal Paying Agent then market practice in respect of the redenomination into euro 0.01 of internationally offered securities is different from that specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuing Entity shall promptly notify the Noteholders, each listing authority, stock exchange and/or quotation system (if any) by which the Notes have then been admitted to listing, trading and/or quotation and the Paying Agents of such deemed amendments;

(ii)	if Notes have been issued in definitive form:

(A)	the payment obligations contained in all Notes denominated in the Specified Currency will become void on the redenomination date but all other obligations of the Issuing Entity thereunder (including the obligation to exchange such Notes in accordance with this Condition 20) shall remain in full force and effect; and

(B)	new Notes denominated in euro will be issued in exchange for Notes denominated in the Specified Currency in such manner as the Principal Paying Agent may specify and as shall be notified to the Noteholders;

(iii)	all payments in respect of the Notes (other than, unless the Redenomination Date is on or after such date as the Specified Currency ceases to be a sub-division of the euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro by cheque drawn on, or by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with, a bank in the Principal Financial Centre of any member state of the European Communities.

Any Individual Note Certificate issued pursuant to such redenomination shall have a minimum denomination of €50,000 (or its equivalent in another currency).

Interest

Following redenomination of the Notes pursuant to this Condition 20, where Notes have been issued in definitive form, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate Principal Amount Outstanding of the Notes.

Interest Determination Date

If the floating rate Note provisions are specified in the relevant Prospectus Supplement/Final Terms as being applicable to a Class or Sub-Class and a screen rate is used in order to determine the rate(s) of interest, with effect from the Redenomination Date, the Interest Determination Date shall be deemed to be the second TARGET Settlement Day before the first day of the relevant Interest Period with respect to such Class or Sub-Class.

21.	Governing Law and Jurisdiction

Governing law

The Notes and all matters arising from or connected with the Notes are governed by, and shall be construed in accordance with, English law.

English courts

The courts of England have exclusive jurisdiction to settle any dispute (a ‘‘Dispute’’) arising from or connected with the Notes.

Appropriate forum

The Issuing Entity agrees that the courts of England are the most appropriate and convenient courts to settle any dispute and, accordingly, that it will not argue to the contrary.

Rights of the Note Trustee to take proceedings outside England

Condition 21 (English courts) is for the benefit of the Note Trustee only. As a result, nothing in this Condition 21 (Governing law and jurisdiction) prevents the Note Trustee from taking proceedings relating to a dispute (‘‘Proceedings’’) in any other courts with jurisdiction. To the extent allowed by law, the Note Trustee may take concurrent proceedings in any number of jurisdictions.

The Trust Deed

The Trust Deed provides for the courts of England to have exclusive jurisdiction in connection with the Notes, and the Trust Deed.

Consent to enforcement etc.

The Issuing Entity consents generally in respect of any proceedings to the giving of any relief or the issue of any process in connection with such proceedings including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which is made or given in such proceedings.

22.	Third Party Rights

No Person shall have any right to enforce any term or condition of the Notes or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

DESCRIPTION OF THE SWAP AGREEMENTS

General

The Issuing Entity may enter into Swap Agreements with one or more counterparties for each Class or Sub-Class of Notes. Under separate Swap Agreements for any such Class or Sub-Class requiring a swap, as the same may be amended and/or supplemented each between the Issuing Entity and the Swap Counterparty, the Issuing Entity will (i) in respect of a foreign exchange Swap Agreement pay to the Swap Counterparty (a) on the relevant Closing Date certain initial principal payments in the currency in which such Class or Sub-Class is denominated and (b) thereafter sterling sums equal to the payments required under such foreign exchange Swap Agreement (unless such payments are deferred) and (c) on or prior to termination of the swap, certain final prinicipal payments denominated in sterling and (ii) in respect of an interest rate Swap Agreement will pay to the Swap Counterparty after the relevant Issue Date sterling sums equal to the payments required under such interest rate Swap Agreement.

The significance percentage of the Swap Counterparty in respect of any Swap Agreement will be determined based on a reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments. The Sponsor's internal risk management process permits the posting of collateral by a counterparty to mitigate exposure under derivative instruments in certain circumstances pursuant a credit support annex.

Further details of the Swap Counterparty, the Swap Agreements and the credit support annex, if any, relating to a Series or Class of Notes will be set out in the applicable Prospectus Supplement/Final Terms.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Consumer Credit Act 1974

This section, entitled ‘‘Consumer Credit Act 1974’’, contains a discussion of the material consequences of the Consumer Credit Act for the Designated Accounts. A significant number of the credit transactions that occur on a Designated Account will be subject to the Consumer Credit Act because they have a credit limit of up to £25,000. Once the Consumer Credit Act 2006 is brought fully into force by secondary legislation, it will amend the Consumer Credit Act to remove this £25,000 limit in respect of credit for non-business lending. The Consumer Credit Act applies to these credit transactions and, in whole or in part, the credit card agreement establishing each Designated Account. This has certain consequences for the Designated Accounts, including the following:

Enforcement of Improperly Executed or Modified Credit Card Agreements

If a credit card agreement has not been executed, supplied, or modified in accordance with the Consumer Credit Act, then it may be unenforceable against a cardholder without a court order and in some instances may be completely unenforceable. As is common with many other UK credit card issuers, the Sponsor's credit card agreements may not in all circumstances comply in all respects with the Consumer Credit Act or other related legislation. As a result, these agreements may be unenforceable by the Sponsor against a cardholder without a court order. The Sponsor gives no guarantee that a court order could be obtained if required. However, the credit card agreements that do not comply with the Consumer Credit Act are still legal, valid and binding obligations of the relevant cardholder and it will still be possible to collect payments from cardholders willing to pay their debt, notify relevant credit agencies and in many cases demand arrears from cardholders who are falling behind with their payments. Further, it is unlikely that the Sponsor will have an obligation to repay or account to a cardholder for any payments received by the Sponsor notwithstanding any such non-compliance with the Consumer Credit Act.

Liability for Supplier's Misrepresentation or Breach of Contract

Transactions involving the use of a credit card originated in the United Kingdom may constitute transactions under debtor-creditor-supplier agreements. A debtor-creditor-supplier agreement includes an agreement where the creditor, in accordance with pre-existing arrangements or in contemplation of future arrangements between the creditor and a supplier, advances funds to finance a purchase by the debtor of goods or services from that supplier.

Section 75 of the Consumer Credit Act provides that, if the supplier is in breach of the contract – whether such contract is express or implied by law – between the supplier and a cardholder in a debtor-creditor-supplier agreement or if the supplier has made a misrepresentation about that contract, the creditor may also be liable to the cardholder for the breach or misrepresentation. The liability of the Sponsor to the holder of a Designated Account in the circumstances described above is called the ‘‘Originator Section 75 Liability’’. In these circumstances the cardholder may have the right to reduce the amount owed to the Sponsor under his or her credit card account. This right would survive the sale of the Receivables to the Receivables Trustee. As a result, the Receivables Trustee may not receive payments from the Sponsor that it might otherwise expect to receive. However, the Sponsor will not be liable where the cash price of the item or service supplied concerning the claim is less than £100 or greater than £30,000.

The Receivables Trustee has agreed to indemnify the Sponsor for any loss suffered by the Sponsor arising from the Originator Section 75 Liability. This indemnity cannot exceed the original outstanding principal balance of the affected charge on the Designated Account.

The Receivables Trustee's indemnity will be payable from Available Funds on the Receivables. Any amounts that the Sponsor recovers from the supplier will reduce the Sponsor's loss for purposes of the Receivables Trustee's indemnity. The Sponsor will have rights of indemnity against suppliers under section 75 of the Consumer Credit Act. The Sponsor may also be able to charge-back the transaction in dispute to the supplier under the operating regulations of VISA® or MasterCard®.

If the Sponsor's loss for purposes of the Receivables Trustee's indemnity exceeds the Available Funds available to satisfy the loss, the amount of the excess will reduce the Originator Interest accordingly.

Transfer of Benefit of Receivables

The transfer and assignment by the Sponsor to the Receivables Trustee of the benefit of the Receivables is governed by English law and takes effect in equity only.

The Receivables Trustee has agreed that notice will not be given to cardholders of the transfer and assignment of the benefit of the Receivables unless HSBC's long-term senior unsecured indebtedness as rated by Moody's, Standard & Poor's or Fitch Ratings (if Fitch Ratings is then rating a series of Notes) were to fall below Baa2, BBB or BBB respectively. The lack of notice has several legal consequences:

•	until notice is given to the cardholders each cardholder may discharge his or her obligations under the Designated Account by making payment to the Sponsor. Giving notice to cardholders would mean that cardholders would no longer be required to make payments to the Sponsor as creditor under the credit card agreements but would instead be required to make payments to the Receivables Trustee as assignee of the Receivables. If notice is given and a cardholder ignores it and makes payment to the Sponsor for its own account, that cardholder would nevertheless still be bound to make payment to the Receivables Trustee. The Sponsor, having transferred the benefit of the securitised receivables to the Receivables Trustee, is the bare trustee of the Receivables Trust for the purposes of the collection of the Receivables that are the property of the Receivables Trust and is accountable to the Receivables Trustee accordingly;

•	until notice is given to a cardholder who is a depositor or other creditor of the Sponsor, equitable set-offs may accrue in favour of that cardholder against his or her obligation to make payments under the credit card agreement to the Sponsor. These rights of set-off may result in the Receivables Trustee receiving less monies than anticipated from the Receivables;

•	the transfer of the benefit of receivables to the Receivables Trustee has been and will continue to be subject both to any prior equities that have arisen in favour of the cardholder and to any equities that may arise in the cardholder's favour after the assignment. Where notice of the assignment is given to a cardholder, certain rights of set-off may not arise after the date of the notice.

•	under the terms of the Receivables Securitisation Deed, the Sponsor represents that each receivable assigned to or held on trust for the Receivables Trust is an Eligible Receivable – unless the receivable is specified as being an Ineligible Receivable. The eligibility criteria include that each receivable constitutes the legal, valid and binding obligations of the cardholder enforceable – unless they are not in compliance with the Consumer Credit Act in which case they may only be enforceable with a court order and, in a small number of cases, may be unenforceable against the cardholder in accordance with its terms. They also include that each receivable is not, save as specifically contemplated by any rule of English law, currently subject to any defence, dispute, set-off or counterclaim or enforcement orders apart from in the limited cases described in the previous sentence;

•	notice to the cardholder and, in respect of any receivables assigned pursuant to an English law or Northern Irish law governed contract for assignment not in written form, a written assignment in respect of those English law or Northern Irish law governed receivables;

•	notice to the cardholder and where necessary assignation would prevent the credit card agreement from being amended by the Sponsor or the cardholder without the consent of the Receivables Trustee; and

•	lack of notice to the cardholder and where necessary assignation means that, for procedural purposes, the Receivables Trustee will have to join the Sponsor as a party to any legal action that the Receivables Trustee may want to take against any cardholder.

MATERIAL UNITED KINGDOM TAX CONSEQUENCES

The comments below are of a general nature based on current United Kingdom law and practice as of the date of this prospectus and are subject to any change in law that may take effect after this date. They are made on the assumption that there will be no substitution of the Issuing Entity and do not consider the tax consequences of any such substitution. The comments do not purport to be a complete analysis of all UK tax considerations relating to the Notes. They relate only to the position of Persons who are the absolute beneficial owners of their Notes and may not apply to certain Classes of Persons such as dealers. They do not necessarily apply where the income is deemed for tax purposes to be income of any other person. Any Noteholders who are in doubt as to their tax position should consult their professional advisers.

Noteholders who may be liable to taxation in jurisdictions other than the United Kingdom in respect of their acquisition, holding or disposal of the Notes are particularly advised to consult their professional advisers as to whether they are so liable (and, if so, under the laws of which jurisdictions), since the following comments relate only to certain United Kingdom taxation aspects of payments in respect of the Notes. In particular, Noteholders should be aware that they may be liable to taxation under the laws of other jurisdictions in relation to payments in respect of the Notes even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the United Kingdom.

UK withholding tax

The Notes issued by the Issuing Entity will constitute ‘‘quoted Eurobonds’’ provided they are and continue to be listed on a recognised stock exchange within the meaning of section 841 of the Income and Corporation Taxes Act 1988. The London Stock Exchange is a recognised stock exchange for these purposes. Under HM Revenue and Customs published practice, securities will be treated as listed on the London Stock exchange if they are admitted to the Official List by the United Kingdom Listing Authority and are admitted to trading on the London Stock Exchange. Whilst the Notes are and continue to be quoted Eurobonds, payments of interest on the Notes may be made without withholding or deduction for or on account of United Kingdom income tax.

In all cases falling outside the exemption described above, interest on the Notes may be paid under deduction of United Kingdom income tax at the lower rate (currently 20 per cent.) subject to such relief as may be available, for example under the provisions of any applicable double taxation treaty.

Provision of information

Noteholders who are individuals should note that where any interest on Notes is paid to them (or to any person acting on their behalf) by the Issuing Entity or any person in the United Kingdom acting on behalf of the Issuing Entity (a ‘‘paying agent’’), or is received by any person in the United Kingdom acting on behalf of the relevant Noteholder (other than solely by clearing or arranging the clearing of a cheque) (a ‘‘collecting agent’’), then the Issuing Entity, the paying agent or the collecting agent (as the case may be) may, in certain cases, be required to supply to the United Kingdom HM Revenue and Customs details of the payment and certain details relating to the Noteholder (including the Noteholder's name and address). These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of United Kingdom income tax and whether or not the Noteholder is resident in the United Kingdom for United Kingdom taxation purposes. Where the Noteholder is not so resident, the details provided to the United Kingdom HM Revenue and Customs may, in certain cases, be passed by the United Kingdom HM Revenue and Customs to the tax authorities of the jurisdiction in which the Noteholder is resident for taxation purposes.

Discount and premium

Notes may be issued at an issue price of less than 100 per cent. of their principal amount. Any discount element on any such Notes will not be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above, but may be subject to reporting requirements as outlined above.

Where Notes are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to United Kingdom withholding tax and reporting requirements as outlined above.

EU directive on the taxation of savings income

Under EC Council Directive 2003/48/EC on the taxation of savings income (the ‘‘EU Savings Tax Directive’’), each member state is required, from 1 July 2005, to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a Person within its jurisdiction to, or collected by such a Person for, an individual resident in that other member state; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 per cent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Jersey is not subject to the EU Savings Tax Directive. However, in keeping with Jersey's policy of constructive international engagement, the States of Jersey has introduced a retention tax system in respect of payments of interest, or other similar income, made to an individual beneficial owner resident in an EU Member State by a paying agent situate in Jersey (the terms ‘‘beneficial owner’’ and ‘‘paying agent’’ are defined in the EU Savings Tax Directive). The retention tax system will apply for a transitional period prior to the implementation of a system of automatic communication to EU Member States of information regarding such payments. The transitional period will end only after all EU Member States apply automatic exchange of information and the EU Member States unanimously agree that the United States of America has committed to exchange of information upon request. During this transitional period, such an individual beneficial owner resident in an EU Member State will be entitled to request a paying agent not to retain tax from such payments but instead to apply a system by which the details of such payments are communicated to the tax authorities of the EU Member State in which the beneficial owner is resident.

European Union Code of Conduct on Business Taxation

On 3 June 2003, the European Union Council of Economic and Finance Ministers reached political agreement on the adoption of a Code of Conduct on Business Taxation. Jersey is not a member of the European Union, however, the Policy & Resources Committee of the States of Jersey has announced that, in keeping with Jersey's policy of constructive international engagement, it intends to propose legislation to replace the Jersey exempt company regime by 1 January, 2008 with a general zero rate of corporate tax.

General issues

The references to ‘‘interest’’ above mean ‘‘interest’’ as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of ‘‘interest’’ or ‘‘principal’’ which may prevail under any other law or which may be created by the terms and Conditions of the Notes or any Related Documentation.

UK tax overview for US Noteholders

A US Noteholder will not be considered to be resident in the United Kingdom for United Kingdom tax purposes or otherwise subject to United Kingdom taxation on its income from the Notes (other than tax withheld at source as discussed above) solely by reason of its holding of Notes.

UK tax overview for Noteholders within the charge to UK Corporation Tax

Noteholders who are within the charge to UK corporation tax, income tax, capital gains tax or inheritance tax will generally be subject to tax in respect of their Notes in accordance with the applicable legislation.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

The following overview describes the material US federal income tax consequences of the purchase, ownership and disposition of the Notes. This overview has been prepared and reviewed by Clifford Chance US LLP, special US federal income tax counsel to the Issuing Entity (which we call special US tax counsel). It is based upon the provisions of the Internal Revenue Code of 1986 as amended, which we will refer to as the Code, Treasury regulations promulgated thereunder, published rulings by the Internal Revenue Service (‘‘IRS’’) and court decisions currently in effect. These authorities are subject to change or differing interpretations, possibly with retroactive effect.

The discussion does not address the US federal income tax consequences applicable to all categories of investors and is directed solely at US Holders who acquire Notes in the original offering and hold the Notes as capital assets within the meaning of the Code. In particular, this discussion does not address the US federal income tax laws that may be important to a US Holder of Notes in the light of its particular investment circumstances or to certain types of holders of the Notes subject to special treatment under the federal income tax laws, such as:

•	financial institutions;

•	insurance companies;

•	tax-exempt organisations;

•	dealers in securities or currencies;

•	persons whose functional currency is not the US dollar;

•	persons that own, actually or contractually 10 per cent. or more of the combined voting power of the Issuing Entity; or

•	persons holding Notes as part of a hedging, integrated, conversion or constructive sale transaction or straddle.

In addition, this overview does not address alternative minimum tax consequences or any tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences. The Issuing Entity suggests that each prospective investor consult its own tax advisors in determining the US federal, state, local and foreign and any other tax consequences to them of an investment in the Notes and the purchase, ownership and disposition thereof.

For the purposes of this overview, a ‘‘US Holder’’ means a beneficial owner of Notes who or which is for US federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organised in, or under the laws of, the United States or any political subdivision thereof;

•	an estate whose income from sources outside the United States may be included in gross income for US federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

A ‘‘non-US Holder’’ means a beneficial owner of Notes who is not a US Holder.

Overview of Special US Tax Counsel's Opinions

Special US tax counsel has prepared and reviewed this overview of material US federal income tax consequences, and to the extent that it constitutes matters of law or legal conclusions with respect thereto, is of the opinion that it is correct in all material respects. Special US tax counsel also opines that, as described below, although the matter is not free from doubt due to the lack of governing authority and the highly factual nature of the analysis, based upon the contemplated activities and certain covenants of each of the Receivables Trustee, the Loan Note Issuing Entity and the Issuing Entity, none of the Receivables Trustee, the Loan Note Issuing Entity and the Issuing Entity will be treated as engaged in a trade or business within the United States for US federal income tax purposes and therefore, that none of these entities will be subject to United States federal income tax on their net income. Special US tax counsel further opines that, as described below, although there is no directly governing authority addressing the classification of securities similar to the Notes, under current law, the Class A Notes, Class B Notes and Class C Notes will be treated as debt for US federal income tax purposes. Except as set forth in the preceding sentences, special US tax counsel will render no other opinions about the purchase, ownership and disposition of the Notes. Further, an opinion of special US tax counsel is not binding on the IRS or the courts, and no ruling on any of the consequences or issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving securities issued by an entity with terms similar to those of the Notes. Accordingly, the Issuing Entity suggests that Persons considering the purchase of Notes consult their own tax advisors about the US federal income tax consequences of an investment in the Notes and the application of US federal tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Treatment of the Receivables Trustee, the Receivables Trust, the Loan Note Issuing Entity and the Issuing Entity

In the opinion of special US tax counsel, although the matter is not free from doubt due to a lack of governing authority and the highly factual nature of the analysis, based on contemplated activities and certain covenants of the Receivables Trustee, the Loan Note Issuing Entity and the Issuing Entity, none of the Receivables Trustee, the Receivables Trust, the Loan Note Issuing Entity and the Issuing Entity will be engaged in a trade or business in the United States under current US federal income tax law and, therefore, none of them will be subject to US federal income tax on their net income (including the branch profits tax). An opinion of legal advisers is not binding on the IRS and it is possible that the IRS could disagree with special US tax counsel's conclusion. If the Issuing Entity were deemed to be engaged in a United States trade or business, it would be subject to US federal income tax on its taxable income effectively connected to such United States trade or business (and possibly to the 30 per cent. branch profits tax as well) and distributions to non-US Holders on any Notes treated as equity for US federal income tax purposes would be subject to US withholding tax to the extent such distributions were from earnings and profits of the Issuing Entity and were not effectively connected to a United States trade or business.

US Holders

Tax Treatment of the Notes as Indebtedness

The Issuing Entity will treat the Notes as debt for US federal income tax purposes. Each holder of Notes, by acceptance of such Notes, will also agree to treat the Notes as indebtedness for US federal income tax purposes. Special US tax counsel has advised that in its opinion, although there is no directly governing authority addressing the classification of securities similar to the Notes, under current law, the Class A Notes, Class B Notes and Class C Notes will be treated as indebtedness for US federal income tax purposes. Such agreement and opinion are not binding on the IRS and, as stated above, no assurance can be given that the characterisation of the Notes as indebtedness would prevail if the issue were challenged by the IRS. The IRS might attempt to treat the Notes for US federal income tax purposes as equity interests in a corporation. As discussed below, treatment of the Notes as equity interests could have adverse tax consequences for US Holders. The Issuing Entity suggests US Holders of the Notes consult their tax advisors as to whether they should make any of the elections described below on a protective basis.

The discussion below assumes the Notes are treated as indebtedness for US federal income tax purposes.

Payments of Interest on the Notes

Prospective US Holders of Notes should note that, because interest on the Notes is not unconditionally payable in money on each Payment Date, all of the stated interest payments on the Notes will be treated as original issue discount (OID). The OID rules of the Code may require US Holders of Notes to recognise taxable income on such Notes without the receipt of an equivalent amount of cash. It is anticipated, and the remainder of this discussion assumes, that the Notes will not be issued with OID other than any such ‘‘deemed’’ OID attributable to the accrual of the stated interest payment on the Notes or OID which is de minimis.

A US Holder of a note will be required to accrue and include in gross income the sum of the ‘‘daily portions’’ of total OID on the note for each day during the taxable year on which the US Holder held a note, generally under a constant yield method, regardless of such US Holder's usual method of tax accounting and without regard to the timing of actual payments on the note. Such income will be treated as interest income from sources outside the United States. The amount of OID to be accrued over the term of the note will be based initially on the floating rate in effect for the first accrual period of the note. To the extent such rate varies with respect to any accrual period, such variation shall be reflected in an increase or decrease of the amount of OID accrued for such period. As a result of the complexity of the OID rules, the Issuing Entity suggests each US Holder of a note consult its own tax advisor regarding the impact of the OID rules on its purchase, ownership or disposition of a note.

Sale, Exchange or Redemption of a note

Upon the sale, exchange or redemption of a note, a US Holder generally will recognise taxable gain or loss equal to the difference between:

•	the amount realised on the sale, exchange, or redemption, less amounts representing accrued and unpaid interest that the US Holder has not included in gross income, which will be taxable as such; and

•	such US Holder's adjusted tax basis in the note.

A US Holder's adjusted tax basis in a note generally will equal such US Holder's purchase price of such note, increased by the amount of OID previously included in income and decreased by the amount of Principal Payments previously received on the note. Such gain or loss will generally be long-term capital gain or loss if the note has been held for more than one year at the time of such sale, exchange, or redemption.

Alternative Treatment of Notes

If the IRS were to successfully assert that any of the Notes are not debt for US federal income tax purposes, those Notes could be treated as equity interests in a passive foreign investment company (‘‘PFIC’’). If the Notes were treated as equity interests in a PFIC, any gain on sale or other disposition of the Notes would be subject to tax at ordinary income rates, both gain and payments received on the Notes might be subject to additional tax and a US Holder would be subject to additional form filing requirements.

Non-US Holders

In general, subject to the discussion below of backup withholding:

•	payments of principal and interest by the Issuing Entity or any Paying Agent to a non-US Holder will not be subject to US federal income or withholding tax; and

•	gain realised by a non-US Holder on the sale, exchange or redemption of a note will not be subject to US federal income tax or withholding tax, provided that such non-US Holder is not (i) engaged in a US trade or business, (ii) a former citizen or long-term resident of the US, a CFC, a corporation which accumulates earnings to avoid US federal income tax, or a certain type of foreign charitable organisation or (iii) present in the US for 183 days or more during a taxable year and meets certain other Conditions.

The Issuing Entity suggests non-US Holders consult their US tax advisors before purchasing Notes.

Backup Withholding and Information Reporting

Payments of principal, interest and OID on the Notes, and the proceeds of sale or other disposition of the Notes, payable to a US or US connected holder by a US or US connected Paying Agent or other US intermediary will be subject to information reporting requirements. Backup withholding at a rate of 28 per cent. will also apply to these payments if the US Holder fails to provide an accurate taxpayer identification number or certification of exempt status or fails to report all interest and dividends required to be shown on its US federal income tax return. No information reporting or backup withholding will be required with respect to payment made by a US Paying Agent or other US intermediary to certain exempt US Holders, such as corporations.

No information reporting or backup withholding will be required with respect to payment made to a non-US Holder for whom the payor has a properly executed form W-8BEN or W-8ECI. If information reporting requirements apply to a US Holder, interest on the US Holder's Notes will be reported to the IRS and to the US Holder as may be required under applicable regulations. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against a holder's US federal income tax liability provided the required information is furnished to the IRS.

Certain State, Local And Other Tax Consequences

The Issuing Entity suggests potential investors consult their own tax advisors regarding whether the purchase of the Notes, either alone or in conjunction with an investor's other activities, may subject a US Holder to any state or local taxes based, for example, on an assertion that the investor is either ‘‘doing business’’ in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction.

The US federal, state, local and other tax consequences set forth above do not address the tax consequences that may be important to a holder of Notes in light of its particular circumstance, and thus, may not be applicable depending upon the particular tax situation of a holder of Notes. the Issuing Entity suggests that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws.

ERISA CONSIDERATIONS

The US Employee Retirement Income Security Act of 1974, as amended – called ERISA, and Section 4975 of the Code impose requirements on employee benefit plans and some other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which these plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions (including, but not limited to, regulations relating to prohibited transactions) of ERISA or Section 4975 of the Code. We call these entities ‘‘Plans’’.

Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Persons – called ‘‘Parties in Interest’’ (or, technically under the Code, ‘‘Disqualified Persons’’) – who have specified relationships to a Plan or its assets, unless an exemption is available. Parties in interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA or an excise tax imposed under Section 4975 of the Code, unless an exemption is available or an exemption applies under the Plan Asset Regulation. The details of these prohibited transactions are contained in Section 406 of ERISA and Section 4975 of the Code. It will be the responsibility of each Plan Fiduciary to ensure that any purchase or holding of a Note does not and will not Constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the code. In light of the above information, you will be deemed to have represented and agreed by your purchase and holding of the note that (1) (a) no part of the funds being used to pay the purchase price for those notes constitutes Plan assets of any Plan or will constitute Plan assets while you hold those notes, and that you are not, and for so long as you hold the notes will not be, a Plan, or (b) the purchase and holding of those notes do not and will not constitute, result in or otherwise involve a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

US Department of Labor (called DOL) Regulation Section 2510.3-101 (called the ‘‘Plan Asset Regulation’’) generally treats the assets of an entity in which a Plan holds an equity interest as assets of such Plan unless one or more of the exceptions in the Plan Asset Regulation applies. If the Notes are treated as equity interests and you use Plan assets to purchase the Notes, the assets of the Issuing Entity and the Receivables Trust would be treated as Plan assets of the investing Plan unless an exception applies – see ‘‘Equity Treatment’’ below. Among other things, this would subject the Issuing Entity and the Receivables Trust's assets to the fiduciary rules of ERISA and the prohibited transaction rules of ERISA and Section 4975 of the Code and could result in penalties and excise taxes under those rules. The term ‘‘equity interest’’ is defined under the Plan Asset Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and has no substantial equity features.

To the extent the Notes constitute ‘‘publicly offered securities’’ additional exceptions from the Plan Asset Regulations may apply.

In light of the above discussion, if you are considering the purchase of Notes with assets of any Plan, you should consult your own counsel regarding whether the assets of the Issuing Entity represented by the Notes would be considered Plan assets, the consequences that would apply if the Issuing Entity's assets were considered Plan assets, the availability of exemptive relief from the prohibited transaction rules under a PTCE – whether or not the Issuing Entity's assets are considered Plan assets and the applicability of an exception under the Plan Asset Regulation.

You must not purchase the Notes with assets of any Plan, if, for example, any of the Issuing Entity, HSBC, the Servicer, the Receivables Trustee or any of their affiliates (1) has investment or administrative discretion for those Plan assets; (2) has authority or responsibility to give, or regularly gives, investment advice for those Plan assets for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the Plan assets and will be based on the particular investment needs of the Plan; or (3) unless a PTCE is applicable, is an employer maintaining or contributing to the Plan.

The Issuing Entity suggests that, prior to making an investment in Notes, prospective employee benefit plan investors (whether or not subject to ERISA or Section 4975 of the Code) consult with their legal and other advisors concerning the impact of ERISA and the code (and, particularly in the case of non-ERISA plans and arrangements, any additional state, local and foreign law considerations), as applicable, and the potential consequences in their specific circumstances of an investment in Notes.

ENFORCEMENT OF FOREIGN JUDGMENTS IN JERSEY OR ENGLAND AND WALES

The Issuing Entity is incorporated with limited liability in England and Wales and the Receivables Trustee and the Loan Note Issuing Entity in Jersey. Any final and conclusive judgement of either a New York state or US Federal court that has jurisdiction recognised by England and Wales regarding obligations of the Issuing Entity under the Notes, which judgement is for a debt or a fixed sum of money and which has not been stayed or fully satisfied, can be enforced by action against the Issuing Entity in the courts of England and Wales without re-examining the merits of the issues determined by the proceedings unless:

•	the proceedings in New York state or the US Federal court involved a denial of the principles of natural justice;

•	the judgement goes against the public policy of England and Wales;

•	the judgement was obtained by fraud, duress or was based on a clear mistake of fact;

•	the judgement is a penal or revenue judgement; or

•	there has been an earlier judgement in another court between the same parties on the same issues as are dealt within the judgement to be enforced.

A judgement by a court may be sometimes given in sterling.

All of the directors and executive officers of the Issuing Entity and some of the experts named in this Base Prospectus live outside the United States. Most of their assets are located outside the United States. Because of this, the holders of the Notes may not be able to effect service of process within the United States on them or to enforce US judgements obtained in such courts predicated upon the civil liability provisions of the Federal securities laws of the United States against them. The Issuing Entity has been advised by its English counsel, Clifford Chance LLP, that because of this, they may not be able to enforce in England and Wales, in original actions solely or in actions for enforcement of judgements of US courts, civil liabilities based on the Federal securities laws of the United States.

LEGAL MATTERS

Matters of English law relating to the validity of the issuance of the Notes will be passed upon for the Issuing Entity by Clifford Chance LLP. Clifford Chance US LLP will act as Special US Tax Counsel to the Issuing Entity as to US tax matters. Legal matters will be passed upon for the Arranger and Dealers by Allen & Overy LLP. Clifford Chance LLP and Clifford Chance US LLP have given and not withdrawn their consent to the inclusion of references to their opinions in this Base Prospectus and have authorised the contents of such references for the purposes of paragraph 6(I)(e) of the Financial Services and Markets Act 2000 (Official Listing of Securities) Regulations 2001.

PLAN OF DISTRIBUTION

On 23 May 2006 the Issuing Entity entered into an agreement (the ‘‘Dealer Agreement’’) with HSBC Bank plc, in its capacity as dealer (the‘‘Dealer’’ collectively, together with any other Dealer that may in the future become a party to the Dealer Agreement as provided therein, the ‘‘Dealers’’) in connection with the distribution of Notes issued under the Programme. The Dealer Agreement does not impose any obligation on the Dealers to purchase, or on the Issuing Entity to issue, any Notes, but provides the general terms and conditions under which the Issuing Entity and one or more Dealers may agree to the issuance by the former and the purchase by the latter of one or more Series of Notes, in accordance with a subscription agreement based on a form set out in the Dealer Agreement or such other form as may be agreed between the Issuing Entity and the relevant Dealer or Dealers.

In addition, because the provisions of the Dealer Agreement are not exclusive, the Issuing Entity may offer and sell the Notes in any of three ways:

•	directly to one or more purchasers;

•	through agents; or

•	through Dealers.

Any Dealer or agent that offers the Notes may be an affiliate of the Issuing Entity and/or HSBC, and offers and sales of Notes may include secondary market transactions by these affiliates. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

A Prospectus Supplement/Final Terms in relation to this Base Prospectus will specify the terms of each offering, including:

•	the name or names of any Dealers or agents;

•	the public offering or purchase price;

•	the net proceeds to the Issuing Entity from the sale;

•	any underwriting discounts and other items constituting Underwriters' compensation;

•	any discounts and commissions allowed or paid to Dealers;

•	any commissions allowed or paid to agents; and

•	the securities exchanges, if any, on which the Notes will be listed.

If any Notes are sold through Dealers, the Prospectus Supplement/Final Terms will describe the nature of the obligation of the Dealers to purchase the Notes. The Notes may be offered to the public either through syndicates represented by one or more Dealers or directly by one or more firms acting alone. The Dealer or Dealers for a particular offering of Notes will be named in the Prospectus Supplement/Final Terms relating to that offering, and, if a syndicate is used, the managing Dealer or Dealers will be set forth on the cover of the Prospectus Supplement/Final Terms. Unless otherwise described in the Prospectus Supplement/Final Terms, the obligation of the Dealers to purchase any Notes will be subject to various conditions precedent.

The Prospectus Supplement/Final Terms for any Notes offered other than through Dealers will contain information regarding the nature of the offering and any agreements to be entered into between the Issuing Entity and the participants in the distribution of the Notes.

Dealer trading may take place in some of the Notes, including Notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the Issuing Entity, directly or through agents, solicits offers to purchase Notes, the Issuing Entity reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of Notes.

The Issuing Entity may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to Dealers. If indicated in a Prospectus Supplement/Final Terms in relation to this Base Prospectus, the Issuing Entity will authorise Dealers or agents to solicit offers by certain institutions to purchase securities from the Issuing Entity pursuant to delayed delivery contracts providing for payment and delivery at a future date.

Any Dealer or agent participating in the distribution of securities, including Notes offered by this Base Prospectus, may be deemed to be an underwriter of those securities under the Securities Act and any discounts or commissions received by them and any profit realised by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

The Issuing Entity may agree to indemnify Dealers, agents and their controlling Persons against certain civil liabilities, including liabilities under the Securities Act in connection with their participation in the distribution of the Issuing Entity's Notes.

Purchasers of Notes, including Dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘Underwriters’’ within the meaning of the Securities Act in connection with re-offers and sales of the Notes by them. Noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

Dealers and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for the Sponsor, the Issuing Entity or their affiliates in the ordinary course of business.

HSBC will be the Sponsor, Originator Beneficiary, Servicer, Arranger, a Dealer and the lender under the Expenses Loan Agreement.

United Kingdom

Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that:

(i)	No deposit-taking: in relation to any Notes which have a maturity of less than one year:

(i)	it is a Person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)	it has not offered or sold and will not offer or sell any Notes other than to Persons:

(A)	whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses; or

(B)	who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the Notes would otherwise constitute a contravention of section 19 of the FSMA by the Issuing Entity;

(ii)	Financial promotion: it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuing Entity; and

(iii)	General compliance: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

General

Persons into whose hands this Base Prospectus or any Prospectus Supplement/Final Terms comes are required by the Issuing Entity and the Dealers to comply with all applicable laws and regulations in each country or jurisdiction in or from which they purchase, offer, sell or delivery Notes or have in their possession or distribute such offering material, in all cases at their own expense.

The Dealer Agreement provides that the Dealers shall not be bound by any of the restrictions relating to any specific jurisdiction (set out above) to the extent that such restrictions shall, as a result of change(s)

or change(s) in official interpretation, after the date hereof, of applicable laws and regulations, no longer be applicable but without prejudice to the obligations of the Dealers described in the immediately preceding paragraph above.

Selling restrictions may be supplemented or modified with the agreement of the Issuing Entity. Any such supplement or modification will be set out in the relevant Base Prospectus or Prospectus Supplement/Final Terms (in the case of a supplement or modification relevant only to a particular Series of Notes).

RATINGS OF THE NOTES

Notes offered by this Base Prospectus and the applicable Prospectus Supplement/Final Terms will be:

•	assigned a rating by each of Standard & Poor's, Moody's and, if stated in the relevant Pricing Supplement/Final Terms, Fitch Ratings; and

•	identified in the Prospectus Supplement/Final Terms in one of the four highest rating categories of such nationally recognised statistical rating organisation (which is referred to as ‘‘Investment Grade’’).

The ratings of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes. A rating may be suspended, lowered or withdrawn at any time. The rating does not address the expected schedule of Principal Payments other than to say that principal will be returned no later than the final maturity date.

Rating agencies other than those requested could assign a rating to the Notes, and its rating could be lower than any rating assigned by a Rating Agency chosen by the Issuing Entity.

GOVERNING LAW

•	The programme documents are governed by the laws of England and Wales except as set out below.

•	The United Kingdom comprises three distinct legal systems, namely those of England (which includes Wales), Scotland and Northern Ireland, each with its own judicial process. However, leaving aside devolution of certain powers to Scottish and Northern Irish legislative bodies, the legislative body for each of these three jurisdictions is the UK Parliament. Accordingly, references to UK law are to laws promulgated by the UK Parliament but which are binding on the United Kingdom.

•	Provisions of the transaction documents which grant Security over certain intangible assets situated in Jersey are, in order to be effective as a matter of Jersey law, governed by Jersey law. Jersey, an island in the Channel Islands off the coast of France, has an entirely separate legislative and judicial system.

REPORTS TO NOTEHOLDERS

The Servicer will prepare monthly and annual reports that will contain information about the Notes. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles in the United Kingdom. Unless and until Individual Note Certificates are issued, the reports will be sent to the Registrars. No reports will be sent to you.

Enquiries and requests for information in relation to the Notes from Noteholders in the United Kingdom may be directed to the London office of the Note Trustee, which is located at c/o the Law Debenture Trust Corporation plc, Fifth Floor, 100 Wood Street, London EC2V 7EX. The Note Trustee, from its London office, will be able to respond to all enquiries and requests for information regarding the Notes and to refer any calls requiring any action on the part of the Registrar to the relevant Registrar's office to liaise with the relevant holder of the Notes. In performing these functions, the Note Trustee is procuring that the equivalent services that would be available at a London Paying Agent are available to holders of Notes in London (excluding any payment of principal or interest or any other payment on the Notes) to enable these Noteholders to exercise all their rights, in particular, being informed of meetings which they are entitled to attend and exercising their right to vote.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement for the notes with the SEC. This Base Prospectus is part of the registration statement, but the registration statement includes additional information. The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the notes (including any material changes that may occur in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures used to originate, acquire or select new designated accounts).

You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., in Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings also are available to the public on the SEC internet site (http://www.sec.gov).

The SEC allows us to ‘‘incorporate by reference’’ information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Base Prospectus. Information that we file later with the SEC will automatically update the information in this Base Prospectus. In all cases, you should rely on the later information over different information included in this Base Prospectus or the applicable final terms. We incorporate by reference any future annual, monthly and special reports until the termination of the offering of the notes. As a recipient of this Base Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the document (unless exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: c/o Wilmington Trust SP Services (London) Limited, Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ; +44 20 7614 1111; Turquoise Card Backed Securities plc.

At such time as may be required under relevant SEC rules and regulations, we may provide static pool information in response to Item 1105 of Regulation AB through a website. If we determine to do so, the applicable final terms will disclose the specific website address where the information is provided.

LISTING AND GENERAL INFORMATION

We have made an application (i) to the UKLA to admit the Notes to the Official List and (ii) to the London Stock Exchange to admit the Notes to trading on the Regulated Market of the London Stock Exchange. The listing of the Notes on the Regulated Market of the London Stock Exchange will be expressed as a percentage of their principal amount (exclusive of accrued interest). Each Class of each Series of Notes intended to be admitted to listing on the Official List of the UKLA and admitted to trading on the Regulated Market of the London Stock Exchange will be so admitted to listing and trading upon submission to the UKLA and the Regulated Market of the London Stock Exchange of this Base Prospectus and any other information required by the UKLA and the Regulated Market of the London Stock Exchange, subject in each case to the issue of the relevant Notes. Prior to official listing, dealings will be permitted by the Regulated Market of the London Stock Exchange in accordance with its rules. Transactions will normally be effected for delivery on the third working day in London after the day of the transaction.

However, Notes may be issued pursuant to the Programme which will not be admitted to listing, trading and/or quotation by the UKLA or the Regulated Market of the London Stock Exchange or any other listing authority, stock exchange and/or quotation system or which will be admitted to listing, trading and/or quotation by such listing authority, stock exchange and/or quotation system as the Issuing Entity and the relevant Dealer(s) may agree.

The establishment of the Programme was authorised by board resolutions of the Issuing Entity passed on or about 22 May 2006. The Issuing Entity has obtained or will obtain from time to time all necessary consents, approvals and authorisations in connection with the issue and performance of the Notes.

Application will be made for the Notes to be accepted for clearance through Euroclear, Clearstream and DTC. The appropriate common code and the International Securities Identification Number (‘‘ISIN/CUSIP’’) in relation to the Notes of each Series will be specified in the Prospectus Supplement/Final Terms relating thereto. The relevant Prospectus Supplement/Final Terms shall specify any other clearing system as shall have accepted the relevant Notes for clearance together with any further appropriate information.

The Loan Note Issuing Entity neither is nor has been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Loan Note Issuing Entity is aware) during the 12 months before the date of this Base Prospectus which may have, or have had in the recent past, significant effects on the Loan Note Issuing Entity's financial position or profitability.

At the date of this Base Prospectus, £536,193,030 principal amount of series 2006-1 Loan Note has been issued by the Loan Note Issuing Entity. Other than as disclosed in this Base Prospectus, there has been no significant change in the financial or trading position of the Loan Note Issuing Entity since the date of its incorporation and, since such date, there has been no material adverse change in the financial position or prospects of the Loan Note Issuing Entity.

The Issuing Entity neither is nor has been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuing Entity is aware) during the 12 months before the date of this Base Prospectus which may have, or have had in the recent past, significant effects on the Issuing Entity's financial position or profitability.

At the date of this Base Prospectus, $880,000,000 principal amount of series 2006-1, class A notes, $55,000,000 principal amount of series 2006-1, class B notes and $65,000,000 principal amount of series 2006-1, class C notes have been issued by the Issuing Entity.

There has been no material adverse change in the Issuing Entity's financial position or prospects since its date of incorporation and, since such date, other than as disclosed in this Base Prospectus, there has been no significant change in the financial or trading position of the Issuing Entity.

There is no intention to accumulate surpluses in the Issuing Entity, the Loan Note Issuing Entity or Receivables Trustee.

A copy of this Base Prospectus will be delivered to the Registrar of Companies for England and Wales.

Documents available for inspection

For so long as the Base Prospectus is in effect, copies and, where appropriate, English translations of the following documents may be inspected during normal business hours at the Specified Office of the Paying Agent and from the registered office of the Issuing Entity, namely:

(a)	the memorandum and articles of association of the Issuing Entity;

(b)	the memorandum and articles of association of the Loan Note Issuing Entity;

(c)	the memorandum and articles of association of the Receivables Trustee;

(d)	the current Base Prospectus in relation to the Programme, together with any amendments;

(e)	the Agency Agreement;

(f)	the Dealer Agreement and the relevant subscription agreement;

(g)	any Prospectus Supplement/Final Terms relating to Notes which are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system. (In the case of any Notes which are not admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system, copies of the relevant Prospectus Supplement/Final Terms will only be available for inspection by the relevant Noteholders);

(h)	the Receivables Securitisation Deed;

(i)	the RTDSA (including the Master Definitions Schedule and any amendments thereto) and form of RTDSA Supplement;

(j)	the Trust Section 75 Indemnity;

(k)	the Beneficiaries Deed;

(l)	the Expenses Loan Agreement;

(m)	the Security Trust Deed and form of Loan Note Supplement;

(n)	the form of Note Trust Deed;

(o)	the form of Note Trust Deed Supplement;

(p)	the Issuing Entity Master Framework Agreement;

(q)	the Issuing Entity Corporate Services Agreements;

(r)	the form of Swap Agreement;

(s)	the various bank agreements of the Issuing Entity; and

(t)	the Post Enforcement Call Option Agreement.

INDEX OF APPENDICES

The appendices are an integral part of this Base Prospectus.

		Page
A	Other Series Issued and Outstanding	192
B	Form of Prospectus Supplement/Final Terms	193

Appendix A
Other Series Issued and Outstanding

At the date of this Base Prospectus, $880,000,000 principal amount of series 2006-1, class A notes, $55,000,000 principal amount of series 2006-1, class B notes and $65,000,000 principal amount of series 2006-1, class C notes have been issued by the Issuing Entity.

[The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not seeking an offer to buy these securities in any state where the offer or sale is not permitted. The document does not constitute an invitation to acquire, or an offer to sell, or an offer of the subscription, purchase or otherwise of any shares, debentures or securities of the Issuing Entity for the purposes of the United Kingdom Companies Act 1985 or in any state where the offer or sale is not permitted or otherwise. This document does not compromise final terms or Securites Note given in compliance with the listing rules made under Part VI of the Financial Services and Markets Act 2000 of the United Kingdom nor has it been approved by the London Stock Exchange plc or delivered to the Registrar of Companies in England or Wales. This document may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 19 and Article 49 of the Financial Services and Market Act (Financial Promotion Order) 2001 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on for the purpose of making arrangements for the syndication, underwriting or marketing of an intermediaries offer of the Notes.]

Appendix B
Form of Prospectus Supplement/Final Terms

PROSPECTUS SUPPLEMENT/FINAL TERMS DATED •

(to the Base Prospectus [•], 2006)

Turquoise Card Backed Securities plc

(incorporated in England and Wales with limited liability under registered number •)

Issue of $€£•,000,000 principal amount of Series 200•-•, Class A Notes
$€£•,000,000 principal amount of Series 200•-•, Class B Notes
$€£•,000,000 principal amount of Series 200•-•, Class C Notes under the $[•] Turquoise Card Backed Securities Medium Term Note Programme
(ultimately backed by trust property in the Turquoise Receivables Trust)

HSBC Bank plc
Sponsor and Servicer
Turquoise Funding 1 Limited
Depositor

The Issuing Entity will issue	Class A Notes	Class B Notes	Class C Notes
Principal Amount	$€£ •,000,000	$€£ •,000,000	$€£ •,000,000
Interest Rate	• per cent. per annum plus • rate of relevant Interest Period	• per cent. per annum plus • rate of relevant Interest Period	• per cent. per annum plus • rate of relevant Interest Period
Interest Payment Dates	During the Revolving Period and the Controlled Accumulation Period prior to the Scheduled Redemption Date, the day of
, , and , beginning and during any Amortisation Period the day of each month, in each case subject to adjustment for non-Business Days	During the Revolving Period and the Controlled Accumulation Period prior to the Scheduled Redemption Date, the day of
, , and , beginning and during any Amortisation Period the day of each month, in each case subject to adjustment for non-Business Days	During the Revolving Period and the Controlled Accumulation Period prior to the Scheduled Redemption Date, the day of
, , and , beginning and during any Amortisation Period the day of each month, in each case subject to adjustment for non-Business Days
Scheduled Redemption Date	•, 20••	•, 20••	•, 20••
Final Redemption Date	•, 20••	•, 20••	•, 20••
Price to public	$€£ ,000,000 (or %)	$€£ ,000,000 (or %)	$€£ ,000,000 (or %)
Underwriting discount	$€£ ,000,000 (or %)	$€£ ,000,000 (or %)	$€£ ,000,000 (or %)
Proceeds to Sponsor	$€£ ,000,000 (or %)	$€£ ,000,000 (or %)	$€£ ,000,000 (or %)

Payments on the Class B Notes are subordinated to payments on the Class A Notes of the same Series. Payments on the Class C Notes are subordinated to payments on the Class A and Class B Notes of the same Series.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

[Insert additional legends as appropriate]

Please review and carefully consider the Risk Factors beginning on page • of the Base Prospectus and any additional Risk Factors on page • of this Prospectus Supplement/Final Terms before you purchase any Notes.

The ultimate source of payment on the Notes will be collections on consumer credit card accounts originated or acquired in the United Kingdom by HSBC Bank plc, acting through Cards Services. The Notes will not be obligations of HSBC Bank plc or any of its affiliates.

You should read this Prospectus Supplement/Final Terms and the Base Prospectus carefully before you invest. A note is not a deposit and neither the Notes nor the underlying Receivables are insured or guaranteed by HSBC Bank plc or by any United Kingdom or United States governmental agency. The Notes offered in this Prospectus Supplement/Final Terms and the Base Prospectus will be obligations of the Issuing Entity only. The Issuing Entity will only have a limited pool of assets to satisfy its obligations under the Notes. The Notes will not be obligations of HSBC Bank plc or any of its Affiliates.

Dealer and Arranger
HSBC

US Distributor
[•]

IMPORTANT NOTICES

In the event that any withholding or deduction for any taxes, duties, assessments or government charges of whatever nature is imposed, levied, collected, withheld or assessed on payments of principal or interest in respect of the Notes or the coupons by Jersey, the United Kingdom, or any other jurisdiction or any political subdivision or any authority in or of such jurisdiction having power to tax, the Issuing Entity or the Paying Agents shall make such payments after such withholding or deduction and neither the Issuing Entity nor the Paying Agents will be required to make any additional payments to holders of Notes in respect of such withholding or deduction.

This document constitutes a Prospectus Supplement/Final Terms for the purposes of Article 5.4 of the Prospectus Directive and is supplemental to and must be read in conjunction with the Base Prospectus. Full information on the Issuing Entity and the offer of the Notes is only available on the basis of the combination of this Prospectus Supplement/Final Terms and the Base Prospectus. The Base Prospectus is available for viewing at [address] and [website] and copies may be obtained from [address].

The Issuing Entity has confirmed to the Dealers named under ‘‘Plan of Distribution’’ below that this Prospectus Supplement/Final Terms, when read in conjunction with the Base Prospectus, contains all information which is (in the context of the Programme, the issue, offering and sale of the Notes) material; that such information is true and accurate in all material respects and is not misleading in any material respect; that any opinions, predictions or intentions expressed in this Prospectus Supplement/Final Terms are honestly held or made and are not misleading in any material respect; that this Prospectus Supplement/Final Terms does not omit to state any material fact necessary to make such information, opinions, predictions or intentions (in the context of the Programme, the issue and offering and sale of the Notes) not misleading in any material respect; and that all proper enquiries have been made to verify the foregoing.

No person has been authorised to give any information or to make any representation not contained in or not consistent with this Prospectus Supplement/Final Terms or any other document entered into in relation to the Programme or any information supplied by the Issuing Entity or such other information as is in the public domain and, if given or made, such information or representation should not be relied upon as having been authorised by the Issuing Entity or any Dealer.

No representation or warranty is made or implied by the Dealers or any of their respective affiliates, and neither the Dealers nor any of their respective affiliates makes any representation or warranty or accepts any responsibility as to the accuracy or completeness of the information contained in this Prospectus Supplement/Final Terms. Neither the delivery of this Prospectus Supplement/Final Terms nor the offering, sale or delivery of any note shall, in any circumstances, create any implication that the information contained in this Prospectus Supplement/Final Terms is true subsequent to the date hereof or the date upon which any future Prospectus Supplement/Final Terms (in relation to any future issue of other Notes) is produced or that there has been no adverse change, or any event reasonably likely to involve any adverse change, in the condition (financial or otherwise) of the Issuing Entity since the date thereof or, if later, the date upon which any future Prospectus Supplement/Final Terms (in relation to any future issue of other Notes) is produced or that any other information supplied in connection with the Programme is correct at any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same. No request has been made for a certificate permitting public offers of the Notes in other member states of the European Union.

The distribution of this Prospectus Supplement/Final Terms and the offering, sale and delivery of the Notes in certain jurisdictions may be restricted by law. Persons in possession of the Prospectus Supplement/Final Terms are required by the Issuing Entity and the Dealers to inform themselves about and to observe any such restrictions. For a description of certain restrictions on offers, sales and deliveries of Notes and on the distribution of this Prospectus Supplement/Final Terms and other offering material relating to the Notes, see ‘‘Plan of Distribution’’ in the Base Prospectus.

Until a date that is 90 days after the date of this set of final terms, all dealers effecting transactions in this series of notes, whether or not participating in this distribution, may be required to deliver the appropriate final terms and the base prospectus. This is in addition to the obligation of dealers to deliver a set of final terms and base prospectus when acting as the underwriter of the notes and with respect of their unsold allotment or subscription.

The Maximum Aggregate Principal Amount of Notes outstanding at any one time under the Programme will not exceed $[•] (and for this purpose, any Notes denominated in another currency shall be translated into U.S. dollars at the date of the agreement to issue such Notes (calculated in accordance with the provisions of the Dealer Agreements)). The Maximum Aggregate Principal Amount of Notes which may be outstanding at any one time under the Programme may be increased from time to time, subject to compliance with the relevant provisions of the Dealer Agreements as defined under ‘‘Plan of Distribution’’ in the Base Prospectus.

Certain figures included in this Prospectus Supplement/Final Terms have been subject to rounding adjustments; accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures which precede them.

The information about these Series 200[•]-[•] Notes appears in two separate documents: a Base Prospectus and this Prospectus Supplement/Final Terms. The Base Prospectus provides general information about each Series of Notes issued under the Turquoise Card Backed Securities Medium Term Note Programme, some of which may not apply to the Series 200[•]-[•] Notes described in this Prospectus Supplement/Final Terms. With respect to the Series 200[•]-[•] Notes, this Prospectus Supplement/Final Terms is the ‘‘relevant Prospectus Supplement/Final Terms’’ or the ‘‘applicable Prospectus Supplement/Final Terms’’ referred to in the Base Prospectus.

This Prospectus Supplement/Final Terms may be used to offer and sell the Series 200[•]-[•] Notes only if accompanied by the Base Prospectus.

This Prospectus Supplement/Final Terms may supplement the disclosure in the Base Prospectus. If the terms in this Prospectus Supplement/Final Terms differ from the terms in the Base Prospectus, the terms in this Prospectus Supplement/Final Terms will apply to the Series 200[•]-[•]Notes.

You should rely only on the information in this Prospectus Supplement/Final Terms and the Base Prospectus, including information incorporated by reference. We have not authorised anyone to provide you with different information.

TABLE OF CONTENTS FOR FINAL TERMS

TRANSACTION FEATURES

This Prospectus Supplement/Final Terms may supplement the disclosure in the Base Prospectus. If the terms in this Prospectus Supplement/Final Terms differ from the terms in the Base Prospectus, the terms in this Prospectus Supplement/Final Terms will apply to the Series 200•-• Notes. Unless otherwise indicated, words and expressions defined in the Base Prospectus shall have the same meanings below.

Class of Notes	Initial Principal Balance		$ Equivalent Initial Principal Balance		% of Total
A	$	€ £•	$	•	•
B	$	€ £•	$	•	•
C	$	€ £•	$	•	•
			$	•	100%

SERIES OF NOTES ISSUED

Series Number:	Series 200•-•
Class of Notes:	A	B	C
Anticipated Ratings:	•	•	•
Rating Agencies:	•	•	•
Issue Date:	•	•	•
Issue Price:	• per cent.	• per cent.	• per cent.
Net Proceeds:	•	•	•
Specified Currency:	Class • Notes are to be denominated in •	Class • Notes are to be denominated in •	Class • Notes are to be denominated in •
Minimum Denomination	•	•	•
Specified Denomination(s)	•	•	•
Fixed or Floating Designation:	•	•	•
Series Scheduled Redemption Date:	•	•	•
Final Redemption Date:	•	•	•
Credit Enhancement (if any)	•	•	•
Initial Rate (if applicable):	•	•	•
Margin:	•	•	•
LIBOR/EURIBOR	•	•	•
Day Count Fractions:	•	•	•
Interest Commencement Date:	•	•	•
Floating Rate Commencement Date (if applicable):	•	•	•
Interest Payment Dates:	•	•	•
First Interest Payment Date:	•	•	•
Interest Rate Calculations:	•	•	•
Listing	•	•	•
Additional Business Centre:	•	•	•
Additional Financial Centre:	•	•	•
Additional Interest Margin:	•	•	•
Expenses Loan Amount:	•
Additional Details of related Swap Agreement (if any):	•
Subordination:	•

Payment Priorities and Allocation of Funds:
Within series 200[*]-[*], amounts received by the Issuing Entity from the Loan Note Issuing Entity will be applied, pre-enforcement of the trust deed and the relevant trust deed supplement, in a manner whereby notes of each class and sub-class will rank pari passu and pro rata among themselves without preference or priority among themselves. However, the Class B Notes (and every sub-class thereof (if any)) are subordinated in right of payment of interest and principal to the Class A Notes (and every sub-class thereof (if any)) while the Class C Notes (and every subclass thereof (if any)) are subordinated in right of payment of interest and principal to the Class A Notes (and every sub-class thereof (if any)) and the Class B Notes (and every sub-class thereof (if any)). Payments due to swap counterparties will be subordinate to payments of interest on the Notes with payments to a swap counterparty for a swap with respect to the Class B Notes (and every sub-class thereof) being subordinate in right to the payments to a swap counterparty for a swap with respect to the Class A Notes (and every sub-class thereof) and with payments to a swap counterparty for a swap with respect to the Class C Notes (and every sub-class thereof) being subordinate in right to the payments to a swap counterparty for a swap with respect to the Class A Notes (and every sub-class thereof) and the Class B Notes (and every sub-class thereof). Following enforcement of the trust deed and the relevant trust deed supplement, interest and principal in respect of each class of notes will be paid pari passu and pro rata so that the most senior class will have all accrued interest and all principal paid before any subordinated class.
Please see the section entitled ‘‘Issuing Entity Cashflows’’ on page [111] of the Base Prospectus and ‘‘The Notes and Global Notes − Payments’’ on page [128] of the Base Prospectus.
Clearing and Settlement:	•
Business Day Convention:	•
Estimated total expenses related to admission to trading:	•

LOAN NOTE SUPPORTING SERIES

The Series 200•-• Notes will be collateralised by the Series 200•-• Loan Note (the ‘‘Related Loan Note’’) which shall have the following terms as set out in the Series 200•-• Loan Note Supplement.

Designation for the purposes of the Security Trust Deed:	Series 200•-•
Issuance Date:	•
Initial Principal Amount:	•
Loan Note First Interest Payment Date:	•
Loan Note Interest Payment Date:	•
Loan Note Interest Period:	•
Required Reserve Amount:	•
Series Scheduled Redemption Date:	•
Series Termination Date:	•
Additional Early Redemption Events:	None/•
Listing:	•
Initial Investor Interest:	•
Class A Initial Investor Interest:	•
Class B Initial Investor Interest:	•
Class C Initial Investor Interest:	•

SERIES INVESTOR INTEREST SUPPORTING LOAN NOTE

The Series 200•-• Loan Note will be collateralised by the Series 200•-• Investor Interest (the ‘‘Series Investor Interest’’) which shall have the following terms as set out in the Series 200•-• Trust Supplement.

Designation for the purposes of the Receivables Trust Deed Supplement:	Series 200•-•
Issuance Date:	•
Initial Principal Amount:	•
First Payment Date:	•
Class A LN Rate:	•
Class B LN Rate:	•
Class C LN Rate:	•
Series Scheduled Redemption Date:	•
Controlled Deposit Amount:	•
Series Termination Date:	•
Additional Early Redemption Events:	None/ •
Series Initial Investor Interest:	£•

The Controlled Accumulation Period Commencement Date in respect of Series 200•-• Investor Interest will be the first Business Day of • provided, however, that if on • the Controlled Accumulation Period length is determined to be less than 12 months, the Revolving Period may be extended and the start of the Controlled Accumulation Period will be postponed. The Controlled Accumulation Period will, in any event, begin no later than •.

The ‘‘Spread Account Percentage’’ shall be determined by the amount of Quarterly Excess Spread Percentage as set forth below:

Quarterly Excess Spread Percentage		Spread Account Percentage
on a given date is –		on same date will be
•	above • per cent.	• per cent.
•	above • per cent. but equal to or below • per cent.	• per cent.
•	above • per cent. but equal to or below • per cent	• per cent.
•	above • per cent. but equal to or below • per cent.	• per cent.
•	above • per cent. but equal to or below • per cent.	• per cent.
•	above • per cent. but equal to or below • per cent.	• per cent.
•	equal to or below • per cent.	• per cent.

After the Spread Account Percentage has been increased above 0 per cent. as specified in the table above, the Spread Account Percentage will remain at that percentage until: (1) either it is further increased to a higher required percentage as specified in the table above, or (2) the date on which the Quarterly Excess Spread Percentage has increased to a level above that for the then current Spread Account Percentage. The Spread Account Percentage will be decreased to the appropriate percentage as stated above.

PARTIES

Lead Dealer(s):	HSBC Bank plc

Dealers:	[to be completed]

US Distributor:	[to be completed]

Issuing Entity:	Turquoise Card Backed Securities plc.

Note Trustee:	Law Debenture Trust Company of New York at its specified office in New York. The Note Trustee's address, at the date of this Prospectus Supplement/Final Terms, is 767 Third Avenue – 31st floor, New York, New York, 10017. Its telephone number is +1 212 750 6474.

Principal Paying Agent, UK Registrar and Agent Bank for the Notes:	HSBC Bank plc at its Specified Office in London. The Principal Paying Agent will make payments of interest and principal when due on the Notes. The Agent Bank will calculate the interest rates applicable to each Class of Notes. HSBC Bank plc's address in London is 8 Canada Square, London, E14 5HQ. Its telephone number in London is 020 7991 8888.

US Registrar and US Paying Agent:	HSBC Bank USA, National Association, 10 East 40th Street, New York, New York, 10016. Its telephone number is +1 212 525 7456

Receivables Trustee:	Turquoise Receivables Trustee Limited

Loan Note Issuing Entity, Investor Beneficiary and Depositor:	Turquoise Funding 1 Limited

Sponsor, Originator and Originator Beneficiary:	HSBC Bank plc

Servicer:	HSBC Bank plc

Security Trustee:	Law Debenture Trust Company of New York

Swap Counterparty for Series 200[•]-[•]:	[HSBC Bank plc]

Option Co:	Turquoise Option Co Limited

SWAP AGREEMENTS

[Describe name, organisational form and general character of the business of the derivative counterparty.]

[Describe operation and material terms of the derivative agreement, including limits on the timing or amounts of payments or any conditions to payments.]

[Describe any material provisions regarding substitution of the derivative agreement.]

[Based on a reasonable good faith estimate of probable exposure, the significance percentage of the derivative counterparty in respect of the derivative agreement is [less than 10%] [•]%.]

[If the significance percentage of the derivative counterparty in respect of the derivative agreement is 10% or more, but less than 20%, include or incorporate by reference selected financial data complying with Item 1115(b)(1) of Regulation AB in the prospectus supplement.]

[If the significance percentage of the derivative counterparty in respect of the derivative agreement is 20% or more, include or incorporate by reference financial statements complying with Item 1115(b)(2) of Regulation AB in the prospectus supplement.]

OTHER SERIES OF NOTES AND LOAN NOTES ISSUED

Notes – Turquoise Card Backed Securities plc

Series	Ratings	Issuance Date	Tranche Size	Note Interest Rate	Scheduled Redemption Date	Final Redemption Date
•	•	•	•	•	•	•

Loan Notes – Turquoise Funding 1 Limited

Series	Issuance Date	Tranche Size	Note Interest Rate	Scheduled Redemption Date	Final Redemption Date
•	•	•	•	•	•

ADDITIONAL RISK FACTORS APPLYING ONLY TO SERIES 200[•]-[•]

BANK PORTFOLIO INFORMATION

Receivable Yield Considerations

The following table sets forth the gross revenues from finance charges and fees billed to accounts in the Bank Portfolio, which includes both HSBC and HFC underwritten accounts on a combined basis, for each of the years ended •, • and • and for the • months ended •. Each table has been provided by Cards Services and has not been audited. These revenues vary for each account based on the type and volume of activity for each account. The historical yield figures in these tables are calculated on an accrual basis. Collections of Receivables included in the Turquoise Receivables Trust will be on a cash basis and may not reflect the historical yield experience in the table. For further detail, please see the Base Prospectus.

Bank Portfolio Yield

	• Months Ended •	Year Ended
		•	•	•	•	•
Average Receivables Outstanding(1)(2)	•	•	•	•	•	•
Accrued Finance Charges and Fees(3)	•	•	•	•	•	•
Interchange	•	•	•	•	•	•
Yield from Finance Charges and Fees(4)	•	•	•	•	•	•
Yield from Interchange(4)	•	•	•	•	•	•
Total Yield from Charges, Fees and Interchange(4)	•	•	•	•	•	•

Notes:

(1)	The Receivables Outstanding on the accounts consist of amounts due from Obligors as posted to the accounts as of the date above.

(2)	Average Receivables Outstanding is the average of the month end balances for the period indicated.

(3)	Finance Charges and Fees are comprised of monthly periodic charges and other credit card fees net of adjustments made pursuant to HSBC's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.

(4)	Yield percentages for the • months ending • 2004 are presented on an annualised basis.

Discussion of information presented in table to follow

Static Pool Information

[Static pool information regarding the performance of the receivables in the receivables trust since 1 January 2006 is being provided through a website at http://[*].] [Static pool information regarding the performance of the receivables in the receivables trust is being provided by the filing of a periodic report on Form 8-K dated [*][*], [*]. Such Form 8-K is incorporated by reference into these Final Terms.] See ‘‘Where You Can Find More Information’’ in the Base Prospectus. [Static pool information for periods prior to 2nd Quarter 2005 is not available and cannot be obtained without unreasonable expense or effort or the required level of accuracy or completeness.]

Delinquency and Loss Experience

The following tables set forth the delinquency and loss experience for each of the periods shown for the Bank Portfolio of credit card accounts as well as provisions for bad and doubtful debt. Each table has been provided by Cards Services and has not been audited. The Bank Portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio of credit card accounts. Because the Securitised Portfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables comprised therein may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Securitised Portfolio in the future will be similar to the historical experience of the Bank Portfolio set forth below. For further information, please see the Base Prospectus.

Delinquency Experience

Bank Portfolio

	•		•		•		•
	Receivables	Percentatge of Total Receivables	Receivables	Percentatge of Total Receivables	Receivables	Percentatge of Total Receivables	Receivables	Percentatge of Total Receivables
Receivables Outstanding	•	•	•	•	•	•	•	•
Receivables Delinquent
Up to 29 days	•	•	•	•	•	•	•	•
30-59 days	•	•	•	•	•	•	•	•
60-89 days	•	•	•	•	•	•	•	•
90-119 days	•	•	•	•	•	•	•	•
120-149 days	•	•	•	•	•	•	•	•
150-179 days	•	•	•	•	•	•	•	•
180 days or more	•	•	•	•	•	•	•	•
Total 30 days of more Delinquent	•	•	•	•	•	•	•	•

Note:

The Receivables Outstanding on the accounts consist of all amounts due from Obligors as posted to the accounts as of the date above.

[Discussion of information presented in table to follow]

Net Charge-off Experience

Bank Portfolio

	• Months Ended		Year Ended
	•	•	•	•
Average Receivables Outstanding(1)(2)	•	•	•	•
Total Gross Charge-Offs(3)	•	•	•	•
Recoveries(4)	•	•	•	•
Total Net Charge-Offs	•	•	•	•
Total Net Charge-Offs as a percentage of Average Receivables Outstanding	•	•	•	•

Notes:

(1)	The Receivables Outstanding on the accounts consist of amounts due from Obligors as posted to the accounts as of the date above.

(2)	Average Receivables Outstanding is the average of the month end balances during the period indicated.

(3)	Total Net Charge-Offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

(4)	Recoveries are payments received in respect of accounts which have been previously written off.

(5)	All percentages shown above are annualised.

[Discussion of information presented in table to follow]

Maturity Assumptions

The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly Receivables Outstanding during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the related credit card accounts.

Cardholder Monthly Payment Rates

Bank Portfolio

	• Months Ended		Year Ended
	•	•	•	•
Lowest Month	•	•	•	•
Highest Month	•	•	•	•
Monthly Average	•	•	•	•

For further information, please see the Base Prospectus.

RECEIVABLES INFORMATION
As at •

Securitized Portfolio Yield

	• Months Ended •	Year Ended
		•	•	•	•	•
Average Receivables Outstanding(1)(2)	•	•	•	•	•	•
Accrued Finance Charges and Fees(3)	•	•	•	•	•	•
Interchange	•	•	•	•	•	•
Yield from Finance Charges and Fees(4)	•	•	•	•	•	•
Yield from Interchange(4)	•	•	•	•	•	•
Total Yield from Charges, Fees and Interchange(4)	•	•	•	•	•	•

Notes:

(1)	The Receivables Outstanding on the accounts consist of amounts due from Obligors as posted to the accounts as of the date above.

(2)	Average Receivables Outstanding is the average of the month end balances for the period indicated.

(3)	Finance Charges and Fees are comprised of monthly periodic charges and other credit card fees net of adjustments made pursuant to HSBC's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.

(4)	Yield percentages for the • months ending • 2006 are presented on an annualised basis.

[Discussion of information presented in table to follow]

Net Charge-Off Experience
Securitized Portfolio

	• Months Ended		Year Ended
	•	•	•	•
Average Receivables Outstanding(1)	•	•	•	•
Total Gross Charge-Offs(2)	•	•	•	•
Recoveries(3)	•	•	•	•
Total Net Charge-Offs	•	•	•	•
Total Net Charge-Offs as a percentage of Average Receivables Outstanding	•	•	•	•

Notes:

(1)	Average Receivables Outstanding is the average of the month end balances during the period indicated.

(2)	Total Net Charge-Offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

(3)	Recoveries are payments received in respect of accounts which have been previously written off.

(4)	All percentages shown above are annualised.

[Discussion of information presented in table to follow]

The following tables summarise the Securitised Portfolio by various criteria as of the beginning of the day on •. Each table has been provided by HSBC Bank plc and has not been audited. Because the future composition of the Securitised Portfolio may change over time, these tables are not necessarily indicative of the composition of the Securitised Portfolio at any time subsequent to •.

Although standardized credit scoring is not used in the UK credit card market, Cards Business uses a credit scoring system developed by Experian and Equifax. See ‘‘The Credit Card Portfolio-Account

Origination’’ at page [50] in the accompanying prospectus. For an indication of the credit quality of the cardholders whose receivables are included in the securitised portfolio, investors may refer to the discussion under ‘‘The Credit Card Portfolio-Account Origination’’ in the accompanying Base Prospectus (page [50]), and to the historical performance of the securitised portfolio included in this set of final terms and of the bank portfolio available as set forth under ‘‘Bank Portfolio Information-Static Pool Information’’. In particular, significant indicatives of the credit quality are the accountholders' payment behaviour summarized in the table ‘‘Composition by Payment Behaviour-Securitised Portfolio’’ (page [199]) and the delinquency profile of the securitised portfolio set forth in the tables ‘‘Composition by Period of Delinquency-Securitised Portfolio’’ (page [199]) and ‘‘Net Charge-Off Experience-Securitised Portfolio’’ (page [198]).

Composition by Account Balance
Securitised Portfolio

Account Balance Range	Total Number of Accounts	Percentage of Total Number of Accounts		Receivables		Percentage of Total Receivables
Credit Balance	•	•	%	£	•	•	%
No Balance	•	•	%	£	•	•	%
£1 – £499	•	•	%	£	•	•	%
£500 – £999	•	•	%	£	•	•	%
£1,000 – £1,999	•	•	%	£	•	•	%
£2,000 – £2,999	•	•	%	£	•	•	%
£3,000 – £3,999	•	•	%	£	•	•	%
£4,000 – £4,999	•	•	%	£	•	•	%
£5,000 – £5,999	•	•	%	£	•	•	%
£6,000 – £6,999	•	•	%	£	•	•	%
£7,000 – £7,999	•	•	%	£	•	•	%
£8,000 – £8,999	•	•	%	£	•	•	%
£9,000 – £9,999	•	•	%	£	•	•	%
£10,000 – £10,999	•	•	%	£	•	•	%
£11,000 – £11,999	•	•	%	£	•	•	%
£12,000 – £12,999	•	•	%	£	•	•	%
£13,000 – £13,999	•	•	%	£	•	•	%
£14,000 – £14,999	•	•	%	£	•	•	%
£15,000 – £19,999	•	•	%	£	•	•	%
£20,000 or more	•	•	%	£	•	•	%
TOTAL	•	100.0%		£	•	100.0%

Composition by Credit Limit
Securitised Portfolio

Credit Limit Range	Total Number of Accounts	Percentage of Total Number of Accounts		Receivables		Percentage of Total Receivables
£0 – £999	•	•	%	£	•	•	%
£1,000 – £1,999	•	•	%	£	•	•	%
£2,000 – £2,999	•	•	%	£	•	•	%
£3,000 – £3,999	•	•	%	£	•	•	%
£4,000 – £4,999	•	•	%	£	•	•	%
£5,000 – £5,999	•	•	%	£	•	•	%
£6,000 – £6,999	•	•	%	£	•	•	%
£7,000 – £7,999	•	•	%	£	•	•	%
£8,000 – £8,999	•	•	%	£	•	•	%
£9,000 – £9,999	•	•	%	£	•	•	%
£10,000 – £10,999	•	•	%	£	•	•	%
£11,000+	•	•	%	£	•	•	%
TOTAL	•	100.0%		£	•	100.0%

Composition by Period of Delinquency
Securitised Portfolio

Period of Delinquency (Days Contractually Delinquent)	Total Number of Accounts	Percentage of Total Number of Accounts		Receivables		Percentage of Total Receivables
Not Delinquent	•	•	%	£	•	•	%
Up to 29 days	•	•	%	£	•	•	%
30 to 59 days	•	•	%	£	•	•	%
60 to 89 days	•	•	%	£	•	•	%
90-119 days	•	•	%	£	•	•	%
120-149 days	•	•	%	£	•	•	%
150 or more days	•	•	%	£	•	•	%
TOTAL	•	100.0%		£	•	100.0%

Composition by Account Age
Securitised Portfolio

Account Age	Total Number of Accounts	Percentage of Total Number of Accounts		Receivables		Percentage of Total Receivables
0 – 6 months	•	•	%	£	•	•	%
7 – 18 months	•	•	%	£	•	•	%
19 – 30 months	•	•	%	£	•	•	%
31 – 42 months	•	•	%	£	•	•	%
43 – 54 months	•	•	%	£	•	•	%
55 – 66 months	•	•	%	£	•	•	%
67 – 78 months	•	•	%	£	•	•	%
79 – 90 months	•	•	%	£	•	•	%
91 – 102 months	•	•	%	£	•	•	%
103 – 114 months	•	•	%	£	•	•	%
115 – 149 months	•	•	%	£	•	•	%
150 – 199 months	•	•	%	£	•	•	%
200 – 249 months	•	•	%	£	•	•	%
250 – 299 months	•	•	%	£	•	•	%
300 – 349 months	•	•	%	£	•	•	%
350+ months	•	•	%	£	•	•	%
TOTAL	•	100.0%		£	•	100.0%

Composition by Payment Behaviour
Securitised Portfolio

Payment Behaviour	Total Number of Accounts		Percentage of Total Number of Accounts		Receivables			Percentage of Total Receivables
Accounts with minimum payment made	[	*]	[	*]%	£	[	*]	[	*]%
Accounts with full payment made	[	*]	[	*]%	£	[	*]	[	*]%

Geographic Distribution of Accounts
Securitised Portfolio

Region	Total Number of Accounts	Percentage of Total Number of Accounts		Receivables		Percentage of Total Receivables
[Border]	•	•	%	£	•	•	%
[Central Scotland]	•	•	%	£	•	•	%
[East of England]	•	•	%	£	•	•	%
[Lancashire]	•	•	%	£	•	•	%
[London]	•	•	%	£	•	•	%
[Midlands]	•	•	%	£	•	•	%
[North East]	•	•	%	£	•	•	%
[Northern Scotland]	•	•	%	£	•	•	%
[South West]	•	•	%	£	•	•	%
[Southern]	•	•	%	£	•	•	%
[Wales and West]	•	•	%	£	•	•	%
[Yorkshire]	•	•	%	£	•	•	%
[Northern Ireland]	•	•	%	£	•	•	%
[Null Postcode]	•	•	%	£	•	•	%
TOTAL	•	100.0%		£	•	100.0%

PLAN OF DISTRIBUTION

Names of Dealers:	Give details

Stabilising Manager (if any):	Give name

Additional Selling Restrictions:	Give details

	Class A	Class B	Class C
ISIN:	•	•	•
Common Code:	•	•	•
CUSIP:	•	•	•

For the purposes of the US federal securities laws, Dealers engaged in the distribution of these Series 200•-• Notes may be deemed to be ‘‘underwriters’’. Subject to the terms and conditions of the Dealer Agreements as supplemented by the relevant subscription agreement for these Series 200•-• Notes, the Issuing Entity has agreed to sell to each of the Dealers named below, and each of those Dealers has severally agreed to purchase, the Principal Amount of these Series 200•-• Notes set forth opposite its name:

Dealers	Class A	Class B	Class C	Aggregate Amount
•	•	•	•		•
•	•	•	•		•
Total				$

The several Dealers have agreed, subject to the terms and conditions of the Dealer Agreements, to purchase all £/€/$• aggregate Principal Amount of these Series 200•-• Notes if any of these Series 200•-• Notes are purchased.

After the public offering, the public offering price and other selling terms may be changed by the Dealers.

In connection with the sale of these Series 200•-• Notes, the Dealers may engage in:

•	over-allotments, in which members of the syndicate selling these Series 200•-• Notes sell more Notes than the Issuing Entity actually sold to the syndicate, creating a syndicate short position;

•	stabilising transactions, in which purchases and sales of these Series 200•-• Notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase these Series 200•-• Notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which Dealers reclaim a selling concession from a syndicate member when any of these Series 200•-• Notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilising transactions, syndicate covering transactions and penalty bids may cause the price of these Series 200•-• to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The Issuing Entity has agreed to indemnify the Dealers against certain liabilities, including liabilities under applicable securities laws.

The gross proceeds of the issue of the Notes will be £/€/$•. The sum of the fees and commissions payable on the issue of the Notes is estimated to be •. The fees and commissions payable on the issue of the Notes will be deducted from the gross proceeds of the issue. The net proceeds of the issue of the Notes after exchanging such amounts into sterling pursuant to the Swap Agreement referred to below will be applied by the Issuing Entity, together with the Expenses Loan, to purchase the Series 200•-• Loan Note issued by the Loan Note Issuing Entity on the closing date. The net proceeds of the issue of the Class A Notes will be • the net proceeds of the Class B Notes will be • and the net proceeds of the Class C Notes will be •.

[This Prospectus Supplement/Final Terms and the Base Prospectus may be used by • and/or other affiliates of the Sponsor in connection with offers and sales related to market making transactions in these Series 200•-• Notes. These affiliates may act as principal or agent in these market-making transactions. Market making sales will be made at prices related to the prevailing market prices at the time of sale.]*

*	Include only in SEC-registered offerings.

LISTING APPLICATION

This document comprises the Prospectus Supplement/Final Terms required to list the issue of Notes described herein pursuant to the Turquoise Card Backed Securities Medium Term Note Programme of the Issuing Entity.

RESPONSIBILITY

The Issuing Entity accepts responsibility for the information contained in this Prospectus Supplement/Final Terms.

Signed on behalf of the Issuing Entity:

By:
duly authorised

GENERAL INFORMATION

The admission of the Programme to listing on the Official List of the UKLA and to trading on the Regulated Market of the London Stock Exchange took effect on •. The listing of the Notes on the Regulated Market of the London Stock Exchange will be expressed as a percentage of their Principal Amount (exclusive of accrued interest). Each Class of this Series of Notes intended to be admitted to listing on the Official List of the UKLA and admitted to trading on the Regulated Market of the London Stock Exchange will be so admitted to listing and trading upon submission to the UKLA and the Regulated Market of the London Stock Exchange of this Prospectus Supplement/Final Terms and any other information required by the UKLA and the Regulated Market of the London Stock Exchange, subject in each case to the issue of the relevant Notes. Prior to official listing, dealings will be permitted by the Regulated Market of the London Stock Exchange in accordance with its rules. Transactions will normally be effected for delivery on the third working day in London after the day of the transaction.

However, Notes may be issued pursuant to the Programme which will not be admitted to listing, trading and/or quotation by the UKLA or the Regulated Market of the London Stock Exchange or any other listing authority, stock exchange and/or quotation system or which will be admitted to listing, trading and/or quotation by such listing authority, stock exchange and/or quotation system as the Issuing Entity and the relevant Dealer(s) may agree.

The Issuing Entity confirms that the securitised assets backing the issue of this Series of Notes have characteristics that demonstrate capacity to produce funds to service any payments due and payable on this Series of Notes. However, investors are advised that this confirmation is based on the information available to the Issuing Entity at the date of the Base Prospectus and the relevant Prospectus Supplement/Final Terms and may be affected by future performance of such securitised assets. Consequently, investors are advised to review carefully the disclosure in the Base Prospectus together with any amendments or supplements thereto and other documents incorporated by reference in the Base Prospectus and, in relation to any Series, the relevant Prospectus Supplement/Final Terms.

The Issuing Entity has approved the issue of these securities by board resolution dated •

Save as disclosed in this Prospectus Supplement/Final Terms, there has been no significant change and no significant new matter has arisen since publication of the Base Prospectus.

There are no, nor have there been any, governmental, legal or arbitration proceedings against or affecting the Issuing Entity or any of its assets or revenues, nor is the Issuing Entity aware of any pending or threatened proceedings of such kind, which may have or have had during the months since the Base Prospectus was first filed to the date of this Prospectus Supplement/Final Terms significant effects on the financial position or profitability of the Issuing Entity.

There are no, nor have there been any, governmental, legal or arbitration proceedings against or affecting the Loan Note Issuing Entity or any of its assets or revenues, nor is the Loan Note Issuing Entity aware of any pending or threatened proceedings of such kind, which may have or have had during the months since the Base Prospectus was first filed to the date of this Prospectus Supplement/Final Terms significant effects on the financial position or profitability of the Loan Note Issuing Entity.

There are no, nor have there been any, governmental, legal or arbitration proceedings against or affecting the Receivables Trustee or any of its assets or revenues, nor is the Receivables Trustee aware of any pending or threatened proceedings of such kind, which may have or have had during the months since the Base Prospectus was first filed to the date of this Prospectus Supplement/Final Terms significant effects on the financial position or profitability of the Receivables Trustee.

There has been no significant change in the financial or trading position of the Issuing Entity and there has been no material adverse change in the financial position or prospects of the Issuing Entity since [date].

There has been no significant change in the financial or trading position of the Loan Note Issuing Entity and there has been no material adverse change in the financial position or prospects of the Loan Note Issuing Entity since [date].

There has been no significant change in the financial or trading position of the Receivables Trustee and there has been no material adverse change in the financial position or prospects of the Receivables Trustee since [date].

A copy of this Prospectus Supplement/Final Terms has been provided to the Registrar of Companies for England and Wales.

Documents available for inspection

For so long as the Base Prospectus is in effect, copies of the following documents may be inspected during normal business hours at the specified office of the Principal Paying Agent and from the registered office of the Issuing Entity, namely:

(a)	the memorandum and articles of association of the Issuing Entity;

(b)	the memorandum and articles of association of the Loan Note Issuing Entity;

(c)	the memorandum and articles of association of the Receivables Trustee;

(d)	the current Base Prospectus in relation to the Programme, together with any amendments;

(e)	the Agency Agreement;

(f)	the Dealer Agreement and the relevant subscription agreement;

(g)	any Prospectus Supplement/Final Terms relating to Notes which are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system. (In the case of any Notes which are not admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system, copies of the relevant Prospectus Supplement/Final Terms will only be available for inspection by the relevant Noteholders);

(h)	the Receivables Securitisation Deed;

(i)	the Beneficiaries Deed;

(j)	the Master Framework Agreement including amendments thereto;

(k)	the Receivables Trust Deed and Servicing Agreement (including the Master Definitions Schedule) and Series 2006-1 RTDSA Supplement;

(l)	the Trust Section 75 Indemnity;

(m)	the Expenses Loan Agreement;

(n)	the Security Trust Deed and Series 2006-1 Loan Note Supplement;

(o)	the Trust Deed and Series 2006-1 Trust Deed Supplement;

(p)	the Issuing Entity Corporate Services Agreements;

(q)	the Swap Agreements;

(r)	the various bank agreements of the Issuing Entity; and

(s)	the Post Enforcement Call Option Agreement.

ISSUING ENTITY
Turquoise Card Backed Securities plc. c/o Wilmington Trust SP Services (London) Limited, Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ
SPONSOR, ORIGINATOR, SERVICER AND CASH MANAGER
HSBC Bank plc 8 Canada Square, London E14 5HQ United Kingdom

LOAN NOTE ISSUING ENTITY Turquoise Funding 1 Limited 26 New Street, St. Helier, Jersey JE2 3RA Channel Islands	RECEIVABLES TRUSTEE Turquoise Receivables Trustee Limited 26 New Street, St. Helier, Jersey JE2 3RA Channel Islands
NOTE TRUSTEE AND SECURITY TRUSTEE	UK REGISTRAR AND PRINCIPAL PAYING AGENT
Law Debenture Trust Company of New York 767 Third Avenue – 31st floor, New York, New York, 10017, United States	HSBC Bank plc 8 Canada Square, London E14 5HQ United Kingdom
US REGISTRAR, US PAYING AGENT AND DTC CUSTODIAN
HSBC Bank USA, National Association 10 East 40th Street New York, NY 10016, United States
LEGAL ADVISERS

To Loan Note Issuing Entity and Receivables Trustee as to Jersey law Bedell Cristin 26 New Street St Helier, Jersey JE2 3RA Channel Islands	To the Arranger and Dealers, Security Trustee and Note Trustee as to English law Allen & Overy LLP One New Change London EC4M 9QQ United Kingdom	To the Arranger and Dealers as to US Law Allen & Overy LLP One New Change London EC4M 9QQ United Kingdom

To the Issuing Entity and Sponsor as to English law Clifford Chance LLP 10 Upper Bank Street London E14 5JJ United Kingdom	To the Issuing Entity and Sponsor as to US law Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 United States

INDEX OF TERMS IN THE BASE PROSPECTUS

$38
£38
30/360	134
Account Bank Agreement	132
Account Bank Agreements	132
Acquired Interchange	66
Acquisition	72
Actual/360	134
Actual/365 (fixed)	134
Actual/365	134
Actual/Actual (ICMA)	133
Actual/Actual (ISDA)	134
Addition Date	63
Additional Accounts	63
Additional Business Centre(s)	132
Additional Consideration	103
Additional Financial Centre(s)	132
Additional Interest Margin	132
Additional Interest	155
Additional Selection Date	63
Additional Shared Principal Allocation	102
Adjusted Investor Interest	75
Administration Agreement	45
Administrator	45, 132
Agency Agreement	131
Agent Bank	131
aggregate investor interest	8
Aggregate Investor Interest	74
Amortisation Period	132
Annual Fees	67
Available Funds	97
Available Redemption Funds	157
Available Reserve Account Amount	106
Available Spread Account Amount	107
Average Principal Receivables	80
Bank Mandate	132
bank portfolio	6
Basic Terms Modification	132
Beneficiaries Deed	71
Beneficiaries	71
book-entry interests	35
book-entry note	12
Business Day Convention	132
business day	11
Business Day	132
Calculation Agent	133
Calculation Period	97
Cancelled Account	65
Card Operating Account	88
Card Proceeds Account	88
Card Services	55
Cards Services	i
Cash Available for Investment	76, 93
charged-off receivables	19
Class A Additional Finance Amount	98
Class A Covered Amount	105
Class A Debt Amount	104
Class A Deficiency Amount	98
Class A Excess Principal Loss Make-Up (charge-off)	98
Class A Excess Principal Loss Make-Up (default)	98
Class A Finance Distribution Amount	95
Class A Investor Charge-Off	102
Class A Investor Default Amount	94
Class A Investor Interest	104
Class A LN Rate	98
Class A Loss Make-Up (charge-off)	98
Class A Loss Make-Up (default)	98
Class A Loss Make-Up	98
Class A Monthly Distribution Amount	98
Class A Monthly Finance Amount	98
Class A Monthly Required Expense Amount	98
Class A noteholder	18
Class A Notes	133
Class A Principal Loss Make-Up (charge-off)	99
Class A Principal Loss Make-Up (default)	99
Class A Principal Loss Make-Up	98
Class A Required Amount	97
Class A Scheduled Redemption Date	103
Class B Additional Finance Amount	98
Class B Covered Amount	105
Class B Debt Amount	104
Class B Deficiency Amount	98
Class B Excess Principal Loss Make-Up (charge-off)	99
Class B Excess Principal Loss Make-Up (default)	99
Class B Finance Distribution Amount	95
Class B Fixed Percentage	92
Class B Floating Percentage	93
Class B Investor Charge-Off	101
Class B Investor Default Amount	94
Class B Investor Interest	104
Class B LN Rate	98
Class B Loss Make-Up (charge-off)	99
Class B Loss Make-Up (default)	99
Class B Loss Make-Up	99
Class B Monthly Distribution Amount	98
Class B Monthly Finance Amount	98
Class B Monthly Required Expense Amount	99

Class B noteholder	18
Class B Notes	133
Class B Principal Loss Make-Up (charge-off)	99
Class B Principal Loss Make-Up (default)	99
Class B Principal Loss Make-Up	98
Class B Required Retained Principal Collections	92
Class C Additional Finance Amount	98
Class C Debt Amount	104
Class C Deficiency Amount	98
Class C Excess Principal Loss Make-Up (charge-off)	99
Class C Excess Principal Loss Make-Up (default)	99
Class C Finance Distribution Amount	96
Class C Fixed Percentage	92
Class C Floating Percentage	93
Class C Investor Charge-Off	101
Class C Investor Default Amount	94
Class C Investor Interest	104
Class C LN Rate	98
Class C Loss Make-Up (charge-off)	99
Class C Loss Make-Up (default)	99
Class C Loss Make-Up	99
Class C Monthly Distribution Amount	98
Class C Monthly Finance Amount	98
Class C Monthly Required Expense Amount	99
Class C noteholder	18
Class C Notes	133
Class C Principal Loss Make-Up (charge-off)	99
Class C Principal Loss Make-Up (default)	99
Class C Principal Loss Make-Up	98
Class C Release Date	107
Class C Required Retained Principal Collections	92
Class	74, 133
clearing system	11
Closing Date	133
collecting agent	172
Collections	90
Companion Series	80
Conditions	131
Consumer Credit Act 2006	24
Consumer Credit Act	21
Contribution	72
Controlled Accumulation Period Commencement Date	133
Controlled Accumulation Period	76, 133
Controlled Deposit Amount	99
Corporate Services Agreement	40
Counterparty Fault Swap Termination Amount	133
Credit Enhancement	71
Cumulative Series Principal Shortfall	102
Cut-off Date	64
Daily Finance Charge Waterfall	91
Daily Principal Shortfall	93
Daily Principal Waterfall	92
Date of Processing	90
Day Count Calculation Period	133
Day Count Fraction	133
Dealer Agreement	134, 182
Dealer	182
Dealers	182
Default Amount	94
Defaulted Account	65
Defaulted Receivables	67
Deferred Interest	155
Deferred Subscription Price Amount	109
Deferred Subscription Price	114
Deposit Amount	97
depositor	1
Designated account	20
Determination Date	79
Discount Option Receivables	66
discount option	31
Discount Percentage	65
Dispute	167
Disqualified Persons	178
distribution date	11
Distribution Ledger	134
dollars	38
dormant investor beneficiary	1
DTI	23
Eligible Account	68
eligible company	33
Eligible Receivable	69
Eligible Receivables Pool	75
Eligible Servicer	87
Enforcement Notice	162
Enhancement Provider	71
Enterprise Act	34
EU savings tax directive	34
EU Savings Tax Directive	173
Event of Default	160
Excess Interest	75
Excess Spread Ledger	88
Excess Spread	104
Expense Rate	80
Expenses Loan Agreement	43
Expenses Loan Drawing	134

Expenses Loan Facility	43
Expenses Loan Ledger	88
Extraordinary Resolution	134
Fee Amount	97
Final Redemption Date	134
Finance Charge Collections	64
Finance Charge Receivables	64
Finance Period	100
First Currency	166
First Interest Payment Date	134
First Person	138
Fitch Ratings	14
Fixed Investor Percentage	93
Floating Investor Percentage	91
Floating Rate Commencement Date	134
Following Business Day Convention	133
FSMA	1
Further Interest	109
Global Note Certificate	134
Group One Retained Principal Collections	102
Group One	102
GSCs	55
HFC	52
HSBC Group	52
HSBC Holdings	52
HSBC	i, 131
Indebtedness	134
Individual Note Certificate	135
Ineligible Collections	64
Ineligible Receivables	64
Initial Period	148, 149, 151, 154
Initial Rate	135
Initial Shared Principal Allocation	102
Insolvency Event	77
Interchange	66
Interest Amount	135, 145, 146, 147, 148, 149, 150, 151, 152, 153, 154
Interest Commencement Date	135
Interest Determination Date	135, 144, 147, 148, 151
Interest Payment Date	135, 143, 145, 146, 148, 149, 151, 152, 153, 154
interest period	13
Interest Period	143, 145, 146, 148, 149, 150, 151, 152, 153, 154, 155
investment company act	12
Investment Grade	185
Investment Proceeds	104, 107
investor beneficiary	1
Investor Certificate	72
Investor Default Amount	94
Investor Indemnity Payment Amount	104
Investor Servicing Fee Amount	104
Investor Servicing Fee	84
Investor Trustee Payment Amount	103
Investor Trustee Payment	100
IRS	15, 174
ISDA Definitions	135
ISIN/CUSIP	189
Issue Date	135
Issuing Entity Bank Accounts	135
Issuing Entity Costs Amount	100
Issuing Entity Costs Ledger	88
Issuing Entity Expenses Ledger	88
Issuing Entity Fault Swap Termination Amount	135
Issuing Entity Profit Amount	100, 135
issuing entity	1
Issuing Entity	i, 131
Jersey	i
LNI Costs Amount	100
LNI	96
Loan Note Issuing Entity Return	100
loan note issuing entity	1
Loan Note Issuing Entity	135
Loan Note Supplement	117
Loan Note	135
loan notes	2
London Stock Exchange	1
Loss Make-Up (charge-off)	104
Loss Make-Up (default)	104
Loss Make-Up	100
Margin	135
Maximum Addition Amount	63
Minimum Aggregate Principal Receivables	80
Minimum Originator Interest	80
MMF	27
Modified Business Day Convention	133
Modified Following Business Day Convention	133
Monthly Distribution Amount	114
Monthly Expenses Loan Amount	100
Monthly Finance Charge Waterfall	94
Monthly Period	92
Monthly Principal Waterfall	103
Moody's	14
Most Senior Class	140
No Adjustment	133
non-US Holder	174
Note Certificate	135, 139
Note Class Ledgers	88
Note Sub-Class Ledgers	88

note trustee	5
Note Trustee	131
Noteholders	131, 132
Notes	131
Notice of Assignment	69
Notices	135
Offer	64
OFT	24
Operating business day	31
optional early redemption	32
optionco	9
Optionco	135
originator beneficiary	1
Originator Beneficiary	135
Originator Certificate	72
Originator Interest	74
Originator Section 75 Liability	170
Originator Servicing Fee	84
Participating Member State	135
Parties in Interest	178
Pay Out Commencement Date	135
Pay Out Event	77, 136
paying agent	172
Paying Agents	131
Payment Business Day	135
Payment Date	135
Permitted Additional Jurisdiction	69
Permitted Investments	76
Person	136
PFIC	176
Plan Asset Regulation	178
Plans	178
Pool Selection Date	63
Portfolio Yield	79
Post Enforcement Call Option Agreement	136
post enforcement call option	14
pounds	38
Preceding Business Day Convention	133
Principal Amount Outstanding	136
Principal Collections	64
Principal Financial Centre	136
Principal Funding Account	88
Principal Funding Investment Proceeds	105
Principal Paying Agent	131
Principal Payment	158
Principal Receivables	64
pro rata share of the Daily Principal Shortfall	93
Proceedings	168
Processed Finance Charge Collections	91
Processed Principal Collections	92
Programme	131
Prospectus Directive	i
Prospectus Supplement/Final Terms	131
QEF	15
Qualified Institution	89
Quarterly Excess Spread Percentage	108
Quotation Date	146, 150
Rapid Amortisation Period	76, 136
Rapid Amortisation Trigger Event	136
Rapid Amortisation Trigger Events	79
Rate of Interest	136, 144, 147
rating agencies	14
Reallocated Class B Principal Collections	101
Reallocated Class C Principal Collections	101
receivables trust	1
Receivables Trustee Consideration Account	88
Receivables Trustee	i
Receivables	1
recognised stock exchange	15
Record Date	160
Recoveries	67
Redemption Period	148, 150, 151, 154, 155
Redemption Rate	148, 150, 151
Redenomination Date	166
Redesignated Account	65
Reference Banks	136
Refunded Utilised Principal Collections	104
Register	139
Registered Notes	138
Registrar	131
Regular Date	137
Regular Interest Payment Dates	136
Regular Period	136
Regulated Amortisation Period	76, 137
Regulated Amortisation Trigger Event	137
Regulated Amortisation Trigger Events	79
regulated market of the London Stock Exchange	1
Regulated Market of the London Stock Exchange	156
Related Beneficiary Debt	73
related debt	2
Related Documents	143
Related Loan Note	137, 199
Relevant Date	137
Relevant Documents	50
Relevant Indebtedness	137
relevant provisions	33
Relevant Screen Page	137
Relevant Screen	166
Required Reserve Amount	106

Required Retained Principal Collections	92
Required Spread Account Amount	107
Reserve Account Funding Date	106
Reserve Account Surplus Amount	104
Reserve Account	88
Restricted Additional Jurisdiction	69
Revolving Period	76, 137
RTDSA Supplement	71, 136
RTDSA	7, 136
Sale Recoveries	67
Scheduled Redemption Date	137
Screen Rate	144, 147, 148, 151
Screen Rates	146, 150
SEC	1
Second Currency	166
Second Person	138
Section 75 Liability	100
Securitised portfolio	23
Security Interest	137
security trust deed	6
security trustee	6
Security	140
Series Expenses Loan Drawing	43
Series Finance Charge Collections Ledger	88
series investor interest	8
Series Investor Interest	74, 137, 200
Series Issuing Entity Distribution Account Bank Agreement	138
Series Issuing Entity Distribution Account	88, 137
Series Loan Note Issuing Entity Distribution Account	88
Series Pay Out Event	77
Series Pay Out Events	78
Series Principal Collections Ledger	88
Series Principal Funding Ledger	88
Series Principal Shortfall	102
Series Reserve Ledger Surplus	105
Series Reserve Ledger	88
Series Servicing Fee Percentage	84
Series Spread Ledger	88
Series Termination Date	108
series trust deed supplement	11
Series	131, 137
Servicer Default	85
Servicer	i
Servicing Fee	84
Shared Monthly Principal Payment	93
Shared Principal Allocation	103
Shared Principal Waterfall	102
Specified Currency	138
Specified Denomination(s)	138
Specified Office	138
Sponsor	i
Spread Account Percentage	108, 200
Spread Account Surplus Amount	104, 107
Spread Account	88
Standard & Poor's	14
sterling	38
Sub-Class	131, 138, 140
Subsidiary	138
substituted Issuing Entity	165
Successor Servicer	85
Surplus Investment Income	104, 105
swap agreement	9
Swap Counterparty Swap Event of Default	138
swap counterparty	9
TARGET Settlement Day	138
TARGET System	138
teaser rates	26
Transfer Agent	131
Treaty	138
Trust Account	88
Trust Deed Supplement	123, 131
Trust Deed	131
Trust Pay Out Events	77
Trustee Collection Account	88
Trustee Investment Account	88
Trustee Payment Amount	82
U.S.	i
UK	i
UKLA	1, 160
Undivided Finance Charge Collections Ledger	88
Undivided Principal Collections Ledger	88
United Kingdom	i
United States	i
US dollars	38
US Holder	174
US Paying Agent	131
US$	38
US	i
UTCCRs	24
Utilised Required Retained Principal Collections	101
We	i
we	i
Whirl	57
Zero Balance Account	65

ISSUING ENTITY

Turquoise Card Backed Securities plc.
c/o Wilmington Trust SP Services (London) Limited,
Tower 42 (Level 11),
International Financial Center
25 Old Broad Street,
London EC2N 1HQ

LOAN NOTE ISSUING ENTITY	SPONSOR AND SERVICER	RECEIVABLES TRUSTEE
Turquoise Funding 1 Limited 26 New Street, St. Helier, Jersey JE2 3RA Channel Islands	HSBC Bank plc 8 Canada Square, London E14 5HQ United Kingdom	Turquoise Receivables Trustee Limited 26 New Street, St. Helier, Jersey JE2 3RA Channel Islands

NOTE TRUSTEE AND SECURITY TRUSTEE	UK REGISTRAR AND PRINCIPAL PAYING AGENT
Law Debenture Trust Company of New York 767 Third Avenue – 31st floor, New York, New York, 10017, United States	HSBC Bank plc 8 Canada Square, London E14 5HQ

US REGISTRAR, DTC CUSTODIAN AND US PAYING AGENT

HSBC Bank USA, National Association
10 East 40th Street
New York
NY 10016
United States

LEGAL ADVISERS

To the Arranger and Dealers, Security Trustee
and Note Trustee as to English law
Allen & Overy LLP
One New Change
London EC4M 9QQ

To the Arranger and Dealers
as to US law
Allen & Overy LLP
One New Change
London EC4M 9QQ

To the Issuing Entity and Sponsor as to English law	To the Issuing Entity and Sponsor as to US law	To the Loan Note Issuing Entity and Receivables Trustee as to Jersey law
Clifford Chance LLP 10 Upper Bank Street London E14 5JJ	Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 United States	Bedell Cristin 26 New Street St Helier Jersey JE2 3RA Channel Islands

Capital Printing Systems (UK) Limited 30811

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

Following are the estimated expenses (expressed in US dollars based on an exchange rate of US$1.00=(pound) [     ]*), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered under this registration statement:

Securities and Exchange Commission registration fee		$107
Printing and engraving expenses	$	[ ]	*
Legal fees and expenses	$	[ ]	*
Accounting fees and expenses	$	[ ]	*
Trustee's fees and expenses	$	[ ]	*
Rating agency fees	$	[ ]	*
Miscellaneous	$	[ ]	*
Total	$	[ ]	*

* To be provided by amendment.

Item 15.     Indemnification of Directors and Officers

Turquoise Card Backed Securities plc (the ‘‘Issuing Entity’’)

Subject to the provisions of the Companies Act 1985, the laws which govern the organization of the issuing entity provide for every director or other officer or auditor of the issuing entity to be indemnified out of the assets of the issuing entity liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the issuing entity.

Turquoise Funding 1 Limited (the ‘‘Loan Note Issuing Entity’’)

The Loan Note Issuing Entity's Articles of Association provide that insofar as the Companies (Jersey) Law 1991 allows, every present or former officer of the Loan Note Issuing Entity shall be indemnified out of the assets of Loan Note Issuing Entity against any loss or liability incurred by him by reason of being or having been such an officer. Article 77 of the Companies (Jersey) Law 1991 permits Jersey companies to indemnify each director and officer for, inter alia, (a) any liabilities incurred in defending any proceedings (whether civil or criminal) (i) in which judgment is given in his favour or he is acquitted, (ii) which are discontinued except in circumstances where the proceedings are discontinued for some benefit conferred by him (or on his behalf) or for some detriment suffered by him, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the director or officer was substantially successful on the merits in his resistance to the proceedings, and (b) any liability incurred otherwise than to the company if he acted in good faith with a view to the best interests of the company.

Directors and Officers' indemnity agreements

The directors of the Loan Note Issuing Entity who are directors of Bedell Trust Company Limited (‘‘BTC’’) have the benefit of an indemnity by way of a letter from HSBC. Under the indemnity HSBC has agreed to indemnify each director and all officers, employees, servants or duly appointed agents of BTC against any and all actions, proceedings, accounts, claims, demands, liabilities or losses, including all any costs and expenses incurred in connection with them, which may be brought, made or threatened by any person against any of them directly or indirectly in connection with the approval and/or signing of this S-3 registration statement, to the extent that the actions, proceedings, accounts, claims, demands, liabilities or losses relate to information contained in this S-3 registration statement.

Turquoise Receivables Trustee Limited (the ‘‘Receivables Trustee’’)

The Receivables Trustee's Articles of Association provide that insofar as the Companies (Jersey) Law 1991 allows, every present or former officer of the Receivables Trustee shall be indemnified out of the assets of the Receivables Trustee against any loss or liability incurred by him by reason of being or having been such an officer. Article 77 of the Companies (Jersey) Law 1991 permits Jersey companies to indemnify each director and officer for, inter alia, (a) any liabilities incurred in defending any proceedings (whether civil or criminal) (i) in which judgment is given in his favour or he is acquitted, (ii) which are discontinued except in circumstances where the proceedings are discontinued for some benefit conferred by him (or on his behalf) or for some detriment suffered by him, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the director or officer was substantially successful on the merits in his resistance to the proceedings, and (b) any liability incurred otherwise than to the company if he acted in good faith with a view to the best interests of the company.

Directors and Officers' indemnity agreements

The directors of the Receivables Trustee who are directors of BTC have the benefit of an indemnity by way of a letter from HSBC. Under the indemnity HSBC has agreed to indemnify each director and all officers, employees, servants or duly appointed agents of BTC against any and all actions, proceedings, accounts, claims, demands, liabilities or losses, including all any costs and expenses incurred in connection with them, which may be brought, made or threatened by any person against any of them directly or indirectly in connection with the approval and/or signing of this S-3 registration statement, to the extent that the actions, proceedings, accounts, claims, demands, liabilities or losses relate to information contained in this S-3 registration statement.

Item 16.     Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.     Undertakings

Each of the undersigned registrants hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to rule 424(b) that is part of the registration statement.

(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser;

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 ({section}230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	(1)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(f)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)	That, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5(a)(i) of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on August 22, 2006.

Turquoise Card Backed Securities plc (as issuer of the notes and co-registrant) By: /s/ Mark Filer Mark Filer Director

Each of the persons whose signature appears below hereby constitutes Mark Filer, Ruth Samson, Wilmington Trust SP Services (London) Limited and Donald Puglisi, and each of them singly, her or his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of him, in the capacities indicated below, to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
By: /s/ Mark Filer	Director	August 22, 2006
Name: Mark Filer
By: /s/ Ruth Samson	Director	August 22, 2006
Name: Ruth Samson
By: /s/ Sunil Mason	Director	August 22, 2006
Name: Wilmington Trust SP Services (London) Limited
By: /s/ Donald Puglisi	Authorized Representative in the	August 22, 2006
Name: Donald Puglisi	United States

Additional Signature Pages Follow

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5(a)(i) of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Helier, Jersey on August 22, 2006.

Turquoise Funding 1 Limited (as Depositor and Loan Note Issuing Entity of the notes and co-registrant) By: /s/ Shane Hollywood Shane Hollywood Director

Each of the persons whose signature appears below hereby constitutes Shane Hollywood, Richard Gerwat and Donald Puglisi, and each of them singly, her or his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of him, in the capacities indicated below, to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
By: /s/ Shane Hollywood	Director	August 22, 2006
Name: Shane Hollywood
By: /s/ Richard Gerwat	Director	August 22, 2006
Name: Richard Gerwat
By: /s/ Donald Puglisi	Authorized Representative in the United States	August 22, 2006
Name: Donald Puglisi

Additional Signature Pages Follow

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5(a)(i) of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Helier, Jersey, on August 22, 2006.

Turquoise Receivables Trustee Limited (as Receivables Trustee and co-registrant) By: /s/ Shane Hollywood Shane Hollywood Director

Each of the persons whose signature appears below hereby constitutes Shane Hollywood, Richard Gerwat and Donald Puglisi, and each of them singly, her or his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of him, in the capacities indicated below, to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
By: /s/ Shane Hollywood	Director	August 22, 2006
Name: Shane Hollywood
By: /s/ Richard Gerwat	Director	August 22, 2006
Name: Richard Gerwat
By: /s/ Donald Puglisi	Authorized Representative in the United States	August 22, 2006
Name: Donald Puglisi

EXHIBIT INDEX

1.1	Form of Dealer Agreement.*

3.1	Memorandum and Articles of Association of Turquoise Card Backed Securities plc.

3.2	Certificate of Incorporation of Turquoise Card Backed Securities plc.

3.4	Memorandum and Articles of Association of Turquoise Funding 1 Limited.

3.5	Certificate of Incorporation of Turquoise Funding 1 Limited.

3.6	Consent to Issue Shares of Turquoise Funding 1 Limited, Granted by the Jersey Financial Commission Pursuant to the Control of Borrowing (Jersey) Order, 1958, as amended.

3.7	Memorandum and Articles of Association of Turquoise Receivables Trustee Limited.

3.8	Certificate of Incorporation of Turquoise Receivables Trustee Limited.

3.9	Consent to Issue Shares of Turquoise Receivables Trustee Limited, Granted by the Jersey Financial Commission Pursuant to the Control of Borrowing (Jersey) Order, 1958, as amended.

4.1	Security Trust Deed.

4.2	Note Trust Deed.

4.3	Agency Agreement.

4.4	Issuer Master Framework Agreement.

4.5	Form of Global Note (included as Schedule 2 to the Note Trust Deed filed as Exhibit 4.2 to this registration Statement).

4.6	Form of Series Loan Note.*

4.7	Beneficiaries Deed.

4.8	Receivables Trust Deed and Servicing Agreement.

5.1	Opinion of Clifford Chance Limited Liability Partnership with respect to legality.*

8.1	Form of opinion of Clifford Chance US LLP with respect to US tax matters.*

8.2	Form of opinion of Clifford Chance Limited Liability Partnership with respect to UK tax matters.*

8.3	Opinion of Bedell with respect to Jersey tax matters.*

10.1	Receivables Securitisation Deed.

10.2	Expenses Loan Agreement.

10.3	Master Framework Agreement.*

10.4	Trust Section 75 Indemnity Agreement.

10.5	Form of Currency Swap Agreement.*

10.6	Issuer Distribution Account Bank Agreement.*

10.7	Jersey Bank Account Operating Agreement.*

23.1	Consent of Clifford Chance Limited Liability Partnership (included in Exhibits 5.1 and 8.2).*

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1).*

23.3	Consent of Bedell (included in Exhibit 8.3).*

24.1	Powers of Attorney (included on the signature pages to this registration statement).

25.1	Statement of Eligibility of Note Trustee (form T-1).

25.2	Statement of Eligibility of Security Trustee (form T-1).

*To be filed by amendment